Exhibit 10.1

Private & Confidential

Expro Holdings UK 3 Limited

Second Floor Davidson House, Forbury Square, Reading, Berkshire, RG1 3EU

Registered number: 06492082

To:      DNB Bank ASA, London Branch (the “Agent”) as facility agent under the Facility Agreement and DNB Bank ASA, London Branch (the “Security Agent”) as security trustee and security agent for the Secured Parties

From: Expro Holdings UK 3 Limited as Obligors’ Agent and each Obligor party to this letter

Dated:          8 May 2026

Amendment Letter

1.

We refer to the revolving and bridge facility agreement originally dated 23 July 2025 between, among others, Expro Group Holdings N.V., Expro Holdings UK 3 Limited (the “Obligors’ Agent”) and DNB Bank ASA, London Branch as Agent as amended and/or restated from time to time (the “Facility Agreement”). Unless otherwise defined in this letter or unless the context otherwise requires, terms defined in the Facility Agreement have the same meanings when used in this letter.

2.	We intend to:

(a)	cancel and terminate the Bridge Facility in full; and

(b)

make the amendments to the Facility Agreement as set out in Schedule 2 (Amended Facility Agreement), including without limitation to increase the Facility A Commitments of DNB (UK) Limited and The Royal Bank of Scotland plc (the “Increasing Lenders”), together the “Amendments”. The Facility Agreement as amended by the Amendments is the “Amended Facility Agreement”.

3.	We request consent of the Lenders to implement the Amendments.

4.	The Amendments require the consent of the Majority Lenders (including, for the avoidance of doubt, the Increasing Lenders).

5.

The date on which the Agent has (a) received all documents and other evidence listed in Schedule 1 (Conditions Precedent) to this letter and, where applicable, in the same form as previously delivered in connection with the Facilities Agreement (to the extent possible under the relevant jurisdiction) or otherwise in form and substance satisfactory to the Agent acting on the instructions of the Majority Lenders (acting reasonably) and (b) counter-signed this letter is the “Effective Date” provided that unless the Agent and Obligors’ Agent otherwise agree, the Effective Date may not occur after 31 May 2026.

6.

Pursuant to clause 12.3 (Voluntary Cancellation) of the Facility Agreement, the Obligor’s Agent hereby gives notice of cancellation in full of the Bridge Facility on the Effective Date (the “Cancellation”). The Agent hereby waives the requirement of clause 12.3 (Voluntary Cancellation) of the Facility Agreement for the Obligors' Agent to provide not less than three Business Days' notice or three RFR Banking Days' notice, as applicable, for any cancellation and accepts the Cancellation.

7.	On the Effective Date (and in the following order):

(a)	the Cancellation shall take effect;

(b)	the Amendments shall take effect; and

(c)	each Increasing Lender's Facility A Commitments shall be as set out in Part 2 of Schedule 1 (The Parties) to the Amended Facility Agreement.

8.	With effect from (and including) the Effective Date:

(a)

the Facility Agreement will be amended in the form of the Amended Facility Agreement so that the rights and obligations of the parties to this letter relating to their performance under the Facility Agreement from (and including) the Effective Date shall be governed by, and construed in accordance with, the terms of the Amended Facility Agreement;

(b)	the parties to this letter shall have the rights and take on the obligations ascribed to them under the Amended Facility Agreement; and

(c)

any reference in the Finance Documents to the Facility Agreement or to any provision of the Facility Agreement will be construed as a reference to the Facility Agreement, or that provision, as amended by this letter.

9.

Unless the Agent and Obligors’ Agent otherwise agree, if the Effective Date has not occurred on (or before) 31 May 2026, the Amendments and Cancellation shall lapse and have no effect. The Agent will notify the Obligors' Agent and the Lenders promptly when the Effective Date occurs.

10.

Except as varied by the terms of this letter, the Facility Agreement and the other Finance Documents will remain in full force and effect. Each party to this letter reconfirms all of its obligations under the Facility Agreement (as amended by this letter) and under the other Finance Documents.

11.

Upon its entry into this letter and from (and including) the Effective Date, the Obligors' Agent (on behalf of itself and each Obligor in its capacity as Obligors' Agent) and each Obligor, reaffirm that its rights and obligations under the Finance Documents, including, without limitation, the guarantee and indemnity contained in clause 24 (Guarantee and indemnity) of the Facility Agreement:

(a)

continue in full force and effect and extend to the obligations of the Obligors under the Amended Facility Agreement and the other Finance Documents (as amended or restated from time to time including as varied, amended, supplemented or extended by this letter, notwithstanding any term or provision of this letter); and

(b)	shall not be released, reduced or impaired by:

(i)	the execution, delivery and performance of this letter or any other document or agreement entered into pursuant to or contemplated by this letter; or

(ii)	any other Obligor not being bound by this letter for any reason.

12.

Upon its entry into this letter and from (and including) the Effective Date, the Obligors' Agent (on behalf of itself and each Obligor in its capacity as Obligors' Agent) and each Obligor confirm and agree that the liabilities and obligations arising under the Amended Facility Agreement form part of (but do not limit) the obligations which are secured by the Transaction Security created by it.

13.

The Obligors’ Agent makes to each Finance Party each of the Repeating Representations, in each case, on the date of this letter and on the Effective Date, by reference to the facts and circumstances then existing and on the basis that references in the Repeating Representations to the Finance Documents include this letter.

14.

Each Obligor, on the date of its entry into this letter and on the Effective Date, makes to each Finance Party each of the Repeating Representations, in each case, in relation to it by reference to the facts and circumstances then existing and on the basis that references in the Repeating Representations to the Finance Documents include this letter.

15.

The Obligors' Agent shall, within 30 days of demand, reimburse or pay each of the Agent and the Security Agent for the amount of all reasonable fees, costs and expenses (including VAT) incurred by legal counsel to the Agent, Security Agent and the Lenders in responding to, evaluating, negotiating or complying with this letter and the Amendments and all documents and evidence in Schedule 1 to this letter, in each case to the extent agreed by the Obligors’ Agent prior to the incurrence of any material amount of such fees, costs and expenses.

16.	Miscellaneous

(a)	This letter is a Finance Document.

(b)

This letter and the consent hereunder will bind any other person to whom any Lender assigns or transfers any of its Commitments and/or Utilisations under the Facility Agreement (and shall remain valid and binding on the assignee or transferee and any future holder of Commitments and/or Loans).

(c)

The principles of construction set out at clause 1.2 (Construction) of the Facility Agreement shall have effect as though they were set out in full in this letter but so that each reference in that clause to “this Agreement” shall be read as a reference to this letter.

(d)

If, at any time, any provision of this letter is or becomes invalid, illegal or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

(e)	The Obligors' Agent is entering into this letter for and on behalf of itself and each other Obligor under the Facility Agreement.

(f)

The Agent is entering into this letter in its capacity as agent on behalf of the Finance Parties under the Facility Agreement. The Security Agent is entering into this letter in its capacity as security agent and trustee on behalf of the Secured Parties.

(g)

The provisions of clauses 38 (Notices) and 42 (Amendments and Waivers) of the Facility Agreement shall apply to this letter as if set out in full in this letter and as if references in those clauses to “this Agreement” or “the Finance Documents” are references to this letter.

(h)	This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

(i)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this letter (including a dispute relating to the existence, validity or termination of this letter or any non contractual obligation arising out of or in connection with this letter) (a “Dispute”). The parties to this letter agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and accordingly no party to this letter will argue to the contrary.

(j)	This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Please confirm agreement to the provisions hereof by signing and returning this letter to us.

Yours faithfully,

Schedule 1

Conditions Precedent

1.	A certificate in the agreed form from each Obligor incorporated, formed or established in England or Scotland signed by a director:

(a)	attaching a certified copy of the constitutional documents of that Obligor, or confirming that there has been no amendment to its constitutional documents since last delivered to the Agent;

(b)	attaching a copy of the resolution of the board of its directors approving the terms of and the transactions contemplated by this letter and resolving that it execute, deliver and perform this letter;

(c)	authorising a specified person or persons to execute this letter and any documents to be signed or delivered under it;

(d)	attaching a specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above who executes this letter and related documents;

(e)	attaching a copy of a resolution signed by all the holders of the issued shares in that Obligor approving the terms of, and the transactions contemplated by, this letter and any related documents;

(f)

confirming that borrowing, guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on that Obligor to be exceeded; and

(g)

confirming that each copy document relating to it specified in this Schedule 1 (Conditions Precedent) is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this letter.

2.	This letter duly executed by each Obligor.

3.	An additional commitments fee letter in the agreed form duly executed by the Obligors’ Agent and the Increasing Lenders.

4.	A customary legal opinion of Ashurst LLP as to matters of English law.

Schedule 2

Amended Facility Agreement

[see separate document]

~~CONFORMED COPY~~

Dated 23 July 2025

as amended pursuant to an amendment letter dated 8 May 2026

Revolving ~~and Bridge~~ Facility Agreement

between

Expro Group Holdings N.V.

as Parent

DNB (UK) Limited, HSBC UK Bank plc, The Royal Bank of Scotland plc, Wells Fargo Bank, National Association, Citibank, N.A. London Branch

as Arrangers

DNB Bank ASA, London Branch

as Agent and as Security Agent

Table of Contents

Page
1	Definitions and Interpretation	4
2	The Facilities	~~54~~53
3	Purpose	~~58~~57
4	Conditions of Utilisation	~~58~~57
5	Utilisation – Loans	~~61~~60
6	Utilisation – Letters of Credit	~~64~~62
7	Letters of Credit	~~69~~67
8	Ancillary Facilities	~~75~~73
9	Optional Currencies	~~79~~77
10	Establishment of Incremental Facilities	~~80~~78
11	Repayment	~~84~~83
12	Illegality, Voluntary Prepayment and Cancellation	~~85~~84
13	Mandatory Prepayment and Cancellation	~~87~~86
14	Restrictions	~~90~~88
15	Interest	~~94~~93
16	Interest Periods	~~96~~95
17	Changes to the Calculation of Interest	~~97~~96
18	Fees	~~99~~98
19	Tax Gross Up and Indemnities	~~102~~100
20	Increased Costs	~~114~~112
21	Other Indemnities	~~116~~114
22	Mitigation by the Lenders	~~117~~115
23	Costs and Expenses	~~117~~115
24	Guarantee and Indemnity	~~119~~118
25	Representations	124
26	Information Undertakings	132
27	Financial Covenants	136
28	General Undertakings	141
29	Events of Default	148
30	Changes to the Lenders	~~155~~156
31	Prohibition on Debt Purchase Transactions by the Group	~~161~~162
32	Changes to the Obligors	~~162~~163
33	Role of the Agent, the Transaction Arranger, the Issuing Bank and Others	~~166~~168
34	Conduct of Business by the Finance Parties	~~175~~177
35	Sharing Among the Finance Parties	~~175~~177
36	Payment Mechanics	~~177~~179

(i)

37	Set‑Off	~~181~~183
38	Notices	~~181~~183
39	Calculations and Certificates	~~183~~185
40	Partial Invalidity	~~184~~186
41	Remedies and Waivers	~~184~~186
42	Amendments and Waivers	~~184~~186
43	Confidential Information	~~193~~195
44	Confidentiality of Funding Rates and Reference Bank Quotations	~~197~~199
45	Entire Agreement	~~198~~200
46	Counterparts	~~198~~200
47	Governing Law	~~199~~201
48	Enforcement	~~199~~201
49	Bail-In	~~199~~201
50	WAIVER OF JURY TRIAL	~~201~~203
51	Usury Savings Clause	~~201~~203
52	QFC	~~202~~204
Schedule 1	The Parties	~~203~~205
Part 1	The Original Obligors	~~203~~205
Part 2	The Original Lenders	~~205~~207
Schedule 2	Conditions Precedent	~~207~~209
Part 1	Conditions Precedent to First Utilisation	~~207~~209
Part 2	Conditions Precedent Required to be Delivered by an Additional Obligor	~~211~~213
Schedule 3	Requests and Notices	~~213~~215
Part 1	Utilisation Request Loans	~~213~~215
Part 2	Utilisation Request Letters of Credit	~~214~~216
~~Part 3~~	~~Selection Notice~~	~~215~~
Schedule 4	Form of Transfer Certificate	~~216~~217
Schedule 5	Form of Assignment Agreement	~~220~~221
Schedule 6	Form of Accession Deed	~~224~~225
Schedule 7	Form of Resignation Letter	~~230~~231
Schedule 8	Form of Compliance Certificate	~~231~~232
Schedule 9	Timetables	~~233~~234
Part 1	Loans	~~233~~234
Part 2	Letters of Credit	~~235~~236
Schedule 10	Form of Letter of Credit	~~236~~237
Schedule 11	Agreed Security Principles	~~239~~240
Schedule 12	Form of Increase Confirmation	~~246~~247
Schedule 13	Form of Incremental Facility Notice	~~250~~251
Schedule 14	Form of Incremental Facility Lender Certificate	~~255~~256
Schedule 15	Form of Substitute Affiliate Lender Designation Notice	~~257~~258

(ii)

Schedule 16	Reference Rate Terms	~~259~~260
Part 1	Dollars	~~259~~260
Part 2	Sterling	~~262~~263
Schedule 17	Daily Non‑Cumulative Compounded RFR Rate	~~265~~266
Schedule 18	Cumulative Compounded RFR Rate	~~267~~268

(iii)

This Agreement is dated 23 July 2025 as amended pursuant to the 2026 Amendment Letter and made between:

(1)	Expro Group Holdings N.V., a company incorporated and existing under the laws of the Netherlands with registered number 34241787 (the “Parent”);

(2)	The Subsidiaries of the Parent listed in Part 1 of Schedule 1 (The Parties) as borrowers (the “Original Borrowers”);

(3)	The Subsidiaries of the Parent listed in Part 1 of Schedule 1 (The Parties) as guarantors (the “Original Guarantors”);

(4)	The Financial Institutions listed in Part 2 of Schedule 1 (The Parties) as lenders (the “Original Lenders”);

(5)	DNB Bank ASA, London Branch as Issuing Bank (the “Original Issuing Bank”);

(6)	DNB (UK) Limited and HSBC UK Bank plc as joint coordinators (the “Coordinators”);

(7)	DNB (UK) Limited, HSBC UK Bank plc, The Royal Bank of Scotland plc, Wells Fargo Bank, National Association and Citibank, N.A. London Branch as arrangers (the “Arrangers”);

(8)	DNB Bank ASA, London Branch as agent of the other Finance Parties (the “Agent”);

(9)	DNB Bank ASA, London Branch as security trustee and security agent for the Secured Parties (the “Security Agent”).

It is agreed as follows:

Section 1
Interpretation

1.	Definitions and Interpretation

1.1	Definitions

In this Agreement:

“2026 Amendment Letter” means the amendment letter dated 8 May 2026 between, among others, the Obligors’ Agent and the Agent.

“2026 Effective Date” has the meaning given to the term “Effective Date” in the 2026 Amendment Letter.

“Acceleration Event” means following the occurrence of an Event of Default which is continuing:

(a)	the Agent giving notice of acceleration under paragraph (a)(ii), (a)(iv) and (a)(vi) of Clause 29.18 (Acceleration);

(b)	having placed the Facilities on demand pursuant to paragraph (a)(iii), (a)(v) and (a)(vii) of Clause 29.18 (Acceleration), the Agent makes a demand for the payment as referred to in that paragraph; or

(c)	the occurrence of any automatic acceleration pursuant to paragraph (b) of Clause 29.18 (Acceleration).

“Acceptable Bank” means:

(a)

a bank or financial institution which has a rating for its long‑term unsecured and non credit‑enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa2 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency;

(b)	any Lender or any of their Affiliates;

(c)

any bank or financial institution providing banking services to a business or entity acquired by a member of the Group, provided that such services are terminated and moved to a bank or financial institution falling under another limb of this definition within six months of completion of the relevant acquisition; or

(d)	any other bank or financial institution approved by the Agent (acting reasonably).

“Accession Deed” means a document substantially in the form set out in Schedule 6 (Form of Accession Deed).

“Accounting Principles” means generally accepted accounting principles in the United States of America.

“Accounting Reference Date” means 31 December.

“Additional Borrower” means a company which becomes an Additional Borrower in accordance with Clause 32 (Changes to the Obligors).

“Additional Business Day” means any day specified as such in the applicable Reference Rate Terms.

“Additional Guarantor” means a company which becomes an Additional Guarantor in accordance with Clause 32 (Changes to the Obligors).

“Additional Obligor” means an Additional Borrower or an Additional Guarantor.

“Affiliate” means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

“Agent’s Spot Rate of Exchange” means:

(a)	the Agent's spot rate of exchange for the purchase of the relevant currency with the Base Currency in the London foreign exchange market at or about 11:00 a.m. on a particular day; or

(b)	such other rate as the Agent and the Parent may agree.

“Aggregate Total Incremental Facility Commitments” means, at any time, the aggregate of the Total Incremental Facility Commitments relating to each Incremental Facility.

“Agreed Security Principles” means the principles set out in Schedule 11 (Agreed Security Principles).

“Ancillary Commencement Date” means, in relation to an Ancillary Facility, the date on which that Ancillary Facility is first made available, which date shall be a Business Day within the Availability Period.

“Ancillary Commitment” means, in relation to an Ancillary Lender and an Ancillary Facility, the maximum Base Currency Amount which that Ancillary Lender has agreed (whether or not subject to satisfaction of conditions precedent) to make available from time to time under an Ancillary Facility and which has been authorised as such under Clause 8 (Ancillary Facilities), to the extent that amount is not cancelled or reduced under this Agreement or the Ancillary Documents relating to that Ancillary Facility.

“Ancillary Document” means each document relating to or evidencing the terms of an Ancillary Facility.

“Ancillary Facility” means any ancillary facility made available by an Ancillary Lender in accordance with Clause 8 (Ancillary Facilities).

“Ancillary Lender” means each Lender (or an Affiliate of a Lender) which makes available an Ancillary Facility in accordance with Clause 8 (Ancillary Facilities).

“Ancillary Outstandings” means, at any time, in relation to an Ancillary Lender and an Ancillary Facility then in force the aggregate of the equivalents (as calculated by that Ancillary Lender) in the Base Currency of the following amounts outstanding under that Ancillary Facility:

(a)	the principal amount under each overdraft facility and on-demand short term loan facility (net of any Available Credit Balance);

(b)	the face amount of each guarantee, bond and letter of credit under that Ancillary Facility; and

(c)	the amount fairly representing the aggregate exposure (excluding interest and similar charges) of that Ancillary Lender under each other type of accommodation provided under that Ancillary Facility, in each case as determined by such Ancillary Lender, acting reasonably in accordance with its normal banking practice and in accordance with the relevant Ancillary Document.

“Annual Financial Statements” has the meaning given to that term in Clause 26 (Information Undertakings).

“Anti‑Corruption Laws” has the meaning given to such term in Clause 25.17 (Anti‑Corruption Laws).

“Assignment Agreement” means an agreement substantially in the form set out in Schedule 5 (Form of Assignment Agreement) or any other form agreed between the relevant assignor, assignee, the Agent and the Obligors’ Agent provided that if that other form does not contain the undertaking set out in the form set out in Schedule 5 (Form of Assignment Agreement) it shall not be a Creditor Accession Undertaking as defined in, and for the purposes of, the Intercreditor Agreement.

“Authorisation” means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration.

“Authorised Officer” means any individual who is authorised to act on behalf of the relevant company by its constitutional documents and/or resolution of the board of directors or any other authorised body, and/or a power of attorney where applicable.

“Availability Period” means:

(a)	in relation to Facility A, the period from and including the date of this Agreement to and including the date falling one Month prior to the Maturity Date applicable to Facility A; and

~~(b)~~

~~in relation to the Bridge Facility, the period from and including the date of this Agreement to and including the date falling two weeks prior to the Maturity Date applicable to the Bridge Facility; and~~

(~~c~~b)	in relation to any Incremental Facility, the period specified as such in the Incremental Facility Notice relating to that Incremental Facility.

“Available Commitment” means, in relation to a Facility, a Lender’s Commitment under that Facility minus (subject as set out below):

(a)

the Base Currency Amount of its participation in any outstanding Utilisations under that Facility and, in relation to the Revolving Facility, the Base Currency Amount of the aggregate of its (and its Affiliate’s) Ancillary Commitments; and

(b)

in relation to any proposed Utilisation, the Base Currency Amount of its participation in any other Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date and, in relation to the Revolving Facility, the Base Currency Amount of its (and its Affiliate’s) Ancillary Commitment in relation to any new Ancillary Facility that is due to be made available on or before the proposed Utilisation Date.

For the purposes of calculating a Lender’s Available Commitment in relation to any proposed Utilisation under the Revolving Facility, the following amounts shall not be deducted from that Lender’s Commitment:

(i)	that Lender’s participation in any Revolving Facility Utilisations that are due to be repaid or prepaid on or before the proposed Utilisation Date; and

(ii)	that Lender’s (and its Affiliate’s) Ancillary Commitments to the extent that they are due to be reduced or cancelled on or before the proposed Utilisation Date.

“Available Credit Balance” means, in relation to an Ancillary Facility, credit balances on any account of any Borrower of that Ancillary Facility with the Ancillary Lender making available that Ancillary Facility to the extent that those credit balances are freely available to be set off by that Ancillary Lender against liabilities owed to it by that Borrower under that Ancillary Facility.

“Available Facility” means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

“Bank Levy” means any amount payable by any Finance Party or any of its Affiliates on the basis of, or in relation to, its income, balance sheet or capital base or any part of that person or its liabilities or minimum regulatory capital or any combination thereof including, without limitation, the UK bank levy as set out in the Finance Act 2011 (as amended), the French taxe bancaire de risque systémique as set out in Article 235 ter ZE of the French Tax Code and the French taxe pour le financement du fonds de soutien aux collectivités territoriales as set out in Article 235 ter ZE bis of the French Tax Code, the German bank levy as set out in the German Restructuring Fund Act 2010 (Restrukturierungsfondsgesetz) (as amended), or any levy, charge or tax in any jurisdiction levied on a similar basis or for a similar purpose or any financial transactions taxes (or other taxes) of a kind contemplated in the European Commission consultation paper on financial sector taxation dated 22 February 2011 or the Single Resolution Mechanism established by EU Regulation n°806/2014 of July 15, 2014 and any bank surcharge or banking corporation tax surcharge as set out in Chapter 4 of Part 7A of the United Kingdom Corporation Tax Act 2010 and any other surcharge or tax of a similar nature in any jurisdiction levied on a similar basis.

“Base Currency” means US Dollars.

“Base Currency Amount” means:

(a)

in relation to a Utilisation, the amount specified in the Utilisation Request delivered by a Borrower for that Utilisation (or, if the amount requested is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Utilisation Date or, if later, on the date the Agent receives the Utilisation Request in accordance with the terms of this Agreement) and, in the case of a Letter of Credit, as adjusted under Clause 6.9 (Revaluation of Letters of Credit), as adjusted to reflect any repayment or prepayment of a Utilisation;

(b)

in relation to an Ancillary Commitment, the amount specified as such in the notice delivered to the Agent by the Obligors’ Agent pursuant to Clause 8.2 (Availability) (or, if the amount specified is not denominated in the Base Currency, that amount converted into the Base Currency at the Agent’s Spot Rate of Exchange on the date which is three Business Days before the Ancillary Commencement Date for that Ancillary Facility or, if later, the date the Agent receives the notice of the Ancillary Commitment in accordance with the terms of this Agreement), as adjusted to reflect any repayment, prepayment, consolidation or division of a Utilisation, or (as the case may be) cancellation or reduction of an Ancillary Facility.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means an Original Borrower or an Additional Borrower unless it has ceased to be a Borrower in accordance with Clause 32 (Changes to the Obligors).

“Borrowings” has the meaning given to that term in Clause 27.1 (Financial Definitions).

“Break Costs” means

(a)	in respect of any Term Rate Loan, the amount (if any) by which:

(i)

the interest (excluding the Margin) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum in that currency to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(ii)

the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period, or

(b)	in respect of any Compounded Rate Loan, any amount specified as such in the applicable Reference Rate Terms.

~~“Bridge Facility” means the bridge facility commitments made available under this Agreement as described in paragraph 2.1(a)(ii) of Clause 2.1 (The Facilities).~~

~~“Bridge Facility Commitment” means, in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading~~ “~~Bridge Facility Commitment~~” ~~in Part 2 of Schedule 1 (The Parties) and, in relation to any Lender, the amount of any Bridge Facility Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase), to the extent not cancelled, reduced or transferred by it under this Agreement.~~

~~“Bridge Facility Lender” means any Lender who makes available a Bridge Facility Commitment or a Bridge Facility Loan.~~

~~“Bridge Facility Loan” means a loan made or to be made under the Bridge Facility or the principal amount outstanding for the time being of that loan.~~

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York:

(a)	(in relation to any date for payment or purchase of a currency other than euro) the principal financial centre of the country of that currency;

(b)	(in relation to any date for payment or purchase of euro) any TARGET Day; and

(c)	(in relation to:

(i)	any date for payment or purchase of an amount relating to a Compounded Rate Loan; or

(ii)	the determination of the first day or the last day of an Interest Period for a Compounded Rate Loan, or otherwise in relation to the determination of the length of such an Interest Period),

which is an Additional Business Day relating to that Loan or Unpaid Sum.

“Cash” means, at any time, cash denominated in any official currency of the jurisdiction of incorporation of a member of the Group in hand or at bank and (in the latter case) credited to an account in the name of a member of the Group and to which a member of the Group is alone (or together with other members of the Group) beneficially entitled and for so long as:

(a)	that cash is repayable on demand (or on the giving of not more than 30 days’ notice);

(b)

repayment of that cash is not contingent on the prior discharge of any other indebtedness of any member of the Group or of any other person whatsoever or on the satisfaction of any other condition (other than the giving of notice);

(c)

there is no Security over that cash except for Transaction Security or any Permitted Security provided cash may be moved from such Permitted Security on demand (or on the giving of not more than 30 days’ notice); and

(d)	the cash is freely available to be used for cross-border payments on demand (or on the giving of not more than 30 days’ notice).

“Cash Equivalent Investments” means at any time:

(a)

certificates of deposit, time deposits, eurodollar time deposits, overnight bank deposits or bankers’ acceptances (in each case, including any such deposits made pursuant to any sinking fund) maturing within one year after the relevant date of calculation and issued by an Acceptable Bank;

(b)

any investment in marketable debt obligations issued or guaranteed by the government of the United States of America, the United Kingdom, Switzerland, Canada, Japan, Australia, any member state of the European Economic Area or any Participating Member State or any member state of the OECD or by an instrumentality or agency of any of them having an equivalent credit rating, maturing within one year after the relevant date of calculation and not convertible or exchangeable to any other security;

(c)	commercial paper not convertible or exchangeable to any other security:

(i)	for which a recognised trading market exists;

(ii)

issued by an issuer incorporated in the United States of America, the United Kingdom, Switzerland, Canada, Japan, Australia, any member state of the European Economic Area or any Participating Member State or any member state of the OECD;

(iii)	which matures within one year after the relevant date of calculation; and

(iv)

which has a credit rating of either A‑1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P‑1 or higher by Moody’s Investors Service Limited, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long‑term unsecured and non‑credit enhanced debt obligations, an equivalent rating;

(d)	bills of exchange eligible for rediscount at the relevant central bank and accepted by an Acceptable Bank (or their dematerialised equivalent);

(e)	any investment in money market funds which:

(i)	have a credit rating of either A‑1 or higher by Standard & Poor’s Rating Services or F1 or higher by Fitch Ratings Ltd or P‑1 or higher by Moody’s Investors Service Limited; and

(ii)	invest substantially all their assets in securities of the types described in paragraphs (a) to (d) above,

to the extent that investment can be turned into Cash on not more than 30 days’ notice; or

(f)	any other debt security approved by the Majority Lenders,

in each case, denominated in any official currency of the jurisdiction of incorporation of a member of the Group and to which any member of the Group is alone (or together with other members of the Group) beneficially entitled at that time and which is not issued or guaranteed by any member of the Group or subject to any Security (other than Security arising under the Transaction Security Documents).

“Central Bank Rate” has the meaning given to that term in the applicable Reference Rate Terms.

“Central Bank Rate Adjustment” has the meaning given to that term in the applicable Reference Rate Terms.

“Change of Control or Sale” means:

(a)	any person or group of persons acting in concert gain control of the Parent; or

(b)	the sale of all or substantially all of the assets of the Group whether in a single transaction or a series of related transactions to persons who are not members of the Group.

(c)	For the purpose of paragraph (a) and (b) above:

(i)

“acting in concert” means a group of persons who, pursuant to an agreement or understanding (whether formal or informal), actively co-operate, through the acquisition and/or ownership of voting shares in the Parent, to obtain or consolidate control (directly or indirectly) of the Parent provided that the persons voting in the same or consistent manner at any general meeting of the Parent will not be considered to be acting in concert by virtue only of exercising their votes in such manner; and

(ii)	“control” means:

(A)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to:

(1)	cast, or control the casting of, more than 50% of the maximum number of votes that might be cast at a general meeting of the Parent;

(2)	appoint or remove all, or the majority, of the directors or other equivalent officers of the Parent; or

(3)	give directions with respect to the operating and financial policies of the Parent with which the majority of the directors or other equivalent officers of the Parent are obliged to comply;

(B)

the holding beneficially of more than 50% of the issued share capital of the Parent (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital).

“Charged Property” means all of the assets of the Obligors which from time to time are, or are expressed to be, the subject of the Transaction Security.

“Closing Date” means the date of the first Utilisation under a Facility.

“Code” means the US Internal Revenue Code of 1986 as amended and the regulations promulgated and rulings issued thereunder.

“Commitment” means a Facility A Commitment~~, Bridge Commitment~~  and/or an Incremental Facility Commitment, as the context requires.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” means a certificate substantially in the form set out in Schedule 8 (Form of Compliance Certificate).

“Compounded Rate Currency” means:

(a)	sterling; and

(b)	any other currency which is not a Term Rate Currency.

“Compounded Rate Interest Payment” means the aggregate amount of interest that:

(a)	is, or is Scheduled to become, payable under any Finance Document; and

(b)	relates to a Compounded Rate Loan.

“Compounded Rate Loan” means any Loan, or if applicable, Unpaid Sum which is not a Term Rate Loan.

“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Interest Period of a Compounded Rate Loan, the percentage rate per annum which is the aggregate of:

(a)	the Daily Non‑Cumulative Compounded RFR Rate for that RFR Banking Day; and

(b)	the applicable Credit Adjustment Spread.

“Compounding Methodology Supplement” means, in relation to the Daily NonCumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a)	is agreed in writing by the Obligors’ Agent, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies a calculation methodology for that rate; and

(c)	has been made available to the Obligors’ Agent and each Finance Party.

“Confidential Information” means all information relating to the Parent, any Obligor, the Group, the Finance Documents or a Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	any member of the Group or any of its advisers; or

(b)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers,

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes:

(i)	information that:

(A)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 43 (Confidential Information); or

(B)	is identified in writing at the time of delivery as non‑confidential by any member of the Group or any of its advisers; or

(C)

is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and

(ii)	any Funding Rate or Reference Bank Quotation.

“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the LMA as at the date of this Agreement or in any other form agreed between the Obligors’ Agent and the Agent, and, in any case capable of being relied upon by, and not capable of being materially amended without the consent of, the Obligors’ Agent (not to be unreasonably withheld).

“Contribution Notice” means a contribution notice issued by the Pensions Regulator under section 38 or section 47 of the Pensions Act 2004.

“CPS” means the Crown Prosecution Service (or any successor or replacement body from time to time).

“Credit Adjustment Spread” means, in relation to a Compounded Rate Loan in a Compounded Rate Currency, any rate which is specified as such in the applicable Reference Rate Terms.

“Criminal Pension Powers” means the powers of the Pensions Regulator and the CPS under Part 1 of the Pensions Act 2004.

“CTA” means the Corporation Tax Act 2009.

“Cumulative Compounded RFR Rate” means, in relation to an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 18 (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Daily Non‑Cumulative Compounded RFR Rate” means in relation to any RFR Banking Day during an Interest Period for a Compounded Rate Loan, the percentage rate per annum determined by the Agent (or by any other Finance Party which agrees to determine that rate in place of the Agent) in accordance with the methodology set out in Schedule 17 (Daily Non‑Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Debt Purchase Transaction” means, in relation to a person, a transaction where such person:

(a)	purchases by way of assignment or transfer;

(b)	enters into any sub‑participation or sub‑contract in respect of; or

(c)	enters into any other agreement or arrangement having an economic effect substantially similar to a sub‑participation or sub‑contract in respect of,

any Commitment or amount outstanding under this Agreement.

“Default” means an Event of Default or any event or circumstance specified in Clause 29 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

“Defaulting Lender” means any Lender:

(a)

which has failed to make its participation in a Loan available (or has notified the Agent or the Obligors’ Agent (which has notified the Agent) that it will not make its participation in a Loan available) by the Utilisation Date of that Loan in accordance with Clause 5.4 (Lenders’ Participation) or which has failed to provide cash collateral (or has notified the Issuing Bank or the Obligors’ Agent (which has notified the Agent) that it will not provide cash collateral) in accordance with Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover);

(b)	which has otherwise rescinded or repudiated a Finance Document;

(c)

which is a Issuing Bank which has failed to issue a Letter of Credit (or has notified the Agent or the Obligors’ Agent (which has notified the Agent) that it will not issue a Letter of Credit) in accordance with Clause 6.6 (Issue of Letters of Credit) or which has failed to pay a claim (or has notified the Agent or the Obligors’ Agent (which has notified the Agent) that it will not pay a claim) in accordance with (and as defined in) Clause 7.2 (Claims under a Letter of Credit); or

(d)	which is a Sanctioned Finance Party or with respect to which an Insolvency Event has occurred and is continuing,

unless, in the case of paragraphs (a) and (c) above:

(i)	its failure to pay, or to issue a Letter of Credit, is caused by:

(A)         administrative or technical error; or

(B)         a Disruption Event and

payment is made within three Business Days of its due date; or

(ii)	the Lender is disputing in good faith whether it is contractually obliged to make the payment in question.

“Delegate” means any delegate, agent, attorney or co‑trustee appointed by the Security Agent.

“Disqualified Lender” means:

(a)	a competitor, supplier or sub-contractor of the Group in any of the material activities of the Group; or

(b)

any person (including an Affiliate or a Related Fund of a Lender) whose principal business or material activity is in investment strategies whose primary purpose is the purchase of loans or other debt securities with the intention of (or view to) owning the equity or taking control of a business (directly or indirectly) (a “Distressed/Loan to Own Investor”) or any private equity fund, provided that a Distressed/Loan to Own Investor or private equity fund or shall not constitute a Disqualified Lender at any time whilst an Event of Default is continuing.

“Disruption Event” means either or both of:

(a)

a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems‑related nature) to the treasury or payments operations of a Party preventing that, or any other Party:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other Parties in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.

“Dutch Obligor” means an Obligor incorporated under the laws of the Netherlands.

“EBITDA” has the meaning given to that term in Clause 27.1 (Financial Definitions).

“Eligible Institution” means any Lender or other bank, financial institution, trust, fund or other entity selected by the Obligors’ Agent and which, in each case, is not a member of the Group.

“Environment” means humans, animals, plants and all other living organisms including the ecological systems of which they form part and the following media:

(a)	air (including, without limitation, air within natural or man‑made structures, whether above or below ground);

(b)	water (including, without limitation, territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

(c)	land (including, without limitation, land under water).

“Environmental Claim” means any claim, proceeding, formal notice or investigation by any person in respect of any Environmental Law.

“Environmental Law” means any applicable law or regulation which relates to:

(a)	the pollution or protection of the Environment;

(b)	the conditions of the workplace; or

(c)

the generation, handling, storage, use, release or spillage of any substance which, alone or in combination with any other, is capable of causing harm to the Environment, including, without limitation, any waste.

“Environmental Permits” means any permit and other Authorisation and the filing of any notification, report or assessment required under any Environmental Law for the operation of the business of any member of the Group conducted on or from the properties owned or used by any member of the Group.

“ERISA” means the US Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

“ERISA Affiliate” means any trade of business (whether or not incorporated) that, together with any US Obligor, would be deemed at any relevant time to be a single employer under section 414(b) or (c), or (solely for purposes of provisions relating to section 412 of the Code or section 302 of ERISA) section 414(m) or (o) of the Code.

“ERISA Event” shall mean any one or more of the following:

(a)

any reportable event, as defined in section 4043 of ERISA, with respect to a Plan, as to which the PBGC has not waived, by regulation, the requirement of section 4043(a) of ERISA that it be notified of such event;

(b)

the filing of a notice of intent to terminate any Plan, if such termination would require material additional contributions in order to be considered a standard termination within the meaning of section 4041(b) of ERISA, the filing under section 4041(c) of ERISA of a notice of intent to terminate any Plan or the termination of any Plan under section 4041(c) of ERISA;

(c)

the institution of proceedings, or the occurrence of an event or condition which would reasonably be expected to constitute grounds for the institution of proceedings, by the PBGC under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan;

(d)

the failure to make a required contribution to any Plan that would result in the imposition of a lien or other encumbrance or the provision of security under section 430 of the Code or section 303 or 4068 of ERISA, or the arising of such a lien or encumbrance; the failure to satisfy the minimum funding standard under section 412 of the Code or section 302 of ERISA, whether or not waived; or the filing of any request for or receipt of a minimum funding waiver under section 412 of the Code with respect to any Plan or Multiemployer Plan; or a determination that any Plan is, or is expected to be, considered an at risk plan within the meaning of section 430 of the Code or section 303 of ERISA;

(e)	the imposition of liability on a US Obligor or an ERISA Affiliate pursuant to Section 4062 or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA;

(f)	a US Obligor Plan’s engagement in a non‑exempt prohibited transaction within the meaning of section 4975 of the Code or section 406 of ERISA;

(g)

the complete or partial withdrawal of any US Obligor or any ERISA Affiliate from a Multiemployer Plan, the reorganisation or insolvency under Title IV of ERISA of any Multiemployer Plan; or the receipt by any US Obligor or any ERISA Affiliate, of any notice, that a Multiemployer Plan is in endangered or critical status under section 305 of ERISA;

(h)

a Borrower, a Subsidiary of a Borrower or an ERISA Affiliate incurring any liability under Title IV of ERISA with respect to any Plan (other than contributions in the ordinary course or premiums due and not delinquent under section 4007 of ERISA);

(i)	the failure of any Plan intended to be qualified under Section 401(a) of the Code to be so qualified; or

(j)	a determination that any Plan is, or is expected to be, in critical status (within the meaning of Title IV of ERISA).

“Establishment Date” means, in relation to an Incremental Facility, the later of:

(a)	the proposed Establishment Date specified in the relevant Incremental Facility Notice; and

(b)	the date on which the Agent executes the relevant Incremental Facility Notice.

“EURIBOR” means, in relation to any Loan in euro:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 17.1 (Unavailability of Screen Rate Prior to Rate Switch Date),

and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero.

“Event of Default” means any event or circumstance specified as such in Clause 29 (Events of Default).

“Excluded Swap Obligations” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Existing Ancillary Facility” means any facility or other financial accommodation made available to one or more members of the Group (or any of its subsidiaries) which is notified to the Agent by the Obligors’ Agent in accordance with Clause 8.11 (Existing Ancillary Facilities) as a facility or financial accommodation to be treated as an Ancillary Facility for the purposes of this Agreement.

“Existing Guarantees” means the letters of credit and guarantees issued on behalf of members of the Group prior to the Closing Date under the Existing RCF and which are agreed by the Obligors’ Agent, the Agent and the relevant Issuing Bank to remain outstanding under this Agreement.

“Existing L/C Lenders” means a Lender in respect of any Rolled Letter of Credit.

“Existing Letters of Credit” means any letter of credit issued in connection with the Existing RCF prior to, and which remain outstanding at, the date of this Agreement.

“Existing RCF” means the revolving facility agreement dated 1 October 2021 (as amended and restated from time to time) between, among others, the Parent, the Obligors’ Agent, the Coordinators, the Agent and the Security Agent.

“Expiry Date” means, for a Letter of Credit, the last day of its Term.

“Expro Pension Agreement” means the pension agreement relating to the Secured Pension Scheme, dated 11 April 2008, as amended on 19 June 2009 and as supplemented or otherwise modified by the letter agreement dated 29 January 2018 among the Pension Trustee, Expro Holdings UK 2 Limited, Expro North Sea Limited and Expro Overseas Limited.

“Extension Fee” shall mean in the case of the exercise of the Extension Option, 0.40 per cent. of the Total Facility A Commitments ~~or the Total Bridge Facility Commitments (as applicable)~~ that are the subject of such Extension Option.

“Extension Option” means the extension of the Revolving Facility ~~or Bridge Facility (as applicable and as context requires)~~ pursuant to Clause 5.7 (Extension Option).

“Facility” means the ~~Bridge Facility and/or the~~ Revolving Facility or an Incremental Facility (as the context requires).

“Facility A” means the revolving loan facility made available under this Agreement as described in paragraph (a)(i) of Clause 2.1 (The Facilities).

“Facility A Commitment” means:

(a)

in relation to an Original Lender, the amount in the Base Currency set opposite its name under the heading “Facility A Commitment” in Part 2 of Schedule 1 (The Parties) and the amount of any other Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase); and

(b)	in relation to any other Lender, the amount in the Base Currency of any Facility A Commitment transferred to it under this Agreement or assumed by it in accordance with Clause 2.3 (Increase),

to the extent not cancelled, reduced or transferred by it under this Agreement.

“Facility A Lender” means any Lender who makes available a Facility A Commitment or a Facility A Loan.

“Facility A Loan” means a loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

“Facility A Letter of Credit” means:

(a)

a letter of credit, substantially in the form set out in Schedule 10 (Form of Letter of Credit) or in any other form requested by the Obligors’ Agent and agreed by the Issuing Bank under Facility A; or

(b)

any commercial bank guarantee, back-to-back guarantee, performance bond, indemnity or other similar instrument issued to collateralise contractual obligations and other liabilities, such as tax, statutory or governmental obligations (but not in support of obligations constituting indebtedness for borrowed money) of the Group in the ordinary course of business, in each case, in a form requested by a Borrower (or the Obligors’ Agent on its behalf) and agreed by the Issuing Bank, in each case, issued pursuant to Facility A.

“Facility Office” means:

(a)

in respect of a Lender or Issuing Bank, the office or offices notified by that Lender or Issuing Bank to the Agent in writing on or before the date it becomes a Lender or the Issuing Bank (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this Agreement; or

(b)	in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes.

“FATCA” means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)

any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)

any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Application Date” means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or

(b)

in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.

“FATCA Deduction” means a deduction or withholding from a payment under a Finance Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“Fee Letter” means any letter or letters between a Finance Party and a member of the Group setting out any of the fees payable in relation to any Facility.

“Fee Payment Date” means each of 31 March, 30 June, 30 September and 31 December of any calendar year or, if such a day is not a Business Day, the preceding Business Day.

“Finance Document” means this Agreement, the 2026 Amendment Letter, any Accession Deed, any Ancillary Document, any Compliance Certificate, any Fee Letter, any Hedging Agreement, any Incremental Facility Notice, any Incremental Facility Lender Certificate, the Intercreditor Agreement, any Resignation Letter, any Transaction Security Document, any Utilisation Request, any Reference Rate Supplement, any Compounding Methodology Supplement and any other document designated as a “Finance Document” by the Agent and the Obligors’ Agent.

“Finance Lease” has the meaning given to that term in Clause 27.1 (Financial Definitions).

“Finance Party” means the Agent, the Arrangers, the Security Agent, each Lender, any Issuing Bank and/or any Ancillary Lender.

“Financial Indebtedness” means any indebtedness for or in respect of:

(a)	moneys borrowed and debit balances (including any aggregate net debit balances of the Group pursuant to netting arrangements) at banks or other financial institutions;

(b)	any acceptance under any acceptance credit or bill discounting facility (or dematerialised equivalent);

(c)	any note purchase facility or the issue of bonds (but not Trade Instruments), notes, debentures, loan stock or any similar instrument;

(d)	the principal amount of any liability in respect of Finance Leases;

(e)	receivables sold or discounted (other than any receivables to the extent they are sold on a non‑recourse basis);

(f)

any Treasury Transaction (and, when calculating the value of that Treasury Transaction, only the marked to market value (or, if any actual amount is due as a result of the termination or close‑out of that Treasury Transaction, that amount) shall be taken into account);

(g)

any counter‑indemnity obligation in respect of a guarantee, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution in respect of an underlying liability (but not, in any case, Trade Instruments) of an entity which is not a member of the Group which liability would fall within one of the other paragraphs of this definition;

(h)

any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the latest Maturity Date of the Facilities or are otherwise classified as borrowings under the Accounting Principles;

(i)

the deferred consideration element of any asset or service where the deferred consideration is arranged primarily as a method for raising finance and payment is outstanding more than 120 days after the date of supply (save where payment is deferred because of a dispute with the supplier, because of contractual terms establishing payment schedules linked with contractual performance and/or the results of operational testing);

(j)

any amount raised under any other transaction (including any forward sale or purchase, sale and sale back or sale and leaseback agreement) having the commercial effect of a borrowing or otherwise classified as borrowings under the Accounting Principles; and

(k)	(without double counting) the amount of any liability in respect of any guarantee for any of the items referred to in paragraphs (a) to (j) above.

“Financial Model” means the financial model delivered as a condition precedent pursuant to Part 1 (Conditions Precedent to First Utilisation) of Schedule 2 (Conditions Precedent).

“Financial Quarter” has the meaning given to that term in Clause 27.1 (Financial Definitions).

“Financial Support Direction” means a financial support direction issued by the Pensions Regulator under section 43 of the Pensions Act 2004.

“Financial Year” has the meaning given to that term in Clause 27.1 (Financial Definitions).

“Funding Rate” means any individual rate notified by a Lender to the Agent pursuant to paragraph (a)(ii) of Clause 17.5 (Cost of Funds).

“Gross Outstandings” means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft but calculated on the basis that the words "(net of any Available Credit Balance)" in paragraph (a) of the definition of "Ancillary Outstandings" were deleted.

“Group” means the Parent and each of its Subsidiaries for the time being.

“Group Structure Chart” means the group structure chart in the agreed form.

“Guarantor” means an Original Guarantor, or an Additional Guarantor, unless it has ceased to be a Guarantor in accordance with Clause 32 (Changes to the Obligors).

“Guarantor Coverage Test” has the meaning given to it in paragraph (c) of Clause 25.26 (Guarantor Coverage Test).

“Hedging Agreement” has the meaning given to that term in the Intercreditor Agreement.

“Holding Company” means, in relation to a person, any other person in respect of which it is a Subsidiary.

“Impaired Agent” means the Agent at any time when:

(a)	it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;

(b)	the Agent otherwise rescinds or repudiates a Finance Document;

(c)	(if the Agent is also a Lender) it is a Defaulting Lender under paragraph (a), (b)or (c) of the definition of “Defaulting Lender”; or

(d)	it is a Sanctioned Finance Party or an Insolvency Event has occurred and is continuing with respect to the Agent;

unless, in the case of paragraph (a) above:

(i)	its failure to pay is caused by:

(A)         administrative or technical error; or

(B)         a Disruption Event; and

(C)         payment is made within three Business Days of its due date; or

(ii)	the Agent is disputing in good faith whether it is contractually obliged to make the payment in question.

“Increase Confirmation” means a confirmation substantially in the form set out in Schedule 12 (Form of Increase Confirmation).

“Increase Lender” has the meaning given to that term in Clause 2.3(a)(ii) (Increase).

“Incremental Facility” means any revolving credit facility that may be established and made available under this Agreement as described in Clause 10 (Establishment of Incremental Facilities).

“Incremental Facility Commitment” means:

(a)

in relation to a Lender which is an Incremental Facility Lender, the amount in the Base Currency set opposite its name under the heading “Incremental Facility Commitment” in the relevant Incremental Facility Notice and the amount of any other Incremental Facility Commitment relating to the relevant Incremental Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Incremental Facilities); and

(b)

in relation to an Incremental Facility and any other Lender, the amount in the Base Currency of any Incremental Facility Commitment relating to that Incremental Facility transferred to it under this Agreement or assumed by it in accordance with Clause 2.2 (Incremental Facilities), to the extent not cancelled, reduced or transferred by it under this Agreement.

“Incremental Facility Conditions Precedent” means, in relation to an Incremental Facility:

(a)	any document and other evidence specified as such in the relevant Incremental Facility Notice; and

(b)	any applicable Incremental Facility Supplemental Security.

in each case as required under the relevant Incremental Facility Notice.

“Incremental Facility Lender” means, in relation to an Incremental Facility, any entity which is listed as such in the relevant Incremental Facility Notice.

“Incremental Facility Lender Certificate” means a document substantially in the form set out in Schedule 14 (Form of Incremental Facility Lender Certificate).

“Incremental Facility Letter of Credit” means:

(a)

a letter of credit, substantially in the form set out in Schedule 10 (Form of Letter of Credit) or in any other form requested by the Obligors’ Agent and agreed by the Issuing Bank under that Incremental Facility; or

(b)

any commercial bank guarantee, documentary letter of credit, back‑to‑back guarantee, performance bond, indemnity or other similar instrument issued to collateralise contractual obligations and other liabilities, such as tax, statutory or governmental obligations (but not in support of obligations constituting indebtedness for borrowed money) of the Group in the ordinary course of business, in each case, in a form requested by a Borrower (or the Obligors’ Agent on its behalf) and agreed by the Issuing Bank under that Incremental Facility, in each case, issued pursuant to an Incremental Facility.

“Incremental Facility Loan” means, in relation to an Incremental Facility, a loan made or to be made under that Incremental Facility or the principal amount outstanding for the time being of that loan.

“Incremental Facility Majority Lenders” means, in relation to an Incremental Facility, a Lender or Lenders whose Incremental Facility Commitments relating to that Incremental Facility aggregate more than 66 2/3 per cent. of the Total Incremental Facility Commitments relating to that Incremental Facility (or, if those Total Incremental Facility Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of those Total Incremental Facility Commitments immediately prior to that reduction).

“Incremental Facility Notice” means a notice substantially in the form set out in Schedule 13 (Form of Incremental Facility Notice).

“Incremental Facility Supplemental Security” means, in relation to an Incremental Facility, such documents (if any) as set out in the relevant Incremental Facility Notice or otherwise as agreed by the Obligors’ Agent and the relevant Incremental Facility Majority Lenders and set out in the applicable Incremental Facility Notice to provide the Incremental Facility Lenders under that Incremental Facility with the benefit of Security, guarantees, indemnities and other assurance against loss equivalent to the Security, guarantees, indemnities and other assurance against loss provided to the Lenders under each other Facility pursuant to the Finance Documents other than any lack of equivalence directly consequent to:

(a)	being provided later in time; or

(b)

(if the relevant Obligor’s original obligation to grant the relevant Security, guarantee, indemnity or other assurance against loss in respect of the relevant Facility was expressly subject to the Agreed Security Principles), any difference in Borrowers and resulting different application of those Agreed Security Principles.

“Incremental Facility Terms” means, in relation to an Incremental Facility:

(a)	the currency;

(b)	the Total Incremental Facility Commitments;

(c)	the Margin;

(d)	the level of commitment fee payable pursuant to Clause 18.1 (Commitment Fee) in respect of that Incremental Facility;

(e)	the Borrower(s) to which that Incremental Facility is to be made available;

(f)	the purpose(s) for which all amounts borrowed under that Incremental Facility shall be applied pursuant to Clause 3.1 (Purpose);

(g)	the Availability Period;

(h)	any Incremental Facility Conditions Precedent;

(i)	the repayment terms for that Incremental Facility for the purposes of Clause 11.1 (Repayment of Loans); and

(j)	the Maturity Date,

each as specified in the Incremental Facility Notice relating to that Incremental Facility.

“Incremental Facility Utilisation” means an Incremental Facility Loan or an Incremental Facility Letter of Credit.

“Insolvency Event” in relation to an entity means that the entity:

(a)	is dissolved (other than pursuant to a consolidation, amalgamation, merger or solvent dissolution);

(b)	becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)	makes a general assignment, arrangement, composition or trust with or for the benefit of its creditors;

(d)

institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding‑up or liquidation by it or such regulator, supervisor or similar official;

(e)

institutes for itself or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for the appointment of an examiner (under Cyprus law), its winding‑up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)	results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding‑up or liquidation; or

(ii)	is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)

has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009;

(g)	has a resolution passed for the appointment of an examiner (under Cyprus law), its winding‑up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);

(h)

seeks or becomes subject to the appointment of an administrative receiver, administrator, examiner (under Cyprus law), liquidator, monitor, conservator, receiver, trustee, custodian, provisional liquidator, receiver and manager, controller or other similar official for it or for all or substantially all its assets;

(i)

has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)	causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (i) above; or

(k)	takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Intellectual Property” means:

(a)

any patents, trade marks, service marks, designs, business names, copyrights, database rights, design rights, domain names, moral rights, inventions, confidential information, knowhow and other intellectual property rights and interests (which may now or in the future subsist), whether registered or unregistered; and

(b)	the benefit of all applications and rights to use such assets of each member of the Group (which may now or in the future subsist).

“Intercreditor Agreement” means the intercreditor agreement dated on or about the date of this Agreement and made between, among others, the Parent, the Obligors’ Agent, the Agent and the Security Agent.

“Interest Period” means, in relation to a Loan, each period determined in accordance with Clause 16 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 15.4 (Default Interest).

“Interpolated Screen Rate” means, in relation to any Term Rate Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

“IRS” means the US Internal Revenue Service.

“Issuing Bank” means:

(a)	the Original Issuing Bank;

(b)	any Lender which has become a Party as a “Issuing Bank” pursuant to Clause 6.11 (Appointment of Additional Issuing Banks); and

(c)	any Lender which has become a Party as a “Issuing Bank” pursuant to Clause 10 (Establishment of Incremental Facilities),

(and if there is more than one such Issuing Bank, such Issuing Banks shall be referred to, whether acting individually or together, as the “Issuing Bank”) provided that, in respect of a Letter of Credit issued or to be issued pursuant to the terms of this Agreement, the “Issuing Bank” shall be the Issuing Bank which has issued or agreed to issue that Letter of Credit.

“ITA” means the Income Tax Act 2007.

“Joint Venture” means any joint venture entity, whether a company, unincorporated firm, undertaking, association, joint venture or partnership or any other entity.

“L/C Proportion” means in relation to a Lender in respect of any Letter of Credit, the proportion (expressed as a percentage) borne by that Lender’s Available Commitment to the relevant Available Facility immediately prior to the issue of that Letter of Credit, adjusted to reflect any assignment or transfer under this Agreement to or by that Lender.

“Legal Opinion” means any legal opinion delivered to the Agent under Clause 4.1 (Initial Conditions Precedent) or Clause 32 (Changes to the Obligors).

“Legal Reservations” means:

(a)

the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)

the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non‑payment of stamp duty may be void and defences of set‑off or counterclaim;

(c)	the principle that additional or default interest payable under any Finance Document may be held to be unenforceable on the grounds that it is a penalty;

(d)

the principle that in certain circumstances Security granted by way of a fixed charge may be recharacterised as a floating charge or that Security purporting to be an assignment may be recharacterised as a charge;

(e)	the principle that a court may not give effect to an indemnity for legal costs incurred by a litigant;

(f)

the principle that the creation or purported creation of Security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement;

(g)

any applicable public policy law provision and/or rules of mandatory application and any applicable provisions relating to conflict of law rules and recognition and enforcement of foreign judgments, in each case, including pursuant to EC Regulation no. 593/2008, 44/2001 (and, with regard to legal proceedings instituted on or after January 2015, pursuant to Regulation (EU) No. 1215/2012) and 864/2007;

(h)	similar principles, rights and defences under the laws of any applicable jurisdiction; and

(i)	any other matters which are set out as qualifications or reservations as to matters of law of general application in the Legal Opinions.

“Lender” means:

(a)	any Original Lender; and

(b)

any bank, financial institution, trust, fund or other entity which has become a Party as a “Lender” in accordance with Clause 2.3 (Increase), or Clause 10 (Establishment of Incremental Facilities) or Clause 30 (Changes to the Lenders),

which in each case has not ceased to be a Party as such in accordance with the terms of this Agreement.

“Lender Presentation” means the documents shared and identified by the Parent as the lender presentation delivered to the Lenders in connection with Facility A ~~and the Bridge Facility~~.

“Letter of Credit” means a Facility A Letter of Credit or an Incremental Facility Letter of Credit.

“Letter of Credit Fee” has the meaning given to that term in the definition of “Margin” including, in relation to an Incremental Facility Letter of Credit, as set out in the relevant Incremental Facility Notice;

“LMA” means the Loan Market Association.

“Loan” means a ~~Bridge Facility Loan, a~~ Facility A Loan or an Incremental Facility Loan.

“Majority Lenders” means:

(a)

(for the purposes of paragraph (a) of Clause 42.2 (Required Consents) in the context of a waiver in relation to a proposed Utilisation of Facility A ~~or the Bridge Facility~~, as the case may be of the condition in Clause 4.2 (Further Conditions Precedent)), a Lender or Lenders whose Facility A Commitments ~~or Bridge Facility Commitments (as applicable),~~ aggregate more than 66 2/3 per cent. of the Total Facility A Commitments ~~or the Total Bridge Facility Commitments, as applicable~~; and

(b)

(for the purposes of paragraph (a) of Clause 42.2 (Required Consents) in the context of a waiver in relation to a proposed Utilisation of an Incremental Facility (other than a Utilisation on the Closing Date) of the condition in Clause 4.2 (Further Conditions Precedent)), the Incremental Facility Majority Lenders under that Incremental Facility; and

(c)

(in any other case), a Lender or Lenders whose Commitments aggregate more than 66 2/3 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3 per cent. of the Total Commitments immediately prior to that reduction).

“Margin” means:

(a)	in relation to any Facility A Loan, 2.25 per cent. per annum;

~~(b)~~	~~in relation to any Bridge Facility Loan:~~

~~(i)~~	~~from the date of this Agreement until the date falling 6 Months after the Closing Date, 2.75 per cent. per annum;~~

~~(ii)~~	~~from the day after the date falling 6 Months after the Closing Date until the date falling 12 Months after the Closing Date, 3.00 per cent. per annum; and~~

~~(iii)~~	~~from the day after the date falling 12 Months after the Closing Date, 3.25 per cent. per annum;~~

(~~c~~b)	in relation to any Facility A Letter of Credit 1.50 per cent. per annum (the “Letter of Credit Fee”);

(~~d~~c)

in relation to any Incremental Facility Loan or any Incremental Facility Letter of Credit, the percentage rate per annum specified as such in the Incremental Facility Notice relating to the Incremental Facility under which that Incremental Facility Loan is made or is to be made or that Incremental Facility Letter of Credit is issued or to be issued;

(~~e~~d)	in relation to any Unpaid Sum relating or referable to a Facility, the rate per annum specified above for that Facility; and

(~~f~~e)	in relation to any other Unpaid Sum, the highest rate specified above for Facility A,

but if no Event of Default has occurred and is continuing, then, from the end of the first full financial quarter after the Closing Date, the Margin for each Facility A Loan and each Letter of Credit will be the percentage per annum set out below in the column for that Facility opposite that range:

Total Net Leverage:	Facility A Loan (% per annum)	Facility A Letter of Credit (% per annum)
Greater than 2.50:1	3.25%	1.50%
Equal to or less than 2.50:1 but greater than 2.00:1	3.00%	1.35%
Equal to or less than 2.00:1 but greater than 1.50:1	2.75%	1.20%
Equal to or less than 1.50:1 but greater than 1.00:1	2.50%	1.00%
Equal to or less than 1.00:1 but greater than 0.50:1	2.25%	0.85%
Equal to or less than 0.50:1	2.00%	0.75%

However:

(i)

any adjustment to the Margin as set out above shall take effect from the date following the Business Day on which the Agent receives each Compliance Certificate required to be provided with each set of Quarterly Financial Statements or Annual Financial Statements in accordance with Clause 26.2 (Provision and Contents of Compliance Certificate) (the “Reset Date”);

(ii)	the Margin may increase of decrease by more than one level on any Reset Date; and

(iii)

while an Event of Default is continuing, the Margin for each Facility A Loan and each Facility A Letter of Credit shall be the highest percentage per annum set out above for a Facility A Loan and a Facility A Letter of Credit (as relevant) under that Facility provided that upon the remedy or waiver, as the case may be, of such Event of Default, the Margin will revert to the level in the most recent Compliance Certificate and any change shall take effect as of the date the relevant Event of Default ceased to be continuing.

“Margin Stock” means “margin stock” within the meanings of Regulation T, Regulation U and Regulation X.

“Market Disruption Rate” means the rate (if any) specified as such in the applicable Reference Rate Term.

“Material Adverse Effect” means an event or circumstance which in each case after taking into account all mitigating factors or circumstances (including any warranty, indemnity, insurance or other resources available to the Group or right of recourse against any third party with respect to the relevant event or circumstance and any obligation of any person in force to provide any additional equity investment) has a material adverse effect on:

(a)

the consolidated financial condition, business or assets of the Group (taken as a whole) such that the Group (taken as a whole) would be reasonably likely to be unable to perform its payment obligations under this Agreement; or

(b)

subject to Legal Reservations and Perfection Requirements, the validity or enforceability of the Transaction Security Documents (taken as a whole) in a manner materially adverse to the interests of the Lenders under the Finance Documents (taken as a whole) and, in each case, if capable of remedy is not remedied within 30 days of the earlier of the Obligors Agent becoming aware of the relevant event or circumstance or being given notice of the same by the Agent.

“Material Company” means, at any time, any member of the Group which has earnings before interest, tax, depreciation and amortisation (calculated on the same basis as EBITDA, on an unconsolidated basis excluding goodwill, intra-group items and investments in members of the Group) representing five per cent. or more of EBITDA of the Group, calculated on a consolidated basis.

Compliance with the conditions set out in paragraph (c) above shall be determined by reference to the most recent annual Compliance Certificate supplied by the Parent and the latest Annual Financial Statements.

In the event of a dispute, a report by the Parent’s auditors that a Subsidiary is or is not a Material Company shall be conclusive evidence of the determination of a Material Company above.

“Maturity Date” means:

(a)	in relation to Facility A, the date falling 48 Months after the Closing Date, unless extended pursuant to the Extension Option; and

~~(b)~~	~~in relation to the Bridge Facility, the date falling 364 days after the Closing Date, unless extended pursuant to the Extension Option; and~~

(~~c~~b)	in relation to an Incremental Facility, the date specified as such in the Incremental Facility Notice relating to that Incremental Facility.

“Month” means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

(a)	other than where paragraph (b) below applies:

(i)

(subject to paragraph (iii) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii)	if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii)	if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end; and

(b)

in relation to an Interest Period for any Loan (or any other period for the accrual of commission or fees) in a Compounded Rate Currency for which there are rules specified as “Business Day Conventions” in respect of that currency in the applicable Reference Rate Terms, those rules shall apply.

The above rules will only apply to the last Month of any period.

"Multi-account Overdraft" means an Ancillary Facility which is an overdraft facility comprising more than one account.

“Multiemployer Plan” means any multiemployer plan as defined in section 4001(a)(3) of ERISA, which is contributed to by (or to which there is an obligation to contribute of) a US Obligor or an ERISA Affiliate, and each such plan for the five‑year period immediately following the latest date on which a US Obligor or an ERISA Affiliate contributed to or had an obligation to contribute to such plan, as applicable.

"Net Outstandings" means, in relation to a Multi-account Overdraft, the Ancillary Outstandings of that Multi-account Overdraft.

“New Lender” has the meaning given to that term in Clause 30.1(Assignments and Transfers by the Lenders).

“Non‑Acceptable L/C Lender” means a Lender under the Revolving Facility which:

(a)

is not an Acceptable Bank within the meaning of paragraph (a) and (b) of the definition of “Acceptable Bank” (other than a Lender which the Issuing Bank has agreed is acceptable to it notwithstanding that fact);

(b)	is a Defaulting Lender; or

(c)

has failed to make (or has notified the Agent that it will not make) a payment to be made by it under Clause 7.3 (Indemnities) or Clause 33.11 (Lenders’ Indemnity to the Agent) or any other payment to be made by it under the Finance Documents to or for the account of any other Finance Party in its capacity as Lender by the due date for payment unless the failure to pay falls within the description of any of those items set out at paragraphs (i) and (ii) of the definition of “Defaulting Lender”.

“Non-Consenting Lender” means any Lender who does not and continues not to consent or agree to a waiver or amendment, or abstains from doing so, where:

(a)

the Obligors’ Agent or the Agent (at the request of the Obligors’ Agent) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents; and

(b)	the Majority Lenders have consented to or agreed to such waiver or amendment.

“Obligor” means a Borrower or a Guarantor.

“Obligors’ Agent” means Expro Holdings UK 3 Limited, or any other member of the Group agreed by the Agent, Obligor’s Agent and the Parent appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).

“Optional Currency” means a currency (other than the Base Currency) which complies with the conditions set out in Clause 4.3 (Conditions Relating to Optional Currencies).

“Original Financial Statements” means annual audited consolidated financial statements of the Parent for the financial year ending 31 December 2024.

“Original Jurisdiction” means, in relation to an Obligor, the jurisdiction under whose laws that Obligor is incorporated as at the date of this Agreement or, in the case of an Additional Obligor, as at the date on which that Additional Obligor becomes Party as a Borrower or a Guarantor (as the case may be).

“Original Lender” means the financial institutions listed in Part 2 of Schedule 1 (The Parties) as lenders.

“Original Obligor” means an Original Borrower or an Original Guarantor.

“Parent” means Expro Group Holdings N.V. (the “Original Parent”) or following its designation in writing by the Obligors’ Agent to the Agent and the consent of the Majority Lenders, any new parent entity (“New Parent”) entity incorporated in the UK or United States that directly or indirectly owns all assets and members of the Group and accedes to this Agreement as a Parent and Guarantor and to the Intercreditor Agreement as Debtor and grants substantially equivalent Security in favour of the Finance Parties as the Original Parent (ignoring hardening periods) whereupon all references in this Agreement to “Parent” shall be deemed to be references to the New Parent.

“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Party” means a party to this Agreement.

“PBGC” means the US Pension Benefit Guaranty Corporation.

“Pension Trustee” has the meaning given to that term in the Intercreditor Agreement.

“Pensions Regulator” means the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

“Perfection Requirements” means the making or the procuring of the necessary registrations, filings, recordings, endorsements, notarisations, stamping, notifications or acknowledgements of or in connection with the Transaction Security Documents necessary for the validity, enforceability, perfection, priority or enforcement of the Transaction Security created thereunder or, for the period from the date of this Agreement to the date falling 1 Business Day after the Closing Date (or such later date on which the Security Agent executes any formalities required to effect any release of that Security or Quasi Security under applicable local law) the release of any Security or Quasi-Security granted in respect of the Existing RCF (and any necessary registration or notarisation of such release).

~~“Permanent Securities” means any (i) debt securities issued in the capital markets (including, without limitation, bonds (whether public or private), convertible bonds, schuldschein, notes, debentures, loan stock, debt securities, public and private placements or any similar instruments or hybrid instruments) to any person who is not a member of the Group by the Parent or any other member of the Group or (ii) term loan facilities incurred by the Parent or any other member of the Group to a person who is not a member of the Group (whether public, syndicated, bilateral or privately placed).~~

~~“Permanent Securities Prepayment Event” means the issuance or borrowing of any Permanent Securities.~~

~~“Permanent Securities Proceeds” means the net cash proceeds received by the Parent or any other member of the Group from a Permanent Securities Prepayment Event after deductions of:~~

~~(a)~~	~~any Tax incurred and required to be paid directly in connection with the Permanent Securities Prepayment Event; and~~

~~(b)~~	~~all properly incurred fees, costs and expenses incurred by the Parent or any other member of the Group from a Permanent Securities Prepayment Event.~~

“Permitted Acquisition” means:

(a)

an acquisition by a member of the Group of an asset sold, leased, transferred or otherwise disposed of by another member of the Group in circumstances constituting a Permitted Disposal or a Permitted Transaction including any acquisition of shares or other securities in or issued by a member of the Group;

(b)	an acquisition of shares or securities pursuant to a Permitted Share Issue or funded with equity of the Parent, or with the proceeds of, an equity issuance by the Parent;

(c)	an acquisition of securities which are Cash Equivalent Investments; and

(d)

an acquisition by any member of the Group, of (A) all or more than 50 per cent. of the voting shares or any equivalent ownership interests of any target entity or (B) a business or undertaking carried on as a going concern, but only if:

(i)

on the date a legally binding commitment is entered into to make the acquisition (the “Acquisition Commitment Date”), no Event of Default is continuing or would occur (subject to the Permitted Acquisition Clean‑Up Period) as a result of such acquisition;

(ii)	the target company, business or undertaking is engaged in a business substantially similar or related to that carried on by the Group or complementary thereto;

(iii)	the target company is incorporated, organised and permanently located in a country which is not a Sanctioned Country as at the Acquisition Completion Date;

(iv)

the target company has no material contingent or off‑balance sheet liabilities other than letters of credit or guarantees issued in the ordinary course of its trading and which remain in existence at the date of the acquisition (but not incurred or increased or having their maturity date extended in contemplation of, or since that acquisition) which are not taken into account in the consideration for the acquisition unless adequate reserves are maintained against them or the vendor has given an indemnity in respect of those liabilities or they are insured against with a reputable insurer;

(v)

Total Net Leverage for the Relevant Period ending on the most recent Quarter Date or the most recently ended period of the last 12 Months prior to the Acquisition Commitment Date for which consolidated financial statements of the Parent have been prepared and are available is less than or equal to 2.25:1, or is no worse than, on a pro forma basis (calculated as set out in Clause 27 (Financial Covenant)).

(e)

any acquisition of, or any contribution on account of existing, shares or securities in any joint venture so long as the total consideration or investment amount does not exceed USD 35,000,000 (or its equivalent in other currencies) in any Financial Year of the Parent;

(f)

the incorporation of a company which on incorporation becomes a member of the Group or the acquisition of an “off the shelf entity” which has not traded in any material respect prior to such acquisition;

(g)	any acquisition pursuant to a Permitted Transaction; and

(h)	any acquisition of shares in or issued by any member of the Group.

“Permitted Acquisition Clean‑Up Period” means, in relation to a Permitted Acquisition permitted pursuant to paragraph (d) of the definition of “Permitted Acquisition”, the period beginning on the closing date for that acquisition and ending on the date falling 120 days after that closing date or on such other date agreed by the Majority Lenders.

“Permitted Disposal” means any sale, lease, licence, transfer or other disposal which, except in the case of paragraph (b), is on arm’s length terms:

(a)	of trading stock or cash made by any member of the Group in the ordinary course of trading of the disposing entity;

(b)	of any asset by a member of the Group to another member of the Group;

(c)

of assets (other than shares, businesses or Intellectual Property) in exchange for other assets comparable or superior as to type, value or quality (other than an exchange of a non‑cash asset for cash);

(d)	of obsolete or redundant assets, or assets no longer required for the purposes of the relevant person’s business or operations of the Group, for cash;

(e)	of assets where the proceeds of such disposal are committed to be used and so used within 12 Months of the receipt of such proceeds of that disposal:

(i)	to purchase assets for use in the business of the Group carried on in accordance with the Finance Documents;

(ii)	for the purposes of a Permitted Acquisition;

(iii)	for any capital expenditure; or

(iv)	in repayment, prepayment or other discharge of any Permitted Financial Indebtedness;

(f)	of cash, or of Cash Equivalent Investments for cash or in exchange or other Cash Equivalent Investments;

(g)	of assets or loans to a joint venture to the extent permitted under paragraph (e) of “Permitted Acquisition”;

(h)	of assets pursuant to a Permitted Finance Lease;

(i)	constituted by a licence of intellectual property rights where such licence or sub‑licence is entered into in the ordinary course of business;

(j)	arising as a result of any Permitted Security or a Permitted Transaction;

(k)	arising as a result of any Permitted Factoring;

(l)

of assets (other than shares) for cash where the higher of the market value and net consideration received does not exceed USD 20,000,000 (or its equivalent in other currencies) for each such sale, lease, licence, transfer or other disposal and (when aggregated with the higher of the market value and net consideration received for any other sale, lease, licence, transfer or other disposal under this paragraph (l)) does not exceed USD 30,000,000 (or its equivalent in other currencies) in total in any Financial Year of the Parent;

(m)	disposals of any asset made in order to comply with an order of any agency of state, authority or other regulatory body or any applicable law or regulation;

(n)	disposals pursuant to the grant or termination of leasehold interests in, or licences of, property in the ordinary course of business; and

(o)	any disposal of assets (including any shares in or business, undertakings or divisions of any member of the Group, but excluding a disposal constituting a Change of Control or Sale), provided that:

(i)	at the time the relevant member of the Group legally commits to the disposal of such asset, no Event of Default has occurred and is continuing or would occur as a result of such disposal; and

(ii)

any such disposal is for fair market value (and if the disposal proceeds are in excess of USD 75,000,000 (or its equivalent in other currency at least 75 per cent. of the consideration for such disposal consisting of Cash at the time of such disposal.

“Permitted Factoring” means any sales, factoring or disposals of receivables pursuant to factoring or receivables financing on arm’s length terms for cash if it is:

(a)

non-recourse (of any kind) to any member of the Group (including but not limited to any indemnities, guarantees, representations and Security over a receivables collection account in each case customary for non-recourse basis receivables financings); or

(b)

any factoring or disposals of receivables on a recourse basis provided that the maximum aggregate amount of cash consideration for such receivables which have been sold or disposed of and which remain outstanding (other than as a result of a default by the relevant debtor) pursuant to such factoring, receivables financing or similar arrangements (other than where recourse pursuant to such arrangements is limited to customary indemnities, warranties and/or security for recourse factoring) does not exceed USD 50,000,000 in any Financial Year.

“Permitted Financial Indebtedness” means Financial Indebtedness:

(a)	arising under any Finance Documents;

(b)	to the extent covered by a Letter of Credit or other letter of credit, bond, guarantee or indemnity issued under an Ancillary Facility;

(c)	arising under any Treasury Transaction;

(d)	deferred payment and earn-out arrangements in relation to any acquisition permitted under this Agreement or in the ordinary course of business;

(e)	of any person acquired by a member of the Group after the date of this Agreement in accordance with paragraph (d) of the definition of “Permitted Acquisition”, which is:

(i)

incurred under arrangements in existence at the date of acquisition, but not incurred or increased or having its maturity date (howsoever defined) extended in contemplation of, or since, that acquisition; and

(ii)

outstanding only for a period of 18 Months following the date of acquisition, provided that the maturity condition in this paragraph (e)(ii) shall not apply to (x) any existing letters of credit and/or guarantees issued on behalf the acquired person in its ordinary course of business, (y) any existing Finance Leases and (z) any other debt of that acquired person which when aggregated with the debt of any other person acquired pursuant to paragraph (d) of the definition of “Permitted Acquisition” and outstanding in reliance of this sub‑paragraph (e)(ii)(z), does not exceed in aggregate an amount of USD 100,000,000 (or its equivalent in other currencies) during the term of the Facilities;

(f)	indebtedness arising between members of the Group;

(g)

Financial Indebtedness (including obligations in respect of guarantees, letters of credit, banker’s acceptances bank guaranties, surety bonds, performance bonds or similar instruments with respect to such Financial Indebtedness) incurred by any member of the Group in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, vacation pay, health, disability or other employee benefits in an aggregate amount not exceeding USD 5,000,000 (or its equivalent in other currencies at any time);

(h)	any Financial Indebtedness:

(i)

incurred in the ordinary course of business in respect of obligations of any member of the Group to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services;

(ii)

in respect of letters of credit, bankers’ acceptances, bank guaranties or similar instruments supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;

(iii)

of any member of the Group consisting of (A) the financing of insurance premiums, (B) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business and/or (C) obligations to reacquire assets or inventory in connection with customer financing arrangements in the ordinary course of business;

(i)

Financial Indebtedness in respect of customer deposits and advance payments (including progress premiums) received in the ordinary course of business or consistent with past practice from customers for goods or services purchased in the ordinary course of business or consistent with past practice;

(j)

Financial Indebtedness arising under any cash management or cash pooling arrangements entered into in the ordinary course of its banking arrangements or for the purpose of netting balances of members of the Group at the end of each day;

(k)	Any:

(i)	earn out arrangement; or

(ii)	deferred consideration or other adjustment of purchase price, in relation to a disposal or acquisition permitted under this Agreement;

(l)	any pensions and other post-employment benefit liabilities;

(m)

arising from any unsecured export financing arrangements on normal commercial terms, provided that the aggregate amount outstanding under such arrangements does not exceed USD 75,000,000 (or its equivalent in other currencies);

(n)	arising under the intercompany accounts clearing agreement dated 31 March 2015 between Exploration and Production Services (Holdings) Limited and certain members of the Group as listed therein;

(o)	arising under any Permitted Factoring;

(p)

arising under any Finance Lease or vendor finance provided that the aggregate capital value of all such items so leased under outstanding Finance Leases or Financial Indebtedness that constitutes vendor finance, incurred by members of the Group does not exceed USD 50,000,000 (or its equivalent in other currencies) at any time (the “Permitted Finance Lease”);

(q)

arising under local facilities provided to members of the Group (whether on secured (other than with assets of any Obligor and/or which are subject to Transaction Security) or unsecured basis) in an aggregate outstanding principal amount of USD 50,000,000 (or its equivalent in other currencies) at any time;

(r)	arising under the overdraft facilities agreement dated 21 September 2018 by HSBC UK Bank plc;

(s)	in an aggregate outstanding principal amount not exceeding USD 100,000,000 (or its equivalent in other currencies) at any time; and

(t)

an unlimited amount of Financial Indebtedness provided that after giving pro forma effect to the incurrence (i) Total Net Leverage for the Relevant Period ending on the most recent Quarter Date is not more than 2.25:1 or, (ii) in the case of unsecured indebtedness Interest Cover is not less than 2.0:1, in each case for the Relevant Period ending on the most recent Quarter Date or for the most recently ended period of the last 12 Months for which consolidated financial statements of the Parent have been prepared and are available.

“Permitted Payment” means a payment, including the cash payment of a dividend, repayment or purchase of equity, reduction or redemption of capital, loan, fee, charge, redemption, retirement, set‐off, acquisition of liabilities or other discharge or any other transaction set out in paragraph (a) of Clause 28.15 (Dividends and Share Redemption) (together a “payment”), in each case:

(a)	any payment between members of the Group;

(b)

so long as no Event of Default has occurred and is continuing, any payment provided that Total Net Leverage does not exceed 2.00:1 and the Group has Available Liquidity of not less than USD 200,000,000 (where for these purposes, “Available Liquidity” means the aggregate of Cash, Cash Equivalent Investments and Available Commitments in relation to Facility A (including undrawn Ancillary Facility Commitments)) in each case on a pro forma basis; and

(c)

so long as no Event of Default has occurred and is continuing, any payment (including loans or advances) in an aggregate amount not exceed USD 75,000,000 (or its equivalent in other currencies) in any Financial Year.

“Permitted Security” means:

(a)

any Transaction Security arising under the Finance Documents (including for the avoidance of doubt in respect of Incremental Facilities) and which Transaction Security may also secure permitted Treasury Transactions constituting Hedging Agreements;

(b)	any lien arising by operation of law and in the ordinary course of business and not as a result of any default or omission by any member of the Group;

(c)

any netting or set-off arrangement arising (i) in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of members of the Group (including a Multi-account Overdraft) but only so long as (A) such arrangement does not permit credit balances of Obligors to be netted or set off against debit balances of members of the Group which are not Obligors and (B) such arrangement does not give rise to other Security over the assets of Obligors in support of liabilities of members of the Group which are not Obligors or (ii) or under standard banking terms and conditions;

(d)

the netting arrangements referred to under paragraph (j) of the definition of “Permitted Financial Indebtedness” provided that the extent of all security under such arrangements is limited to the account balances with the relevant bank which are the subject of such arrangements and any lien arising under the general terms and conditions of banks with whom any member of the Group maintains a banking relationship in the ordinary course of business;

(e)	any payment or close‑out netting or set‑off arrangement pursuant to any Treasury Transaction entered into by a member of the Group in the ordinary course of business and not for speculative purposes;

(f)

Security or Quasi-Security over goods and documents of title to goods arising in the ordinary course of documentary credit transactions entered into by a member of the Group in the ordinary course of business;

(g)

any Security or Quasi‑Security arising under any retention of title, hire purchase or conditional sale arrangement or arrangements having similar effect in respect of goods supplied to a member of the Group in the ordinary course of business and on the supplier’s standard or usual terms and not arising as a result of any default or omission by any member of the Group;

(h)	any Security or Quasi‑Security over or affecting any asset acquired by a member of the Group after the date of this Agreement if:

(i)	the Security or Quasi‑Security was not created in contemplation of the acquisition of that asset by a member of the Group;

(ii)	the principal amount secured has not been increased in contemplation of or since the acquisition of that asset by a member of the Group; and

(iii)

the Security or Quasi‑Security is removed or discharged within six Months of the date of acquisition of such asset, except if such Security or Quasi‑Security is provided in connection with the Financial Indebtedness as referred to in paragraph (e)(ii) of the definition of “Permitted Financial Indebtedness”;

(i)

any Security or Quasi‑Security over or affecting any asset of any company which becomes a member of the Group after the date of this Agreement, where the Security or Quasi‑Security is created prior to the date on which that company becomes a member of the Group if:

(i)	the Security or Quasi‑Security was not created in contemplation of the acquisition of that company;

(ii)	the principal amount secured has not increased in contemplation of or since the acquisition of that company; and

(iii)

the Security or Quasi‑Security is removed or discharged within six Months of that company becoming a member of the Group, except if such Security or Quasi‑Security is provided in connection with the Financial Indebtedness as referred to in paragraph (e)(ii) of the definition of “Permitted Financial Indebtedness”;

(j)	any Quasi‑Security arising as a result of a disposal which is a Permitted Disposal;

(k)	any Security or Quasi‑Security arising in respect of any Financial Indebtedness incurred pursuant to paragraphs (q), (s) or (t)(i) of the definition of “Permitted Financial Indebtedness”;

(l)

any Security or Quasi-Security arising in connection with a Finance Lease or any other lease or hire purchase contract, or in connection with Permitted Factoring, in each case over the assets comprised within or subject to that arrangement;

(m)	any Security created pursuant to a court order or judgment or as security for costs arising pursuant to court proceedings and any pledge and/or deposit securing any settlement of litigation;

(n)

Security granted in connection with bids, tenders, completion guarantees, contracts (other than for borrowed money) or leases, or to secure utilities, licenses, public or statutory obligations, or to secure the performance of bids, trade contracts, government contracts and leases, statutory obligations, surety, stay, indemnity, judgment, customs, appeal or performance bonds, guarantees of government contracts, return-of-money bonds, bankers’ acceptance facilities (or other similar bonds, instruments or obligations), obligations in respect of letters of credit, bank guarantees or similar instruments that have been posted to support the same, in each case incurred in the ordinary course of business or consistent with past practice in an aggregate amount not exceeding USD 5,000,000 (or its equivalent in other currencies) at any time;

(o)

(i) any cash collateral securing the Existing Guarantees and (ii) any cash collateral provided in respect of a Letter of Credit provided pursuant to this Agreement or any letters of credit or bank guarantees provided pursuant to an Ancillary Facility; or

(p)	any liens for Taxes, assessments or other governmental charges or levies not yet due and payable and/or which are being contested in good faith pursuant to the terms of Clause 28.6 (Taxation);

(q)	Security granted in respect of the Secured Pension Claim;

(r)

any Security securing indebtedness or obligations the outstanding principal amount of which (when aggregated with the outstanding principal amount of any other indebtedness which has the benefit of Security given by any member of the Group other pursuant to this paragraph (r)) does not exceed USD 50,000,000 (or its equivalent in other currencies) at any time; or

(s)

any Security or Quasi security granted in respect of the Existing RCF until the date falling 1 Business Day after the Closing Date (or such later date on which the Security Agent executes any formalities required to effect any release of that Security or Quasi-Security under applicable local law).

“Permitted Share Issue” means an issue of shares (or a contribution on account of existing shares) by a member of the Group to its immediate Holding Company or a member of the Group or (solely in the case of the Parent) any other person provided that if the existing shares of that member of the Group (including any contribution on account of the existing shares) are the subject to Transaction Security, the newly issued shares (including any contribution on account of the existing shares) will also become subject to the Transaction Security on substantially the same terms and to the same extent (ignoring for these purposes any hardening periods) as the Lenders would have benefited from if the share issue (or contribution on account of existing shares) had not occurred and provided further that such issue of shares (or contribution on account of existing shares) does not cause a Change of Control or Sale to occur.

“Permitted Transaction” means:

(a)	any payment or disposal required, Financial Indebtedness incurred, guarantee, indemnity or Security or Quasi‑Security given, or other transaction arising, under the Finance Documents;

(b)

any reorganisation (including any solvent liquidation or winding up, amalgamation, demerger, merger, consolidation or corporate reconstruction) of any member of the Group (other than any transaction involving the Parent where the Parent is not a surviving entity of that transaction) so long as any payments or assets distributed as a result of such reorganisation are distributed to other members of the Group (each a “Reorganisation”) and where:

(i)	all of the business and assets of that member of the Group are retained by another member of the Group (or are otherwise disposed to a third party and such disposal is a Permitted Disposal); and

(ii)

if the assets of or the shares in the relevant entity were subject to Transaction Security immediately prior to such Reorganisation, the Security Agent will receive substantially the same, or equivalent, new security (ignoring for these purposes hardening periods) over the same assets or, as the case may be, over the shares in it or, where a member of the Group which is not a Material Company or an Obligor is being dissolved or liquidated, its assets (after payment of creditors) are passed up to its holding company; and

(iii)	in the case of an amalgamation, dissolution or merger or similar arrangement, if such member of the Group is an Obligor, the surviving entity is an Obligor; or

(c)

any payment, step or other transactions (other than the granting or creation of Security or the incurring or permitting to subsist of Financial Indebtedness, the making of acquisitions or disposals) conducted in the ordinary course of trading on arm’s length terms;

(d)

any incorporation of a Subsidiary, intra-Group transfer or other step taken in connection with a proposed securitisation of the business of the Group (or any part thereof) and/or other refinancing where it is intended that the proceeds thereof be used and are actually used to prepay the Facilities;

(e)

the solvent liquidation or reorganisation of any member of the Group which is not an Obligor so long as any payments or assets distributed as a result of such liquidation or reorganisation are distributed to other members of the Group;

(f)	any other re-organisation or similar arrangement to which the Agent (acting on the instructions of the Majority Lenders) has given prior written consent.

“Plan” means an “employee pension benefit plan” as defined in section 3(2) of ERISA (other than a Multiemployer Plan), that is maintained or is contributed to by the Borrower, a Guarantor or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code, and such plan for the five‑year period immediately following the latest date on which a Borrower, a Guarantor or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to (or is deemed under section 4069 of ERISA to have maintained or contributed to or to have had an obligation to contribute to, or otherwise to have liability with respect to) such plan, as applicable.

“Primary Term Rate” means in relation to any Loan in euro, EURIBOR.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, any entity that has total assets exceeding USD 10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualifying Lender” has the meaning given to that term in Clause 19.1(Definitions).

“Quarter Date” has the meaning given to that term in Clause 27.1 (Financial Definitions).

“Quasi‑Security” has the meaning given to that term in Clause 28.12 (Negative Pledge).

“Quotation Day” means, in relation to any period for which an interest rate is to be determined:

(a)	(if the currency is sterling), the first day of that period;

(b)	(if the currency is euro), two TARGET Days before the first day of that period; or

(c)	(for any other currency), two Business Days before the first day of that period,

(unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)).

“Quoted Tenor” means, in relation to a Primary Term Rate, any period for which that rate is customarily displayed on the relevant page or screen of an information service.

“Real Property” means:

(a)	any freehold, leasehold or immovable property; and

(b)	any buildings, fixtures, fittings, fixed plant or machinery from time to time situated on or forming part of that freehold, leasehold or immovable property.

“Receiver” means a receiver or receiver and manager or administrative receiver of the whole or any part of the Charged Property.

“Reference Bank Quotation” means any quotation supplied to the Agent by a Reference Bank.

“Reference Bank Rate” means:

(a)	the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request by the Reference Banks:

(i)	in relation to EURIBOR:

(A)

(other than where paragraph (B) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(B)

if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

“Reference Banks” means such entities as may be appointed by the Agent in consultation with the Obligors’ Agent, subject to that entity agreeing to such appointment.

“Reference Rate Supplement” means, in relation to any currency, a document which:

(a)	is agreed in writing by the Company, the Agent (in its own capacity) and the Agent (acting on the instructions of the Majority Lenders);

(b)	specifies for that currency the relevant terms which are expressed in this Agreement to be determined by reference to Reference Rate Terms;

(c)	specifies whether that currency is a Compounded Rate Currency or a Term Rate Currency; and

(d)	has been made available to the Obligors’ Agent and each Finance Party.

“Reference Rate Term” means, in relation to:

(a)	a currency;

(b)	a Loan or an Unpaid Sum in that currency;

(c)	an Interest Period for that Loan or Unpaid Sum (or other period for the accrual of commission or fees in a currency); or

(d)	any term of this Agreement relating to the determination of a rate of interest in relation to such a Loan or Unpaid Sum,

the terms set out for that currency, and (where such terms are set out for different categories of Loan, Unpaid Sum or accrual of commission or fees in that currency) for the category of that Loan, Unpaid Sum or accrual, in Schedule 16 (Reference Rate Terms) or in any Reference Rate Supplement.

“Regulation T”, “Regulation U” or “Regulation X” means Regulation T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System of the United States (or any successor thereto), as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Fund” in relation to a fund (the “first fund”), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

“Relevant Jurisdiction” means, in relation to an Obligor:

(a)	its Original Jurisdiction;

(b)	any jurisdiction where any asset subject to or intended to be subject to the Transaction Security to be created by it is situated;

(c)	any jurisdiction where it conducts its business; and

(d)	the jurisdiction whose laws govern the perfection of any of the Transaction Security Documents entered into by it.

“Relevant Market” means:

(a)	subject to paragraph (b) below:

(i)	in relation to euro, the European interbank market; and

(ii)	in relation to any other currency, the London interbank market; and

(b)	in relation to a Compounded Rate Currency, the market specified as such in the applicable Reference Rate Terms.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Relevant Period” has the meaning given to that term in Clause 27.1 (Financial Definitions).

“Relevant Person” means:

(a)	each of the Obligors and each other member of the Group; and

(b)	each of the directors, officers and employees of the persons referred to in paragraph (a) above.

“Renewal Request” means a written notice delivered to the Agent in accordance with Clause 6.7 (Renewal of a Letter of Credit).

“Repeating Representations” means each of the representations set out in Clause 25.2 (Status) to Clause 25.7 (Governing Law and Enforcement), paragraph (a) of Clause 25.10 (No Default), Clause 25.18 (Sanctions), Clause 25.20 (Ranking), Clause 25.31 (Margin Stock) and Clause 25.32 (Investment Company Act).

“Reporting Day” means the day (if any) specified as such in the applicable Reference Rate Terms.

“Reporting Time” means the relevant time (if any) specified as such in the applicable Reference Rate Terms.

“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.

“Resignation Letter” means a letter substantially in the form set out in Schedule 7 (Form of Resignation Letter).

“Revolving Facility” means Facility A and/or any Incremental Facility, as the context requires.

“Revolving Facility Utilisation” means a Facility A Loan, an Incremental Facility Loan, a Facility A Letter of Credit and/or an Incremental Facility Letter of Credit, as the context requires.

“RFR” means the rate specified as such in the applicable Reference Rate Terms.

“RFR Banking Day” means any day specified as such in the applicable Reference Rate Terms.

“Rollover Letter of Credit” means a Letter of Credit:

(a)	issued or to be issued on the same day that an Existing Guarantee is cancelled;

(b)	the aggregate amount of which is equal to or less than the amount of the cancelled Existing Guarantee;

(c)	in the same currency as the cancelled Existing Guarantee; and

(d)	made or to be made to the same beneficiary as under, and for the same purpose as, the cancelled Existing Guarantee.

“Rollover Loan” means one or more Loans:

(a)	made or to be made on the same day that:

(i)	a maturing Loan is due to be repaid; or

(ii)	a demand by the Agent pursuant to a drawing in respect of a Letter of Credit is due to be met; or

(iii)	an Ancillary Facility is to be cancelled or terminated in whole or in part and any related Ancillary Outstandings are due to be repaid (other than as a result of an acceleration of the Facilities);

(b)	the aggregate amount of which is equal to or less than the amount of the maturing Loan or the relevant claim in respect of that Letter of Credit or the relevant Ancillary Outstandings;

(c)	in the same currency as the maturing Loan (unless it arose as a result of the operation of Clause 9.2 (Unavailability of a Currency)) or the relevant claim in respect of that Letter of Credit; and

(d)	made or to be made to the same Borrower for the purpose of:

(i)	refinancing that maturing Loan;

(ii)	satisfying the relevant claim in respect of that Letter of Credit; or

(iii)	repaying the relevant Ancillary Outstandings due and payable under the relevant Ancillary Facility.

“Sanctioned Country” means, at any time, a country, a region, or territory which is the target or the subject of comprehensive, country‑, region‑ or territory‑wide Sanctions Laws and Regulations (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Crimea, Cuba, Iran, North Korea, Russia, Sudan and Syria).

“Sanctioned Finance Party” means a Finance Party that is, or is directly or indirectly owned or controlled (where relevant as defined by the applicable Sanctions Laws and Regulations) by, a Sanctions Restricted Person or otherwise directly or indirectly the subject of Sanctions Laws and Regulations.

“Sanctions Authority” means the Norwegian State, the United Nations (including, without limitation, the United Nations Security Council), the European Union, the Member States of the European Union, the United Kingdom (including, without limitation, His Majesty’s Treasury of the United Kingdom), the United States of America (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury and the U.S. Department of State), any other relevant sanctions authority with jurisdiction over any Finance Party, any Obligor or any other member of the Group and any authority acting on behalf of any of them in connection with Sanctions Laws and Regulations.

“Sanctions Laws and Regulations” means any applicable (to any Relevant Person and/or Finance Party as the context provides) laws, regulations or orders which impose, administer or enforce, from time to time, any trade, economic or financial sanctions or embargoes or which relates to anti-terrorism.

“Sanctions List” means:

(a)	the lists of designations and/or targets under Sanctions Laws and Regulations maintained by any Sanctions Authority; and/or

(b)	any other designation or target under Sanctions Laws and Regulations listed and/or adopted by a Sanctions Authority,

in all cases, from time to time.

“Sanctions Restricted Person” means, at any time, a person that is:

(a)	listed on any Sanctions List or targeted by Sanctions Laws and Regulations (whether designated by name or by reason of being included in a class of person); or

(b)	operating in, located in, organised in, or incorporated under, the laws of any Sanctioned Country; or

(c)

directly or indirectly owned or controlled by, or acting on behalf, at the direction or for the benefit of, a person referred to in paragraph (a) and/or (to the extent relevant under Sanctions Laws and Regulations) paragraph (b) above, including, without limitation, a person that is deemed by any Sanctions Authority to be a sanctions target based on the ownership of such legal entity by Sanctions Restricted Person(s).

“Screen Rate” means:

(a)

in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate), or, in each case, on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Obligors’ Agent.

~~“Selection Notice” means a notice substantially in the form set out in Part 3 (Selection Notice) of Schedule 3 (Requests and Notices) given in accordance with Clause 16 (Interest Periods) in relation to Facility A.~~

“Secured Parties” means each Finance Party from time to time party to this Agreement, any Receiver or Delegate, the Pension Trustee (on behalf of the Secured Pension Scheme) and the Hedge Counterparties parties to the Intercreditor Agreement (as defined in and subject the terms of the Intercreditor Agreement).

“Secured Pension Claim” has the meaning given to that term in the Intercreditor Agreement.

“Secured Pension Documents” has the meaning given to that term in the Intercreditor Agreement.

“Secured Pension Scheme” means the Expro Pension Agreement and any claims thereunder not exceeding GBP 33,000,000.

“Security” means a mortgage, charge, pledge, lien or other security interest or transfer for purposes of granting security securing any obligation of any person or any other agreement or arrangement having a similar effect.

“Separate Facility A Loan” has the meaning given to that term in Clause 11.1(c)(Repayment of Loans).

“Specified Time” means a day or time determined in accordance with Schedule 9 (Timetables).

“Subsidiary” means, in relation to any company or corporation, a company or corporation:

(a)	which is controlled, directly or indirectly, by the first mentioned company or corporation; or

(b)	more than half the issued voting share capital of which is beneficially owned, directly or indirectly, by the first mentioned company or corporation; or

(c)	which is a Subsidiary of another Subsidiary of the first mentioned company or corporation,

and for this purpose, a company or corporation shall be treated as being controlled by another if that other company or corporation is able to direct its affairs and/or to control the composition of its board of directors or equivalent body or similarly directs its affairs.

“Super Majority Lenders” means a Lender or Lenders whose Commitments aggregate more than 85 per cent. of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 85 per cent. of the Total Commitments immediately prior to that reduction.)

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in euro.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature in any jurisdiction (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

“Term” means each period determined under this Agreement for which the Issuing Bank is under a liability under a Letter of Credit.

“Term Rate Currency” means:

(a)	euro; and

(b)	any currency specified as such in a Reference Rate Supplement relating to that currency,

to the extent, in any case, not specified otherwise in a subsequent Reference Rate Supplement.

“Term Rate Loan” means any Loan or, if applicable, Unpaid Sum in a Term Rate Currency to the extent that it is not, or has not become, a “Compounded Rate Loan” for its then current Interest Period pursuant to Clause 17.1 (Unavailability of Screen Rate Prior to Rate Switch Date) or Clause 14A (Rate Switch).

“Term Reference Rate” means, in relation to a Term Rate Loan:

(a)	the applicable Primary Term Rate as of the Quotation Time or period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to Clause 17.1 (Unavailability of Screen Rate Prior to Rate Switch Date),

and if, in either case, that rate is less than zero, the Term Reference Rate shall be deemed to be zero.

“Third Party Disposal” means the disposal of a member of the Group to a person which is not a member of the Group where that disposal is permitted under Clause 28.13 (Disposals) or made with the approval of the Majority Lenders (and the Obligors’ Agent has confirmed this is the case).

“Third Party Security Provider” means Frank's International Operations B.V., incorporated in the Netherlands with registered number 53005082.

~~“Total Bridge Facility Commitments” means the aggregate of the Bridge Facility Commitments, being USD 100,000,000 at the date of this Agreement.~~

“Total Commitments” means the aggregate of the Total Facility A Commitments~~, the Total Bridge Facility Commitments~~  and the Aggregate Total Incremental Facility Commitments, being USD ~~500,000,000~~450,000,000 at the 2026 Effective ~~d~~Date ~~of this Agreement~~.

“Total Facility A Commitments” means the aggregate of the Facility A Commitments, being USD ~~400,000,000~~450,000,000 at the 2026 Effective ~~d~~Date ~~of this Agreement~~.

“Total Incremental Facility Commitments” means, in relation to an Incremental Facility, the aggregate of the Incremental Facility Commitments relating to that Incremental Facility.

“Trade Instruments” means any performance bonds, advance payment bonds or documentary letters of credit issued in respect of the obligations of any member of the Group arising in the ordinary course of trading of that member of the Group.

“Transaction Security” means the Security created or expressed to be created in favour of the Security Agent pursuant to the Transaction Security Documents.

“Transaction Security Documents” means each of the documents entered into by any Obligor creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents.

“Transfer Certificate” means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Obligors’ Agent.

“Transfer Date” means, in relation to an assignment or a transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant Assignment Agreement or Transfer Certificate; and

(b)	the date on which the Agent executes the relevant Assignment Agreement or Transfer Certificate.

“Treasury Transactions” means any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price.

“Unfunded Pension Liability” of any Plan means the amount, if any, by which the present value of the accrued benefits under such Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715 or subsequent recodification thereof, as applicable), exceeds the fair market value of the assets allocable to such liabilities under such Plan.

“Unpaid Sum” means any sum due and payable but unpaid by an Obligor under the Finance Documents.

“US” and “United States” means the United States of America.

“US Bankruptcy Code” means Title 11 of the United States Code (entitled “Bankruptcy”), as amended from time to time and as now or hereafter in effect, or any successor statute thereto.

“US Bankruptcy Laws” means the US Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, suspension of payments, reorganisation or similar debtor relief laws of the United States from time to time in effect and affecting the rights of creditors generally.

“US Obligor” means any Obligor that is incorporated or organised under the laws of the United States of America, any state or territory thereof or the District of Columbia.

“US Tax Obligor” means:

(a)	an Obligor which is resident for tax purposes in the US; or

(b)	an Obligor some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes.

“US Withholding Tax Form” means whichever of the following is relevant (including in each case any successor form):

(a)	IRS Form W-8BEN or W-8BEN-E,

(b)	IRS Form W-8IMY (with appropriate attachments),

(c)	IRS Form W-8ECI,

(d)	IRS Form W-8EXP,

(e)	IRS Form W-9,

(f)

in the case of a Lender relying on the so-called “portfolio interest exemption,” IRS Form W-8BEN or W-8BEN-E and a certificate to the effect that such Lender is not (1) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of the relevant Obligor within the meaning of section 881(c)(3)(B) of the Code, or (3) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code, or

(g)

any other IRS form by which a person may claim complete exemption from, or reduction in the rate of, withholding (including backup withholding) of US federal income tax on interest and other payments to that person.

“Utilisation” means a Loan or a Letter of Credit.

“Utilisation Date” means the date of a Utilisation, being the date on which the relevant Loan is to be made or the relevant Letter of Credit is to be issued.

“Utilisation Request” means a notice substantially in the relevant form set out in Part 1 of Schedule 3 (Requests and Notices).

“VAT” means:

(a)	any value added tax imposed by the Value Added Tax Act 1994;

(b)	any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

(c)

any other tax of a similar nature, whether imposed in the United Kingdom or in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in paragraphs (a) or (b) above, or imposed elsewhere.

1.2         Construction

(a)	Unless a contrary indication appears, a reference in this Agreement to:

(i)

the “Agent”, any “Arranger”, any “Finance Party”, any “Issuing Bank”, any “Lender”, any “Obligor”, any “Party”, any “Secured Party”, the “Security Agent” or any other person shall be construed so as to include its successors in title, permitted assigns and permitted transferees to, or of, its rights and/or obligations under the Finance Documents and, in the case of the Security Agent, any person for the time being appointed as Security Agent or Security Agents in accordance with the Finance Documents;

(ii)	a document in “agreed form” is a document which is previously agreed in writing by or on behalf of the Obligors’ Agent and the Agent;

(iii)	an “amendment” includes any amendment, supplement, variation, novation, modification, replacement or restatement (however fundamental) and “amend” and “amended” shall be construed accordingly;

(iv)	“assets” includes present and future assets, properties, revenues and rights of every description;

(v)	a “company” includes a company, a corporation or a limited partnership;

(vi)

a “Finance Document” or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, extended or restated or replaced from time to time (however fundamentally) and includes any increase in, addition to, extension of or change to any facility made under such agreement or instrument;

(vii)	a “group of Lenders” includes all the Lenders;

(viii)

“guarantee” means (other than for the purposes of the definition of “Letter of Credit” and in Clause 24 (Guarantee and Indemnity)) any guarantee, letter of credit, bond, indemnity or similar assurance against loss, or any obligation, direct or indirect, actual or contingent, to purchase or assume any indebtedness of any person or to make an investment in or loan to any person or to purchase assets of any person where, in each case, such obligation is assumed in order to maintain or assist the ability of such person to meet its indebtedness;

(ix)	“including” means including without limitation and “includes” and “included” shall be construed accordingly;

(x)	“indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(xi)	the “Interest Period” of a Letter of Credit shall be construed as a reference to the Term of that Letter of Credit;

(xii)

a Lender’s “cost of funds” in relation to its participation in a Loan is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Loan for a period equal in length to the Interest Period of that Loan;

(xiii)	a Lender’s “participation” in relation to a Letter of Credit, shall be construed as a reference to the relevant amount that is or may be payable by a Lender in relation to that Letter of Credit;

(xiv)

a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership, any governmental or other entity (whether or not having separate legal personality);

(xv)

a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law, but if not having the force of law, being one with which it is the practice of the relevant person to comply) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self‑regulatory or other authority or organisation;

(xvi)	“shares” includes shares or limited partnership interests and share capital includes partnership capital;

(xvii)

“sub-participation” means any sub-participation or sub-contract (whether risk, or funded, written or oral) or any other agreement or arrangement having an economically substantially similar effect; by a Lender of or in relation to any of its rights or obligations under, or its legal, beneficial or economic interest in relation to, any Facility and/or Finance Documents to a counterparty, and “sub-participate” shall be construed accordingly;

(xviii)	a Utilisation made or to be made to a Borrower includes a Letter of Credit issued on its behalf;

(xix)	a provision of law is a reference to that provision as amended or re‑enacted; and

(xx)	a time of day is a reference to London time; and

(xxi)	the singular includes the plural (and vice versa).

(b)

The determination of the extent to which a rate is “for a period equal in length” to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement.

(c)	Section, Clause and Schedule headings are for ease of reference only.

(d)

Unless a contrary indication appears a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(e)

A Borrower providing “cash cover” or “cash collateral” (as such terms are used interchangeably in this Agreement) for a Letter of Credit or an Ancillary Facility means a Borrower paying an amount in the currency of the Letter of Credit (or, as the case may be, Ancillary Facility) to an interest‑bearing account in the name of that Borrower and the following conditions being met:

(i)	the account is with the Issuing Bank or Ancillary Lender for which that cash cover is to be provided;

(ii)

subject to paragraph (b) of Clause 7.6 (Regulation and Consequences of Cash Cover Provided by Borrower), until no amount is or may be outstanding under that Letter of Credit or Ancillary Facility, withdrawals from the account may only be made to pay the relevant Finance Party amounts due and payable to it under this Agreement in respect of that Letter of Credit or Ancillary Facility;

(iii)

if required by the Issuing Bank or Ancillary Lender that Borrower has executed a security document over that account, in form and substance satisfactory to the Finance Party (acting reasonably) with which that account is held, creating a first ranking security interest over that account; and

(iv)	the Borrower has notified the Agent that cash cover is held by an Issuing Bank.

(f)	A Default or Event of Default is “continuing” if it has not been remedied or waived.

(g)	A Borrower “repaying” or “prepaying” a Letter of Credit or Ancillary Outstandings means:

(i)	that Borrower providing cash cover for that Letter of Credit or in respect of the Ancillary Outstandings, which shall be notified to the Agent where the cash cover is held by an Issuing Bank;

(ii)	the maximum amount payable under the Letter of Credit or Ancillary Facility being reduced or cancelled in accordance with its terms;

(iii)	the Issuing Bank or Ancillary Lenders being satisfied that it has no further liability under that Letter of Credit or Ancillary Facility;

(iv)

in the case of a Letter of Credit, a member of the Group has made a payment under paragraph (b) of Clause 7.2 (Claims under a Letter of Credit) or paragraph (a) of Clause 7.3 (Indemnities) in respect of a Letter of Credit;

(v)

in the case of a Letter of Credit, or a bank guarantee or letter of credit issued under an Ancillary Facility, that instrument expires in accordance with its terms or is otherwise returned to the Issuing Bank or Ancillary Lender, in each case, with its written confirmation that it is unconditionally released and cancelled; or

(vi)

a bank or financial institution which complies with the requirements under Clause 6.5(f) (Term of Letters of Credit) (if applicable) and has a rating for its long term unsecured and non credit enhanced debt obligations of BBB- or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or Baa2 of higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised rating agency has issued, in favour of the relevant Issuing Bank or Ancillary Lender an unconditional and irrevocable guarantee, indemnity, counter-indemnity or similar assurance against financial loss in respect of amounts due under that Letter of Credit or Ancillary Facility, and the amount by which a Letter of Credit is, or Ancillary Outstandings are, repaid or prepaid under paragraphs (i) to (ii) above is the amount of the relevant cash cover, reduction, payment, release or cancellation or assurance.

(h)	An amount borrowed includes any amount utilised by way of Letter of Credit or under an Ancillary Facility.

(i)	A Lender funding its participation in a Utilisation includes a Lender participating in a Letter of Credit.

(j)	Amounts outstanding under this Agreement include amounts outstanding under or in respect of any Letter of Credit.

(k)	An outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the relevant Borrower in respect of that Letter of Credit at that time.

(l)	A Borrower’s obligation on Utilisations becoming “due and payable” includes the Borrower repaying any Letter of Credit in accordance with paragraph 1.2(h) above.

(m)

Where the Agent is referred to in this Agreement as acting “reasonably” or in a “reasonable” manner or coming to an opinion or determination that is “reasonable” (or any similar or analogous wording is used), unless it is not required to do so, this shall mean that the Agent shall, where it has in fact sought such instructions, be acting or coming to an opinion or determination on the instructions of the Majority Lenders (or any relevant group of Lenders) acting or coming to an opinion or determination on the instructions of the Majority Lenders (or any relevant group of Lenders) acting reasonably and that the Agent shall be under no obligation to determine the reasonableness of such instructions from the Majority Lenders (or any relevant group of Lenders) or whether in giving such instructions the Majority Lenders are acting in a reasonable manner.

(n)

No Default or Event of Default or breach of any representation, warranty, undertaking or other terms of a Finance Document shall arise in respect of any monetary threshold being exceeded merely as the result of a subsequent change in the currency equivalent of an amount that has been converted into a currency for the purpose of calculating such monetary threshold which is due to fluctuations in the exchange rate since the date on which such amount was first converted into a currency (and such currency equivalent shall be calculated at the date the relevant member of the Group is making a commitment, incurring or making the relevant disposal, acquisition, investment, lease, loan, debt or guarantee or taking any other relevant action).

(o)	A reference in this Agreement to a page or screen of an information service displaying a rate shall include:

(i)	any replacement page of that information service which displays that rate; and

(ii)	the appropriate page of such other information service which displays that rate from time to time in place of that information service,

and, if such page or service ceases to be available, shall include any other page or service displaying that rate specified by the Agent after consultation with the Obligors’ Agent.

(p)	A reference in this Agreement to a Central Bank Rate shall include any successor rate to, or replacement rate for, that rate.

(q)	Any Reference Rate Supplement relating to a currency overrides anything relating to that currency in:

(iii)	Schedule 16 (Reference Rate Terms); or

(iv)	any earlier Reference Rate Supplement,

provided that a Reference Rate Supplement may not effect any reduction in the Margin.

(r)	A Compounding Methodology Supplement relating to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate overrides anything relating to that rate in:

(v)	Schedule 17 (Daily Non-Cumulative Compounded RFR Rate) or Schedule 18 (Cumulative Compounded RFR Rate), as the case may be; or

(vi)	any earlier Compounding Methodology Supplement.

(s)

Any reference in this Agreement or any other Finance Document to a merger, transfer, conveyance, disposal, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, corporation or partnership, or an allocation of assets to a series of limited liability companies, partnerships or corporations (or the unwinding of such a division or allocation), as if it were a merger, transfer, disposal, conveyance, consolidation, amalgamation, consolidation, assignment, sale or transfer, or similar term, as applicable, to, of or with a separate person. Any division of a limited liability company, corporation or partnership shall be deemed to constitute the formation of a separate person, and any such division shall constitute a separate person hereunder and under the other Finance Documents (and each division of any limited liability company that is a Subsidiary, Joint Venture or any other like term shall also constitute such a person or entity).

(t)

Notwithstanding any other term of the Finance Documents, no failure to comply with a Finance Document (including any obligation to pay any amount to a Sanctioned Finance Party) where to comply with that term would result in a breach of any Sanctions Law and Regulations shall (or shall be deemed to) constitute a breach of any representation and warranty or undertaking in the Finance Documents or result in the occurrence of a Default or an Event of Default and shall be expressly permitted under the terms of the Finance Documents.

(u)

For the avoidance of doubt and notwithstanding anything to the contrary in the Finance Documents, no member of the Group will be deemed to be bankrupt, insolvent or unable to pay its debts as they fall due (whether under applicable law or otherwise) as a result of any balance sheet deficiency or negative equity.

(v)

In the event that any amount or transaction meets the criteria of more than one of the baskets or exceptions set out in this Agreement, the Obligors’ Agent will classify and may from time to time reclassify that amount or transaction to a particular basket or exception within that specific permitted definition and will only be required to include that amount or transaction in one of those baskets or exceptions (and, for the avoidance of doubt, an amount or transaction may at the option of the Obligors’ Agent be split between different baskets or exceptions).

(w)

When establishing whether any action, transaction and/or incurrence of a liability (in each case including any replacement, renewal or extension thereof) is, was and/or remains permitted under the Finance Documents, the Group shall be entitled to rely on the fact that such action, transaction and/or incurrence was permitted at the time that action was originally taken, that transaction was originally committed to or that liability was originally incurred (as the case may be).

(x)

In the event that a transaction is committed, incurred or entered into (or, as the case may be, not committed, incurred or entered into) by any member of the Group by reference to the Total Net Leverage, EBITDA, Interest Cover or assets of the Group as at any particular date, provided such action or lack of action was not in breach of any of the provisions of the Finance Documents as at that particular date, it shall be treated as having been duly and properly incurred, and that transaction shall not constitute, or be deemed to constitute, or result in, a breach of any provision of the Finance Documents or a Default or an Event of Default if there is a subsequent change in the Total Net Leverage, EBITDA or Interest Cover or assets of the Group, as applicable.

(y)

If any receivable (or any part thereof) has been sold or discounted on a basis which means it would be treated as off balance sheet or derecognised under the Accounting Principles, that receivable shall be considered to have been sold or discounted on a non-recourse basis.

(z)

No breach of the Existing RCF resulting from a grant of Transaction Security in relation to this Agreement will be a Default or a breach under this Agreement or any Finance Document. Each Lender that is a “Lender” (or whose Affiliate or Related Fund is a “Lender”) under and as defined in the Existing RCF hereby waives any breach of the Existing RCF resulting from the grant of any Transaction Security in relation to this Agreement. Other than to the extent of this clause, the consents and waivers under this clause shall not be construed as a waiver of any obligations of or Default by any Obligor under any Finance Document and no failure to exercise nor any delay in exercising on the part of any Finance Party any right or remedy under the Finance Documents nor anything else which any Finance Party has or may have agreed or done, will or is intended to operate as a waiver of any Default, any obligations of any Obligor or any right or remedy of any Finance Party and all such rights and remedies being hereby reserved.

1.3         Currency Symbols and Definitions

“$”, “USD” and “dollars” denote the lawful currency of the United States of America.

“£”, “GBP” and “sterling” denote the lawful currency of the United Kingdom.

“€”, “EUR” and “euro” denote the single currency of the Participating Member States.

1.4         Third Party Rights

(a)

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement.

(b)	Notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

(c)	The Pension Trustee may, subject to this Clause 1.4 and the Third Parties Act, rely on any Clause of this Agreement which expressly confers rights on it.

1.5         Calculation of Commitments

For the purposes of ascertaining whether any relevant percentage of Commitments or Utilisations has been obtained under or established for the purposes of this Agreement, including, without limitation, for the purposes of establishing whether any Lender or relevant group of Lenders has given its consent or approval to any matter, or in order to determine any Lender’s share of Commitments or Utilisations, the Agent will notionally convert any Commitment or Utilisation not denominated in the Base Currency into the Base Currency at the Agent’s spot rate of exchange.

1.6         Dutch Terms

In this Agreement, where it relates to an Obligor incorporated in the Netherlands or the context so requires, a reference to:

(a)	“The Netherlands” means the European part of the Kingdom of The Netherlands and Dutch means in or of The Netherlands;

(b)

“works council” means each works council (ondernemingsraad) or central or group works council (centrale of groeps ondernemingsraad) within the meaning of the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) having jurisdiction over that person;

(c)

a “necessary action to authorise” includes any action required to comply with the Works Councils Act of the Netherlands (Wet op de ondernemingsraden) and obtaining an unconditional positive advice (advies) from the competent works council(s);

(d)	“financial assistance” includes any act contemplated by Section 2:98c of the Dutch Civil Code;

(e)

“constitutional documents” means the articles of association (statuten) and deed of incorporation (akte van oprichting) and an up‑to‑date extract of registration of the Trade Register of the Dutch Chamber of Commerce;

(f)

a “security interest” or “security” includes any mortgage (hypotheek), pledge (pandrecht), retention of title arrangement (eigendomsvoorbehoud), right of retention (recht van retentie), right to reclaim goods (recht van reclame) and any right in rem (beperkt recht) created for the purpose of granting security (goederenrechtelijke zekerheid);

(g)	a “winding‑up”, “administration” or “dissolution” includes declared bankrupt (failliet verklaard) or dissolved (ontbonden);

(h)	a “moratorium” includes (voorlopige) surseance van betaling and a “moratorium is declared” includes (voorlopige) surseance verleend;

(i)

any “procedure or step” taken in connection with insolvency proceedings includes that person having filed a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990) or Section 60 of the Social Insurance Financing Act of the Netherlands (Wet Financiering Sociale Verzekeringen) in conjunction with Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990);

(j)

a “liquidator”, “receiver”, “administrative receiver”, “administrator”, “compulsory manager” or “other similar officer” includes a curator, a beoogd curator, a bewindvoerder, a beoogd bewindvoerder, a herstructureringsdeskundige or an observatory;

(k)

a “reorganisation” in the context of insolvency or insolvency proceedings includes statutory proceedings for the restructuring of debt (akkoordprocedure) under the Dutch Bankruptcy Act (Faillissementswet);

(l)	a “composition” includes an akkoord within the meaning the Dutch Bankruptcy Act (Faillissementswet); and

(m)	an “attachment” includes a conservatoir beslag or executoriaal beslag.

1.7         Scottish terms

In this Agreement and any Finance Document, a reference to:

(a)	assignment includes assignation under Scots law;

(b)	attachment shall include execution and diligence under Scots law;

(c)	execute means in relation to any Scots law governed document that such document is subscribed;

(d)	release, re-assign and/or re-transfer shall, to the extent it relates to assets located in Scotland or otherwise governed by Scots law be construed to also refer to retrocess;

(e)	set-off includes retention, compensation and the balancing of accounts in insolvency;

(f)	stay or stayed means sist under Scots law; and

(g)	the Third Parties Act includes the Contract (Third Party Rights) (Scotland) Act 2017.

Section 2
The Facilities

2.           The Facilities

2.1         The Facilities

~~(a)~~	~~Subject to the terms of this Agreement, the Lenders make available:~~

(~~i~~a)

Subject to the terms of this Agreement, the Lenders make available a senior secured multicurrency revolving loan facility in an aggregate amount the Base Currency Amount of which is equal to the Total Facility A Commitments~~; and~~.

~~(ii)~~	~~a term loan bridge facility in an aggregate amount the Base Currency of which is equal to the Total Bridge Facility Commitments.~~

(b)	Facility A ~~and the Bridge Facility~~ will be available to all the Borrowers.

(c)	Subject to the terms of this Agreement and the Ancillary Documents, an Ancillary Lender may make all or part of its Commitment available to any Borrower as an Ancillary Facility.

2.2         Incremental Facilities

One or more Incremental Facilities may be established and made available pursuant to Clause 10 (Establishment of Incremental Facilities).

2.3         Increase

(a)	The Obligors’ Agent may by giving prior notice to the Agent by no later than the date falling 10 Business Days after the effective date of a cancellation of:

(i)	the Available Commitments of a Defaulting Lender in accordance with Clause 12.7 (Right of Cancellation in Relation to a Defaulting Lender); or

(ii)	the Commitments of a Lender in accordance with:

(A)         Clause 12.1 (Illegality); or

(B)         paragraph (a) of Clause 12.6 (Right of Cancellation and Repayment in Relation to a Single Lender or Issuing Bank),

request that the Commitments relating to any Facility be increased (and the Commitments relating to that Facility shall be so increased) in an aggregate amount in the Base Currency of up to the amount of the Available Commitments or Commitments relating to that Facility so cancelled as follows:

(iii)

the increased Commitments will be assumed by one or more Eligible Institutions (each an “Increase Lender”) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

(iv)

each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(v)

each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;

(vi)	the Commitments of the other Lenders shall continue in full force and effect; and

(vii)

any increase in the Commitments relating to a Facility shall, subject to the conditions set out in paragraphs (g) and (h) below, take effect on the date specified by the Obligors’ Agent in the notice referred to above or any later date on which the Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.

(b)

The Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.

(c)

The Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.

(d)	An increase in the Commitments relating to a Facility will only be effective if the Increase Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement.

(e)	The consent of the Issuing Bank is required for an increase in the Total Facility A Commitments.

(f)

Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

(g)

The Obligors’ Agent shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with any increase in Commitments under this Clause 2.3.

(h)

The Increase Lender shall, on the date upon which the increase takes effect, pay to the Agent (for its own account) a fee in an amount equal to the fee which would be payable under Clause 30.4 (Assignment or Transfer Fee) if the increase was a transfer pursuant to Clause 30.6 (Procedure for Transfer) and if the Increase Lender was a New Lender.

(i)	The Obligors’ Agent may pay, or cause to be paid, to the Increase Lender a fee in the amount and at the times agreed between the Obligors’ Agent and the Increase Lender in a Fee Letter.

(j)

Neither the Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

(k)	Clause 30.5 (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:

(i)	an “Existing Lender” were references to all the Lenders immediately prior to the relevant increase;

(ii)	the “New Lender” were references to that “Increase Lender”; and

(iii)	a “re‑transfer” and “re‑assignment” were references to respectively a “transfer” and “assignment”.

2.4         Finance Parties’ Rights and Obligations

(a)

The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)

The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

2.5         Obligors’ Agent

(a)

Each Obligor (other than the Obligors’ Agent) by its execution of this Agreement or an Accession Deed irrevocably appoints, to the extent legally permissible, Expro Holdings UK 3 Limited (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:

(i)

Expro Holdings UK 3 Limited on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give and receive all notices and instructions (including, in the case of a Borrower, Utilisation Requests ~~and Selection Notices~~), to agree to any Incremental Facility Terms and to deliver any Incremental Facility Notice, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	each Finance Party to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to Expro Holdings UK 3 Limited,

and in each case the Obligor shall be bound as though the Obligor itself had given the notices and instructions (including, without limitation, any Utilisation Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.

(b)

Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of another Obligor or in connection with any Finance Document (whether or not known to any other Obligor and whether occurring before or after such other Obligor became an Obligor under any Finance Document) shall be binding for all purposes on that Obligor as if that Obligor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and any other Obligor, those of the Obligors’ Agent shall prevail.

(c)

In accordance with the definition of “Obligors’ Agent” the Obligors may, in agreement with the Agent, Obligors’ Agent and Parent appoint another member of the Group to act as Obligors’ Agent for all purposes under the Finance Documents.

2.6         Lender Affiliates and Facility Office

(a)

In respect of a Utilisation to a particular Borrower (a “Designated Utilisation”) a Lender (a “Designating Lender”) may at any time and from time to time designate (by written notice to the Agent and the Obligors’ Agent):

(i)	a substitute Facility Office from which it will make Designated Utilisations (a “Substitute Facility Office”); or

(ii)	nominate an Affiliate to act as the Lender of Designated Utilisations (a “Substitute Affiliate Lender”).

(b)

A notice to nominate a Substitute Affiliate Lender must be in the form set out in Schedule 15 (Form of Substitute Affiliate Lender Designation Notice) and be countersigned by the relevant Substitute Affiliate Lender confirming it will be bound as a Lender under this Agreement and the Intercreditor Agreement in respect of the Designated Utilisations in respect of which it acts as Lender.

(c)

The Designating Lender will act as the representative of any Substitute Affiliate Lender it nominates for all administrative purposes under this Agreement. The Obligors, the Agent, the Security Agent and the other Finance Parties will be entitled to deal only with the Designating Lender, except that payments will be made in respect of Designated Utilisations to the Facility Office of the Substitute Affiliate Lender. In particular the Commitments of the Designating Lender will not be treated as reduced by the introduction of the Substitute Affiliate Lender for voting purposes under this Agreement or the other Finance Documents.

(d)

Save as mentioned in paragraph (c) above, a Substitute Affiliate Lender will be treated as a Lender for all purposes under the Finance Documents and having a Commitment equal to the principal amount of all Designated Utilisations in which it is participating if and for so long as it continues to be a Substitute Affiliate Lender under this Agreement.

(e)

A Designating Lender may revoke its designation of an Affiliate as a Substitute Affiliate Lender by notice in writing to the Agent and the Obligors’ Agent provided that such notice may only take effect when there are no Designated Utilisations outstanding to the Substitute Affiliate Lender. Upon such Substitute Affiliate Lender ceasing to be a Substitute Affiliate Lender the Designating Lender will automatically assume (and be deemed to assume without further action by any Party) all rights and obligations previously vested in the Substitute Affiliate Lender.

(f)

If a Designating Lender designates a Substitute Facility Office or Substitute Affiliate Lender in accordance with this Clause the provisions of paragraph (~~e~~d) of Clause 30.3 (Other Conditions of Assignment or Transfer) shall not apply to or in respect of any Substitute Facility Office or Substitute Affiliate Lender.

(g)	If:

(i)	a Designating Lender designates a Substitute Facility Office or Substitute Affiliate Lender in accordance with this Clause; and

(ii)

as a result of circumstances existing at the date the designation occurs, an Obligor would be obliged to make a payment to the Substitute Affiliate Lender or Lender acting through a Substitute Facility Office under Clause 19.2 (Tax Gross‑Up) or Clause 20 (Increased Costs),

then, the Substitute Affiliate Lender or Designating Lender acting through a Substitute Facility Office is only entitled to receive payment under those Clauses to the same extent as the Designating Lender would have been if the designation had not occurred.

(h)

No member of the Group will be liable to pay any fees, costs or expenses in connection with any designation under this Clause 2.6 (Lender Affiliates and Facility Office) by any Lender, including, without limitation, any filing, notary or registration cost necessary to perfect, protect or preserve any Security or rights arising under any Finance Document.

3.	Purpose

3.1	Purpose

(a)

Each Borrower shall apply all amounts borrowed by it under Facility A towards directly or indirectly financing (or refinancing amounts spent on) on the general corporate purposes and/or working capital purposes of the Group.

~~(b)~~

~~Each Borrower shall apply all amounts borrowed by it under the Bridge Facility towards directly or indirectly financing (or refinancing amounts spent on) acquisitions and investments, including repaying target entity indebtedness (including breakage and other transaction costs, prepayment fees or penalties and hedging termination costs) and capital expenditure in relation to acquisitions as well as any fees, costs and expenses associated with the foregoing.~~

(~~c~~b)

Each Borrower shall apply all amounts borrowed by it under an Incremental Facility for the purpose(s) specified in the Incremental Facility Notice relating to that Incremental Facility which shall be the same as the purpose of Facility A.

3.2	Monitoring

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.	Conditions of Utilisation

4.1	Initial Conditions Precedent

(a)

The Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to any Utilisation if on or before Closing Date, the Agent has received all of the documents and other evidence listed in Part 1 (Conditions Precedent to First Utilisation) of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent (acting on the instructions of the Majority Lenders). The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being so satisfied.

(b)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(c)

The Incremental Facility Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation) in relation to any Incremental Facility Loan if on or before the Utilisation Date for that Loan, the Agent has received all of the Incremental Facility Conditions Precedent relating to the relevant Incremental Facility (if any) in form and substance satisfactory to the Agent (acting on the instructions of the Incremental Facility Majority Lenders). The Agent shall notify the Obligors’ Agent and the Incremental Facility Lenders promptly upon being so satisfied.

(d)

Other than to the extent that the Incremental Facility Majority Lenders under the relevant Incremental Facility notify the Agent in writing to the contrary before the Agent gives a notification described in paragraph (c) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

4.2         Further Conditions Precedent

Subject to Clause 4.1 (Initial Conditions Precedent), the Lenders will only be obliged to comply with Clause 5.4 (Lenders’ Participation), if on the date of the Utilisation Request and on the proposed Utilisation Date:

(a)	in the case of a Rollover Loan, no Acceleration Event is continuing; and

(b)

in the case of any other Utilisation (i) no Event of Default is continuing or would result from the proposed Utilisation; and (ii) in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 25 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true and correct.

4.3         Conditions Relating to Optional Currencies

(a)	A currency will constitute an Optional Currency in relation to a Revolving Facility Utilisation if:

(i)

it is readily available in the amount required and freely convertible into the Base Currency in the wholesale market for that currency on the Quotation Day and the Utilisation Date for that Utilisation; and

(ii)

it is GBP, EUR or has been approved by the Agent (acting on the instructions of all the Lenders participating in that Utilisation) or, in the case of a Letter of Credit it is GBP, EUR or has been approved by the Agent and the relevant Issuing Bank in respect of that Letter of Credit, in each case on or prior to receipt by the Agent of the relevant Utilisation Request for that Utilisation.

(b)	A currency will constitute an Optional Currency in relation to an Incremental Facility if it is specified in the Incremental Facility Notice relating to that Incremental Facility.

(c)	If the Agent has received a written request from the Obligors’ Agent for a currency to be approved under paragraph (a)(ii) above, the Agent will confirm to the Obligors’ Agent by the Specified Time:

(i)	whether or not the Lenders have granted their approval; and

(ii)	if approval has been granted, the minimum amount for any subsequent Utilisation in that currency.

4.4	Maximum Number of Utilisations

(a)	A Borrower (or the Obligors’ Agent on its behalf) may not deliver a Utilisation Request if as a result of the proposed Utilisation:

(i)	more than 20 (twenty) Facility A Loans (other than Incremental Facility Loans) would be outstanding; or

~~(ii)~~	~~more than 3 (three) Bridge Facility Loans would be outstanding; or~~

(ii~~i~~)	more than 10 (ten) Incremental Facility Loans would be outstanding.

(b)	A Borrower (or the Obligors’ Agent) may not request that a Facility A Loan or an Incremental Facility Loan be divided.

(c)	Any Loan made by a single Lender under Clause 9.2 (Unavailability of a Currency) shall not be taken into account in this Clause 4.4.

(d)	Any Separate Facility A Loan shall not be taken into account in this Clause 4.4.

Section 3
Utilisation

5.	Utilisation – Loans

5.1	Delivery of a Utilisation Request

A Borrower (or the Obligors’ Agent on its behalf) may utilise a Facility by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2	Completion of a Utilisation Request for Loans

(a)	Each Utilisation Request for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(i)	it identifies the Borrower, and the Facility to be utilised;

(ii)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to that Facility;

(iii)	the currency and amount of the Utilisation comply with Clause 5.3 (Currency and Amount); and

(iv)	the proposed Interest Period complies with Clause 16 (Interest Periods).

(b)	Only one Utilisation may be requested in each Utilisation Request.

5.3         Currency and Amount

(a)	The currency specified in a Utilisation Request must be~~:~~ the Base Currency or an Optional Currency.

~~(i)~~	~~in relation to a Revolving Facility, the Base Currency or an Optional Currency; and~~

~~(ii)~~	~~in relation to the Bridge Facility, the Base Currency.~~

(b)	The amount of the proposed Utilisation must be:

(i)	for Facility A:

(A)         if the currency selected is the Base Currency, a minimum of USD 1,000,000 or, if less, the Available Facility; or

(B)         if the currency selected is GBP or EUR, a minimum of GBP 1,000,000 or EUR 1,000,000, respectively, or, if less, the Available Facility;

(C)         if the currency selected is any other Optional Currency, the minimum amount specified by the Agent pursuant to paragraph (c)(ii) of Clause 4.3 (Conditions Relating to Optional Currencies) or, if less, the Available Facility; or

~~(ii)~~	~~for the Bridge Facility, a minimum of USD 1,000,000 or, if less, the Available Facility; or~~

(ii~~i~~)	for any Incremental Facility, the minimum amounts and (if applicable) integral multiples set out in the related Incremental Facility Notice.

5.4	Lenders’ Participation

(a)

If the conditions set out in this Agreement have been met, and subject to Clause 11.1 (Repayment of Loans), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)

Other than as set out in paragraph (c) below, the amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)

If a Utilisation is made to repay Ancillary Outstandings, each Lender’s participation in that Utilisation will be in an amount (as determined by the Agent) which will result as nearly as possible in the aggregate amount of its participation in the Utilisations then outstanding bearing the same proportion to the aggregate amount of the Utilisations then outstanding as its Commitment bears to the Total Commitments.

(d)

The Agent shall determine the Base Currency Amount of each Loan which is to be made in an Optional Currency and notify each Lender of the amount, currency and the Base Currency Amount of each Loan, the amount of its participation in that Loan and, if different, the amount of that participation to be made available in accordance with Clause 36.1 (Payments to the Agent) by the Specified Time.

5.5         Limitations on Utilisations

~~(a)~~	~~The maximum number of Bridge Facility Utilisations shall not at any time exceed 3 Utilisations.~~

~~(b)~~	No Incremental Facility shall be utilised before Facility A ~~and the Bridge Facility have~~has been utilised.

5.6         Cancellation of Commitment

(a)	Facility A Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for Facility A.

~~(b)~~	~~Bridge Commitments which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for the Bridge Facility.~~

(~~c~~b)

The Incremental Facility Commitments relating to an Incremental Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Incremental Facility.

5.7         Facility A Extension Option

(a)

The Obligors’ Agent may request an extension of the Facility A Maturity Date once over the life of Facility A for a period of no more than twelve months by notifying the Agent in writing (the "Facility A Extension Request"). Upon receipt of the Facility A Extension Request, the Agent shall promptly forward a copy of the same to each of the Facility A Lenders.

(b)	The Facility A Extension Request shall be irrevocable and shall be exercisable no more than six Months prior to and no less than one Month prior to the Facility A Maturity Date.

(c)

If a Facility A Lender, in its sole discretion, agrees to the extension requested by the Obligors' Agent, it shall give notice to the Agent (a "Facility A Notice of Extension") no later than 10 Business Days after the Facility A Extension Request. Upon receipt of a Facility A Notice of Extension, the Agent shall promptly forward the same to the Obligors' Agent. If a Facility A Lender does not give a Facility A Notice of Extension by such date, then that Facility A Lender shall be deemed to have refused the extension. Nothing shall oblige a Facility A Lender to agree to a Facility A Extension Request.

(d)

If a Facility A Lender has agreed to the Facility A Extension Request, the Facility A Maturity Date for that lender (an "Extending Facility A Lender") shall be extended by a period of twelve months from the Facility A Maturity Date applicable prior to the delivery of the Facility A Extension Request.

(e)

If a Facility A Lender is not an Extending Facility A Lender in respect of the Facility A Extension Request, then the Facility A Maturity Date for that Facility A Lender will remain the date without the requested extension.

(f)	In addition to the acceptance of a Facility A Extension Request, the Facility A Maturity Date shall only be extended if:

(i)

the Obligors’ Agent pays or procures the payment of the Extension Fee to the Agent (for the account of each Lender whose Facility A Commitments are extended pursuant to the extension request) on the day of the extension becoming effective in accordance with the terms of the Facility A Extension Request (the "Facility A Extension Date"); and

(ii)	as at the Facility A Extension Date, no Event of Default has occurred and is continuing.

~~5.8~~	~~Bridge Facility Extension Option~~

~~(a)~~

~~The Obligors~~’ ~~Agent may extend the Bridge Facility Maturity Date once over the life of the Bridge Facility for a period of no more than six Months by notifying the Agent in writing (the~~ “~~Bridge Facility Extension Request”). Upon receipt of the Bridge Facility Extension Request, the Agent shall promptly forward a copy of the same to each of the Bridge Facility Lenders.~~

~~(b)~~	~~The Bridge Facility Extension Request shall be irrevocable and shall be exercisable no more than 90 days prior to and no less than 30 days prior to the Bridge Facility Maturity Date.~~

~~(c)~~

~~If a Bridge Facility Lender, in its sole discretion, agrees to the extension requested by the Obligors' Agent, it shall give notice to the Agent (a "Bridge Facility Notice of Extension") no later than 10 Business Days after the Bridge Facility Extension Request. Upon receipt of a Bridge Facility Notice of Extension, the Agent shall promptly forward the same to the Obligors' Agent. If a Bridge Facility Lender does not give a Bridge Facility Notice of Extension by such date, then that Bridge Facility Lender shall be deemed to have refused the extension. Nothing shall oblige a Bridge Facility Lender to agree to a Bridge Facility Extension Request.~~

~~(d)~~

~~If a Bridge Facility Lender has agreed to the Bridge Facility Extension Request, the Bridge Facility Maturity Date for that lender (an "Extending Bridge Facility Lender") shall be extended by a period of six Months from the Bridge Facility Maturity Date applicable prior to the delivery of the Bridge Facility Extension Request.~~

~~(e)~~

~~If a Bridge Facility Lender is not an Extending Bridge Facility Lender in respect of the Bridge Facility Extension Request, then the Bridge Facility Maturity Date for that Bridge Facility Lender will remain the date without the requested extension.~~

~~(f)~~	~~In addition to the acceptance of a Bridge Facility Extension Request, the Bridge Facility Maturity Date shall only be extended if:~~

~~(i)~~

~~the Obligors~~’ ~~Agent pays or procures the payment of the Extension Fee to the Agent (for the account of each Lender whose Bridge Facility Commitments are extended pursuant to the extension request) on the day of the extension becoming effective in accordance with the terms of the Bridge Facility Extension Request (the "Bridge Facility Extension Date"); and~~

~~(ii)~~	~~as at the Bridge Facility Extension Date, no Event of Default has occurred and is continuing.~~

6.	Utilisation – Letters of Credit

6.1	The Facility A and Incremental Facilities

(a)	A Revolving Facility may be utilised by way of Letters of Credit.

(b)	Clause 5 (Utilisation – Loans) does not apply to utilisations by way of Letters of Credit or Incremental Facility Letters of Credit.

(c)

In determining the amount of the Available Facility and a Lender’s L/C Proportion of a proposed Letter of Credit (under Facility A or an Incremental Facility) for the purposes of this Agreement the Available Commitment of a Lender will be calculated ignoring any cash cover provided for outstanding Letters of Credit.

6.2	Delivery of a Utilisation Request for Letters of Credit

A Borrower (or the Obligors’ Agent on its behalf) may request a Letter of Credit to be issued for itself (including for and on behalf of a Subsidiary of the Parent) by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time. For the avoidance of doubt, the obligations of the Borrower (or the Obligors’ Agent on its behalf) under this Agreement shall not be affected in any way whatsoever when a Letter of Credit is issued for and on behalf of a Subsidiary of the Parent and that Subsidiary shall have no rights, remedies nor obligations under this Agreement. This Agreement does not purport to regulate the relations between any Borrower or the Parent and their Subsidiaries for and on behalf of which a Letter of Credit is issued pursuant to this Agreement.

6.3	Completion of a Utilisation Request for Letters of Credit

Each Utilisation Request for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

(a)	it specifies that it is for a Letter of Credit;

(b)

it identifies the Borrower of the Letter of Credit and if the Letter of Credit is issued for that Borrower for and on behalf of a Subsidiary of the Parent, that Borrower shall (a) identify the relevant Subsidiary; (b) supply such documentation and other evidence in respect of the underlying transaction of that Letter of Credit, as is reasonably requested by the Issuing Bank in order for the Issuing Bank to carry out and be satisfied it has complied with all necessary anti-money laundering and financial crime prevention checks under all applicable laws and regulations; and (c) if such Subsidiary is not a wholly-owned member of the Group (A) supply the identity of all minority shareholders if their interests in that Subsidiary represent (in aggregate) less than 10% of its issued capital stock; and (B) supply such documentation and other evidence in respect of the minority shareholders if their interests in that Subsidiary represent (in aggregate) 10% or more of its issued capital stock, and such documentation or other evidence is reasonably requested by the Issuing Bank in order for the Issuing Bank to carry out and be satisfied it has complied with all necessary “know your customer” or similar identification checks under all applicable laws and regulations;

(c)	it specifies the Issuing Bank which has agreed to issue the Letter of Credit;

(d)	the proposed Utilisation Date is a Business Day within the Availability Period applicable to the Facility A or the Incremental Facility, as applicable;

(e)	the currency and amount of the Letter of Credit comply with Clause 6.4 (Currency of Letters of Credit);

(f)	the form of Letter of Credit is attached;

(g)

(A) in relation to a Facility A Letter of Credit, the Expiry Date of the Facility A Letter of Credit is specified and which may fall on any date requested by a Borrower and which may be a date after the Maturity Date applicable to Facility A, provided that the requirements set out in Clause 6.5 (Term of Letters of Credit) will be met on the Maturity Date of Facility A; and (B) in relation to any Incremental Facility Letter of Credit, the Expiry Date of the Incremental Facility Letter of Credit shall be set out in accordance with the terms of the Incremental Facility Notice;

(h)	the delivery instructions for the Letter of Credit are specified;

(i)

it specifies the identity of the beneficiary of the Letter of Credit which (i) is not subject to any applicable Sanctions Laws and Regulations nor is a Sanctions Restricted Person, and (ii) complies with any sanctions checks of the Issuing Bank; and

(j)

in respect of a Letter of Credit which is a Rollover Letter of Credit, it attaches: (A) a copy of the notice of cancellation delivered to the issuing bank of the Existing Guarantee and (B) a copy of the Existing Guarantee, being cancelled pursuant to the notice referred to in paragraph (j)(A) above.

6.4	Currency of Letters of Credit

(a)	The currency specified in a Utilisation Request in respect of Facility A Letter of Credit or an Incremental Facility Letter of Credit must be the Base Currency or an Optional Currency.

(b)	The maximum aggregate amount of Facility A Commitments utilised as Letters of Credit shall not at any time exceed ~~USD100,000,000~~USD150,000,000.

(c)	The amount of a proposed Facility A Letter of Credit must be:

(i)	in a minimum amount of USD 250,000 or its equivalent in another currency or, if less, the Available Facility; or

(ii)

in respect of any Existing Letter of Credit, the amount of that Existing Letter of Credit as at Closing Date and in respect of any amended or extended Existing Letter of Credit in a minimum amount of USD 100,000 or its equivalent in another currency.

6.5	Term of Letters of Credit

(a)

The Issuing Bank will be released from its obligations under a Letter of Credit on the date (if any) notified by the beneficiary of that Letter of Credit to the Issuing Bank as the date upon which the obligations of the Issuing Bank under such Letter of Credit are released.

(b)

Unless previously released under paragraph (a) above, on the Expiry Date (or cancellation or other discharge in a manner satisfactory to the Issuing Bank (acting reasonably)) the obligations of the Issuing Bank under the relevant Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any demand for payment (in a form agreed between the Issuing Bank and the Obligors’ Agent) and validly presented under that Letter of Credit that remains unpaid.

(c)

Notwithstanding anything to the contrary in this Agreement, at any time prior to the Maturity Date in respect of Facility A or the relevant Incremental Facility, a Borrower may request that a Letter of Credit be issued with an Expiry Date that falls after the Maturity Date in respect of the Facility A or the relevant Incremental Facility.

(d)

The Issuing Bank shall issue such Letter of Credit, provided that, on or prior to the date falling 10 Business Days prior to the Maturity Date in respect of Facility A or the relevant Incremental Facility, the Borrower provides cash collateral or a counter‑indemnity to the Issuing Bank (in each case, in the manner set out in paragraphs (e) and (g) below, as applicable). The maximum Term of such cash collateralised or counter‑indemnified (as applicable) Letter of Credit shall not exceed 66 months from the date of issuance of such Letter of Credit. For the avoidance of doubt, no Letter of Credit shall be required to be cash collateralised or counter‑indemnified (as applicable) on or prior to the date falling 10 Business Days prior to the Maturity Date in respect of Facility A or the relevant Incremental Facility (as applicable).

(e)

Cash collateral in cleared funds shall be provided by the relevant Borrower in favour of the Issuing Bank on or prior to the date falling 10 Business Days prior to the Maturity Date in respect of Facility A or the relevant Incremental Facility, in an amount equal to 105 per cent. of the maximum amount payable under the relevant Letter of Credit, or if one or more drawings have been made under the relevant Letter of Credit, 105 per cent. of the highest of the face value of, and the maximum amount capable of being drawn under, that Letter of Credit at that time following such drawing(s) of that Letter of Credit at that time. If cash collateral is provided in accordance with the terms of this Agreement, the relevant Letter of Credit will be deemed to have been repaid on the Maturity Date.

(f)

Counter‑indemnity shall be provided by a bank or financial institution which has a rating for its long term unsecured and non-credit enhanced debt obligations of BBB- or higher by Standard and Poor’s Rating Services or Fitch Ratings Ltd or Baa3 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency (the “Counterindemnity Bank”) in favour of the Issuing Bank on the Maturity Date in respect of Facility A or the relevant Incremental Facility, in an amount equal to 105 per cent. of the maximum amount payable under the relevant Letter of Credit, or if one or more drawings have been made under the relevant Letter of Credit, 105 per cent. of the highest of the face value of, and the maximum amount capable of being drawn under, that Letter of Credit at that time following such drawing(s) of that Letter of Credit at that time, provided that:

(i)	the Issuing Bank is satisfied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the Counterindemnity Bank; and

(ii)	has the necessary credit lines in place in relation to the Counterindemnity Bank.

If counter‑indemnity is provided in a form acceptable to the Issuing Bank in accordance with the terms of this Agreement, the relevant Letter of Credit will be deemed to have been repaid on the Maturity Date.

6.6	Issue of Letters of Credit

(a)	If the conditions set out in this Agreement have been met, the Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)

Subject to Clause 4.1 (Initial Conditions Precedent), the Issuing Bank will only be obliged to comply with paragraph (a) above, if on the date of the Utilisation Request or Renewal Request and on the proposed Utilisation Date:

(i)

in the case of a Letter of Credit to be renewed in accordance with Clause 6.7 (Renewal of a Letter of Credit) no Acceleration Event is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Event of Default is continuing or would result from the proposed Utilisation; and

(ii)

in relation to any Utilisation on the Closing Date, all the representations and warranties in Clause 25 (Representations) or, in relation to any other Utilisation, the Repeating Representations to be made by each Obligor are true and correct.

(c)	The amount of each Lender’s participation in each Letter of Credit will be equal to its L/C Proportion.

(d)

The Agent shall determine the Base Currency Amount of each Letter of Credit which is to be issued in an Optional Currency and shall notify the Issuing Bank of the details of the requested Letter of Credit and its participation in that Letter of Credit by the Specified Time.

(e)

The Issuing Bank has no duty to enquire of any person whether or not any of the conditions set out in paragraph (b) above have been met. The Issuing Bank may assume that those conditions have been met unless it is expressly notified to the contrary by the Agent. The Issuing Bank will have no liability to any person for issuing a Letter of Credit based on such assumption.

(f)	The Issuing Bank is solely responsible for the form of the Letter of Credit that it issues. The Agent has no duty to monitor the form of that document.

(g)

Subject to paragraph (i) of Clause 33.7 (Rights and Discretions), each of the Issuing Bank and the Agent shall provide the other with any information reasonably requested by the other that relates to a Letter of Credit and its issue.

(h)	The Issuing Bank may issue a Letter of Credit in the form of a SWIFT message or other form of communication customary in the relevant market but has no obligation to do so.

6.7	Renewal of a Letter of Credit

(a)

A Borrower (or the Obligors’ Agent on its behalf) may request that any Letter of Credit issued on behalf of that Borrower be renewed by delivery to the Agent of a Renewal Request in substantially similar form to a Utilisation Request for a Letter of Credit by the Specified Time.

(b)

The Finance Parties shall treat any Renewal Request in the same way as a Utilisation Request for a Letter of Credit except that the condition set out in paragraph (f) of Clause 6.3 (Completion of a Utilisation Request for Letters of Credit) shall not apply.

(c)	The terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	Subject to paragraph (e) below, if the conditions set out in this Agreement have been met, the Issuing Bank shall amend and re‑issue any Letter of Credit pursuant to a Renewal Request.

(e)	Where a new Letter of Credit is to be issued to replace by way of renewal an existing Letter of Credit, the Issuing Bank is not required to issue that new Letter of Credit until:

(i)	the Letter of Credit being replaced has been returned to the Issuing Bank or the Issuing Bank is satisfied either that it will be returned to it or otherwise that no liability can arise under it; and

(ii)

the Borrower (or the Obligors’ Agent on its behalf) has paid to the Issuing Bank an amendment fee as set out in and in accordance with paragraph (e) of Clause 18.5 (Fees Payable in Respect of Facility A Letters of Credit) or, as applicable, in accordance with the terms of the relevant Incremental Facility Notice.

6.8	Reduction of a Letter of Credit

(a)	If, on the proposed Utilisation Date of a Letter of Credit, any Lender under Facility A or an Incremental Facility is a Non‑Acceptable L/C Lender and:

(i)	that Lender has failed to provide cash collateral to the Issuing Bank in accordance with Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover); and

(ii)

the Borrower of that proposed Letter of Credit has not exercised its right to provide cash cover to the Issuing Bank in accordance with paragraph (g) of Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover),

the Issuing Bank may reduce the amount of that Letter of Credit by an amount equal to the amount of the participation of that Non‑Acceptable L/C Lender in respect of that Letter of Credit and that Non‑Acceptable L/C Lender shall be deemed not to have any participation (or obligation to indemnify the Issuing Bank) in respect of that Letter of Credit for the purposes of the Finance Documents.

(b)	The Issuing Bank shall notify the Agent and the Obligors’ Agent of each reduction made pursuant to this Clause 6.8.

(c)	This Clause 6.8 shall not affect the participation of each other Lender in that Letter of Credit.

6.9	Revaluation of Letters of Credit

(a)	If any Letters of Credit are denominated in an Optional Currency, the Agent shall:

(i)

at the date of signing the Letter of Credit calculate the Base Currency Amount of each Letter of Credit by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation; and

(ii)

recalculate the Base Currency Amount of each Letter of Credit on 31 December 2025 by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation; and

(iii)

recalculate the Base Currency Amount of each Letter of Credit at six monthly intervals thereafter by notionally converting into the Base Currency the outstanding amount of that Letter of Credit on the basis of the Agent’s Spot Rate of Exchange on the date of calculation.

(b)

The Obligors’ Agent shall ensure that, within three Business Days of request by the Agent following any calculation under paragraph (a) above, sufficient Utilisations under Facility A or an Incremental Facility, as applicable, are prepaid to prevent the Base Currency Amount of the Utilisations under Facility A or an Incremental Facility, as applicable, exceeding the Total Facility A Commitments or Total Incremental Facility Commitments (after deducting the total Ancillary Commitments), as applicable, following any adjustment to a Base Currency Amount under paragraph (a) above.

6.10	Reduction or Expiry of Letter of Credit

If the amount of any Letter of Credit is wholly or partially reduced or it is repaid or prepaid or it expires prior to its Expiry Date, the Issuing Bank and the relevant Borrower that requested (or on behalf of which the Obligors’ Agent requested) the issue of that Letter of Credit shall promptly notify the Agent of the details upon becoming aware of them.

6.11	Appointment of Additional Issuing Banks

Any Lender which has agreed to the Obligors’ Agent’s request to be a Issuing Bank for the purposes of this Agreement shall become a Party as a “Issuing Bank” upon notifying the Agent and the Obligors’ Agent that it has so agreed to be a Issuing Bank and on making that notification that Lender shall become bound by this Agreement as an Issuing Bank.

6.12	Resignation of an Issuing Bank

(a)	An Issuing Bank may resign by giving 30 days’ written notice to the other Finance Parties and the Obligors’ Agent.

(b)

A retiring Issuing Bank shall, at its own cost, make available to the successor Issuing Bank, such documents and records and provide such assistance as the successor Issuing Bank, may reasonably request for the purposes of performing its functions as Issuing Bank under the Finance Documents. The Obligors’ Agent shall (or shall procure that an Obligor shall), within three Business Days of demand, reimburse the retiring Issuing Bank for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(c)

Upon the resignation of the Issuing Bank in accordance with this Clause 6.12, the retiring Issuing Bank shall be discharged from any further obligation in respect of the Finance Documents, provided that its obligations under any outstanding Letter of Credit issued by it as at the date of its resignation shall cease on the Expiry Date for that issued Letter of Credit.

7.	Letters of Credit

7.1	Immediately Payable

If a Letter of Credit or any amount outstanding under a Letter of Credit is expressed to be immediately payable, the Borrower that requested (or on behalf of which the Obligors’ Agent requested) the issue of that Letter of Credit shall repay or prepay that amount within five Business Days of demand.

7.2	Claims under a Letter of Credit

(a)

Each Borrower and the Obligors’ Agent irrevocably and unconditionally authorises the Issuing Bank to pay any claim made or purported to be made under a Letter of Credit requested by it (or requested by the Obligors’ Agent on its behalf) and which appears on its face to be in order (in this Clause 7, a “claim”).

(b)

Each Borrower (or the Obligors’ Agent on its behalf) shall, within 5 Business Days of demand, pay to the Agent for the Issuing Bank an amount equal to the amount of any claim, to the extent not otherwise repaid or reimbursed in accordance with this Agreement.

(c)

On receipt of any demand under Clause 7.1 (Immediately payable) or this Clause 7.2 (Claims under a Letter of Credit), the relevant Borrower shall (unless the Obligors' Agent notifies the Agent otherwise) be deemed to have delivered to the Agent a duly completed Utilisation Request requesting a Revolving Facility Loan:

(i)	in an amount equal to the amount of the relevant claim or amount demanded (net of any applicable cash cover) and in the same currency;

(ii)	for an Interest Period of three Months or such other period of up to six Months as notified by the relevant Borrower to the relevant Issuing Bank prior to the Utilisation Date; and

(iii)

with a Utilisation Date on the date payment falls due from such Borrower under Clause 7.1 (Immediately payable) or this Clause 7.2 (Claims under a Letter of Credit). The Available Commitment of each Lender under a Revolving Facility shall for the purpose of this Loan be calculated ignoring its participation in the relevant Letter of Credit.

(d)	The Lenders with a Revolving Facility Commitment shall be required to make such Revolving Loan pursuant to this paragraph (c) unless an Acceleration Event has occurred.

(e)	The proceeds of any such Revolving Facility Loan shall be used to repay the relevant claim or amount demanded.

(f)	Each Borrower and the Obligors’ Agent acknowledges that the Issuing Bank:

(i)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim; and

(ii)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set‑off, counterclaim or other defence of any person.

(g)	The obligations of a Borrower and the Obligors’ Agent under this Clause 7 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document; or

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document.

7.3         Indemnities

(a)

Each Borrower (or the Obligors’ Agent on its behalf) shall within three Business Days of demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final non‑appealable judgment) in acting as the Issuing Bank under any Letter of Credit requested by (or on behalf of) that Borrower (including for and on behalf of a Subsidiary of the Parent) (including, without limitation, as a result of the relevant Borrower’s failure to provide cash collateral or a counter‑indemnity, as required pursuant to paragraph (d) of Clause 6.5 (Term of Letters of Credit)).

(b)

Each Borrower (or the Obligors’ Agent on its behalf) shall within three Business Days of demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final non‑appealable judgment) in acting as the Issuing Bank under any Letter of Credit requested by (or on behalf of) that Borrower which is issued:

(i)	under any law other than English law; and

(ii)	in any language other than English.

(c)

Each Lender shall (according to its L/C Proportion) immediately on demand indemnify the Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final non‑appealable judgment) in acting as the Issuing Bank under any Letter of Credit (unless the Issuing Bank has been reimbursed by an Obligor pursuant to a Finance Document).

(d)

The Borrower (or the Obligors’ Agent on its behalf) which requested (or on behalf of which the Obligors’ Agent requested) a Letter of Credit (including for and on behalf of a Subsidiary of the Parent) shall immediately on demand reimburse any Lender for any payment it makes to the Issuing Bank under this Clause 7.3 in respect of that Letter of Credit.

(e)

The obligations of each Lender or Borrower and the Obligors’ Agent under this Clause are continuing obligations and will extend to the ultimate balance of sums payable by that Lender or Borrower (or the Obligors’ Agent on its behalf) in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part. For the avoidance of doubt, the Borrower which requested (or on behalf of which the Obligors’ Agent requested) a Letter of Credit shall remain primarily liable for the Letter of Credit irrespective of whether such Letter of Credit is issued for and on behalf of a Subsidiary of the Parent.

(f)

If a Borrower (or the Obligors’ Agent on its behalf) has provided cash cover in respect of a Lender’s participation in a Letter of Credit, the Issuing Bank shall seek reimbursement from that cash cover before making a demand of that Lender under paragraph (b) above. Any recovery made by the Issuing Bank pursuant to that cash cover will reduce that Lender’s liability under paragraph (b) above.

(g)

The obligations of any Lender or Borrower under this Clause will not be affected by any act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or any member of the Group;

(iii)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non‑presentation or non‑observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or Security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

7.4	Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover

(a)

If, at any time, a Lender under Facility A or an Incremental Facility is a Non‑Acceptable L/C Lender, the Issuing Bank may, by notice to that Lender, request that Lender to pay and that Lender shall pay, on or prior to the date falling three Business Days after the request by the Issuing Bank, an amount equal to that Lender’s L/C Proportion of:

(i)	the outstanding amount of a Letter of Credit; or

(ii)	in the case of a proposed Letter of Credit, the amount of that proposed Letter of Credit,

and in the currency of that Letter of Credit to an interest‑bearing account held in the name of that Lender with the Issuing Bank.

(b)

The Non‑Acceptable L/C Lender to whom a request has been made in accordance with paragraph (a) above shall enter into a security document or other form of collateral arrangement over the account, in form and substance satisfactory to the Issuing Bank, as collateral for any amounts due and payable under this Agreement by that Lender to the Issuing Bank in respect of that Letter of Credit.

(c)

Subject to paragraph (f) below, withdrawals from such an account may only be made to pay the Issuing Bank amounts due and payable to it under this Agreement by the Non‑Acceptable L/C Lender in respect of that Letter of Credit until no amount is or may be outstanding under that Letter of Credit.

(d)	Each Lender under Facility A or an Incremental Facility shall notify the Agent and the Obligors’ Agent:

(i)

on the date of this Agreement or on any later date on which it becomes such a Lender in accordance with Clause 2.3 (Increase), Clause 10 (Establishment of Incremental Facilities) or Clause 30 (Changes to the Lenders) whether it is a Non‑Acceptable L/C Lender; and

(ii)	as soon as practicable upon becoming aware of the same, that it has become a Non‑Acceptable L/C Lender,

and an indication in Schedule 1 (The Parties), in a Transfer Certificate, in an Assignment Agreement, an Incremental Facility Lender Certificate or in an Increase Confirmation to that effect will constitute a notice under paragraph (i) above to the Agent and, upon delivery in accordance with Clause 30.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to the Obligors’ Agent) or Clause 10.5 (Conditions to Establishment) as applicable, to the Obligors’ Agent.

(e)

Any notice received by the Agent pursuant to paragraph (d) above shall constitute notice to the Issuing Bank of that Lender’s status and the Agent shall, upon receiving each such notice, promptly notify the Issuing Bank of that Lender’s status as specified in that notice.

(f)

Notwithstanding paragraph (c) above, a Lender which has provided cash collateral in accordance with this Clause 7.4 may, by notice to the Issuing Bank, request that an amount equal to the amount provided by it as collateral in respect of the relevant Letter of Credit (together with any accrued interest) be returned to it:

(i)

to the extent that such cash collateral has not been applied in satisfaction of any amount due and payable under this Agreement by that Lender to the Issuing Bank in respect of the relevant Letter of Credit;

(ii)	if:

(A)	it ceases to be a Non‑Acceptable L/C Lender;

(B)	its obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(C)	an Increase Lender has agreed to undertake that Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and

(iii)	if no amount is due and payable by that Lender in respect of a Letter of Credit,

and the Issuing Bank shall pay that amount to the Lender within three Business Days of that Lender’s request (and shall cooperate with the Lender in order to procure that the relevant security or collateral arrangement is released and discharged).

(g)

To the extent that a Non‑Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank that it will not provide cash collateral) in accordance with this Clause 7.4 in respect of a proposed Letter of Credit, the Issuing Bank shall promptly notify the Obligors’ Agent (with a copy to the Agent) and the Borrower of that proposed Letter of Credit may, at any time before but not later than three Business Days (or such other period as agreed between the Issuing Bank and the Obligors’ Agent) prior to the proposed Utilisation Date of that Letter of Credit, provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the amount of that proposed Letter of Credit.

7.5	Requirement for Cash Cover from Borrower

If:

(a)

a Non‑Acceptable L/C Lender fails to provide cash collateral (or notifies the Issuing Bank that it will not provide cash collateral) in accordance with Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) in respect of a Letter of Credit that has been issued;

(b)

the Issuing Bank notifies the Obligors’ Agent (with a copy to the Agent) that it requires the Borrower of the relevant Letter of Credit to provide cash cover to an account with the Issuing Bank in an amount equal to that Lender’s L/C Proportion of the outstanding amount of that Letter of Credit; and

(c)	that Borrower has not already provided such cash cover which is continuing to stand as collateral,

then that Borrower shall provide such cash cover within three Business Days of the notice referred to in paragraph (b) above.

7.6	Regulation and Consequences of Cash Cover Provided by Borrower

(a)

No cash cover provided by a Borrower pursuant to Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) or Clause 7.5 (Requirement for Cash Cover from Borrower) may be funded out of a Revolving Facility Utilisation or an Incremental Facility Utilisation.

(b)

Notwithstanding paragraph (e) of Clause 1.2 (Construction), the relevant Borrower may request that an amount equal to the cash cover (together with any accrued interest) provided by it pursuant to Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) or Clause 7.5 (Requirement for Cash Cover from Borrower) be returned to it:

(i)	to the extent that such cash cover has not been applied in satisfaction of any amount due and payable under this Agreement by that Borrower to the Issuing Bank in respect of a Letter of Credit;

(ii)	if:

(A)         the relevant Lender ceases to be a Non‑Acceptable L/C Lender;

(B)         the relevant Lender’s obligations in respect of the relevant Letter of Credit are transferred to a New Lender in accordance with the terms of this Agreement; or

(C)         an Increase Lender has agreed to undertake the relevant Lender’s obligations in respect of the relevant Letter of Credit in accordance with the terms of this Agreement; and

(iii)	if no amount is due and payable by the relevant Lender in respect of the relevant Letter of Credit,

and the Issuing Bank shall pay that amount to that Borrower within three Business Days of that Borrower’s request.

(c)

To the extent that a Borrower has provided cash cover pursuant to Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) or Clause 7.5 (Requirement for Cash Cover From Borrower), the relevant Lender’s L/C Proportion in respect of that Letter of Credit will remain (but that Lender’s obligations in relation to that Letter of Credit may be satisfied in accordance with paragraph (e)(ii) of Clause 1.2 (Construction)).

(d)

The relevant Issuing Bank shall promptly notify the Agent of the extent to which a Borrower provides cash cover pursuant to Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover) or Clause 7.5 (Requirement for Cash Cover from Borrower) and of any change in the amount of cash cover so provided.

7.7	Rights of Contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this Clause 7.

7.8	Existing Letters of Credit

Subject to the terms of this Agreement, from and after the Closing Date:

(a)

each Existing Letter of Credit set out in a schedule agreed by the Agent, Issuing Bank and the Obligors’ Agent, to the extent outstanding on the Closing Date and without further action by the Borrowers, shall be:

(i)	continued as a Letter of Credit under the terms of this Agreement;

(ii)	deemed to be a Letter of Credit for all purposes of this Agreement; and

(iii)	subject to and governed by the terms and conditions of this Agreement;

(b)	the face amount of all such Existing Letters of Credit shall be included in the calculation of the L/C Proportion; and

(c)	all liabilities of the Borrowers with respect to all such Existing Letters of Credit shall constitute Facility A Letters of Credit.

8.	Ancillary Facilities

8.1	Type of Facility

An Ancillary Facility made available utilising Revolving Facility Commitments may be made by way of:

(a)	a guarantee, bonding, documentary or stand-by letter of credit facility;

(b)	an overdraft or other current account facility;

(c)	a short-term loan facility;

(d)	a derivatives facility;

(e)	a foreign exchange facility; or

(f)	any other facility or accommodation required in connection with the business of the Group and which is agreed by the Obligors’ Agent with an Ancillary Lender.

8.2	Availability

(a)

If the Obligors’ Agent and a Lender agree and except as otherwise provided in this Agreement, the Lender may provide all or part of its Facility A Commitment (subject to the terms of this Agreement) as an Ancillary Facility.

(b)

An Ancillary Facility shall not be made available unless, not later than 5 Business Days prior to the Ancillary Commencement Date for an Ancillary Facility, the Agent has received from the Obligors’ Agent:

(i)	a notice in writing of the establishment of an Ancillary Facility and specifying:

(A)	the proposed Borrower(s) which may use the Ancillary Facility;

(B)	the proposed Ancillary Commencement Date and expiry date of the Ancillary Facility;

(C)	the proposed type of Ancillary Facility to be provided;

(D)	the proposed Ancillary Lender;

(E)	the proposed Ancillary Commitment, the maximum amount of the Ancillary Facility;

(F)	the proposed currency of the Ancillary Facility (if not denominated in the Base Currency); and

(ii)	any other information which the Agent may reasonably request in connection with the Ancillary Facility.

(c)	The Agent shall promptly notify the Ancillary Lender and the other Lenders of the establishment of an Ancillary Facility.

(d)	Subject to compliance with paragraph (b) above:

(i)	the Lender concerned will become an Ancillary Lender; and

(ii)	the Ancillary Facility will be available,

with effect from the date agreed by the Obligors’ Agent and the Ancillary Lender.

8.3	Terms of Ancillary Facilities

(a)	Except as provided below, the terms of any Ancillary Facility will be those agreed by the Ancillary Lender and the Obligors’ Agent.

(b)	Those terms:

(i)	must be based upon normal commercial terms at that time (except as varied by this Agreement);

(ii)	may allow only Borrowers (or Affiliates of Borrowers nominated pursuant to Clause 8.8 (Affiliates of Borrowers)) to use the Ancillary Facility;

(iii)	may not allow the Ancillary Outstandings to exceed the Ancillary Commitment;

(iv)

may not allow a Lender’s Ancillary Commitment to exceed that Lender’s Available Commitment with respect to an applicable Revolving Facility (before taking into account the effect of the Ancillary Facility on that Available Commitment); and

(v)

unless otherwise agreed with the relevant Ancillary Lender in writing must require that the Ancillary Commitment is reduced to zero, and that all Ancillary Outstandings are repaid not later than the Maturity Date in relation to the applicable Revolving Facility (or such earlier date as the Commitment of the relevant Ancillary Lender (or its Affiliate) is reduced to zero).

(c)         If there is any inconsistency between any term of an Ancillary Facility and any term of this Agreement, this Agreement shall prevail except for:

(i)	Clause 39.3 (Day Count Convention and Interest Calculation) which shall not prevail for the purposes of calculating fees, interest or commission relating to an Ancillary Facility; and

(ii)	where the relevant term of this Agreement would be contrary to, or inconsistent with, the law governing the relevant Ancillary Document, in which case that term of this Agreement shall not prevail.

(d)	Interest, commission and fees on Ancillary Facilities are dealt with in Clause 18.7 (Interest, Commission and Fees on Ancillary Facilities).

8.4	Repayment of Ancillary Facility

(a)

An Ancillary Facility shall cease to be available on the Maturity Date in respect of the applicable Revolving Facility or such earlier date on which its expiry date occurs or on which it is cancelled in accordance with the terms of this Agreement.

(b)	If an Ancillary Facility expires or is finally and irrevocably repaid in full in accordance with its terms the Ancillary Commitment of the Ancillary Lender shall be reduced to zero.

(c)

No Ancillary Lender may demand repayment or prepayment of any Ancillary Outstandings prior to the expiry date of the relevant Ancillary Facility or otherwise take any action (without the consent of the Obligors’ Agent) to terminate, prior to its maturity date, unless:

(i)	required to reduce the Gross Outstandings of a Multi-account Overdraft to or towards an amount to its Net Outstandings;

(ii)	the Total Commitments have been cancelled in full or all outstanding Utilisations under the applicable Revolving Facility have become due and payable in accordance with the terms of this Agreement;

(iii)

it becomes unlawful in any applicable jurisdiction for the Ancillary Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in its Ancillary Facility; or;

(iv)	both:

(A)         the Available Commitments; and

(B)         the notice of the demand given by the Ancillary Lender,

would not prevent the relevant Borrower funding the repayment of those Ancillary Outstandings in full by way of Revolving Facility Utilisation and not less than five Business Days notice is given to the Borrower before payment is due.

(d)	If a Utilisation is made to repay Ancillary Outstandings in full, the relevant Ancillary Commitment shall be reduced to zero.

8.5	Limitation on Ancillary Outstandings

Each Borrower shall procure that the Ancillary Outstandings under any Ancillary Facility shall not exceed the Ancillary Commitment applicable to that Ancillary Facility.

8.6	Information

Each Borrower and each Ancillary Lender shall, promptly upon request by the Agent, supply the Agent with any information relating to the operation of an Ancillary Facility (including the Ancillary Outstandings) as the Agent may reasonably request from time to time. Each Borrower consents to all such information being released to the Agent and the other Finance Parties.

8.7	Affiliates of Lenders as Ancillary Lenders

(a)

Subject to the terms of this Agreement, an Affiliate of a Lender may become an Ancillary Lender. In such case, the Lender and its Affiliate shall be treated as a single Lender whose Commitments is the amount set out opposite the relevant Lender’s name in Part 2 of Schedule 1 (The Parties) and/or the amount of any Commitment transferred to or assumed by that Lender under this Agreement, to the extent (in each case) not cancelled, reduced or transferred by it under this Agreement.

(b)	The Obligors’ Agent shall specify any relevant Affiliate of a Lender in any notice delivered by the Obligors’ Agent to the Agent pursuant to paragraph (b)(i) of Clause 8.2 (Availability).

(c)

An Affiliate of a Lender which becomes an Ancillary Lender shall accede to the Intercreditor Agreement as an Ancillary Lender and any person which so accedes to the Intercreditor Agreement shall, at the same time, become a Party as an “Ancillary Lender” in accordance with clause 22.11 (Creditor Accession Undertaking) of the Intercreditor Agreement.

(d)

If a Lender assigns all of its rights and benefits or transfers all of its rights and obligations to a New Lender, its Affiliate shall cease to have any obligations under this Agreement or any Ancillary Document.

(e)

Where this Agreement or any other Finance Document imposes an obligation on an Ancillary Lender and the relevant Ancillary Lender is an Affiliate of a Lender which is not a party to that document, the relevant Lender shall ensure that the obligation is performed by its Affiliate.

8.8	Affiliates of Borrowers

(a)	Subject to this Agreement, an Affiliate of a Borrower that is a member of the Group may, with the approval of the relevant Ancillary Lender, become a borrower with respect to an Ancillary Facility.

(b)	The Obligors' Agent shall specify any relevant Affiliate of a Borrower in any notice delivered by the Obligors' Agent to the Agent pursuant to paragraph (b)(i) of Clause 8.2 (Availability).

(c)	If a Borrower ceases to be a Borrower under this Agreement, its Affiliate shall cease to have any rights under this Agreement or any Ancillary Document.

(d)

Where this Agreement or any other Finance Document imposes an obligation on a Borrower under an Ancillary Facility and the relevant Borrower is an Affiliate of a Borrower which is not a party to that document, the relevant Borrower shall ensure that the obligation is performed by its Affiliate.

(e)

Any reference in this Agreement or any other Finance Document to a Borrower being under no obligations (whether actual or contingent) as a Borrower under such Finance Document shall be construed to include a reference to any Affiliate of a Borrower which has become a borrower with respect to an Ancillary Facility being under no obligations under any Finance Document or Ancillary Document.

8.9	Commitment Amounts

Notwithstanding any other term of this Agreement, each Lender shall ensure that at all times its Commitment is not less than:

(a)	its Ancillary Commitment; or

(b)	the Ancillary Commitment of its Affiliate.

8.10	Amendments and Waivers – Ancillary Facilities

No amendment or waiver of a term of any Ancillary Facility shall require the consent of any Finance Party other than the relevant Ancillary Lender unless such amendment or waiver itself relates to or gives rise to a matter which would require an amendment of or under this Agreement (including, for the avoidance of doubt, under this Clause 8). In such a case, Clause 42 (Amendments and Waivers) will apply.

8.11	Existing Ancillary Facilities

(a)	The Obligors’ Agent may by notice in writing to the Agent request that any Existing Ancillary Facility be deemed to be an Ancillary Facility established under the Revolving Facility.

(b)

With effect from the date specified in a notice delivered under paragraph (a), the relevant Existing Ancillary Facility shall be an Ancillary Facility for all purposes under the Finance Documents, subject to the Agent having received notification in writing from the Lender concerned (or, as the case may be, the Affiliate of the Lender concerned) that it agrees to that Existing Ancillary Facility being an Ancillary Facility for all purposes under the Finance Documents.

9.	Optional Currencies

9.1	Selection of Currency

A Borrower (or the Obligors’ Agent on its behalf) shall select the currency of a Utilisation in a Utilisation Request.

9.2	Unavailability of a Currency

If before the Specified Time on any Quotation Day:

(a)	a Lender notifies the Agent that the Optional Currency requested is not readily available to it in the amount required; or

(b)	a Lender notifies the Agent that compliance with its obligation to participate in a Loan in the proposed Optional Currency would contravene a law or regulation applicable to it,

the Agent will give notice to the relevant Borrower or Obligors’ Agent to that effect by the Specified Time on that day. In this event, any Lender that gives notice pursuant to this Clause 9.2 will be required to participate in the Loan in the Base Currency (in an amount equal to that Lender’s proportion of the Base Currency Amount, or in respect of a Rollover Loan, an amount equal to that Lender’s proportion of the Base Currency Amount of the Rollover Loan that is due to be made) and its participation will be treated as a separate Loan denominated in the Base Currency during that Interest Period.

9.3	Agent’s Calculations

Each Lender’s participation in a Loan will be determined in accordance with paragraph (b) of Clause 5.4 (Lenders’ Participation).

10.	Establishment of Incremental Facilities

10.1	Incremental Facility Lenders

(a)

The Obligors’ Agent shall notify the existing Lenders of its intention to establish an Incremental Facility (including the relevant information required to allow such existing Lenders to propose their terms), at least ten Business Days (or such shorter period as the Agent (acting on the instructions of the Majority Lenders) may agree) prior to providing any Incremental Facility Notice under paragraph (a) of Clause 10.2 (Delivery of Incremental Facility Notice) below. Upon receipt of such notification, such existing Lenders shall have the right, but not the obligation, to respond to the notification with their proposed terms for the provision of the Incremental Facility (the “Offered Terms”). For the avoidance of doubt, the Obligors’ Agent shall not be under any obligation to accept such Offered Terms and shall be able to seek commitments in relation to the Incremental Facility from additional banks, financial institutions and other institutional lenders or investors at its sole discretion.

(b)

If the Obligors’ Agent chooses to accept any of the Offered Terms (the “Selected Terms”) each other existing Lender that responded with Offered Terms shall have a right to participate in the relevant Incremental Facility on the Selected Terms in a proportion determined by the Obligors’ Agent (in its sole discretion).

(c)

An Incremental Facility may be provided by existing Lenders or by other financial institutions or entities who become Lenders under and in accordance with this Agreement, provided that such financial institution or entity is an Eligible Institution.

10.2	Delivery of Incremental Facility Notice

(a)

The Obligors’ Agent and each relevant Incremental Facility Lender may request the establishment of an Incremental Facility by the Obligors’ Agent delivering to the Agent a duly completed Incremental Facility Notice not later than five Business Days prior to the proposed Establishment Date specified in that Incremental Facility Notice.

(b)	No Incremental Facility Notice may be delivered on or before the Closing Date or after the date falling one (1) Month prior to the Maturity Date applicable to Facility A.

10.3	Completion of an Incremental Facility Notice

(a)	Each Incremental Facility Notice is irrevocable and will not be regarded as having been duly completed unless:

(i)	it sets out the Incremental Facility Terms applicable to the Incremental Facility to which it relates;

(ii)	the Incremental Facility Terms applicable to that Incremental Facility comply with Clause 10.4 (Restrictions on Incremental Facility Terms and Fees); and

(iii)	the Incremental Facility Lenders set out in that Incremental Facility Notice comply with Clause 10.1 (Incremental Facility Lenders).

(b)	Only one Incremental Facility may be requested in an Incremental Facility Notice.

10.4	Restrictions on Incremental Facility Terms and Fees

(a)	Currency: Any Incremental Facility shall be denominated in the Base Currency or an Optional Currency.

(b)	Size: The Aggregate Total Incremental Facility Commitments shall not, at any time, exceed USD ~~100,000,000~~50,000,000.

For the purposes only of assessing compliance with this paragraph it shall be assumed that the amount of principal that will be outstanding under the Incremental Facility as at its Establishment Date is equal to the Total Incremental Facility Commitments relating to that Incremental Facility.

(c)	Borrowers: Any Incremental Facility shall be available only to a Borrower of Facility A.

(d)	Purpose: Any Incremental Facility shall be used for the same purpose as applicable to Facility A, pursuant to Clause 3.1 (Purpose).

(e)	Availability: The Availability Period for any Incremental Facility shall end on the date falling one Month prior to the Maturity Date of that Incremental Facility.

(f)	No procurement of breach: Satisfaction of any Incremental Facility Conditions Precedent shall not breach any term of any Finance Document.

(g)	Repayment: The repayment terms for any Incremental Facility shall be set in accordance with Clause 11.1 (Repayment of Loans) and Clause 6.5 (Term of Letters of Credit), accordingly.

(h)

Maturity Date of the Incremental Facilities: The Maturity Date applicable to any Incremental Facility shall not fall before the Maturity Date applicable to Facility A (unless Facility A is being repaid in full).

(i)	Ranking: Any Incremental Facility shall rank pari passu with or junior to the Revolving Facility.

(j)	Guarantees: Any Incremental Facility shall not be guaranteed by members of the Group that are not Guarantors in respect of Facility A.

(k)	Security: Any Incremental Facility may not be secured by assets of members of the Group that are not also securing Facility A.

10.5	Conditions to Establishment

The establishment of an Incremental Facility will only be effected in accordance with Clause 10.6 (Establishment of Incremental Facility) if:

(a)	on the date of the Incremental Facility Notice and on the Establishment Date:

(i)	no Event of Default is continuing or would result from the establishment of the proposed Incremental Facility; and

(ii)	the Repeating Representations to be made by each Obligor are true and correct;

(b)

each Incremental Facility Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement. For avoidance of doubt, without prejudice to the Obligors’ Agent’s foregoing right of approval, the Obligors’ Agent’s consent shall not be required for such accession; and

(c)

each Incremental Facility Lender delivers an Incremental Facility Lender Certificate to the Agent and the Obligors’ Agent and the Agent has received in form and substance satisfactory to it (acting on the instructions of the Incremental Facility Majority Lenders) the Incremental Facility Conditions Precedent.

(d)	The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being satisfied under paragraph (b) above.

(e)

Other than to the extent that the Incremental Facility Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (c) above, the Incremental Facility Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

10.6	Establishment of Incremental Facility

(a)

If the conditions set out in this Agreement have been met the establishment of an Incremental Facility is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Incremental Facility Notice. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Incremental Facility Notice appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Incremental Facility Notice.

(b)

The Agent shall only be obliged to execute an Incremental Facility Notice delivered to it by the Obligors’ Agent once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the establishment of the relevant Incremental Facility.

(c)	On the Establishment Date:

(i)

subject to the terms of this Agreement the Incremental Facility Lenders make available a multicurrency revolving loan facility and/or letters of credit facility in an aggregate amount equal to the Total Incremental Facility Commitments specified in the Incremental Facility Notice which will be available to the Borrowers specified in the Incremental Facility Notice;

(ii)

each Incremental Facility Lender shall assume all the obligations of a Lender corresponding to the Incremental Facility Commitment (the “Assumed Incremental Facility Commitment”) specified opposite its name in the Incremental Facility Notice as if it had been an Original Lender in respect of that Incremental Facility Commitment;

(iii)

each of the Obligors and each Incremental Facility Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and that Incremental Facility Lender would have assumed and/or acquired had that Incremental Facility Lender been an Original Lender with respect to the Assumed Incremental Facility Commitment;

(iv)

each Incremental Facility Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Incremental Facility Lender and those Finance Parties would have assumed and/or acquired had the Incremental Facility Lender been an Original Lender in respect of the Assumed Incremental Facility Commitment; and

(v)	each Incremental Facility Lender shall become a Party as a “Lender”.

10.7	Notification of Establishment

The Agent shall, as soon as reasonably practicable after the establishment of an Incremental Facility notify the Obligors’ Agent and the Lenders of that establishment and the Establishment Date of that Incremental Facility.

10.8	Incremental Facility Fees

The Obligors’ Agent shall pay, or cause to be paid, to the Agent (for its own account) a fee in the amount and at the time agreed in a Fee Letter.

10.9	Incremental Facility Costs and Expenses

The Obligors’ Agent shall promptly on demand pay the Agent and the Security Agent the amount of all costs and expenses (including legal fees) reasonably incurred by either of them and, in the case of the Security Agent, by any Receiver or Delegate in connection with the establishment of an Incremental Facility under this Clause 10 subject to limits which must be approved by the Obligors’ Agent (acting reasonably) prior to the incurrence of such costs.

10.10	Prior Amendments Binding

Each Incremental Facility Lender, by executing an Incremental Facility Notice, confirms for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the establishment of the Incremental Facility requested in that Incremental Facility Notice became effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.

10.11	Limitation of Responsibility

Clause 30.5 (Limitation of Responsibility of Existing Lenders) shall apply mutatis mutandis in this Clause 10 in relation to any Incremental Facility Lender as if references in that Clause to:

(a)	an “Existing Lender” were references to all the Lenders immediately prior to the Establishment Date;

(b)	the “New Lender” were references to an “Incremental Facility Lender”; and

(c)	a “re‑transfer” and “re‑assignment” were references respectively to a “transfer” and “assignment”.

Section 4
Repayment, Prepayment and Cancellation

11.	Repayment

11.1	Repayment of Facility A Loans

(a)	Subject to paragraph (c) below:

(i)	each Borrower which has drawn a Facility A Loan shall repay that Facility A Loan on the last day of its Interest Period;

(ii)	all Facility A Loans that are outstanding on the Facility A Maturity Date shall be repaid in full on that date; and

(iii)	all letters of credit, guarantees or other instruments issued under the Ancillary Facilities that are outstanding on the Facility A Maturity Date shall be repaid in full on that date.

(b)	Without prejudice to each Borrower’s obligation under paragraph (a) above, if:

(i)	one or more Facility A Loans are to be made available to a Borrower:

(A)	on the same day that a maturing Facility A Loan is due to be repaid by that Borrower;

(B)	in the same currency as the maturing Facility A Loan (unless it arose as a result of the operation of Clause 9.2 (Unavailability of a Currency)); and

(C)	in whole or in part for the purpose of refinancing the maturing Facility A Loan,

(ii)

the proportion borne by each Lender's participation in the maturing Loan to the amount of that maturing Loan is the same as the proportion borne by that Lender's participation in the New Loans to the aggregate amount of those new Loans, the aggregate amount of the new Facility A Loans shall, unless the relevant Borrower or the Obligors’ Agent notifies the Agent to the contrary in the relevant Utilisation Request, be treated as if applied in or towards repayment of the maturing Facility A Loan so that:

(A)	if the amount of the maturing Facility A Loan exceeds the aggregate amount of the new Facility A Loans:

(1)	the relevant Borrower will only be required to make a payment under Clause 36.1 (Payments to the Agent) in an amount in the relevant currency equal to that excess; and

(2)

each Lender’s participation in the new Facility A Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Facility A Loan and that Lender will not be required to make a payment under Clause 36.1 (Payments to the Agent) in respect of its participation in the new Facility A Loans; and

(B)	if the amount of the maturing Facility A Loan is equal to or less than the aggregate amount of the new Facility A Loans:

(1)	the relevant Borrower will not be required to make a payment under Clause 36.1 (Payments to the Agent); and

(2)

each Lender will be required to make a payment under Clause 36.1 (Payments to the Agent) in respect of its participation in the new Facility A Loans only to the extent that its participation in the new Facility A Loans exceeds that Lender’s participation in the maturing Facility A Loan and the remainder of that Lender’s participation in the new Facility A Loans shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Facility A Loan.

(c)

At any time when a Lender becomes a Defaulting Lender, the maturity date of each of the participations of that Lender in the Facility A Loans then outstanding will be automatically extended to the Maturity Date applicable to Facility A and will be treated as separate Facility A Loans (the “Separate Facility A Loans”) denominated in the currency in which the relevant participations are outstanding.

(d)

A Borrower to whom a Separate Facility A Loan is outstanding may prepay that Facility A Loan by giving not less than three Business Days’ prior notice to the Agent. The Agent will forward a copy of a prepayment notice received in accordance with this paragraph (d) to the Defaulting Lender concerned as soon as practicable on receipt.

(e)

Interest in respect of a Separate Facility A Loan will accrue for successive Interest Periods selected by the Borrower by the time and date specified by the Agent (acting reasonably) and will be payable by that Borrower to the Agent (for the account of that Defaulting Lender) on the last day of each Interest Period of that Facility A Loan.

(f)

The terms of this Agreement relating to Facility A Loans generally shall continue to apply to Separate Facility A Loans other than to the extent inconsistent with paragraphs (c) to (e) above, in which case those paragraphs shall prevail in respect of any Separate Facility A Loan.

~~11.2~~	~~Repayment of Bridge Facility Loans~~

~~The Bridge Facility Borrower shall repay, or procure the repayment of, all Bridge Facility Loans on the Bridge Facility Maturity Date.~~

12.	Illegality, Voluntary Prepayment and Cancellation

12.1	Illegality

If in any applicable jurisdiction, it becomes unlawful for a Lender to perform any of its obligations as contemplated by this Agreement or to fund, issue or maintain its participation in any Utilisation or if it becomes unlawful for any Affiliate of a Lender for that Lender to do so:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Obligors’ Agent, each Available Commitment of that Lender will be immediately cancelled; and

(c)

to the extent that the Lender’s participation has not been transferred pursuant to Clause 42.8 (Replacement of Lender), each Borrower shall repay that Lender’s participation in the Utilisations made to that Borrower on the last day of the Interest Period for each Utilisation occurring after the Agent has notified the Obligors’ Agent or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment(s) shall be cancelled in the amount of the participations repaid.

12.2	Illegality in Relation to Issuing Bank

If in any applicable jurisdiction, it becomes unlawful for the Issuing Bank to issue or leave outstanding any Letter of Credit or it becomes unlawful for any Affiliate of the Issuing Bank for that Issuing Bank to do so:

(a)	that Issuing Bank shall promptly notify the Agent upon becoming aware of that event;

(b)	upon the Agent notifying the Obligors’ Agent, the Issuing Bank shall not be obliged to issue any Letter of Credit;

(c)

the Obligors’ Agent shall procure that the relevant Borrower shall use all reasonable endeavours to procure the release of, or otherwise repay, each Letter of Credit issued by that Issuing Bank and outstanding at such time on or before the date specified by the Issuing Bank in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law); and

(d)

unless any other Lender is or has become a Issuing Bank pursuant to the terms of this Agreement, Facility A or the relevant Incremental Facility (as applicable) shall cease to be available for the issue of Letters of Credit.

12.3	Voluntary Cancellation

A Borrower may, if it or the Obligors’ Agent gives the Agent not less than in respect of a Term Rate Loan, three Business Days’ (or such shorter period as the Majority Lenders may agree) and in respect of a Compounded Rate Loan, three RFR Banking Days’ (or such shorter period as the Majority Lenders may agree) prior notice, cancel the whole or any part (being a minimum amount of USD 1,000,000) of an Available Facility. Any cancellation under this Clause 12.3 shall reduce the Commitments of the Lenders rateably under that Facility.

12.4	Voluntary Prepayment

A Borrower may, if it or the Obligors’ Agent gives the Agent not less than in respect of a Term Rate Loan, three Business Days’ (or such shorter period as the Majority Lenders may agree) and in respect of a Compounded Rate Loan, three RFR Banking Days’ (or such shorter period as the Majority Lenders may agree) prior notice, prepay the whole or any part of a Utilisation (but if in part, being an amount that reduces the Base Currency Amount of the Utilisation by a minimum amount of USD 1,000,000).

12.5	Maximum Number of Voluntary Cancellations and Voluntary Prepayments

A Borrower and/or the Obligors’ Agent may voluntarily prepay the whole or any part of a Utilisation under Clause 12.4 (Voluntary Prepayment) up to four (4) times in each Financial Year (for the avoidance of doubt without prejudice to any prepayment made pursuant to paragraph (d) of Clause 11.1 (Prepayment of Facility A Loans), Clause 12.1 (Illegality), 12.2 (Illegality in Relation to Issuing Bank), 12.6 (Right of Cancellation and Repayment in Relation to a Single Lender or Issuing Bank) or Clause 42.9 (Replacement of Lender).

12.6	Right of Cancellation and Repayment in Relation to a Single Lender or Issuing Bank

(a)	If:

(i)	any sum payable to any Lender by an Obligor is required to be increased under paragraph (c) of Clause 19.2 (Tax Gross‑Up);

(ii)	any Lender or Issuing Bank claims indemnification from an Obligor under Clause 19.3 (Tax Indemnity) or Clause 20.1 (Increased Costs); or

(iii)	any Lender invokes Clause 17.4 (Market disruption);

(iv)	an Obligor becomes obliged to repay an amount in accordance with Clause 12.1 (Illegality) or Clause 12.2 (Illegality in relation to Issuing Bank); or

(v)	any Lender becomes a Defaulting Lender,

the Obligors’ Agent may, whilst the circumstance giving rise to the requirement for that increase or indemnification continues or whilst the Lender is a Defaulting Lender, give the Agent notice:

(A)	(if such circumstances relate to a Lender) of cancellation of the Commitment(s) of that Lender and its intention to procure the repayment of that Lender’s participation in the Utilisations; or

(B)

(if such circumstances relate to the Issuing Bank) of repayment of any outstanding Letter of Credit issued by it and cancellation of its appointment as a Issuing Bank under this Agreement in relation to any Letters of Credit to be issued in the future.

(b)	On receipt of a notice referred to in paragraph (a) above in relation to a Lender, the Commitment(s) of that Lender shall immediately be reduced to zero.

(c)

On the last day of each Interest Period which ends after the Obligors’ Agent has given notice under paragraph (a) above in relation to a Lender (or, if earlier, the date specified by the Obligors’ Agent in that notice), each Borrower to which a Utilisation is outstanding shall repay that Lender’s participation in that Utilisation together with all interest and other amounts accrued under the Finance Documents.

12.7	Right of Cancellation in Relation to a Defaulting Lender

(a)

If any Lender becomes a Defaulting Lender, the Obligors’ Agent may, at any time whilst the Lender continues to be a Defaulting Lender, give the Agent three Business Days’ notice of cancellation of each Available Commitment of that Lender.

(b)	On the notice referred to in paragraph (a) above becoming effective, each Available Commitment of the Defaulting Lender shall immediately be reduced to zero.

(c)	The Agent shall as soon as practicable after receipt of a notice referred to in paragraph (a) above, notify all the Lenders.

13.	Mandatory Prepayment and Cancellation

13.1	Change of Control or Sale

Upon the occurrence of a Change of Control or Sale the Obligors’ Agent shall promptly notify the Agent and each Lender shall be entitled to require, by written notice to the Agent and Obligors’ Agent received not later than the date 15 Business Days after the date on which a Lender was notified that such event has occurred (a “Lender Notice”), that:

(a)

all amounts payable under the Finance Documents by the Obligors to that Lender will be due and payable on the date falling 30 days after the date of such Lender Notice and the Borrowers will prepay or procure the prepayment of all Utilisations provided by that Lender by such date; and

(b)	the undrawn Commitments of that Lender will be cancelled and such Lender shall have no obligation to participate in further Utilisations requested under this Agreement,

in each case save to the extent that any Ancillary Lender, or, as the case may be, Issuing Bank may, as between itself and the relevant member of the Group, agree to continue to provide such Ancillary Facility or, as the case may be, Letter(s) of Credit.

13.2	Disposal Proceeds

(a)	For the purposes of this Clause 13.2 and Clause 13.3 (Application of Mandatory Prepayments and Cancellations):

“Disposal” means a sale, lease, licence, transfer, loan or other disposal by a person of any asset, undertaking or business (whether by a voluntary or involuntary single transaction or series of transactions).

“Disposal Proceeds” means the net cash consideration received by any member of the Group (including any amount receivable in repayment of intercompany debt) for any Disposal made by any member of the Group except for Excluded Disposal Proceeds and after deducting:

(i)	any fees, costs or expenses which are incurred by any member of the Group with respect to that Disposal to persons who are not members of the Group;

(ii)	any Tax incurred or reserved against by any member of the Group in connection with that Disposal (as reasonably determined by the Obligors’ Agent);

(iii)

any redundancy, closure, relocation or restructuring costs preparatory to or in consequence of that Disposal and any costs properly incurred in preparing the assets or members of the Group for that Disposal;

(iv)

any amount retained to cover anticipated liabilities, including potential warranty or indemnity claims in relation to that Disposal provided that on expiry of the period for such claim, any amount not subject to a claim shall constitute Disposal Proceeds.

“Excluded Disposal Proceeds” means Disposal Proceeds:

(i)	which are received in connection with any Disposal made under paragraphs (a), (b), (c), (d), (f), (g), (h), (i), (j), (k), (l), (m) and (n) of the definition of “Permitted Disposal”;

(ii)

which are received in connection with any Disposal made under paragraph (e) of the definition of “Permitted Disposal” and are applied, or contractually committed to be applied, within 12 Months of receipt (and if contractually committed to be so applied, are applied within 12 months of receipt) in accordance with the terms of paragraph (e) of the definition of “Permitted Disposal”;

(iii)

to be applied, or contractually committed to be applied, within 12 Months of receipt (and if contractually committed to be so applied, are applied within 12 Months of receipt) of the relevant proceeds in reinvestment in the business of the Group (including without limitation in acquisitions or investments permitted under this Agreement, capital expenditure and/or purchase of assets) or to replace or refinance amounts used for any of the foregoing purposes or any combination of the foregoing;

(iv)	from any individual Disposal where the Disposal Proceeds from such Disposal do not exceed USD 1,000,000 (or its equivalent in other currencies);

(v)

from Disposals which, when aggregated with the Disposal Proceeds of all other Disposals made pursuant to this sub-paragraph (v) in a financial year does not exceed USD 20,000,000 (or its equivalent in other currencies) or, if higher, an amount equal to 20 per cent. of EBITDA provided that the Disposal Proceeds of a Disposal under sub paragraphs (i) to (iv) above of this definition of Excluded Disposal Proceeds shall be disregarded for the purposes of calculating the amount of the Disposal Proceeds accrued under this sub paragraph (v).

(b)	The Obligors’ Agent shall ensure that the relevant Borrower prepays Utilisations in amounts equal to the amount of Disposal Proceeds.

13.3	~~Prepayment from Permanent Securities~~ [reserved]

~~Following the occurrence of a Permanent Securities Prepayment Event, the Bridge Facility Borrower (or the Obligors~~’ ~~Agent on its behalf) shall prepay and permanently cancel the Bridge Facility Loans in an amount equal to 100 per cent. of the Permanent Securities Proceeds within five (5) Business Days of receipt thereof by any member of the Group. The prepayment shall be at par plus accrued and unpaid interest, commitment fees, Break Costs (if applicable) and utilisation fees thereon, if any, to the date of the prepayment.~~

13.4	Application of Mandatory Prepayments and Cancellations

(a)

A prepayment of Utilisations required to be made under Clause 13.2 (Disposal Proceeds) shall be applied in prepayment of Revolving Facility Utilisations ~~and Bridge Facility Utilisations~~ such that outstanding Loans shall be prepaid rateably between such Utilisations and, in each case, on a pro rata basis.

(b)	Unless the Obligors’ Agent makes an election under paragraph (c) below, the Borrowers shall prepay Revolving Facility Loans ~~and Bridge Facility Loans~~ promptly upon receipt of Disposal Proceeds.

(c)

~~Subject to paragraph (d) below, the~~The Obligors’ Agent may elect that any Disposal Proceeds required under Clause 13.2 (Disposal Proceeds) be applied in prepayment of Revolving ~~Facility Loans and Bridge~~ Facility Loans the last day of the Interest Period relating to that Loan. If the Obligors’ Agent makes that election then a proportion of the Loan equal to the amount of the relevant prepayment will be due and payable on the last day of its Interest Period.

~~(d)~~

~~A prepayment made under Clause 13.3 (Prepayment from Permanent Securities) shall be applied in prepayment of the Bridge Facility Utilisations such that outstanding Bridge Facility Loans shall be prepaid and cancelled in each case on a pro rata basis.~~

14.	Restrictions

14.1	Notices of Cancellation or Prepayment

Any notice of cancellation, prepayment, authorisation or other election given by any Party under Clause 12 (Illegality, Voluntary Prepayment and Cancellation) shall (subject to the terms of those Clauses) be unconditional and irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment ~~provided that, for any cancellation, prepayment, authorisation or other election made in relation to the Bridge Facility, the Obligors~~’ ~~Agent may give a conditional (but irrevocable) notice of cancellation or prepayment and, if the relevant condition is not satisfied and/or is revoked, the Obligors~~’ ~~Agent must pay all Break Costs (if applicable) and other reasonable costs properly incurred by any Finance Party as a result of any amount not being prepaid on the proposed payment date.~~.

14.2	Interest and Other Amounts

Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and, subject to any Break Costs (if applicable), without premium or penalty.

14.3	~~No reborrowing of Bridge Facility~~ [reserved]

~~No Borrower may reborrow any part of the Bridge Facility which is prepaid or repaid.~~

14.4	Reborrowing of Revolving Facility

Unless a contrary indication appears in this Agreement, any part of the Revolving Facility which is prepaid or repaid may be reborrowed in accordance with the terms of this Agreement.

14.5	Prepayment in Accordance with Agreement

No Borrower shall repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

14.6	No Reinstatement of Commitments

Subject to Clause 2.3 (Increase), no amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

14.7	Agent’s Receipt of Notices

If the Agent receives a notice under Clause 12 (Illegality, Voluntary Prepayment and Cancellation) it shall promptly forward a copy of that notice or election to either the Obligors’ Agent or the affected Lender, as appropriate.

14.8	Effect of Repayment and Prepayment on Commitments

If all or part of any Lender’s participation in a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of Clause 4.2 (Further Conditions Precedent)), an amount of that Lender’s Commitment (equal to the Base Currency Amount of the amount of the participation which is repaid or prepaid) in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment.

14.9	Application of Prepayments

(a)

Any prepayment of a Utilisation (other than a prepayment pursuant to Clause 12.1 (Illegality) or Clause 12.6 (Right of Cancellation and Repayment in Relation to a Single Lender or Issuing Bank)) shall be applied pro rata to each Lender’s participation in that Utilisation.

(b)

Any prepayment of a Facility A Loan pursuant to Clause 12.3 (Voluntary Cancellation) or Clause 12.4 (Voluntary Prepayment) does not require a prepayment on a pro rata basis of a Letter of Credit and any prepayment of a Letter of Credit issued under Facility A pursuant to Clause 12.3 (Voluntary Cancellation) or Clause 12.4 (Voluntary Prepayment) does not require a prepayment on a pro rata basis of a Facility A Loan.

Section 5
Costs of Utilisation

14A.	Rate Switch

14A.1	Switch to Compounded Reference Rate

Subject to Clause 14A.2 (Delayed Switch for Existing Term Rate Loans), on and from the Rate Switch Date for a Rate Switch Currency:

(a)	use of the Compounded Reference Rate will replace the use of the Term Reference Rate for the calculation of interest for Loans in that Rate Switch Currency; and

(b)	any Loan or Unpaid Sum in that Rate Switch Currency shall be a “Compounded Rate Loan” and Clause 15.2 (Calculation of interest – Compounded Rate Loans) shall apply to each such Loan or Unpaid Sum.

14A.2	Delayed Switch for Existing Term Rate Loans

If the Rate Switch Date for a Rate Switch Currency falls before the last day of an Interest Period for a Term Rate Loan in that currency:

(a)	that Loan shall continue to be a Term Rate Loan for that Interest Period and Clause 15.1 (Calculation of interest – Term Rate Loans) shall continue to apply to that Loan for that Interest Period;

(b)	any provision of this Agreement which is expressed to relate to a Compounded Rate Currency shall not apply in relation to that Loan for that Interest Period; and

(c)	on and from the first day of the next Interest Period (if any) for that Loan:

(i)	that Loan shall be a “Compounded Rate Loan”; and

(ii)	Clause 15.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan.

14A.3	Notifications by Agent

(a)	Following the occurrence of a Rate Switch Trigger Event for a Rate Switch Currency, the Agent shall:

(i)	promptly upon becoming aware of the occurrence of that Rate Switch Trigger Event, notify the Company and the Lenders of that occurrence; and

(ii)	promptly upon becoming aware of the date of the Rate Switch Trigger Event Date applicable to that Rate Switch Trigger Event, notify the Company and the Lenders of that date.

(b)	The Agent shall, promptly upon becoming aware of the occurrence of the Rate Switch Date for a Rate Switch Currency, notify the Company and the Lenders of that occurrence.

(c)

The Parties agree that the FCA Cessation Announcement constitutes a Rate Switch Trigger Event in relation to US Dollars, that the Rate Switch Trigger Event Date applicable to such Rate Switch Trigger Event will be 1 July 2023 and that the Agent is not under any obligation under paragraph (a) above to notify any Party of such Rate Switch Trigger Event or Rate Switch Trigger Event Date resulting from the FCA Cessation Announcement.

14A.4	Rate switch definition

In this Agreement:

(a)	“Backstop Rate Switch Date” means in relation to a Rate Switch Currency;

(i)	the date (if any) specified as such in the applicable Reference Rate Terms; or

(ii)	any other date agreed as such between the Agent, the Majority Lenders and the Obligors’ Agent in relation to that currency.

(b)	“Rate Switch Currency” means:

(iii)	USD; or

(iv)	any other Term Rate Currency which is specified as a “Rate Switch Currency” in the applicable Reference Rate Terms; and

in each case, for which there are Reference Rate Terms applicable to Compounded Rate Loans.

(c)	“Rate Switch Date” means:

(i)	in relation to USD, the earlier of:

(A)         the Backstop Rate Switch Date specified in the applicable Reference Rate Terms; and

(B)         the Rate Switch Trigger Event Date; or

(ii)

in relation to a Rate Switch Currency which becomes a Rate Switch Currency after the date of this Agreement and for which there is a date specified as the “Rate Switch Date” in the applicable Reference Rate Terms, that date.

(d)	“Rate Switch Trigger Event” means:

(i)	in relation to any Rate Switch Currency and the Primary Term Rate applicable to Loans in that currency:

(A)	the methodology, formula or other means of determining that Primary Term Rate has, in the opinion of the Majority Lenders and the Obligors’ Agent, materially changed;

(B)

(1)

(I)         the administrator of that Primary Term Rate or its supervisor publicly announces that such administrator is insolvent; or

(II)         information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Primary Term Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Primary Term Rate;

(C)

the administrator of that Primary Term Rate publicly announces that it has ceased or will cease, to provide that Primary Term Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Primary Term Rate for that Quoted Tenor;

(D)	the supervisor of the administrator of that Primary Term Rate publicly announces that such Primary Term Rate has been or will be permanently or indefinitely discontinued for any Quoted Tenor; or

(E)	the administrator of that Primary Term Rate or its supervisor announces that that Primary Term Rate may no longer be used; or

(F)	in the opinion of the Majority Lenders and the Obligors’ Agent, that Primary Term Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement; and

(ii)

in relation to the Primary Term Rate for US Dollars, the supervisor of the administrator of that Primary Term Rate publicly announces or publishes information stating that that Primary Term Rate for any Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market and the economic reality that it is intended to measure and that such representativeness will not be restored (as determined by such supervisor).

(e)	“Rate Switch Trigger Event Date” means, in relation to any currency:

(i)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (d)(i)(B) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate ceases to be published or otherwise becomes unavailable; or

(ii)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraphs (d)(i)(C), (d)(i)(D), (d)(i)(E) or (d)(i)(F) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate for the relevant Quoted Tenor ceases to be published or otherwise becomes unavailable; or

(iii)

in the case of an occurrence of a Rate Switch Trigger Event for that Rate Switch Currency described in paragraph (d)(ii) of the definition of “Rate Switch Trigger Event”, the date on which the relevant Primary Term Rate for the relevant Quoted Tenor ceases to be representative of the underlying market and the economic reality that it is intended to measure (as determined by the supervisor of the administrator of such Primary Term Rate).

15.	Interest

15.1	Calculation of interest – Term Rate Loans

The rate of interest on each Term Rate Loan for an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(a)	Margin; and

(b)	Term Reference Rate.

15.2	Calculation of interest – Compounded Rate Loans

(a)	The rate of interest on each Compounded Rate Loan for any day during an Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	Compounded Reference Rate for that day.

(b)

If any day during an Interest Period for a Compounded Rate Loan is not an RFR Banking Day, the rate of interest on that Compounded Rate Loan for that day will be the rate applicable to the immediately preceding RFR Banking Day.

15.3	Payment of Interest

The Borrower to which a Loan has been made shall pay accrued interest on that Loan on the last day of each Interest Period (and, if the Interest Period is longer than six Months, on the dates falling at six‑monthly intervals after the first day of the Interest Period).

15.4	Default Interest

(a)

If an Obligor fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is 1.00 per cent. per annum higher than the rate which would have been payable if the overdue amount had, during the period of non‑payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this Clause 15.4 shall be immediately payable by the Obligor on demand by the Agent.

(b)	If any overdue amount consists of all or part of a Term Rate Loan and which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)

the rate of interest applying to the overdue amount during that first Interest Period shall be 1.00 per cent. per annum higher than the rate which would have applied if the overdue amount had not become due.

(c)

Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

15.5	Notifications

(a)	The Agent shall promptly notify the relevant Lenders and the relevant Borrower (or the Obligors’ Agent on its behalf) of the determination of a rate of interest relating to a Term Rate Loan.

(b)	The Agent shall promptly upon a Compounded Rate Interest Payment being determinable notify:

(i)

(such notification to be made no later than three (3) applicable RFR Banking Days prior to the end of the relevant Interest Period to which that Compounded Rate Interest Payment relates) the relevant Borrower (or the Obligors’ Agent on its behalf) of that Compounded Rate Interest Payment;

(ii)	each relevant Lender of the proportion of that Compounded Rate Interest Payment which relates to that Lender’s participation in the relevant Compounded Rate Loan; and

(iii)	the relevant Lenders and the relevant Borrower (or the Obligors’ Agent on its behalf) of:

(A)         each applicable rate of interest relating to the determination of that Compounded Rate Interest Payment (including a breakdown of such rate and amount of interest as between the Margin and the Compounded Reference Rate for such date and any other information that the relevant Borrower or the Obligors’ Agent may reasonably request in relation to the calculation of such rate and amount or the determination of that Compounded Rate Interest Payment); and

(B)         to the extent it is then determinable, the Market Disruption Rate (if any) relating to the relevant Compounded Rate Loan.

This paragraph (b) shall not apply to any Compounded Rate Interest Payment determined pursuant to Clause 17.5 (Cost of Funds).

(c)	The Agent shall promptly notify the relevant Borrower (or the Obligors’ Agent on its behalf) of each Funding Rate relating to a Loan.

(d)

The Agent shall promptly notify the relevant Lenders and the relevant Borrower (or the Obligors’ Agent on its behalf) of the determination of a rate of interest relating to a Compounded Rate Loan to which Clause 17.5 (Cost of Funds) applies.

(e)	This Clause 15.5 shall not require the Agent to make any notification to any Party on a day which is not a Business Day.

16.	Interest Periods

16.1	Selection of Interest Periods

(a)

A Borrower (or the Obligors’ Agent on behalf of a Borrower) may select an Interest Period for a Loan in the Utilisation Request for that Loan ~~or (if the Loan is a Bridge Facility Loan and has already been borrowed) in a Selection Notice~~.

~~(b)~~

~~Each Selection Notice for a Bridge Facility Loan is irrevocable and must be delivered to the Agent by the Borrower (or the Obligors~~’ ~~Agent on its behalf) to which that Loan was made not later than the Specified Time.~~

(~~c~~b)

Subject to this Clause 16, a Borrower (or the Obligors’ Agent) may select an Interest Period of one, three or six Months or of any other period agreed between the Obligors’ Agent, the Agent and all the Lenders in relation to the relevant Loan.

(~~d~~c)	An Interest Period for a Loan shall not extend beyond the Maturity Date applicable to its Facility.

(~~e~~d)	Each Interest Period for a Loan shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

(~~f~~e)	A Revolving Facility Loan has one Interest Period only.

(~~g~~f)

The length of an Interest Period of a Term Rate Loan shall not be affected by that Term Rate Loan becoming a “Compounded Rate Loan” for that Interest Period pursuant to Clause 17.1 (Unavailability of Screen Rate Prior to Rate Switch Date).

16.2	Non‑Business Days

Any rules specified as “Business Day Conventions” in the applicable Reference Rate Terms for a Loan or Unpaid Sum shall apply to each Interest Period for that Loan or Unpaid Sum.

~~16.3~~	~~Consolidation and division of Bridge Facility Loans~~

~~(a)~~	~~Subject to paragraph (b) below, if two (2) or more Interest Periods:~~

~~(i)~~	~~relate to Bridge Facility Loans to be made to the same Borrower; and~~

~~(ii)~~	~~end on the same date,~~

~~those Bridge Facility Loans will, unless that Borrower (or the Obligors~~’ ~~Agent on its behalf) requests to the contrary in a Selection Notice for the next Interest Period, be consolidated into, and treated as, a single Bridge Facility Loan on the last day of the Interest Period.~~

~~(b)~~

~~subject to Clause 4.4 (Maximum number of Utilisations) and Clause 5.3 (Currency and amount) if a Borrower (or the Obligors~~’ ~~Agent on its behalf) requests in a Selection Notice that a Bridge Facility Loan be divided into two (2) or more Bridge Facility Loans, that Bridge Facility Loan will, on the last day of its Interest Period, be so divided with amounts specified in that Selection Notice (in the currency of the relevant Loan), having an aggregate amount equal to the amount of the relevant Bridge Facility Loan immediately before its division.~~

17.	Changes to the Calculation of Interest

17.1	Unavailability of Screen Rate Prior to Rate Switch Date

(a)

Interpolated Screen Rate: If no Screen Rate is available for EURIBOR for the Interest Period of a Loan, the applicable EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan.

(b)	Reference Bank Rate: If no Screen Rate is available for EURIBOR for:

(~~iii~~i)	the currency of a Loan; or

(~~iv~~ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable EURIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)

Cost of Funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no EURIBOR for that Loan and Clause 17.5 (Cost of Funds) shall apply to that Loan for that Interest Period.

17.2	Calculation of Reference Bank Rate

(a)

Subject to paragraph (b) below, if EURIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

17.3	Interest Calculation if No RFR or Central Bank Rate

If:

(a)

there is no applicable RFR or Central Bank Rate for the purposes of calculating the Daily Non‑Cumulative Compounded RFR Rate for an RFR Banking Day during an Interest Period for a Compounded Rate Loan; and

(b)	“Cost of funds will apply as a fallback” is specified in the Reference Rate Terms for that Loan,

Clause 17.5 (Cost of Funds) shall apply to that Loan for that Interest Period.

17.4	Market Disruption

If:

(a)	a Market Disruption Rate is specified in the Reference Rate Terms for a Loan; and

(b)

before the Reporting Time for that Loan the Agency receives notification for a Lender or Lenders (whose participations in that Loan exceed 50 per cent. of that Loan) that its cost of funds relating to its participation in that Loan would be in excess of that Market Disruption Rate, then Clause 17.5 (Cost of Funds) shall apply to that Loan for the relevant Interest Period.

17.5	Cost of Funds

(a)

If this Clause 17.5 applies to a Loan for an Interest Period neither Clause 15.1 (Calculation of interest – Term Rate Loans) nor Clause 15.2 (Calculation of interest – Compounded Rate Loans) shall apply to that Loan for that Interest Period and the rate of interest on each Lender’s share of that Loan for that Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the applicable Margin; and

(ii)

the weighted average of the rates notified to the Agent by each Lender as soon as practicable and in any event by the Reporting Time for that Loan, to be that which expresses as a percentage rate per annum its cost of funds relating to its participation in that Loan from whatever source it may reasonably select.

(b)

If this Clause 17.5 applies and the Agent or the Obligors’ Agent so requires, the Agent and the Obligors’ Agent shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to paragraph (b) above shall, with the prior consent of all the Lenders and the Obligors’ Agent, be binding on all Parties.

(d)	If this Clause 17.5 applies pursuant to Clause 17.4 (Market Disruption) and:

(i)	a Lender’s Funding Rate is less than the relevant Market Disruption Rate; or

(ii)	a Lender does not notify a rate to the Agent by the Reporting Time for that Loan,

that Lender’s cost of funds relating to its participation in that Loan for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be the Market Disruption Rate for that Loan.

(e)

Subject to paragraph (d) above if this Clause 17.5 applies but any Lender does not notify a rate to the Agent by the Reporting Time for the relevant Loan the rate of interest shall be calculated on the basis of the rates notified by the remaining Lenders.

(f)	If this Clause 17.5 applies the Agent shall, as soon as is practicable, notify the Company.

17.6	Break Costs

(a)

Subject to paragraph (b) below, each Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs (if any) attributable to all or any part of a Term Rate Loan being paid by that Borrower on a day prior to the last day of an Interest Period for that Term Rate Loan.

(b)

Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in respect of which they become, or may become, payable.

18.	Fees

18.1	Commitment Fee

(a)	The Borrowers or the Obligors’ Agent shall pay, or cause to be paid, to the Agent (for the account of each Lender) a fee in the Base Currency computed at the per cent. rate per annum equal to:

(i)	35 per cent. of the Margin then applicable on that Lender’s Available Commitment under Facility A for the Availability Period applicable to Facility A~~;~~.

~~(ii)~~	~~35 per cent. of the Margin then applicable on that Lender~~’~~s Available Commitment under the Bridge Facility for the Availability Period applicable to the Bridge Facility;~~

(ii~~i~~)

in relation to an Incremental Facility, the percentage rate per annum specified in the Incremental Facility Notice relating to that Incremental Facility on that Lender’s Available Commitment under that Incremental Facility for the Availability Period applicable to that Incremental Facility.

(b)

The accrued commitment fee is payable in arrear on each Fee Payment Date which falls during the relevant Availability Period, on the last day of the relevant Availability Period and, if cancelled in full, on the cancelled amount of the relevant Lender’s Commitment at the time the cancellation is effective.

(c)	No commitment fee is payable to the Agent (for the account of a Lender) on any Available Commitment of that Lender for any day on which that Lender is a Defaulting Lender.

18.2	Arrangement Fee

The Borrowers or the Obligors’ Agent shall pay, or cause to be paid, to the Lenders an arrangement fee in the amount and at the times agreed in a Fee Letter.

18.3	Agency Fee

The Borrowers or the Obligors’ Agent shall pay, or cause to be paid, to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

18.4	Security Agent Fee

The Borrowers or the Obligors’ Agent shall pay, or cause to be paid, to the Security Agent (for its own account) a security agent fee in the amount and at the times agreed in a Fee Letter.

18.5	Fees Payable in Respect of Facility A Letters of Credit

(a)

Subject to paragraph (f) below, the Borrowers or the Obligors’ Agent shall pay, or cause to be paid, to the Issuing Bank a fronting fee at the rate of 0.40 per cent. (or such other rate as may be agreed between the Issuing Bank and the Obligors’ Agent) per annum on the outstanding amount (net of any amount which has been repaid) which is counter‑indemnified by the other Lenders of each Facility A Letter of Credit requested by it (but excluding therefrom the amount of the share of the Issuing Bank and its Affiliates in the outstanding amount of the relevant Facility A Letter of Credit if that Issuing Bank or its Affiliate is also a Lender) for the period from the issue of that Facility A Letter of Credit until its Expiry Date.

(b)

The Borrowers or the Obligors’ Agent shall pay, or cause to be paid, to the Agent (for the account of each Lender) a Facility A Letter of Credit Fee on the outstanding amount (net of any amount which has been repaid) of each Facility A Letter of Credit requested by it for the period from the issue of that Letter of Credit until its Expiry Date. Subject to paragraph (c) of Clause 7.6 (Regulation and Consequences of Cash Cover Provided by Borrower), this fee shall be distributed according to each Lender’s L/C Proportion of that Letter of Credit.

(c)

The accrued fronting fee and Letter of Credit fee on a Facility A Letter of Credit shall be payable in the Base Currency quarterly in arrear on each Fee Payment Date falling after the date of issue, and on the Expiry Date, for that Facility A Letter of Credit. The accrued Facility A Letter of Credit Fee is also payable on the cancelled amount of any Lender’s Commitment at the time the cancellation is effective if that Commitment is cancelled in full and the Facility A Letter of Credit is prepaid or repaid in full.

(d)

The Borrowers or the Obligors’ Agent shall pay, or cause to be paid, to the Issuing Bank (for its own account) an issuance fee of USD 2,500 for each Facility A Letter of Credit issued during the Availability Period applicable to the Facility A. The issuance fee shall be payable to the Issuing Bank on date of issue of the Facility A Letter of Credit.

(e)

The Borrowers or the Obligors’ Agent shall pay, or cause to be paid, to the Issuing Bank (for its own account) an amendment fee of USD 1,500 for each amendment, extension or renewal made to a Facility A Letter of Credit. The amendment fee shall be payable to the Issuing Bank on date of amendment, extension or renewal (as applicable) of such Facility A Letter of Credit.

(f)

If the Borrowers or the Obligors’ Agent provides cash cover or a satisfactory counter‑indemnity, or otherwise repays a Letter of Credit, in accordance with the terms of this Agreement for any part of a Facility A Letter of Credit, then no fronting fee shall be payable in respect of that part of the Facility A Letter of Credit that is cash‑collateralised or counter‑indemnified or otherwise repaid.

18.6	Facility A Utilisation Fees

(a)

The Borrower or the Obligors’ Agent shall pay, or cause to be paid, to the Agent (for the account of each Facility A Lender) a fee computed in accordance with paragraph (b) below on that Lender’s participation in a Facility A Loan Utilisation from and including the Closing Date to the Facility A Maturity Date.

(b)

The applicable utilisation fee in respect of a Facility A Loan shall be the percentage per annum set out in the table below, determined as at the Utilisation Date of that Facility A Loan by reference to the aggregate amount of all outstanding Facility A Loans (expressed as a percentage of the Total Facility A Commitments) on that Utilisation Date (including the Facility A Loan but excluding any other Loans repaid on that Utilisation Date).

Utilisation (per cent. of Facility A)	Utilisation fee (per cent. per annum)
Greater than 66 2/3 per cent.	0.40
Equal or greater than 33 1/3 per cent. but equal or less than 66 2/3 per cent.	0.20
Less than 33 1/3 per cent.	0.10

(c)	The accrued utilisation fee is payable in the Base Currency on each Fee Payment Date which falls during the Availability Period for Facility A and on the Facility A Maturity Date.

(d)	No utilisation fee is payable to the Agent (for the account of a Lender) for any day on which that Lender is a Defaulting Lender.

18.7	~~Bridge Facility Utilisation Fees~~[reserved]

~~(a)~~

~~The Borrower or the Obligors~~’ ~~Agent shall pay, or cause to be paid, to the Agent (for the account of each Bridge Facility Lender) a fee computed in accordance with paragraph (b) below on that Lender~~’~~s participation in a Bridge Facility Utilisation from and including the Closing Date to the applicable Maturity Date.~~

~~(b)~~

~~The applicable utilisation fee in respect of a Bridge Facility Utilisation under a Bridge Facility Loan shall be the percentage per annum set out in the table below, determined as at the Utilisation Date of that Bridge Facility Loan (as applicable) by reference to the aggregate amount of all outstanding Bridge Facility Loans (expressed as a percentage of the Total Bridge Facility Commitments) on that Utilisation Date (including the Bridge Facility Loan but excluding any other Loans repaid on that Utilisation Date).~~

~~Utilisation (per cent. of Bridge Facility)~~	~~Utilisation fee (per cent. per annum)~~
~~Greater than 66 2/3 per cent.~~	~~0.40~~
~~Equal or greater than 33 1/3 per cent. but equal or less than 66 2/3 per cent.~~	~~0.20~~
~~Less than 33 1/3 per cent.~~	~~0.10~~

~~(c)~~

~~The accrued utilisation fee is payable in the Base Currency on each Fee Payment Date which falls during the relevant Availability Period for the Bridge Facility and on the Bridge Facility Maturity Date.~~

~~(d)~~	~~No utilisation fee is payable to the Agent (for the account of a Lender) for any day on which that Lender is a Defaulting Lender.~~

18.8	Interest, Commission and Fees on Ancillary Facilities

The rate and time of payment of interest, commission, fees and any other remuneration in respect of each Ancillary Facility shall be determined by agreement between the relevant Ancillary Lender and the Borrower of that Ancillary Facility based upon normal market rates and terms.

18.9	Completion

No fees, costs and expenses shall be due and payable under this Clause 18 (Fees) unless Closing Date occurs.

Section 6
Additional Payment Obligations

19.	Tax Gross Up and Indemnities

19.1	Definitions

(a)	In this Agreement:

“Borrower DTTP Filing” means an HM Revenue & Customs’ Form DTTP2 duly completed and filed by the relevant Borrower, which:

(a)

where it relates to a UK Treaty Lender that is an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated opposite that Lender’s name in Part 2 of Schedule 1 (The Parties), and

(i)	where the Borrower is an Original Borrower, is filed with HM Revenue & Customs within 30 days of the date of this Agreement; or

(ii)	where the Borrower is an Additional Borrower, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower; or

(b)

where it relates to a Treaty Lender that is not an Original Lender, contains the scheme reference number and jurisdiction of tax residence stated in respect of that Lender in the documentation which it executes on becoming a Party as a Lender; and

(i)	where the Borrower is a Borrower as at the date on which that UK Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of that date; or

(ii)

where the Borrower is not a Borrower as at the date on which that UK Treaty Lender becomes a Party as a Lender, is filed with HM Revenue & Customs within 30 days of the date on which that Borrower becomes an Additional Borrower.

“Dutch Qualifying Lender” means a Lender which is entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(a)	a Dutch Treaty Lender; or

(b)	a Lender (other than a Treaty Lender) which is entitled under Dutch law to receive interest without any Tax Deduction.

“Dutch Treaty Lender” means a Lender which:

(a)	is treated as a resident of a Dutch Treaty State for the purposes of the relevant Treaty;

(b)	does not carry on a business in the Netherlands through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)

fulfils any other condition which must be fulfilled under the Dutch Treaty in order to obtain full exemption from Tax on interest imposed by the Netherlands, including the completion of all necessary procedural formalities.

“Dutch Treaty State” means a jurisdiction having a double taxation agreement with the Netherlands (a “Dutch Treaty”) which makes provision for full exemption from tax imposed by the Netherlands on interest.

“Obligor’s Tax Jurisdiction” means the jurisdiction in which an Obligor is tax resident.

“Protected Party” means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

“Tax Credit” means a credit against, relief or remission for, or repayment of, any Tax.

“Tax Deduction” means a deduction or withholding for or on account of Tax from a payment under a Finance Document, other than a FATCA Deduction.

“Tax Payment” means either the increase in a payment made by an Obligor to a Finance Party under Clause 19.2 (Tax Gross‑Up) or a payment under Clause 19.3 (Tax Indemnity).

“Treaty Lender” means a Dutch Treaty Lender, a UK Treaty Lender and/or a US Treaty Lender (as relevant).

“UK Non‑Bank Lender” means:

(a)	an Original Lender listed in Part 2 of Schedule 1 (The Parties) as being a UK Non-Bank Lender; and

(b)	a Lender which is not an Original Lender and which gives a UK Tax Confirmation in the documentation which it executes on becoming a Party as a Lender.

“UK Qualifying Lender” means:

(a)	a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(i)	a Lender:

(A)

which is a bank (as defined for the purpose of section 879 of the ITA) making an advance under a Finance Document and is within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance or would be within such charge as respects such payments apart from section 18A of the CTA; or

(B)

in respect of an advance made under a Finance Document by a person that was a bank (as defined for the purpose of section 879 of the ITA) at the time that that advance was made and within the charge to United Kingdom corporation tax as respects any payments of interest made in respect of that advance; or

(ii)	a Lender which is:

(A)	a company resident in the United Kingdom for United Kingdom tax purposes;

(B)	a partnership each member of which is:

(1)	a company so resident in the United Kingdom; or

(2)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA;

(C)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company; or

(iii)	a UK Treaty Lender;

“UK Tax Confirmation” means a confirmation by a Lender that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.

“UK Treaty Lender” means a Lender which:

(a)	is treated as a resident of a UK Treaty State for the purposes of the relevant UK Treaty;

(b)	does not carry on business in the United Kingdom through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)

fulfils any other conditions which must be fulfilled under the relevant UK Treaty in order to obtain full exemption from Tax on interest imposed by the United Kingdom, including the completion of all necessary procedural formalities.

“UK Treaty State” means a jurisdiction having a double taxation agreement (a “UK Treaty”) with the United Kingdom which makes provision for full exemption from tax imposed by Obligor’s Tax Jurisdiction on interest.

“US Borrower” means a Borrower incorporated and tax resident in the United States.

“US Qualifying Lender” a Lender which is beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document and is:

(a)	A US Treaty Lender; or

(b)	a Lender that is entitled under U.S. law to receive interest without any Tax Deduction.

“US Treaty Lender” means a Lender which:

(a)	is treated as a resident of a US Treaty State for the purposes of the relevant Treaty;

(b)	does not carry on a business in the United States through a permanent establishment with which that Lender’s participation in the Loan is effectively connected; and

(c)

fulfils any other condition which must be fulfilled under the US Treaty in order to obtain full exemption from Tax on interest imposed by the United States, including the completion of all necessary procedural formalities.

“US Treaty State” means a jurisdiction having a double taxation agreement with the United States (a “US Treaty”) which makes provision for full exemption from tax imposed by the United States on interest.

Unless a contrary indication appears, in this Clause 19 a reference to “determines” or “determined” means a reasonable good faith determination made in the reasonable good faith discretion of the person making the determination.

19.2	Tax Gross‑Up

(a)	Each Obligor shall make all payments to be made by it under a Finance Document without any Tax Deduction, unless a Tax Deduction is required by law.

(b)

The Obligors’ Agent shall promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender or the Issuing Bank shall notify the Agent (i) on becoming so aware in respect of a payment payable to that Lender or the Issuing Bank or (ii) if the Lender or the Issuing Bank ceases to be a UK Qualifying Lender, a US Qualifying Lender or a Dutch Qualifying Lender (as relevant). If the Agent receives such notification from a Lender or the Issuing Bank it shall notify the Obligors’ Agent and that Obligor.

(c)

If a Tax Deduction is required by law to be made by an Obligor, the amount of the payment due from that Obligor shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the United Kingdom, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a UK Qualifying Lender, but on that date that Lender is not or has ceased to be a UK Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or UK Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “UK Qualifying Lender” and:

(A)

an officer of H.M. Revenue & Customs has given (and not revoked) a direction (a “Direction”) under section 931 of the ITA which relates to the payment and that Lender has received from the Obligor making the payment or from the Obligors’ Agent a certified copy of that Direction; and

(B)	the payment could have been made to the Lender without any Tax Deduction if that Direction had not been made; or

(iii)	the relevant Lender is a UK Qualifying Lender solely by virtue of paragraph (a)(ii) of the definition of “Qualifying Lender” and:

(A)	the relevant Lender has not given a Tax Confirmation to the Obligors’ Agent; and

(B)

the payment could have been made to the Lender without any Tax Deduction if the Lender had given a Tax Confirmation to the Obligors’ Agent, on the basis that the Tax Confirmation would have enabled the Obligors’ Agent to have formed a reasonable belief that the payment was an “excepted payment” for the purpose of section 930 of the ITA; or

(iv)	the payment could have been made to the Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (i) or (j) (as applicable) below.

(e)	A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by the Netherlands, if on the date on which the payment falls due:

(i)

the payment could have been made to the relevant Lender without a Tax Deduction on account of Tax imposed by the Netherlands, if that Lender had been a Dutch Qualifying Lender but on that date the relevant Lender is not or has ceased to be a Dutch Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or Dutch Treaty or any published practice or published concession of any relevant taxing authority; or

(ii)

the relevant Lender is a Dutch Treaty Lender and the Obligor making the payment is able to demonstrate that the payment could have been made to that Lender without the Tax Deduction had that Lender complied with its obligations under paragraph (i) below.

(f)

A payment shall not be increased under paragraph (c) above by reason of a Tax Deduction on account of Tax imposed by United States, if on the date on which the payment falls due, the payment could have been made to the relevant Lender without a Tax Deduction if the Lender had been a US Qualifying Lender but on that date that Lender is not or has ceased to be a US Qualifying Lender other than as a result of any change after the date it became a Lender under this Agreement in (or in the interpretation, administration, or application of) any law or US Treaty or any published practice or published concession of any relevant taxing authority.

(g)

If an Obligor is required by law to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time period allowed by law and in the minimum amount required by law.

(h)

Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment a statement under section 975 of the ITA (where relevant) or such other evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

(i)

(i)

Subject to paragraph (ii) below, a Treaty Lender and each Obligor which makes a payment to which that Treaty Lender is entitled shall co‑operate in completing any procedural formalities necessary for that Obligor to obtain authorisation to make that payment without a Tax Deduction.

(ii)

(A)

A UK Treaty Lender which is an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence opposite its name in Part 2 of Schedule 1 (The Parties); and

(B)

A UK Treaty Lender which is not an Original Lender and that holds a passport under the HMRC DT Treaty Passport scheme, and which wishes that scheme to apply to this Agreement, shall confirm its scheme reference number and its jurisdiction of tax residence in the documentation which it executes on becoming a Party as a Lender, and, having done so, that UK Treaty Lender shall be under no obligation pursuant to paragraph (i) above in respect of Taxes imposed by the United Kingdom.

(j)	If a UK Treaty Lender has confirmed its scheme reference number and its jurisdiction of tax residence in accordance with paragraph (i)(i) above and:

(i)	a Borrower making a payment to that UK Treaty Lender has not made a Borrower DTTP Filing in respect of that UK Treaty Lender; or

(ii)	a Borrower making a payment to that UK Treaty Lender has made a Borrower DTTP Filing in respect of that UK Treaty Lender but:

(A)	that Borrower DTTP Filing has been rejected by HM Revenue & Customs; or

(B)	HM Revenue & Customs has not given the Borrower authority to make payments to that UK Treaty Lender without a Tax Deduction within 60 days of the date of the Borrower DTTP Filing; or

(C)	HM Revenue & Customs has given authority for an Obligor to make payment to that Lender without a Tax Deduction and that authority expires or is withdrawn by HM Revenue & Customs,

and in each case, the Borrower has notified that UK Treaty Lender in writing, that UK Treaty Lender and the Borrower shall co‑operate in promptly completing any additional procedural formalities necessary for that Borrower to obtain authorisation to make that payment without a Tax Deduction.

(k)

If a Lender has not confirmed its scheme reference number and jurisdiction of tax residence in accordance with paragraph (i)(ii), no Obligor shall make a Borrower DTTP Filing or file any other form relating to the HMRC DT Treaty Passport scheme in respect of that Lender’s Commitment(s) or its participation in any Utilisation unless the Lender otherwise agrees.

(l)	A Borrower shall, promptly on making a Borrower DTTP Filing, deliver a copy of that Borrower DTTP Filing to the Agent for delivery to the relevant UK Treaty Lender.

(m)	A UK Non‑Bank Lender which is an Original Lender gives a Tax Confirmation to the Obligors’ Agent by entering into this Agreement.

(n)	A UK Non‑Bank Lender shall promptly notify the Obligors’ Agent and the Agent if there is any change in the position from that set out in the Tax Confirmation.

(o)	If:

(i)	a Tax Deduction is required by law in respect of a payment made by an Obligor to a Lender under a Finance Document;

(ii)	either:

(A)	the relevant Obligor was unaware, and could not reasonably be expected to have been aware, that the Tax Deduction was required and as a result does not make the Tax Deduction; or

(B)

in reliance on the notifications and confirmation provided pursuant to Clause 19.5 (Lender Status Confirmation), the relevant Obligor did not make such Tax Deduction or made a Tax Deduction at a reduced rate; or

(C)	the Lender has not complied with its obligation under paragraphs (b) or (i) above and as a result the relevant Obligor did not make the Tax Deduction or made a Tax Deduction at a reduced rate; and

(iii)

the applicable Obligor would not have been required to make a Tax Payment with respect to such Tax Deduction because, based on circumstances existing at the time such Tax Deduction was required to be made, one of the exclusions in this Clause 19.2 would have applied,

(p)

then the Lender that received the payment in respect of which the Tax Deduction should have been made or made at a higher rate undertakes to promptly reimburse that Obligor for the amount of the Tax Deduction that should have been made and to indemnify that Obligor against any interest, penalties and expenses payable or incurred in connection with any failure to pay or any delay in paying any of the same.

19.3	Tax Indemnity

(a)

The Obligors’ Agent shall (within three Business Days of demand by the Agent) pay or procure payment to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)	Paragraph (a) above shall not apply:

(i)	with respect to any Tax assessed on a Finance Party:

(A)

under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party’s Facility Office, branch or permanent establishment is located in respect of amounts received or receivable in that jurisdiction,

if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; or

(ii)	if and to the extent that a loss, liability or cost:

(A)	is compensated for by an increased payment under Clause 19.2 (Tax Gross‑Up); or

(B)

would have been compensated for by an increased payment under Clause 19.2 (Tax Gross‑Up) but was not so compensated solely because one of the exclusions contained in Clause 19.2 (Tax Gross‑Up) applied; or

(C)	relates to a FATCA Deduction required to be made by a Party; or

(D)	(for the avoidance of doubt) is suffered or incurred with respect to any Bank Levy (or any payment attributable to, or liability arising as a consequence of, a Bank Levy).

(c)

A Protected Party making, or intending to make a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Obligors’ Agent.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this Clause 19.3, notify the Agent as soon as reasonably practicable.

19.4	Tax Credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines that:

(a)	a Tax Credit is attributable to an increased payment of which that Tax Payment forms part, to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party or any member of a tax consolidation group or unity to which the Finance Party belongs, has obtained and utilised that Tax Credit,

the Finance Party shall pay an amount to the relevant Obligor which that Finance Party determines will leave it, or the tax consolidation group or unity to which it belongs (after that payment) in the same after‑Tax position as it, or the tax consolidation group or unity to which it belongs, would have been in had the Tax Payment not been required to be made by the Obligor.

19.5	Lender Status Confirmation

(a)

Each Original Lender shall indicate, opposite its name in Part 2 of Schedule 1 (The Original Parties), and for the benefit of the Agent without liability to any Obligor, which of the following categories it falls in:

(i)	in respect of Tax imposed by the United Kingdom:

(A)	not a UK Qualifying Lender;

(B)	a UK Qualifying Lender (other than a UK Treaty Lender); or

(C)	a UK Treaty Lender;

(ii)	in respect of Tax imposed by the United States:

(A)	not a US Qualifying Lender;

(B)	a US Qualifying Lender (other than a US Treaty Lender); or

(C)	a US Treaty Lender; and

(iii)	in respect of Tax imposed by the Netherlands:

(A)	not a Dutch Qualifying Lender;

(B)	a Dutch Qualifying Lender (other than a Dutch Treaty Lender); or

(C)	a Dutch Treaty Lender.

(b)

Each Lender which is not an Original Lender shall indicate, in the documentation which it executes on becoming a Party as a Lender, and for the benefit of the Agent and without liability to any Obligor, which of the following categories it falls in:

(i)	in respect of Tax imposed by the United Kingdom:

(A)	not a UK Qualifying Lender;

(B)	a UK Qualifying Lender (other than a UK Treaty Lender); or

(C)	a UK Treaty Lender;

(ii)	in respect of Tax imposed by the United States:

(A)	not a US Qualifying Lender;

(B)	a US Qualifying Lender (other than a US Treaty Lender); or

(C)	a US Treaty Lender; and

(iii)	in respect of Tax imposed by the Netherlands:

(A)	not a Dutch Qualifying Lender;

(B)	a Dutch Qualifying Lender (other than a Dutch Treaty Lender); or

(C)	a Dutch Treaty Lender.

(c)

If such a Lender fails to indicate its status in respect of Tax imposed by the United Kingdom, the United States and the Netherlands in accordance with this Clause 19.5 then that Lender shall be treated for the purposes of this Agreement (including by each Obligor) as if it is not a UK Qualifying Lender, US Qualifying Lender or Dutch Qualifying Lender (as relevant) until such time as it notifies the Agent which category applies (and the Agent, upon receipt of such notification, shall inform the Obligors’ Agent). For the avoidance of doubt, the documentation which a Lender executes on becoming a Party as a Lender shall not be invalidated by any failure of a Lender to comply with this Clause 19.5.

19.6	Stamp Taxes

The Borrowers or the Obligors’ Agent on their behalf shall pay and, within three Business Days of demand, indemnify each Secured Party against any cost, loss or liability that Secured Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document (except for any such stamp duty payable in respect of: (i) any assignment, transfer, sub-participation or sub-contract of a Loan or any rights under this Agreement (or part thereof) by a Finance Party; or (ii) a voluntary registration made by any Finance Party if such registration is not necessary to evidence, prove, maintain, enforce, compel or otherwise assert the rights of such party or obligations of such Finance Party under a Finance Document).

19.7	VAT

(a)

All amounts expressed to be payable under a Finance Document by any Party to a Finance Party which (in whole or in part) constitute the consideration for any supply for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply, and accordingly, subject to paragraph (b) below, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party must pay to such Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and such Finance Party must promptly provide an appropriate VAT invoice to that Party) or, where applicable, directly account for such VAT at the appropriate rate under the reverse charge procedure provided for by Article 196 of the Council Directive 2006/112/EC (as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union).

(b)

If VAT is or becomes chargeable on any supply made by any Finance Party (the “Supplier”) to any other Finance Party (the “Recipient”) under a Finance Document, and any Party other than the Recipient (the “Relevant Party”) is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration):

(i)

(where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT against provision of a valid VAT invoice. The Recipient must (where this paragraph (i) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and

(ii)

(where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT.

(c)

Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(d)

Any reference in this Clause 0 to any Party shall, at any time when such Party is treated as a member of a group or unity (or fiscal unity) for VAT purposes, include (where appropriate and unless the context otherwise requires) a reference to a person who is treated at that time as making the supply, or (as appropriate) receiving the supply, under the grouping rules provided for in Article 11 of the Council Directive 2006/112/EC (or as implemented by the relevant member state of the European Union or any other similar provision in any jurisdiction which is not a member state of the European Union, including in accordance with section 43 of the United Kingdom Value Added Tax Act 1994) so that a reference to a Party shall be construed as a reference to that Party or the relevant group or unity (or fiscal unity) of which that Party is a member for VAT purposes at the relevant time or the relevant representative member (or head) of that group or unity (or fiscal unity) at the relevant time (as the case may be).

(e)

In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party’s VAT registration and such other information as is reasonably requested in connection with such Finance Party’s VAT reporting requirements in relation to such supply.

19.8	FATCA Information

(a)	Subject to paragraph (c) below, each Party shall, within ten Business Days of a reasonable request by another Party:

(i)	confirm to that other Party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)

supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and

(iii)

supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)

If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)

Paragraph (a) above shall not oblige any Finance Party to do anything, and paragraph (a)(iii) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)

If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(i) or (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

(e)

If a Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:

(i)	where an Original Borrower is a US Tax Obligor and the relevant Lender is an Original Lender, the date of this Agreement;

(ii)	where a Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date;

(iii)	the date a new US Tax Obligor accedes as a Borrower; or

(iv)	where a Borrower is not a US Tax Obligor (or in any other case in which the Agent reasonably requests such information), the date of a request from the Agent,

supply to the Agent:

(A)	a US Withholding Tax Form; and/or

(B)	any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.

(f)	The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) above to the relevant Borrower.

(g)

If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to paragraph (e) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the relevant Borrower.

(h)

The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (e) or (g) above without further verification. The Agent shall not be liable for any action taken by it under or in connection with paragraph (e), (f) or (g) above.

19.9	FATCA Deduction

(a)

Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)

Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to whom it is making the payment and, in addition, shall notify the Obligors’ Agent and the Agent and the Agent shall notify the other Finance Parties.

20.	Increased Costs

20.1	Increased Costs

(a)

Subject to Clause 20.3 (Exceptions) the Obligors’ Agent shall, within three Business Days of a demand by the Agent, pay, or cause to be paid, for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation, (ii) compliance with any law or regulation made after the date of this Agreement (or, if later, the date it becomes Party to this Agreement) or (iii) the implementation or application of or compliance with CRD IV.

(i)	In this Agreement “Increased Costs” means:

(A)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital;

(B)	an additional or increased cost; or

(C)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or an Ancillary Commitment or funding or performing its obligations under any Finance Document or Letter of Credit.

20.2	Increased Cost Claims

(a)

A Finance Party intending to make a claim pursuant to Clause 20.1 (Increased Costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Obligors’ Agent.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

20.3	Exceptions

(a)	Clause 20.1 (Increased Costs) does not apply to the extent any Increased Cost is:

(i)	attributable to a Tax Deduction required by law to be made by or on behalf of an Obligor;

(ii)	attributable to a FATCA Deduction required to be made by a Party;

(iii)

compensated for by Clause 19.3 (Tax Indemnity) (or would have been compensated for under Clause 19.3 (Tax Indemnity) but was not so compensated solely because any of the exclusions in paragraph (b) of Clause 19.3 (Tax Indemnity) applied);

(iv)	compensated for by Clause 19.5 (Stamp taxes) (or would have been so compensated for under that Clause but was not so compensated solely because any of the exceptions set out therein applied);

(v)	is suffered or incurred with respect to any Bank Levy (or any payment attributable to, or any liability arising as a consequence of, a Bank Levy);

(vi)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation; or

(vii)

attributable to the implementation or application of or compliance with Basel II or Basel III (to the extent that the relevant Lender was, or should reasonably have been, aware of such Increased Costs at the date it became a Lender), or any law or regulation which implements Basel II or Basel III (to the extent that the relevant Lender was, or should reasonably have been, aware of such Increased Costs at the date it became a Lender), (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates).

(b)	In this Clause 20.3:

“Tax Deduction” has the same meaning given to the term in Clause 19.1 (Definitions).

“Basel II” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement.

“Basel III” means:

(a)

the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)

the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

“CRD IV” means:

(a)	Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and

(b)

Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

21.	Other Indemnities

21.1	Currency Indemnity

(a)

If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor; or

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

21.2	Other Indemnities

The Obligors’ Agent shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by it as a result of:

(a)	the occurrence of any Event of Default;

(b)

a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 35 (Sharing Among the Finance Parties);

(c)

funding, or making arrangements to fund, its participation in a Utilisation requested by a Borrower (or the Obligors’ Agent on its behalf) in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone);

(d)

issuing or making arrangements to issue a Letter of Credit requested by a Borrower (or the Obligors’ Agent on its behalf) in a Utilisation Request but not issued by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

(e)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by a Borrower (or the Obligors’ Agent on its behalf).

21.3	Indemnity to the Agent

The Obligors’ Agent shall (or shall procure that an Obligor will), promptly after demand (accompanied by reasonable details of the amount claimed), indemnify the Agent against any cost, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)

investigating any event which it reasonably believes is an Event of Default provided that if after doing so it is established that the event or matter is not an Event of Default, such cost, loss or liability of investigation shall be for the account of the Lenders; or

(b)	acting or relying on any notice, request or instruction from or on behalf of an Obligor which it reasonably believes to be genuine, correct and appropriately authorised.

22.	Mitigation by the Lenders

22.1	Mitigation

(a)

Each Finance Party shall, in consultation with the Obligors’ Agent, take all reasonable steps to mitigate any circumstances which arise and which would result in any Facility ceasing to be available or any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 12.1 (Illegality) (or, in respect of the Issuing Bank, Clause 12.2 (Illegality in Relation to Issuing Bank)), Clause 19 (Tax Gross Up and Indemnities) or Clause 20 (Increased Costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Paragraph (a) above does not in any way limit the obligations of any Obligor under the Finance Documents.

22.2         Limitation of Liability

(a)

The Obligors’ Agent shall promptly after demand (accompanied by reasonable details of the amount claimed) indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 22.1 (Mitigation).

(b)	A Finance Party is not obliged to take any steps under Clause 22.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

23.	Costs and Expenses

23.1	Transaction Expenses

The Obligors’ Agent shall, within 30 days of demand, reimburse the Agent, the Arrangers, the Issuing Bank and the Security Agent the amount of all reasonable third-party costs and expenses (including legal fees) reasonably incurred by any of them (and, in the case of the Security Agent, by any Receiver or Delegate) in connection with the negotiation, preparation, execution and perfection of:

(a)	this Agreement and any other documents referred to in this Agreement and the Transaction Security; and

(b)	any other Finance Documents executed after the date of this Agreement,

in each case (i) to the extent agreed by the Obligors’ Agent prior to the incurrence of such costs and expenses and (ii) excluding any Assignment Agreement or Transfer Certificate, provided that no such costs and expenses (other than legal fees, notarial fees and registration fees, if any (and applicable VAT thereon) to the extent agreed) shall be payable by the Obligors’ Agent or any other Obligor if the Closing Date does not occur.

23.2	Amendment Costs

If:

(a)	an Obligor requests an amendment, waiver or consent; or

(b)	an amendment is required pursuant to Clause 36.10 (Change of Currency),

the Obligors’ Agent shall, within 30 days of demand, reimburse each of the Agent and the Security Agent for the amount of all reasonable legal fees reasonably incurred by the Agent and the Security Agent (and, in the case of the Security Agent, by any Receiver or Delegate) in responding to, evaluating, negotiating or complying with that request or requirement to the extent agreed by the Obligors’ Agent prior to the incurrence of such costs and expenses.

23.3	Enforcement and Preservation Costs

The Obligors’ Agent shall, promptly after demand, pay or procure payment to each Secured Party the amount of all costs and expenses (including legal fees) incurred by it in connection with the enforcement of or the preservation of any rights under any Finance Document and the Transaction Security.

23.4

No fees, costs or expenses are due and payable under this Clause 23 (Costs and Expenses) unless Closing Date occurs, subject to termination arrangements in respect of legal fees agreed by the Obligors’ Agent.

Section 7
Guarantee

24.	Guarantee and Indemnity

24.1	Guarantee and Indemnity

Each Guarantor irrevocably and unconditionally jointly and severally:

(a)

guarantees to each Finance Party punctual performance by each other Obligor of all that Obligor’s obligations under the Finance Documents (other than any Excluded Swap Obligations) including, without limitation:

(i)	obligations which, but for the automatic stay under section 362(a) of the US Bankruptcy Code, would become due; and

(ii)

any interest accruing after the commencement of any bankruptcy, insolvency, receivership or similar proceeding at the rate provided for in this Agreement, whether or not such interest is an allowed claim in any such proceeding;

(b)

undertakes with each Finance Party that whenever another Obligor does not pay any amount when due under or in connection with any Finance Document, that Guarantor shall immediately on demand pay that amount as if it was the principal obligor;

(c)

agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of an Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by a Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 24 if the amount claimed had been recoverable on the basis of a guarantee; and

24.2	Continuing Guarantee

This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.

24.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause 24 will continue or be reinstated as if the discharge, release or arrangement had not occurred.

24.4	Waiver of Defences

The obligations of each Guarantor under this Clause 24 will not be affected by an act, omission, matter or thing which, but for this Clause 24, would reduce, release or prejudice any of its obligations under this Clause 24 (without limitation and whether or not known to it or any Finance Party) including:

(a)	any time, waiver or consent granted to, or composition with, any Obligor or other person;

(b)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(c)

the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non‑presentation or non‑observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(d)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;

(e)

any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of a Finance Document or any other document or security including, without limitation, any change in the purpose of, any extension of or increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(f)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or

(g)	any insolvency or similar proceedings.

24.5	Guarantor Intent

Without prejudice to the generality of Clause 24.4 (Waiver of Defences), each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Finance Documents and/or any facility or amount made available under any of the Finance Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

24.6	Immediate Recourse

Each Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from that Guarantor under this Clause 24. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.

24.7	Appropriations

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and no Guarantor shall be entitled to the benefit of the same; and

(b)	hold in an interest‑bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 24.

24.8	Deferral of Guarantors’ Rights

Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Agent otherwise directs, no Guarantor will exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 24:

(a)	to be indemnified by an Obligor;

(b)	to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;

(c)

to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;

(d)

to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 24.1 (Guarantee and Indemnity);

(e)	to exercise any right of set‑off against any Obligor (except of the type set forth in paragraph (a) of the definition of “Permitted Financial Indebtedness”);

(f)	to claim or prove as a creditor of any Obligor in competition with any Finance Party; and/or

(g)

in any form of administration of an Obligor (including liquidation, winding up, bankruptcy, voluntary administration, dissolution or receivership or any analogous process), including proving for or claiming, or exercising any voting rights or other rights in respect of any indebtedness of any nature owed to it by the Obligor.

If a Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for or on behalf of the Finance Parties and shall promptly pay or transfer the same to the Agent or as the Agent may direct for application in accordance with Clause 36 (Payment Mechanics).

24.9	Release of Guarantors’ Right of Contribution

If any Guarantor (a “Retiring Guarantor”) ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor then on the date such Retiring Guarantor ceases to be a Guarantor:

(a)

that Retiring Guarantor is released by each other Guarantor from any liability (whether past, present or future and whether actual or contingent) to make a contribution to any other Guarantor arising by reason of the performance by any other Guarantor of its obligations under the Finance Documents; and

(b)

each other Guarantor waives any rights it may have by reason of the performance of its obligations under the Finance Documents to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under any Finance Document or of any other security taken pursuant to, or in connection with, any Finance Document where such rights or security are granted by or in relation to the assets of the Retiring Guarantor.

24.10	Additional Security

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

24.11	Guarantee Limitations

This guarantee does not apply to any liability to the extent that it would result in this guarantee constituting unlawful financial assistance within the meaning of sections 678 or 679 of the Companies Act 2006 or any equivalent and applicable provisions under the laws of the Original Jurisdiction of the relevant Guarantor and, with respect to any Additional Guarantor, is subject to any limitations set out in the Accession Deed applicable to such Additional Guarantor. In relation to the guarantee, indemnity and other obligations of any Guarantor incorporated in the jurisdiction of Cyprus expressed to be assumed or undertaken by such Guarantor under this Agreement, shall be deemed not to be assumed or undertaken by such Guarantor to the extent the same would constitute unlawful financial assistance within the meaning of Section 53 of the Cyprus Companies Law, Cap. 113, as amended, unless the exceptions set out in Section 53(3) of the aforesaid Law apply to such Guarantor.

24.12	Guarantee Limitations – US

(a)

Each Guarantor and each Finance Party (by its acceptance of the benefits of the guarantee under this Clause 24) hereby confirms that it is its intention that the guarantee under this Clause 24 shall not constitute a fraudulent transfer or conveyance for purposes of any bankruptcy, insolvency or similar law, the Uniform Fraudulent Conveyance Act or any similar federal, state or foreign law (collectively, “US Fraudulent Transfer Laws”). To effectuate the foregoing intention, each Guarantor and each Finance Party (by its acceptance of the benefits of the guarantee under this Clause) hereby irrevocably agrees that, to the extent any US Fraudulent Transfer Law is applicable to such Guarantor’s obligations under this guarantee, the maximum aggregate amount of the obligations for which such Guarantor shall be liable under such guarantee shall be limited to the maximum amount reasonably expected to become due in respect of such liability that can be hereby incurred and as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for equitable contribution among such Guarantor and the other Obligors, result in such obligations of such Guarantor not constituting a fraudulent transfer or conveyance.

(b)

Notwithstanding anything to the contrary in this Agreement or any other Finance Document, in no circumstances shall proceeds of any Security constituting an asset of a Guarantor which is not a Qualified ECP Guarantor be applied towards the payment of any Excluded Swap Obligations nor shall any guarantee provided by any Guarantor pursuant to any Finance Document guarantee any obligations which are Excluded Swap Obligations, notwithstanding the terms of such Finance Document (and in the case of any conflict between the terms of any Finance Document and this Clause 24.12, the terms of this Clause 24.12 shall prevail).

(c)

Each Guarantor that is a Qualified ECP Guarantor unconditionally and irrevocably, with respect to each other Guarantor, hereby guarantees such Guarantor’s obligations under the Transaction Security Documents including obligations with respect to Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Clause 24.12 for the maximum amount reasonably expected to become due in respect of such liability that can be hereby incurred without rendering its obligations under this Clause 24.12, or otherwise under the Transaction Security Documents, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Clause 24.12 shall remain in full force and effect until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full. Each Qualified ECP Guarantor intends that this Clause 24.12 constitute, and this Clause 24.12 shall be deemed to constitute, a guarantee or other agreement for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

24.13	Guarantee Limitations – The Netherlands

The obligations of any Dutch Obligor or of any subsidiary of a Dutch Obligor, expressed to be assumed in this Clause 24 or otherwise pursuant to this Agreement, shall exclude, and shall not be or be construed as, any guarantee, indemnity, security or other obligation of such Obligor, to the extent that this would constitute unlawful financial assistance within the meaning of section 2:98c of the Dutch Civil Code or any other applicable financial assistance rules of any relevant jurisdiction.

Section 8
Representations, Undertakings and Events of Default

25.	Representations

25.1	General

Unless otherwise stated each Obligor makes the representations and warranties set out in this Clause 25 to each Finance Party.

25.2	Status

(a)	It is duly incorporated, organised or established and validly existing under the law of its jurisdiction of incorporation, organisation or establishment.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

(c)	With respect to any US Obligor, such US Obligor is in good standing under the laws of its jurisdiction of incorporation, organisation or formation.

25.3	Binding Obligations

Subject to the Legal Reservations and Perfection Requirements,

(a)	the obligations expressed to be assumed by it in each Finance Document to which it is a party are legal, valid, binding and enforceable obligations; and

(b)

(without limiting the generality of paragraph (a) above), each Transaction Security Document to which it is a party creates the security interests which that Transaction Security Document purports to create and those security interests are valid and effective.

25.4	Non‑Conflict with Other Obligations

The entry into and performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security pursuant to the Agreed Security Principles do not:

(a)	conflict with any law or regulation applicable to it;

(b)	conflict with the constitutional documents of any member of the Group; or

(c)

breach any agreement or instrument binding upon it or any member of the Group or any of its or any member of the Group’s assets or constitute a default or termination event (however described) under any such agreement or instrument to the extent such breach, default or termination event would have or is reasonably likely to have a Material Adverse Effect.

25.5	Power and Authority

(a)

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.

(b)	No limit on its powers will be exceeded as a result of the borrowing, grant of security or giving of guarantees or indemnities contemplated by the Finance Documents to which it is a party.

25.6	Authorisations

(a)	Subject to the Legal Reservations and Perfection Requirements all Authorisations required:

(i)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(ii)	to make the Finance Documents to which it is a party admissible in evidence in its Relevant Jurisdictions,

have been obtained or effected and are in full force and effect.

(b)

All Authorisations necessary for the conduct of the business in the ordinary course have been obtained or effected and are in full force and effect in each case to the extent that a failure to do so would have or is reasonably likely to have a Material Adverse Effect.

25.7	Governing Law and Enforcement

Subject to the Legal Reservations:

(a)	the choice of governing law of the Finance Documents will be recognised and enforced in its Relevant Jurisdictions; and

(b)

any judgment obtained in relation to a Finance Document in the jurisdiction of the governing law of that Finance Document will be recognised and enforced in its Relevant Jurisdictions subject to compliance with any applicable procedural requirements and Perfection Requirements.

25.8	Insolvency

No:

(a)	corporate action, legal proceeding or other procedure or step described in paragraph (a) of Clause 29.7 (Insolvency Proceedings);

(b)	creditors’ process described in Clause 29.8 (Creditors’ Process); or

(c)	circumstances described in Clause 29.6 (Insolvency),

has occurred and is continuing in respect of an Obligor or Material Company.

25.9	No Filing or Stamp Taxes

Under the laws of its Relevant Jurisdiction it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration, notarial or similar Taxes or fees be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents except for any Perfection Requirements or any filing, recording or enrolling or any tax or fee payable in relation to the Transaction Security Documents (which in each case shall be made or paid promptly within any applicable time periods required under the Finance Documents or as required under applicable laws) or as referred to in any Legal Opinion.

25.10	No Default

(a)

No Event of Default and, on the date of this Agreement and the Closing Date, no Default is continuing or is reasonably likely to result from the making of any Utilisation or the entry into, the performance of, or any transaction contemplated by, any Finance Document.

(b)

No other event or circumstance is outstanding which constitutes (or, with the expiry of a grace period, the giving of notice, the making of any determination or any combination of any of the foregoing, would constitute) a default or termination event (however described) under any other agreement or instrument which is binding on it or any of its Subsidiaries or to which its (or any of its Subsidiaries’) assets are subject which has or is reasonably likely to have a Material Adverse Effect.

25.11	Lender Presentation and Financial Model

In the case of the Parent only and save as disclosed in writing to the Arrangers or disclosed in the Lender Presentation:

(a)

The Financial Model has been prepared in accordance with the Accounting Principles and the forecasts and financial projections contained in the Financial Model and in the Lender Presentation have been prepared in good faith on the basis of recent historical information and based on assumptions that, in the commercially reasonable opinion of the Parent, were reasonable as at the date they were made and were arrived at after careful consideration (it being acknowledged that such forecasts and projections are subject to significant uncertainties and contingencies beyond the Group’s control and that no assurances can be given that such forecasts and projections will be realised).

(b)

Any material factual information relating to the Group contained in the Lender Presentation or otherwise provided by any Obligor to the Agent in writing in connection with the Finance Document on or prior to the date of this Agreement was true and accurate in all material respects as at the date of the Lender Presentation or the date it is provided in writing or, if earlier, the date (if any) at which it is stated.

(c)

No event or circumstances has occurred or arisen and no information has been given or withheld that results in the information, opinions, intentions, forecasts or projections contained in the Lender Presentation or Financial Model being untrue or misleading in any material respect.

(d)

All other material factual written information relating to the financial position of the Group provided by any member of the Group (including its advisers) to the Arrangers was to the best knowledge and belief of the Parent true, complete and accurate in all material respects as at the date it was provided or, if earlier, the date (if any) at which it is stated and is not misleading in any material respect.

25.12	Financial Statements

In the case of the Parent only:

(a)	Its Original Financial Statements were prepared in accordance with the Accounting Principles consistently applied unless expressly disclosed therein or in the notes thereto.

(b)

Its Original Financial Statements fairly present in all material respects its financial condition and its results of operations for the relevant financial year unless expressly disclosed therein or in the notes thereto.

(c)	Its most recent financial statements delivered pursuant to Clause 26.1 (Financial Statements):

(i)	have been prepared in accordance with the Accounting Principles; and

(ii)

fairly present (in the case of unaudited financial statements, in all material respects and subject to year-end adjustments and on the basis that they are not subject to full audit procedures) its consolidated financial condition as at the end of, and its consolidated results of operations for, the period to which they relate.

(d)	There has been no material adverse change in its consolidated financial condition, business or assets of the Group (taken as a whole) since the date of the Original Financial Statements.

25.13	No Proceedings

(a)

No litigation, arbitration, administrative proceedings or investigations or any labour disputes of, or before, any court, arbitral body or agency which are reasonably likely to be adversely determined to it and which, if adversely determined, are reasonably likely to have a Material Adverse Effect have been started or are currently threatened (to the best of its knowledge and belief (having made due and careful enquiry)) against it or any of its Subsidiaries.

(b)

No judgment or order of a court, arbitral body, agency or tribunal which is reasonably likely to have a Material Adverse Effect has (to the best of its knowledge and belief (having made due and careful enquiry)) been made against it or any of its Subsidiaries.

25.14	No Breach of Laws

It has not (and none of its Subsidiaries has) breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect.

25.15	Environmental Laws

(a)	Each member of the Group is in compliance with Clause 28.3 (Environmental Compliance) where failure to do so would have or is reasonably likely to have a Material Adverse Effect.

(b)

No Environmental Claim has been commenced or (to the best of its knowledge and belief (having made due and careful enquiry)) is threatened against any member of the Group where that claim is reasonably likely to be adversely determined to it and which, if adversely determined, would have or is reasonably likely to have a Material Adverse Effect.

25.16	Taxation

(a)

No member of the Group is materially overdue (taking into account any grace period) in the filing of any Tax returns and is not overdue (taking into account any grace period) in the payment of any amount in respect of Tax, in each case to an extent which would have or is reasonably likely to have a Material Adverse Effect.

(b)

No claims are being made or (to the best of its knowledge and belief (having made due and careful enquiry)) threatened against any member of the Group with respect to Taxes which are reasonably likely to be adversely determined to it and, if adversely determined, would have or would be reasonably likely to have a Material Adverse Effect.

25.17	Anti‑Corruption Laws

(a)

Each member of the Group and to the best of the Parent’s knowledge (having made due and careful enquiry) all directors, officers, employees and anyone acting on behalf of any member of the Group (in each case as to a director, officer, employee or anyone acting on behalf such member, acting in their capacity as such) has conducted its businesses in compliance with all anti‑corruption, anti‑bribery and anti‑money laundering laws, rules and regulations of any applicable jurisdiction from time to time (including, without limitation, the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977) (such laws, rules and regulations, collectively the “Anti‑Corruption Laws”) and has instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

(b)

Except as disclosed in the Parent’s public filings with the US Securities and Exchange Commission prior to the date of this Agreement, no actions or investigations by any governmental or regulatory agency are ongoing or threatened against any member of the Group or any of the directors, officers or employees or to the best of the Parent’s knowledge (having made due and careful enquiry) anyone acting on behalf of any member of the Group (in each case, as to a director, officer, employee or anyone acting on behalf of such member, acting in their capacity as such) in relation to a breach of the Anti‑Corruption Laws.

(c)

No member of the Group and to the best of the Parent’s knowledge (having made due and careful enquiry) no director, officer, employee or anyone acting on behalf of any member of the Group (in each case, as to a director, officer, employee or anyone acting on behalf of such member, in their capacity as such) is under any administrative, civil or criminal investigation for an alleged violation of, or received notice from any governmental entity regarding a possible violation of, the Anti‑Corruption Laws.

(d)	No Utilisation, use of proceeds or other transaction contemplated by this Agreement violates any Anti‑Corruption Laws.

25.18	Sanctions

(a)	No Relevant Person:

(i)	is a Sanctions Restricted Person;

(ii)	is in breach of Sanctions Laws and Regulations;

(iii)

is to the best of the Parent’s knowledge (having made due and careful enquiry) subject to any claim, proceeding, formal notice, or investigation by any regulatory or enforcement authority concerning any breach of Sanctions Laws and Regulations;

(iv)	is located, organised or ordinarily resident in a Sanctioned Country;

(v)	directly or indirectly derives revenues from investments in or transaction with Sanctions Restricted Person(s) in breach of Sanctions Laws and Regulations; or

(vi)	is knowingly engaged in any activity that would reasonably be expected to result in its being designated as a Sanctions Restricted Person.

(b)	No Utilisation, use of proceeds or other transaction contemplated by this Agreement violates any Sanctions Laws and Regulations.

(c)

The representations provided under this Clause 25.18 shall only apply to the extent that they do not result in any violation of, conflict with or liability for any Party under EU Regulation (EC) No 2271/96 of 22 November 1996, as amended, or any other similar anti-boycott legislation as may be applicable, such as the blocking law of the United Kingdom.

25.19	Security and Financial Indebtedness

(a)	No Security or Quasi‑Security exists over all or any of the present or future assets of any member of the Group other than as permitted by this Agreement.

(b)	No member of the Group has any Financial Indebtedness outstanding other than as permitted by this Agreement.

25.20	Ranking

Subject to the Legal Reservations and the Perfection Requirements, the Transaction Security has or will have the ranking in priority which it is expressed to have in the Transaction Security Documents and it is not subject to any prior ranking or pari passu ranking Security other than as permitted by the Agreement or by the relevant Transaction Security Document.

25.21	Good Title to Assets

It and each of its Subsidiaries has (i) a good, valid and marketable title to the assets necessary to carry on its business as presently conducted, or (ii) valid leases or licences of, and all appropriate Authorisations to use, the assets necessary to carry on its business as presently conducted, where, in the case of this paragraph (ii), a failure to do so would be materially adverse to the interests of the Lenders (taken as a whole) under the Finance Documents.

25.22	Legal and Beneficial Ownership

It is the sole legal and beneficial owner of the respective material assets over which it purports to grant Security.

25.23	Shares

(a)

(i)	The shares of any Obligor subject to Transaction Security are fully paid and not subject to any option to purchase, pre‑emption or other similar rights; and

(ii)

the constitutional documents of any Obligor whose shares are subject to Transaction Security do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Transaction Security.

(b)

There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any Obligor (including any option or right of pre‑emption or conversion).

25.24	Intellectual Property

It:

(a)

is the sole legal and beneficial owner of or has licensed to it on normal commercial terms all the Intellectual Property which is material in the context of its business and which is required by it in order to carry on its business as it is being conducted (“Material Intellectual Property”);

(b)	does not, in carrying on its businesses, infringe any Intellectual Property of any third party in any respect; and

(c)

has taken all formal or procedural actions (including payment of fees) required to maintain any Material Intellectual Property owned by it (unless such Intellectual Property is subject of a Permitted Disposal.

25.25	Group Structure Chart

The Group Structure Chart delivered to the Agent pursuant to Part 1 of Schedule 2 (Conditions Precedent) is true, complete and accurate in all material respects.

25.26	Guarantor Coverage Test

The requirements of Clause 28.26 (Guarantors) will be satisfied on the Closing Date.

25.27	Accounting Reference Date

The Accounting Reference Date of the Parent is 31 December.

25.28	Centre of Main Interests and Establishments

For the purposes of Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the “Recast Insolvency Regulation”), the centre of main interests (as that term is used in Article 3(1) of the Regulation) of any Obligor incorporated in a member state of the European Union is situated in its jurisdiction of incorporation or organisation and it has no “establishment” (as that term is used in Article 2(10) of the Regulation) in any other jurisdiction.

25.29	Compliance with ERISA

(a)

Each Plan is in compliance in form and operation with its terms and with ERISA and the Code (including without limitation the Code provisions compliance with which is necessary for any intended favourable tax treatment) and all other applicable laws and regulations, except where any failure to comply could not reasonably be expected to have a Material Adverse Effect. In each case, except as not reasonably expected to have a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under section 401(a) of the Code has received a favourable determination letter from the IRS to the effect that it meets the requirements of sections 401(a) and 501(a) of the Code covering all applicable tax law changes or is comprised of a master or prototype plan that has received a favourable opinion letter from the IRS, and, nothing has occurred since the date of such determination that would adversely affect such determination (or, in the case of a Plan with no determination, nothing has occurred that would materially adversely affect the issuance of a favourable determination letter or otherwise materially adversely affect such qualification). No ERISA Event has occurred or is reasonably expected to occur other than as would not, individually or in the aggregate, have a Material Adverse Effect.

(b)	There exists no Unfunded Pension Liability with respect to any Plan, except as would not have a Material Adverse Effect.

(c)

There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of any Borrower, threatened, which would reasonably be expected to be asserted successfully against any Plan and, if so asserted successfully, would reasonably be expected either singly or in the aggregate to have a Material Adverse Effect.

25.30	Pensions

(a)

Except for the Secured Pension Scheme, neither it nor any of its Subsidiaries is or has at any time been an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993).

(b)

Except for the Secured Pension Scheme, neither it nor any of its Subsidiaries is or has at any time been “connected” with or an “associate” of (as those terms are used in sections 38 and 43 of the Pensions Act 2004) such an employer.

(c)

The Pensions Regulator has not issued a Financial Support Direction, a Contribution Notice, or a warning notice in respect of the potential issues of a Financial Support Direction or Contribution Notice or used any Criminal Pension Powers, and no Obligor is aware of any circumstances that might reasonably be expected to lead to the issue of a Financial Support Direction or Contribution Notice or the use of any Criminal Pension Powers in relation to the Secured Pension Scheme.

(d)	The pension schemes of each member of the Group are funded to the extent required by law in each case where failure to do so would have or is reasonably likely to have a Material Adverse Effect.

25.31	Margin Stock

(a)

No Obligor nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying (within the meaning of Regulation T, Regulation U or Regulation X) Margin Stock or extending credit for the purpose of purchasing or carrying any Margin Stock.

(b)

No proceeds of any Utilisation will be used to purchase or carry any Margin Stock (or to extend credit for the purpose of purchasing or carrying any Margin Stock). Neither the making of any Utilisation nor the use of the proceeds of it will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

25.32	Investment Company Act

No US Obligor is an “investment company” within the meaning of the US Investment Company Act of 1940, as amended.

25.33	Times when Representations Made

(a)	All the representations and warranties in this Clause 25 are made by each Original Obligor on the date of this Agreement and on the Closing Date.

(b)	The Repeating Representations are deemed to be made by each Obligor:

(i)	on the date of each Utilisation Request;

(ii)	on each Utilisation Date;

(iii)	on the first day of each Interest Period;

(iv)	on the date of each Incremental Facility Notice; and

(v)	on each Establishment Date.

(c)

The Repeating Representations as well as the representations in Clause 25.21 (Good Title to Assets), 25.22 (Legal and Beneficial Ownership), Clause 25.23 (Shares) and Clause 25.24 (Intellectual Property) are deemed to be made by each Additional Obligor in relation to it and the facts and circumstances applicable to it on the day on which it becomes an Additional Obligor.

(d)	The representations and warranties in paragraph (c) of Clause 25.12 (Financial statements) are deemed only to be made on the date of delivery of the relevant financial statements.

(e)

Each representation or warranty deemed to be made after the date of this Agreement shall be deemed to be made by reference to the facts and circumstances existing at the date the representation or warranty is deemed to be made.

26.	Information Undertakings

The undertakings in this Clause 26 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

In this Clause 26:

“Annual Financial Statements” means the financial statements for a Financial Year delivered pursuant to paragraph (a) of Clause 26.1 (Financial Statements).

“Quarterly Financial Statements” means the financial statements delivered pursuant to paragraph (b) of Clause 26.1 (Financial Statements).

26.1	Financial Statements

The Parent shall supply to the Agent in sufficient copies for all the Lenders and the Hedge Counterparty (as defined in and subject the terms of the Intercreditor Agreement):

(a)

as soon as they are available and in any event, within 90 days after the end of each of its Financial Years, its audited consolidated financial statements for that Financial Year, together with a statement from management of the Parent commenting on that Financial Year’s performance and any material developments; and

(b)

as soon as they are available and in any event, within 60 days after the end of each Financial Quarter (except the fourth Financial Quarter) of each of its Financial Years, its unaudited consolidated financial statements for that Financial Quarter, together with a statement from management of the Parent commenting on that Financial Quarter’s performance and any material developments.

26.2	Provision and Contents of Compliance Certificate

(a)	The Parent shall supply a Compliance Certificate to the Agent with each set of its Annual Financial Statements and each set of its Quarterly Financial Statements.

(b)	The Compliance Certificate shall, amongst other things:

(i)	set out (in reasonable detail) computations as to compliance with Clause 27 (Financial Covenants) and the Margin computations set out in the definition of “Margin”;

(ii)	set out (in reasonable detail) the amount and related calculations) of any Pro Forma Adjustment applicable to such Relevant Period;

(iii)	when delivered with the Annual Financial Statements:

(A)

shall confirm compliance with the Guarantor Coverage Test as set out in Clause 25.26 (Guarantor Coverage Test) or provide details of any Group company required to become an Additional Guarantor to ensure compliance with such Guarantor Coverage Test; and

(B)	confirm the identity of each Material Company and (in reasonable detail) computations which determine those entities as such.

(c)	Each Compliance Certificate shall be signed by the chief financial officer of the Parent.

26.3	Requirements as to Financial Statements

(a)

The Parent shall procure that each set of Annual Financial Statements and Quarterly Financial Statements includes a balance sheet, profit and loss account and cashflow statement. In addition, the Parent shall procure that each set of its Annual Financial Statements shall be audited by an independent auditor of international standing.

(b)	Each set of Quarterly Financial Statements or Annual Financial Statements delivered pursuant to Clause 26.1 (Financial Statements):

(i)

shall be certified by the chief financial officer of the Group as giving a true and fair view of (in the case of Annual Financial Statements), or fairly presenting (in other cases) its financial condition and operations (consolidated as applicable) as at the date as at which those financial statements were drawn up (subject, in the case of Quarterly Financial Statements, to year-end adjustments and on the basis that they are not prepared in accordance with full audit procedures); and

(ii)	shall be prepared in accordance with the Accounting Principles,

unless, in relation to any set of financial statements, the Parent notifies the Agent that there has been a change in the Accounting Principles or the accounting practices and the Parent or the Parent’s auditors (or, if appropriate, the auditors of the relevant Obligor) deliver to the Agent:

(A)	a description of any change necessary for those financial statements to reflect the Accounting Principles or accounting practices upon which the Original Financial Statements were prepared; and

(B)

sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 27 (Financial Covenants) has been complied with and to make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements (in the case of an Obligor) and to make the computations set out in the definition of “Margin”.

26.4	Presentations

Once in every Financial Year, at least two members of senior management of the Parent (one of whom shall be the chief financial officer) must hold calls (which may take the form of customary quarterly earnings calls and not physical meetings) with the Finance Parties to give them a presentation about the on‑going business and financial performance of the Group the Parent may satisfy any requirement for lender presentations by inviting Lenders to attend any public equity and/or investor calls.

26.5	Year‑End

The Parent shall procure that the end of each annual accounting period of the Parent falls on 31 December.

26.6	Information: Miscellaneous

The Obligors’ Agent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(a)

promptly upon becoming aware of them, the details of any litigation, judgments, arbitration or administrative or other proceedings, Environmental Claims or pensions investigations or claims or any Contribution Notice or Financial Support Direction which are current, threatened or pending against any member of the Group which are reasonably likely to be adversely determined to a member of the Group and if adversely determined would or would be reasonably likely to have a Material Adverse Effect;

(b)	promptly, such information as the Security Agent may reasonably require about the Charged Property and compliance of the Obligors with the terms of any Transaction Security Documents;

(c)

promptly on request, such further information regarding the financial condition, assets and operations of the Group and/or any member of the Group (other than any supplemental financial statements, budgets or forecasts) as any Finance Party through the Agent may reasonably request; and

(d)

promptly upon becoming aware of it: (i) any investigation by the Pensions Regulator which (in the reasonable opinion of the Parent) is reasonably likely to lead to the issue of a Financial Support Direction or a Contribution Notice or the use of any Criminal Pension Powers, in relation to the Secured Pension Scheme, (ii) the issue of a Financial Support Direction or a Contribution Notice or the use of any Criminal Pension Powers, in relation to the Secured Pension Scheme or (iii) any notification by the trustees of the Secured Pension Scheme that a debt in relation to the Secured Pension Scheme has become, or will become, payable pursuant to section 75 of the UK Pensions Act 1995, subject in each case to legal privilege, binding confidentiality obligations (conditional upon such confidentiality obligations not being entered into in contemplation of circumventing this caluse) or legal and regulatory restrictions on disclosure (including stock exchange or listing rules).

26.7	Notification of Event of Default

(a)

Each Obligor (or the Obligors’ Agent on their behalf) shall notify the Agent of any Event of Default that is continuing (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).

(b)

Promptly upon a request by the Agent, the Obligors’ Agent shall supply to the Agent a certificate signed by an authorised signatory on its behalf certifying that no Event of Default is continuing (or if an Event of Default is continuing, specifying the Event of Default and the steps, if any, being taken to remedy it).

26.8	ERISA

(a)	The Obligors’ Agent shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(i)

promptly and in any event within 30 days after any Borrower knows or has reason to know that any ERISA Event has occurred that would reasonably be expected to have a Material Adverse Effect, a certificate of the chief financial officer of the Parent describing such ERISA Event and the action, if any, proposed to be taken with respect to such ERISA Event and a copy of any notice filed with the PBGC or the IRS pertaining to such ERISA Event and any notices received by such Borrower, Guarantor, or ERISA Affiliate, as applicable, from the PBGC or any other governmental agency with respect thereto; and

(ii)

promptly, and in any event within 30 days, after becoming aware that there has been an increase in Unfunded Pension Liabilities (taking into account only Plans with positive Unfunded Pension Liabilities) since the date the representations hereunder are given or deemed given, or the date of any prior notice, as applicable, that would reasonably be expected to have a Material Adverse Effect, a detailed written description thereof from the chief financial officer of the Group.

26.9	“Know Your Customer” Checks

(a)	If:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

(ii)

any change in the status of an Obligor (or of a Holding Company of an Obligor) or the composition of the shareholders of an Obligor (or of a Holding Company of an Obligor) after the date of this Agreement; or

(iii)	a proposed assignment or transfer by a Lender of any of its rights and/or obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, each Obligor shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or (or such shorter notice period as the Agent may agree acting reasonably) other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b)

Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(c)

The Obligors’ Agent shall, by not less than ten Business Days’ (or such shorter notice period as the Agent may agree, acting reasonably) prior written notice to the Agent, notify the Agent (which shall promptly notify the Lenders) of its intention to request that one of its Subsidiaries becomes an Additional Obligor pursuant to Clause 32 (Changes to the Obligors).

(d)

Following the giving of any notice pursuant to paragraph (c) above, if the accession of such Additional Obligor obliges the Agent or any Lender to comply with “know your customer” or similar identification procedures in circumstances where the necessary information is not already available to it, the Obligors’ Agent shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or on behalf of any prospective new Lender) in order for the Agent or such Lender or any prospective new Lender to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the accession of such Subsidiary to this Agreement as an Additional Obligor.

(e)

Without limiting the generality of the foregoing, each Lender subject to the USA PATRIOT ACT (Title III of Pub. Law 107 56 (signed into law 26 October, 2001)) (as amended from time to time, the “PATRIOT Act”) hereby notifies Obligors’ Agent and the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies Parent, the Borrower and any other Obligor and other information that will allow such Lender to identify Parent, each Borrower and any other Obligor in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to the Agent and each Lender. Each Obligor hereby acknowledges and agrees that the Agent shall be permitted to share any or all such information with the Lenders.

26.10	Public Reporting

(a)

Any financial statements or other deliverables required to be delivered pursuant to this Clause 26 shall be deemed to have been furnished to the Agent on the date that (i) such financial statements or deliverable (as applicable) are posted on the U.S. Securities and Exchange Commission’s website at www.sec.gov or the website for the Parent and (ii) the Agent has been provided written notice of such posting.

(b)

For so long as any public issued securities are in issuance by a member of the Group, delivery to the Agent of a copy of the accounts and/or financial statements or other public disclosures that are delivered to holders of public securities in accordance with applicable listing rules and/or the terms of the relevant publicly issued security, shall in each case be deemed to satisfy the requirements of Clauses 26.1 (Financial statements) and Clause 26.3 (Requirements as to financial statements) including as regards the form of and requirements in relation to financial statements and any accompanying information, statements and management commentary provided that for the avoidance of doubt the Parent and Obligors’ Agent shall still be required to comply with the requirements under Clauses 26.2 (Provision and contents of Compliance Certificate), 26.6 (Information: miscellaneous), 26.7 (Notification of an Event of Default) and 26.9 (“Know your customer” checks).

27.	Financial Covenants

27.1	Financial Definitions

In this Agreement:

“Borrowings” means, at any time, the aggregate outstanding principal, capital or nominal amount of the Financial Indebtedness (including for the avoidance of doubt any Financial Indebtedness incurred under paragraphs (h)(iii) or (k) of the definition of “Permitted Financial Indebtedness”) of members of the Group (on a consolidated basis) but:

(a)	excluding indebtedness owing between members of the Group;

(b)	including any lease that is a Finance Lease (but only taking into account the capital element);

(c)

in respect of any guarantee, indemnity, bond, standby or documentary letter of credit or similar instrument (including any Trade Instruments) or any counter-indemnity obligation in respect thereof, including the amount of any liability of any member of the Group in respect of such instrument to the extent of a demand made under such instrument which remains unpaid and unreimbursed or not otherwise repaid by a member of the Group for a period of 10 Business Days or more;

(d)	excluding any Treasury Transactions;

(e)	excluding any amount of any liability in respect of pension and other post-employment related obligations of any member of the Group;

(f)	excluding the minority interests line in the balance sheet; and

(g)

excluding any amount raised by the issue of shares which are redeemable (other than at the option of the issuer) before the latest Maturity Date of the Facilities or are otherwise classified as borrowings under the Accounting Principles.

“EBITDA” means, in respect of any Relevant Period, the consolidated operating profit of the Group before taxation:

(a)

before deducting any interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments whether paid, payable or capitalised by any member of the Group (calculated on a consolidated basis) in respect of that Relevant Period;

(b)	not including any accrued interest owing to any member of the Group;

(c)

after adding back any amount attributable to the amortisation, depreciation or impairment of assets of members of the Group (and taking no account of the reversal of any previous impairment charge made in that Relevant Period);

(d)	before taking into account any Exceptional Items;

(e)	before deducting any fees, costs and expenses, stamp, registration and other Taxes incurred by any member of the Group in connection with the Finance Documents;

(f)	after deducting the amount of any profit (or adding back the amount of any loss) of any member of the Group which is attributable to minority interests;

(g)

plus or minus the Group’s share of the profits or losses (after finance costs and tax) of Non‑Group Entities after deducting the amount of any profit of any Non‑Group Entity to the extent that the amount of the profit included in the financial statements of the Group exceeds the amount actually received in cash by members of the Group through distributions by the Non‑Group Entity;

(h)

before taking into account any unrealised gains or losses on any derivative instrument (other than any derivative instrument which is accounted for on a hedge accounting basis) and before taking into account unrealised foreign exchange gains or losses including any arising as translation of currency debt;

(i)	before taking into account any gain or loss arising from an upward or downward revaluation of any other asset;

(j)

excluding any fees, costs or charges related to an actual or attempted debt or equity offering, investment, acquisitions, disposals or incurrence of Financial Indebtedness (in each case whether or not successful) and any cost or expense incurred in connection with an employee or management equity plan, incentive scheme or similar arrangement or any compensation or severance payments to management and before deducting the impact of provisions for retirement indemnities or long service awards;

(k)	before taking into account any Pension Items;

(l)	excluding the charge to profit represented by the expensing of stock options or other stock-based compensation; and

(m)	after adding the proceeds of any business interruption insurance received during that Relevant Period,

in each case, to the extent added, deducted or taken into account, as the case may be, for the purposes of determining operating profits of the Group before taxation.

“Exceptional Items” means any exceptional, one off, non‑recurring or extraordinary items and/or any material items of an unusual or non‑recurring nature which represent gains or losses including those arising on:

(a)	the restructuring of the activities of an entity and reversals of any provisions for the cost of restructuring;

(b)	disposals, revaluations, write downs or impairment of non‑current assets or any reversal of any write down or impairment; or

(c)	disposals of assets associated with discontinued operations.

“Finance Charges” means, for any Relevant Period, the aggregate amount of the accrued interest, commission, fees, discounts, prepayment fees, premiums or charges and other finance payments in respect of Borrowings paid or payable by any member of the Group (calculated on a consolidated basis) in cash in respect of that Relevant Period:

(a)	excluding any fees, costs and expenses, registration and other Taxes incurred by any member of the Group in connection with the Finance Documents;

(b)

including any upfront fees or costs which are included as part of the effective interest rate adjustments but for the avoidance of doubt excluding any arrangement, underwriting or original issue discount fee (or any amount attributable to the amortisation of such fees);

(c)	including the interest (but not the capital) element of payments in respect of Finance Leases;

(d)	including any commission, fees, discounts and other finance payments payable by (and deducting any such amounts payable to) any member of the Group under any interest rate hedging arrangement; and

(e)	taking no account of any unrealised gains or losses on any derivative instruments other than any derivative instruments which are accounted for on a hedge accounting basis,

and so that no amount shall be added (or deducted) more than once.

“Finance Lease” means any lease or hire purchase contract, a liability under which would, in accordance with the Accounting Principles, be treated as a balance sheet liability (other than a lease or hire purchase contract which would, in accordance with the Accounting Principles in force prior to ASC 842 have been treated as an operating lease) notwithstanding that such leases or contracts are required in accordance with ASC 842 (on a prospective or retrospective basis or otherwise) to be treated as capitalised or finance leases or a balance sheet liability).

“Financial Quarter” means the period commencing on the day after one Quarter Date and ending on the next Quarter Date.

“Financial Year” means the annual accounting period of the Group ending on 31 December in each year.

“Interest Cover” means the ratio of EBITDA to Net Finance Charges in respect of any Relevant Period.

“Net Finance Charges” means, for any Relevant Period, the Finance Charges for that Relevant Period after deducting any interest payable in that Relevant Period to any member of the Group (other than by another member of the Group).

“Non‑Group Entity” means any investment or entity (which is not itself a member of the Group (including associates and Joint Ventures)) in which any member of the Group has an ownership interest.

“Pension Items” means any income or charge attributable to any pension or other post-employment benefit scheme.

“Pro Forma Adjustment” means for any Relevant Period the pro forma increase in EBITDA projected by the Parent in good faith as a result of reasonably identifiable and supportable cost savings and cost synergies from a Group Initiative, an acquisition of an Acquired Entity or Business (a “Purchase”) or a disposal of a Sold Entity or Business (a “Sale”) realisable during the period of 12 Months from the date of implementation of such Group Initiative or completion of such Purchase or Sale, provided that:

(a)

so long as such cost savings and cost synergies will be realisable at any time during such period, it may be assumed, for purposes of projecting such pro forma increase to such consolidated EBITDA that such cost savings and cost synergies will be realisable during the entire such period, provided further that any such pro forma increase to such consolidated EBITDA shall be without duplication for cost savings and cost synergies actually realised during such period and already included in such consolidated EBITDA; and

(b)

by no later than the time when the relevant Pro Forma Adjustment is included in financial statements and/or Compliance Certificate delivered to the Agent, if any such pro forma increase is greater than 5 per cent. of the pro forma consolidated EBITDA of the combined Group (taking into account such cost savings and cost synergies), a certificate signed by the chief executive officer or chief financial officer of the Group, by reference to the Parent’s knowledge with regard to the information reasonably available at such time, shall have been delivered to the Agent, including reasonable calculations and workings, confirming that such cost synergies and cost savings have been identified in a reasonable manner and are supportable and are capable of being implemented, in each case, during such period; and

(c)

all such pro forma increases will be subject to an aggregate cap of 15 per cent. of pro forma consolidated EBITDA of the combined Group (taking into account such cost synergies), to the end of the most recent Relevant Period for which such Financial Statements have been delivered.

“Quarter Date” means each of 31 March, 30 June, 30 September and 31 December.

“Relevant Period” means each period of 12 months, or, in the case of paragraphs (a) and (b) of Clause 27.2 (Financial Condition), such shorter period commencing on the first full Financial Quarter after the Closing Date, ending on or about the last day of the Financial Year and each period of 12 months ending on or about the last day of each Financial Quarter.

“Total Net Leverage” means, in respect of any Relevant Period, the ratio of Total Net Debt on the last day of that Relevant Period to EBITDA in respect of that Relevant Period.

“Total Net Debt” means, at any time, the aggregate amount of all obligations of members of the Group for or in respect of Borrowings at that time but:

(a)	including any Secured Pension Scheme liabilities (but only up to the maximum amount of the Secured Pension Claim liabilities as set out in the Intercreditor Agreement) that are then due and payable;

(b)	deducting the aggregate amount of Cash and Cash Equivalent Investments held by any member of the Group at that time,

and so that no amount shall be included or excluded more than once.

27.2	Financial Condition

The Parent shall ensure that:

(a)	Interest Cover: Interest Cover in respect of any Relevant Period shall not be less than 3.50:1.

(b)	Total Net Leverage: Total Net Leverage in respect of any Relevant Period shall not exceed 2.75:1.

27.3	Financial Testing

(a)

The financial covenants set out in Clause 27.2 (Financial Condition) shall be calculated in accordance with the Accounting Principles and tested by reference to each Compliance Certificate delivered pursuant to Clause 26.2 (Provision and Contents of Compliance Certificate) starting with the Relevant Period ending on the last day of the first full Financial Quarter after Closing Date.

(b)

For the purpose of the calculation of any financial covenant, ratio (including pro forma compliance) and (to the extent applicable) each basket) when determining EBITDA for any Relevant Period (including the portion thereof occurring prior to the relevant acquisition) the Parent may (without double counting):

(i)

include the earnings before interest, tax, depreciation, amortisation and impairment charges (calculated on the same basis as EBITDA, mutatis mutandis) for the period of any person, business, property or material fixed asset acquired (including by merger) during such period (each such person, property, business or asset acquired an “Acquired Entity or Business”) as if the acquisition occurred on the first day of such Relevant Period provided that the Parent shall include such earnings to the extent that to do so would result in a decrease in EBITDA for that period;

(ii)

exclude the earnings before interest, tax, depreciation, amortisation and impairment charges (calculated on the same basis as EBITDA, mutatis mutandis) of any person, business, property or material fixed asset sold, transferred or otherwise disposed of by any member of the Group during such period (each such person, property, business or asset so sold, transferred or disposed of, a “Sold Entity or Business”) as if the disposal occurred on the first day of such Relevant Period provided that the Parent shall exclude such earnings to the extent that to do so would result in a decrease in EBITDA for that period;

(iii)

include in determining EBITDA for any Relevant Period an adjustment in respect of any action or step (including any restructuring, reorganisation, cost reduction or cost saving initiatives, efficiency improvement, operating improvement, redundancy programmes or initiatives, relocations, closures, acquisitions or disposals, divestitures, debt incurrence, refinancing, repayment or prepayment, breaking commercial contracts and otherwise terminating or adjusting contracts and/or other actions, adjustments or similar initiative) taken or committed (unilaterally, conditionally or otherwise) to be taken by the Group (a “Group Initiative”) in each case, equal to the amount of the Pro Forma Adjustment with respect to any Group Initiative:

(iv)	include an amount equal to the Pro Forma Adjustment with respect to any Purchase;

(v)	include an amount equal to the Pro Forma Adjustment with respect to any Sale; and

(vi)	exclude any non-recurring fees, costs and expenses arising directly or indirectly as a consequence of a Group Initiative, Purchase or Sale.

(c)	Only amounts borrowed or issued shall be taken into account (and undrawn committed amounts shall not be included as indebtedness).

(d)	No item shall be taken into account more than once in any calculation where to do so would be double counting of any amount.

28.	General Undertakings

The undertakings in this Clause 28 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

28.1	Authorisations

Each Obligor shall promptly obtain, comply with and do all that is necessary to maintain in full force and effect any Authorisation required under any law or regulation of a Relevant Jurisdiction to:

(a)	enable it to perform its obligations under the Finance Documents;

(b)	ensure the legality, validity, enforceability or admissibility in evidence of any Finance Document; and

(c)	carry on its business where failure to do so has or is reasonably likely to have a Material Adverse Effect.

28.2	Compliance with Laws

Each Obligor shall (and the Parent shall ensure that each member of the Group will) comply in all respects with all laws to which it may be subject, if failure so to comply has or is reasonably likely to have a Material Adverse Effect.

28.3	Environmental Compliance

Each Obligor shall (and the Parent shall ensure that each member of the Group will):

(a)	comply with all Environmental Law;

(b)	obtain, maintain and ensure compliance with all requisite Environmental Permits;

(c)	implement procedures to monitor compliance with and to prevent liability under any Environmental Law,

in each case where failure to do so has or is reasonably likely to have a Material Adverse Effect.

28.4	Anti‑Corruption Laws

(a)

Neither the Borrowers nor the Obligors’ Agent on their behalf will request any Utilisation under, and no Obligor shall (and the Parent shall ensure that no other member of the Group will) directly or indirectly use the proceeds of, the Facilities in furtherance of an offer, payment, promise to pay, or authorisation of the payment or giving of money or anything else of value to any person, which, in each case, would breach any Anti‑Corruption Laws.

(b)

Each Obligor shall (and the Parent shall ensure that each other member of the Group and their respective directors, officers, employees and anyone acting on behalf of such member (in each case, as to a director, officer, employee or anyone acting on behalf of such member, acting in their capacity as such) will):

(i)	conduct its businesses in compliance with applicable Anti‑Corruption Laws; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

28.5	Sanctions

(a)

Neither the Borrowers nor the Obligors’ Agent on their behalf will request any Utilisation under, and no Obligor shall (and the Parent shall ensure that no other Relevant Person will) take any action, make any omission or use (directly or indirectly) any proceeds of the Loan or use (directly or indirectly) any Letter of Credit under any Facility:

(i)	in a manner that is a breach of Sanctions Laws and Regulations;

(ii)	in a manner that causes (or will cause) a breach of Sanctions Laws and Regulations by any Finance Party; and/or

(iii)	for the purpose of funding, financing or facilitating any activities, business or transaction of, or with, any Sanctions Restricted Person or in any Sanctioned Country.

(b)

No Obligor shall (and the Parent shall ensure that no other Relevant Person will) take any action or make any omission that results, or is reasonably likely to result, in it or any Finance Party becoming a Sanctions Restricted Person.

(c)

Each Obligor shall (and the Parent shall ensure that each other member of the Group and their respective directors, officers, employees and anyone acting on behalf of such member (in each case, as to a director, officer, employee or anyone acting on behalf of such member, acting in their capacity as such) will):

(i)	conduct its businesses in compliance with applicable Sanctions Laws and Regulations; and

(ii)	maintain policies and procedures designed to promote and achieve compliance with such laws.

(d)

The undertakings provided under paragraphs (a) to (c) of this Clause 28.5 shall only apply to the extent that they do not result in any violation of, conflict with or liability for any Party under EU Regulation (EC) No 2271/96 of 22 November 1996, as amended, or any other similar anti-boycott legislation as may be applicable, such as the blocking law of the United Kingdom.

28.6	Taxation

(a)

Each Obligor shall (and the Parent shall ensure that each member of the Group will) pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties where failure to do so would have or is reasonably likely to have a Material Adverse Effect.

(b)	No Obligor may be a member of a fiscal unity (fiscale eenheid) for Dutch tax purposes other than a fiscal unity made up solely of members of the Group.

28.7	Merger

No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any amalgamation, demerger, merger, migration, consolidation or corporate reconstruction (which shall include, for the avoidance of doubt, any change to the nature of a Group member’s legal personality, status, company type or place of incorporation) other than a Permitted Transaction or any sale, lease, transfer or other disposal permitted pursuant to this Agreement.

28.8	Change of Business

The Parent shall procure that no substantial change is made to the general nature of the business of the Group taken as a whole from that carried on at the date of this Agreement.

28.9	Acquisitions

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	acquire a company or any shares or securities or a business or undertaking (or, in each case, any interest in any of them); or

(ii)	incorporate a company.

(b)

Paragraph (a) above does not apply to an acquisition of a company, of shares, securities or a business or undertaking (or, in each case, any interest in any of them) or the incorporation of a company which is:

(i)	a Permitted Acquisition; or

(ii)	a Permitted Transaction.

28.10	Preservation of Assets

Each Obligor shall (and the Parent shall ensure that each other member of the Group will) maintain in good working order and condition (ordinary wear and tear excepted) all of its assets necessary or desirable in the conduct of its business, where failure to do so would have or is reasonably likely to have a Material Adverse Effect.

28.11	Pari Passu Ranking

Each Obligor shall ensure that at all times any unsecured and unsubordinated claims of a Finance Party against it under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors except those creditors whose claims are mandatorily preferred by laws of general application to companies.

28.12	Negative Pledge

In this Clause 28.12, “Quasi‑Security” means an arrangement or transaction described in paragraph (b) below.

Except as permitted under paragraph (c) below:

(a)	No Obligor shall (and the Parent shall ensure that no other member of the Group will) create or permit to subsist any Security over any of its assets.

(b)	No Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)	sell, transfer or otherwise dispose of any of its assets on terms whereby they are or may be leased to or re‑acquired by an Obligor or any other member of the Group;

(ii)	sell, transfer or otherwise dispose of any of its receivables on recourse terms;

(iii)	enter into any arrangement under which money or the benefit of a bank or other account may be applied, set‑off or made subject to a combination of accounts; or

(iv)	enter into any other preferential arrangement having a similar effect,

in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset.

(c)	Paragraphs (a) and (b) above do not apply to any Security or (as the case may be) Quasi‑Security, which is:

(i)	Permitted Security; or

(ii)	a Permitted Transaction.

28.13	Disposals

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into a single transaction or a series of transactions (whether related or not) and whether voluntary or involuntary to sell, lease, transfer or otherwise dispose of any asset.

(b)	Paragraph (a) above does not apply to any sale, lease, transfer or other disposal which is:

(i)	a Permitted Disposal; or

(ii)	a Permitted Transaction.

28.14	Arm’s Length Basis

(a)

Except as permitted by paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any transaction with any person (other than a member of the Group) except on arm’s length terms (or better) and for market value (as reasonably determined by the board of the Obligors’ Agent).

(b)	The following transactions shall not be a breach of this Clause 28.14:

(i)	any Permitted Payment;

(ii)	any Permitted Transaction; and

(iii)	any transaction permitted by the Intercreditor Agreement;

28.15	Dividends and Share Redemption

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will):

(i)

declare, make or pay any dividend, charge, fee or other distribution (or interest on any unpaid dividend, charge, fee or other distribution) (whether in cash or in kind) on or in respect of its share capital (or any class of its share capital);

(ii)	repay or distribute any dividend or share premium reserve;

(iii)	pay or allow any member of the Group to pay any management, advisory or other fee to or to the order of any of the shareholders of the Parent; or

(iv)	redeem, repurchase, defease, retire or repay any of its share capital or resolve to do so.

(b)	Paragraph (a) above does not apply to:

(i)	transactions between members of the Group;

(ii)	any Permitted Payment; or

(iii)	a Permitted Transaction.

28.16	No Guarantees or Indemnities

(a)

Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) incur or allow to remain outstanding any guarantee or indemnity in respect of any Financial Indebtedness to any person.

(b)	Paragraph (a) above does not apply to a guarantee or indemnity which is:

(i)	made in respect of any obligations of a member of the Group;

(ii)	made in accordance with Clause 28.14 (Arm’s Length Basis);

(iii)	Permitted Security; or

(iv)	a Permitted Transaction.

28.17	Financial Indebtedness

(a)	Except as permitted under paragraph (b) below, no Obligor shall (and the Parent shall ensure that no other member of the Group will) incur or allow to remain outstanding any Financial Indebtedness.

(b)	Paragraph (a) above does not apply to Financial Indebtedness which is:

(i)	Permitted Financial Indebtedness; or

(ii)	a Permitted Transaction.

28.18	Factoring

No Obligor shall (and the Parent shall ensure that no other member of the Group will) enter into any factoring, receivables financing or similar arrangements except pursuant to a Permitted Factoring.

28.19	Insurance

(a)

Each Obligor shall (and the Parent shall ensure that each other member of the Group will) maintain insurances on and in relation to its business and assets (including, without limitation, those fixed assets (if any) which are subject to the Transaction Security) against those risks and to the extent as is customary for companies located in the same or similar location and carrying on the same or substantially similar business.

(b)	All insurances must be with reputable independent insurance companies or underwriters.

28.20	Pensions

(a)

The Parent shall ensure that all pension schemes operated by or maintained for the benefit of members of the Group and/or any of their employees are funded to the extent required by law and the terms of such schemes are based on reasonably actuarial assumptions in each case where failure to do so would have or is reasonably likely to have a Material Adverse Effect.

(b)

Except for the Secured Pension Scheme, the Parent shall ensure that no member of the Group is at any time an employer (for the purposes of sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are used in sections 38 or 43 of the Pensions Act 2004) such an employer.

28.21	Persons with Significant Control Regime

Each Obligor shall (and the Parent shall ensure that each other member of the Group will):

(a)

within the relevant timeframe, comply with any notice it receives pursuant to Part21A of the Companies Act 2006 from any company incorporated in the United Kingdom whose shares are the subject of the Transaction Security; and

(b)	promptly provide the Security Agent with a copy of that notice.

28.22	Intellectual Property

Each Obligor shall (and the Parent shall procure that each other member of the Group will):

(a)	preserve and maintain the subsistence and validity of the Intellectual Property necessary for the business of the relevant Group member;

(b)	use reasonable endeavours to prevent any infringement in any material respect of the Intellectual Property;

(c)	make registrations and pay all registration fees and taxes necessary to maintain the Intellectual Property in full force and effect and record its interest in that Intellectual Property;

(d)

not use or permit the Intellectual Property to be used in a way or take any step or omit to take any step in respect of that Intellectual Property which may materially and adversely affect the existence or value of the Intellectual Property or imperil the right of any member of the Group to use such property; and

(e)	not discontinue the use of any material Intellectual Property,

where failure to do so in the case of paragraphs (a), (b) or (c) above or, where such use or discontinuation in the case of paragraphs (d) or (e) above would have or would be reasonably likely to have a Material Adverse Effect.

28.23	Financial Assistance

Each Obligor shall (and the Parent shall procure each other member of the Group will) comply in all respects with sections 678 and 679 of the Companies Act 2006 and any equivalent legislation in other jurisdictions including in relation to the execution of the Transaction Security Documents and payment of amounts due under this Agreement.

28.24	Amendments

No Obligor shall amend, vary, novate, supplement, supersede, waive or terminate any term of its constitutional documents or any agreement with any of its shareholders in a way which could reasonably be expected to materially and adversely affect the validity or enforceability of any Transaction Security granted by it or cause an Event of Default in relation to a Transaction Security Document to occur.

28.25	Treasury Transactions

No Obligor shall (and the Parent will procure that no other member of the Group will) enter into any Treasury Transaction, other than:

(a)	the hedging transactions documented by the Hedging Agreements;

(b)	any Treasury Transaction entered into in the ordinary course of business and not for speculative purposes.

28.26	Centre of Main Interests and Establishments

No Obligor incorporated in the European Union will arrange its affairs in such a way as is intended to change its centre of main interest (as that term is used in Article 3(1) of the Recast Insolvency Regulation) in circumstances that have or are reasonably likely to be materially adverse to the interests of the Lenders (taken as a whole) under the Finance Documents.

28.27	Guarantors

(a)	Subject to paragraph (b) below, the Parent shall ensure that:

(i)	on the Closing Date; and

(ii)	on each Guarantor Coverage Test Date,

the Guarantor Coverage Test is satisfied.

(b)

If on any Guarantor Coverage Test Date the Guarantor Coverage Test is not satisfied, subject always to the Agreed Security Principles, the Parent shall procure that in respect of any members of the Group which are incorporated in a Security Jurisdiction within 60 days (or such later date as the Agent may agree in its discretion (acting reasonably)) from the Guarantor Coverage Test Date, such members of the Group shall accede as Additional Guarantors in accordance with Clause 32.4 (Additional Guarantors) as are required to ensure that the Guarantor Coverage Test is satisfied (calculated as if such Additional Guarantors had been Guarantors on the relevant Guarantor Coverage Test Date and provided that, if the Guarantor Coverage Test is satisfied within such time period, no Default or other breach of the Agreement shall arise in respect thereof).

(c)

Subject always to the Agreed Security Principles, the Parent shall ensure that any Material Companies that are not Guarantors and which are incorporated in a Security Jurisdiction shall, within 60 days (or such later date as the Agent may agree in its discretion (acting reasonably)) from the Guarantor Coverage Test Date, accede as Additional Guarantors in accordance with Clause 32.4 (Additional Guarantors).

(d)	For the purposes of this Agreement:

“Guarantor Coverage Test” means that the aggregate of earnings before interest, tax, depreciation and amortisation of the Guarantors (calculated on the same basis as EBITDA) exceeds 80 per cent. of EBITDA of the Group where any negative earnings before interest, tax, depreciations and amortisation of a member of the Group shall be considered to be zero.

For these purposes, earnings before interest, tax, depreciation and amortisation of any member of the Group that is not required to become a Guarantor in accordance with the Agreed Security Principles shall be disregarded from both the numerator and denominator.

“Guarantor Coverage Test Date” means each date on which the Annual Financial Statements are required to be delivered under this Agreement.

28.28	Further Assurance

(a)

Subject to the Agreed Security Principles, each Obligor shall (and the Parent shall procure that each other member of the Group will) promptly do all such acts or execute all such documents (including assignments, transfers, mortgages, charges, notices and instructions) as the Security Agent may reasonably specify (and in such form as the Security Agent may reasonably require in favour of the Security Agent or its nominee(s)):

(i)

to perfect the Security created or intended to be created under or evidenced by the Transaction Security Documents (which may include the execution of a mortgage, charge, assignment or other Security over all or any of the assets which are, or are intended to be, the subject of the Transaction Security) or for the exercise of any rights, powers and remedies of the Security Agent or the Finance Parties provided by or pursuant to the Finance Documents or by law; and/or

(ii)	to facilitate the realisation of the assets which are, or are intended to be, the subject of the Transaction Security.

(b)

Subject to the Agreed Security Principles, each Obligor shall (and the Parent shall procure that each other member of the Group will) take all such action as is available to it (including making all filings and registrations) as may be necessary or required for the purpose of the creation, perfection, protection or maintenance of any Security conferred or intended to be conferred on the Security Agent or the Finance Parties by or pursuant to the Finance Documents.

28.29	Share Issuances

No Obligor shall issue any shares except pursuant to:

(a)	a Permitted Share Issue;

(b)	to minority shareholders as required by law; or

(c)	a Permitted Transaction.

29.	Events of Default

Each of the events or circumstances set out in this Clause 29 is an Event of Default (save for Clause 29.18 (Acceleration)).

29.1	Non‑Payment

An Obligor does not pay on the due date any amount payable (including, for the avoidance of doubt, any failure to indemnify the Issuing Bank) pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

(a)	its failure to pay is caused by:

(i)	administrative or technical error; or

(ii)	a Disruption Event; and

(b)	payment is made within three Business Days of its due date.

29.2	Financial Covenants and Other Obligations

Any requirement of Clause 27 (Financial Covenants) or Clause 25.18 (Sanctions) is not satisfied.

29.3	Other Obligations

(a)	An Obligor does not comply with any provision of the Finance Documents (other than those referred to in Clause 29.1 (Non‑Payment) and Clause 29.2 (Financial Covenants and Other Obligations)).

(b)

No Event of Default under paragraph (a) above will occur if the failure to comply is capable of remedy and is remedied within 30 days of the earlier of (i) the Agent giving notice to the Obligors’ Agent or relevant Obligor and (ii) the Obligors’ Agent or an Obligor becoming aware of the failure to comply.

29.4	Misrepresentation

Any representation or statement made or deemed to be made by an Obligor in the Finance Documents or any other document delivered by or on behalf of any Obligor under or in connection with any Finance Document is or proves to have been incorrect or misleading when made or deemed to be made, unless the circumstances giving rise to such misrepresentation are capable of remedy and are remedied within 30 days of the earlier of (a) the Agent giving notice to the Obligors’ Agent or relevant Obligor; and (b) the Obligors’ Agent or an Obligor becoming aware of the misrepresentation.

29.5	Cross Default

(a)	Any Financial Indebtedness of any member of the Group is not paid when due nor within any originally applicable grace period.

(b)	Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c)

Any creditor of any member of the Group becomes entitled to declare any Financial Indebtedness of any member of the Group due and payable prior to its specified maturity as a result of an event of default (however described).

(d)

No Event of Default will occur under this Clause 29.5 if the aggregate amount of Financial Indebtedness falling within paragraphs (a) to (c) above is less than USD 20,000,000 (or its equivalent in any other currency or currencies).

(e)	No Financial Indebtedness:

(i)	that is owed between members of the Group or covered by a Letter of Credit (or similar instrument issued under an Ancillary Facility);

(ii)	which has ceased to be due and payable or in respect of which the relevant creditor is no longer entitled to declare it due and payable,

in each case will be taken into account when calculating whether an Event of Default has occurred under this Clause 29.5.

29.6	Insolvency

(a)	An Obligor or a Material Company:

(i)	is unable or admits in writing its inability to pay its debts as they fall due;

(ii)	is deemed to, or is declared to, be unable to pay its debts as they fall due under applicable law;

(iii)	by reason of actual or anticipated financial difficulties, suspends or threatens to suspend making payments on any of its debts; or

(iv)

by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (excluding any Finance Party in its capacity as such and any other person which is a party to the Intercreditor Agreement) with a view to rescheduling any of its indebtedness.

(b)

A moratorium is declared in respect of any Financial Indebtedness of any Obligor or Material Company. If a moratorium occurs, the ending of the moratorium will not remedy any Event of Default caused by that moratorium.

29.7	Insolvency Proceedings

(a)	Any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)

the suspension of payments, a moratorium of any indebtedness, winding‑up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of any Obligor or Material Company;

(ii)	a composition, compromise, assignment or arrangement with any creditor of any Obligor or Material Company; or

(iii)

the appointment of a liquidator, receiver, administrative receiver, administrator, compulsory manager, provisional liquidator, receiver and manager, controller or other similar officer in respect of any Obligor or Material Company or any of its assets; or

(iv)	enforcement of any Security over any asset of any Obligor of Material Company,

or any analogous procedure or step is taken in any jurisdiction.

(b)	Paragraph (a) shall not apply to:

(i)	any step or procedure as described in paragraph (a) above, and having a value of USD 20,000,000 or less (or its equivalent in other currencies) (whether individually or in aggregate);

(ii)	any winding‑up petition which is frivolous or vexatious or is discharged within 30 days of commencement, or is being contested in good faith; or

(iii)	any step or procedure contemplated by paragraph (b) the definition of “Permitted Transaction”.

29.8	Creditors’ Process

Any expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affects any asset or assets of an Obligor or a Material Company, having an aggregate value of USD 20,000,000 or more (or its equivalent in other currencies) and is not discharged within 30 days of the commencement of such process.

29.9	Unlawfulness and Invalidity

(a)

It is or becomes unlawful for an Obligor (or any other member of the Group that is party to the Intercreditor Agreement) to perform any of its obligations under the Finance Documents subject to the Legal Reservations and Perfection Requirements, any Transaction Security created or expressed to be created or evidenced by the Transaction Security Documents ceases to be effective or any subordination created under the Intercreditor Agreement is or becomes unlawful.

(b)

Subject to the Legal Reservations and Perfection Requirements, any obligation or obligations of any Obligor (or any other member of the Group that is party to the Intercreditor Agreement) under any Finance Documents are not or cease to be legal, valid, binding or enforceable and the cessation individually or cumulatively materially and adversely affects the interests of the Lenders under the Finance Documents.

(c)

Subject to the Legal Reservations and Perfection Requirements, any Finance Document ceases to be in full force and effect or any Transaction Security or any subordination created under the Intercreditor Agreement ceases to be legal, valid, binding, enforceable or effective or is alleged by a party to it (other than a Finance Party) to be ineffective.

29.10	Intercreditor Agreement

(a)	Any party to the Intercreditor Agreement (other than a Finance Party or an Obligor) fails to comply with the provisions of, or does not perform its obligations under, the Intercreditor Agreement; or

(b)	a representation or warranty given by that party in the Intercreditor Agreement is incorrect in any material respect,

and, if the non‑compliance or circumstances giving rise to the misrepresentation are capable of remedy, it is not remedied within 30 days of the earlier of (A) the Agent giving notice to that party or (B) the Obligors’ Agent and that party becoming aware of the non‑compliance or misrepresentation.

29.11	Cessation of Business

The Group suspends or ceases to carry on (or threatens to suspend or cease to carry on) all or substantially all of its business except as a result of a Permitted Disposal or a Permitted Transaction.

29.12	Audit Qualification

The Parent’s auditors qualify the audited annual consolidated financial statements of the Parent (other than, for the avoidance of doubt, any qualification, exception or explanatory paragraph that is expressly with respect to, or expressly resulting solely from, the upcoming maturity of the Facilities occurring within one year from the time such report is delivered).

29.13	Expropriation

The authority or ability of:

(a)	any Obligor; or

(b)	any Material Company,

to conduct its business is limited or wholly or substantially curtailed by any seizure, expropriation, nationalisation, intervention, restriction or other similar action by or on behalf of any governmental, regulatory or other authority or other similar person in relation to any member of the Group referred to in paragraphs (a) or (b) above or any of its respective assets to an extent that is individually or cumulatively materially adverse to the interests of the Lenders under the Finance Documents.

29.14	Repudiation and Rescission of Agreements

(a)

An Obligor (or any other member of the Group that is party to the Intercreditor Agreement) rescinds or purports to rescind or repudiates or purports to repudiate a Finance Document or any of the Transaction Security or evidences an intention to rescind or repudiate a Finance Document or any Transaction Security.

(b)

Any party to the Intercreditor Agreement (other than a Finance Party or a member of the Group) rescinds or purports in writing to rescind or repudiates or purports in writing to repudiate the Intercreditor Agreement.

29.15	Litigation

Any litigation, arbitration or administrative proceedings or investigations of, or before, any court, arbitral body or agency are started or any non-appealable judgment or order of a court, arbitral body or agency is made, in relation to the Finance Documents or the transactions contemplated in the Finance Documents or against any member of the Group or its assets which are reasonably likely to be adversely determined to it and if so adversely determined, has or would be reasonably likely to have a Material Adverse Effect.

29.16	Material Adverse Change

Any event or circumstance occurs which has or would be reasonably likely to have a Material Adverse Effect.

29.17	US Bankruptcy of Obligors

(a)	An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction in the United States seeking:

(i)	relief in respect of any Obligor, or of a substantial part of the property or assets of any Obligor, taken as a whole, under US Bankruptcy Law;

(ii)

the appointment of a receiver, trustee, liquidator custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of the property or assets of any Obligor, taken as a whole; or

(iii)	the winding-up or liquidation of any Obligor;

and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or any order or decree approving or ordering any of the foregoing shall be entered.

(b)	Any Obligor shall:

(i)	voluntarily commence any proceeding or file any petition seeking relief under US Bankruptcy Law;

(ii)	consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause 29.18(a) above;

(iii)

apply for or consent to the appointment, pursuant to the laws of the United States or any state thereof or Washington, DC, of a receiver, trustee, liquidator custodian, sequestrator, conservator or similar official for any Obligor or for a substantial part of the property or assets of any Obligor, taken as a whole;

(iv)	file an answer admitting the material allegations of a petition filed against it in any such proceeding; or

(v)	make a general assignment for the benefit of creditors.

29.18	Acceleration

(a)

Subject to Clause 29.19 (Clean-Up Period), on and at any time after the occurrence of an Event of Default which is continuing the Agent shall, if so directed by the Majority Lenders, by notice to the Obligors’ Agent:

(i)	cancel the Total Commitments at which time they shall immediately be cancelled;

(ii)

declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become immediately due and payable;

(iii)	declare that all or part of the Utilisations be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders;

(iv)	declare that cash cover in respect of each Letter of Credit is immediately due and payable at which time it shall become immediately due and payable;

(v)

declare that cash cover in respect of each Letter of Credit is payable on demand at which time it shall immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders;

(vi)

declare all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities to be immediately due and payable, at which time they shall become immediately due and payable;

(vii)

declare that all or any part of the amounts (or cash cover in relation to those amounts) outstanding under the Ancillary Facilities be payable on demand, at which time they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders; and/or

(viii)	exercise or direct the Security Agent to exercise any or all of its rights, remedies, powers or discretions under the Finance Documents.

(b)	If an Event of Default occurs under Clause 29.17 (US Bankruptcy) in respect of a Borrower or a US Obligor:

(i)	the Total Commitments shall immediately be cancelled; and

(ii)	all of the Loans, together with accrued interest and all other amounts accrued under the Finance Documents, shall be immediately due and payable,

in each case automatically and without any direction, notice, declaration or other act, all of which are expressly waived.

29.19	Clean-Up Period

(a)

Notwithstanding any other term of the Finance Documents, for the period from the date of an acquisition permitted under this Agreement (the “Approved Acquisition”) until the date which falls one hundred and twenty (120) days after the date of such Approved Acquisition (the “Acquisition Clean-Up Period”), any breach of a representation or warranty, breach of an undertaking, Default or Event of Default (other than an Event of Default under Clause 29.17 (US Bankruptcy)), will be deemed not to be a breach of representation or warranty, a breach of undertaking, a Default or an Event of Default (as the case may be) if it would have been (if it were not for this provision) a breach of representation or warranty, a breach of undertaking, a Default and/or an Event of Default by reason of any matter or circumstance relating to the entity or business subject of the Approved Acquisition if and for so long as the circumstances giving rise to the relevant breach of representation or warranty or breach of undertaking, Default or Event of Default:

(i)	are capable of being remedied and, if, the Obligors’ Agent is aware of the relevant circumstances at the time, reasonable efforts are being used to remedy such breach, Default or Event of Default;

(ii)	would not have a Material Adverse Effect; and

(iii)

was not procured or approved by the board of directors (or equivalent body) of any member of the Group effecting the relevant acquisition (provided that it had actual knowledge thereof and that knowledge of the relevant breach does not equate to procurement or approval), and provided that if the relevant circumstances are continuing following the expiry of the Acquisition Clean-Up Period there shall be a breach of representation or warranty, breach of undertaking, Default and/or Event of Default, as the case may be (and without prejudice to any rights and remedies of the Finance Parties).

(b)

The Obligors’ Agent shall promptly notify the Agent upon becoming aware of the occurrence or existence of any event or circumstance which, but for this Clause 29.19 (Clean-Up Period), would constitute an Event of Default and the steps, if any, being taken to remedy it.

Section 9
Changes to Parties

30.	Changes to the Lenders

30.1	Assignments and Transfers by the Lenders

(a)	Subject to this Clause 30 and to Clause 31 (Prohibition on Debt Purchase Transactions by the Group), a Lender (the “Existing Lender”) may:

(i)	assign any of its rights;

(ii)	transfer by novation any of its rights and obligations; or

(iii)	enter into a sub-participation of any of its Commitments and participations in Utilisations,

in each case, under any Finance Document to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the “New Lender”).

30.2	Obligors’ Agent Consent

(a)

The prior written consent of the Obligors’ Agent (not to be unreasonably withheld or delayed and deemed given if the Obligors’ Agent does not respond within 10 Business Days) is required for an assignment or transfer by an Existing Lender of any rights and/or obligations or interests under the Finance Documents, unless the assignment or transfer is:

(i)	to an Original Lender or an Affiliate or Related Fund, in each case, of an Original Lender; or

(ii)	made at a time when an Event of Default is continuing,

provided that, in all cases, (A) the Obligors’ Agent is informed in writing of the details of any proposed assignment or transfer at least 5 Business Days prior to the proposed date of the relevant assignment or transfer and (B) other than at a time when an Event of Default is continuing, the New Lender is a deposit-taking financial institution authorised by a financial services regulator and holds a minimum credit rating equal to BBB- or Baa2 according to at least two of S&P, Moody’s and Fitch.

(b)

The prior written consent of the Obligors’ Agent (not to be unreasonably withheld or delayed and deemed given if the Obligors’ Agent does not respond within 10 Business Days) is required for a sub-participation of any rights and/or obligations or interests under the Finance Documents unless the sub-participation is:

(i)	to an Original Lender or an Affiliate or Related Fund, in each case, of an Original Lender; or

(ii)	made at a time when an Event of Default is continuing: or

(iii)

the Existing Lender remains the Lender of record under this Agreement in respect of the Commitments and participations in Utilisations subject to a sub-participation or credit default swap or similar transaction with all such rights and obligations pertaining thereto and remains liable under the Finance Documents for any such obligation and retains exclusive and unrestricted right to exercise all voting, consent and similar rights in respect of its Commitments and participations and unfettered control of its discretions under this Agreement, free of any obligation to act on the instructions of or to consult with any other person; and

(iv)

the Group will not bear any increased cost or tax gross-up for withholding or deduction liability arising because of, and no Obligor shall be obliged to make any payment under Clause 19 (Tax gross-up and indemnities) or Clause 20 (Increased Costs) in relation to, such transaction.

(c)	No assignment, transfer or sub-participation may be made at any time to or with:

(i)	a Defaulting Lender; or

(ii)	a Disqualified Lender,

without the prior consent of the Obligors’ Agent (in its sole and absolute discretion) (and any statement by any New Lender or Existing Lender that is the assignee or transferee in any Transfer Certificate or Assignment Agreement that it is not a Defaulting Lender or a Disqualified Lender shall be prima facie evidence of this fact for the purposes of this paragraph (c)) but without prejudice to the other provisions of this Agreement relating to Defaulting Lenders).

(d)

Each Lender shall, if requested by the Obligors’ Agent, provide to the Obligors’ Agent information in reasonable detail concerning the identity and participation of any person with whom it has entered into any sub-participation.

30.3	Other Conditions of Assignment or Transfer

(a)

An assignment or transfer of part of a Lender’s participation in a Revolving Facility must be in a minimum amount of USD 5,000,000 (when aggregated with its Affiliates’ and Related Funds’ participation that are also being assigned or transferred at that time) or, if less, the whole of its participation and in an amount such that the amount of that Lender’s remaining participation (when aggregated with its Affiliates’ and Related Funds’ participation) in respect of Commitments or Utilisations made under that Revolving Facility is in a minimum amount of USD 5,000,000 or zero.

~~(b)~~

~~An assignment or transfer of part of a Lender~~’~~s participation in the Bridge Facility must be in a minimum amount of USD 5,000,000 (when aggregated with its Affiliates~~’ ~~and Related Funds~~’ ~~participation that are also being assigned or transferred at that time) or, if less, the whole of its participation and in an amount such that the amount of that Lender~~’~~s remaining participation (when aggregated with its Affiliates~~’ ~~and Related Funds~~’ ~~participation) in respect of Commitments or Utilisations made under the Bridge Facility is in a minimum amount of USD 5,000,000 or zero.~~

(~~c~~b)	The consent of the Issuing Bank is required for any assignment, transfer, sub-participation or sub-contract by an Existing Lender of any of its rights and/or obligations under Facility A.

(~~d~~c)	Subject to the conditions in this Clause 30, an assignment will only be effective on:

(i)

receipt by the Agent (whether in the Assignment Agreement or otherwise) of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties and the other Secured Parties as it would have been under if it had been an Original Lender;

(ii)	the New Lender entering into the documentation required for it to accede as a party to the Intercreditor Agreement; and

(iii)

the performance by the Agent of all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(~~e~~d)

Subject to the conditions in this Clause 30, a transfer will only be effective if the New Lender enters into the documentation required for it to accede as a party to the Intercreditor Agreement and if the procedure set out in Clause 30.6 (Procedure for Transfer) is complied with.

(~~f~~e)	If:

(i)	a Lender sub-participates, assigns, transfers or otherwise disposes of any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(ii)

as a result of circumstances existing at the date of the sub-participation, assignment, transfer, disposal or other change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 19 (Taxes) or Clause 20 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been had the sub-participation, the assignment, transfer, disposal or change had not occurred.

(~~g~~f)

Each New Lender, by executing the relevant Transfer Certificate or Assignment Agreement, confirms, for the avoidance of doubt, that the Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the transfer or assignment becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as the Existing Lender would have been had it remained a Lender.

(~~h~~g)

No Obligor will be liable to pay any taxes, duties, fees, costs or expenses in connection with any assignment, transfer or sub-participation by any Existing Lender, including, without limitation, any filing, notary or registration cost necessary to perfect, protect or preserve any Security arising under any Finance Document.

(~~i~~h)

A copy of each Confidentiality Undertaking required pursuant to paragraph 43.2(b) of Clause 43.2 (Disclosure of Confidential Information) shall be provided by the relevant New Lender to the Obligors’ Agent with 5 Business Days of request by the Obligors’ Agent.

30.4	Assignment or Transfer Fee

(a)

Subject to paragraph (b) below, the New Lender shall, on the date upon which an assignment, transfer sub-participation or sub-contract takes effect, pay to the Agent (for its own account) a fee of USD 3,500.

(b)	No fee is payable pursuant to paragraph (a) above if the assignment, transfer, sub-participation or sub-contract is made by an Existing Lender:

(i)	to an Affiliate of that Existing Lender; or

(ii)	in connection with primary syndication of any Facility.

30.5	Limitation of Responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents, the Transaction Security or any other documents;

(ii)	the financial condition of any Obligor;

(iii)	the performance and observance by any Obligor or any other member of the Group of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender, the other Finance Parties and the Secured Parties that it:

(i)

has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender or any other Finance Party in connection with any Finance Document or the Transaction Security; and

(ii)

will continue to make its own independent appraisal of the creditworthiness of each Obligor and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a re‑transfer or re‑assignment from a New Lender of any of the rights and obligations assigned or transferred under this Clause 30; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non‑performance by any Obligor of its obligations under the Finance Documents or otherwise.

30.6	Procedure for Transfer

(a)

Subject to the conditions set out in Clause 30.2 (Obligors’ Agent Consent) and Clause 30.3 (Other Conditions of Assignment or Transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b)

The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)	Subject to Clause 30.10 (Pro Rata Interest Settlement), on the Transfer Date:

(i)

to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents and in respect of the Transaction Security each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and in respect of the Transaction Security and their respective rights against one another under the Finance Documents and in respect of the Transaction Security shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)

each of the Obligors and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor or other member of the Group and the New Lender have assumed and/or acquired the same in place of that Obligor and the Existing Lender;

(iii)

the Agent, the Arrangers, the Security Agent, the New Lender, the other Lenders, the Issuing Bank and any relevant Ancillary Lender shall acquire the same rights and assume the same obligations between themselves and in respect of the Transaction Security as they would have acquired and assumed had the New Lender been an Original Lender with the rights, and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Arrangers, the Security Agent, Issuing Bank and any relevant Ancillary Lender and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

(iv)	the New Lender shall become a Party as a “Lender”.

30.7	Procedure for Assignment

(a)

Subject to the conditions set out in Clause 30.2 (Obligors’ Agent Consent) and Clause 30.3 (Other Conditions of Assignment or Transfer) an assignment may be effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Assignment Agreement delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Assignment Agreement appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Assignment Agreement.

(b)

The Agent shall only be obliged to execute an Assignment Agreement delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assignment to such New Lender.

(c)	Subject to Clause 30.10 (Pro Rata Interest Settlement), on the Transfer Date:

(i)

the Existing Lender will assign absolutely to the New Lender its rights under the Finance Documents and in respect of the Transaction Security expressed to be the subject of the assignment in the Assignment Agreement;

(ii)

the Existing Lender will be released from the obligations (the “Relevant Obligations”) expressed to be the subject of the release in the Assignment Agreement (and any corresponding obligations by which it is bound in respect of the Transaction Security); and

(iii)	the New Lender shall become a Party as a “Lender” and will be bound by obligations equivalent to the Relevant Obligations.

30.8	Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Obligors’ Agent

The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, an Assignment Agreement or an Increase Confirmation, send to the Obligors’ Agent a copy of that Transfer Certificate, Assignment Agreement or Increase Confirmation.

30.9	Security Over Lenders’ Rights

In addition to the other rights provided to Lenders under this Clause 30, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation:

(a)	any charge, assignment or other Security to secure obligations to a federal reserve or central bank; and

(b)

any charge, assignment or other Security granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security shall:

(i)

release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security for the Lender as a party to any of the Finance Documents; or

(ii)

require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

30.10	Pro Rata Interest Settlement

(a)

If the Agent has notified the Lenders that it is able to distribute interest payments on a “pro rata basis” to Existing Lenders and New Lenders then (in respect of any transfer pursuant to Clause 30.6 (Procedure for Transfer) or any assignment pursuant to Clause 30.7 (Procedure for Assignment) the Transfer Date of which, in each case, is after the date of such notification and is not on the last day of an Interest Period):

(i)

any interest or fees in respect of the relevant participation which are expressed to accrue by reference to the lapse of time shall continue to accrue in favour of the Existing Lender up to but excluding the Transfer Date (“Accrued Amounts”) and shall become due and payable to the Existing Lender (without further interest accruing on them) on the last day of the current Interest Period (or, if the Interest Period is longer than six Months, on the next of the dates which falls at six Monthly intervals after the first day of that Interest Period); and

(ii)	the rights assigned or transferred by the Existing Lender will not include the right to the Accrued Amounts so that, for the avoidance of doubt:

(A)	when the Accrued Amounts become payable, those Accrued Amounts will be payable for the account of the Existing Lender; and

(B)

the amount payable to the New Lender on that date will be the amount which would, but for the application of this Clause 30.10, have been payable to it on that date, but after deduction of the Accrued Amounts.

(b)	In this Clause 30.10 references to “Interest Period” shall be construed to include a reference to any other period for accrual of fees.

(c)

An Existing Lender which retains the right to the Accrued Amounts pursuant to this Clause 30.10 but which does not have a Commitment shall be deemed not to be a Lender for the purposes of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents.

30.11	The Register

(a)

The Agent, acting solely for this purpose as an agent of the Obligors, shall maintain at one of its offices a copy of each Transfer Certificate or Assignment Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of each Lender and the Commitments of and obligations owing to each Lender. The entries in the Register shall be conclusive absent manifest error and each Obligor, the Facility Agent and each Lender shall treat each person whose name is recorded in the Register as a Lender notwithstanding any notice to the contrary.

(b)

The Agent will provide a copy of the Register (including each Lender’s contact details (as known to the Agent)) to the Obligors’ Agent on request provided that no more than one request may be made in any calendar Month.

30.12	Participant Register

Each Lender that sells a participation shall, acting solely for this purpose as a non fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each person it sells a participation to (a “Participant”) and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Finance Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Finance Document) to any person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under United States Treasury Regulations Section 5f.103‑1(c) and Proposed Treasury Regulations Section 1.163‑5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.

30.13	Sanctioned Finance Party notification

(a)	Each Finance Party shall notify the Agent and the Obligors’ Agent promptly upon becoming aware that it is a Sanctioned Finance Party.

(b)	Each Finance Party that has become or been a Sanctioned Finance Party shall notify the Agent and the Obligors’ Agent promptly upon becoming aware that it is no longer a Sanctioned Finance Party.

31.	Prohibition on Debt Purchase Transactions by the Group

The Parent shall not, and shall procure that each other member of the Group shall not, enter into any Debt Purchase Transaction or beneficially own all or any part of the share capital of a company that is a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of “Debt Purchase Transaction”.

32.	Changes to the Obligors

32.1	Assignment and Transfers by Obligors

Other than in connection with a Permitted Transaction, no Obligor may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

32.2	Additional Borrowers

(a)

Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 26.9 (“Know Your Customer” Checks), the Obligors’ Agent may request that any member of the Group becomes a Borrower. That member of the Group shall become a Borrower if:

(i)	it is incorporated in:

(A)	the United Kingdom, Delaware, New York or Texas, or in any other jurisdiction approved by all the Lenders; or

(B)	in the case of a member of the Group that will borrow under an Ancillary Facility only, approved by the relevant Ancillary Lender; or

(C)	in the case of a member of the Group that will borrow under an Incremental Facility only, approved by the relevant Incremental Facility Lenders;

(ii)	the Obligors’ Agent and that member of the Group deliver to the Agent a duly completed and executed Accession Deed;

(iii)	the member of the Group is (or becomes) a Guarantor prior to (or at the same time as) becoming a Borrower;

(iv)	the Obligors’ Agent confirms that no Event of Default is continuing or would occur as a result of that member of the Group becoming an Additional Borrower; and

(v)

the Agent has received (or waived the requirement to receive) all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Borrower, each in form and substance satisfactory to the Agent (acting reasonably).

(b)

The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

(c)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (b) above, the Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(d)

Subject to compliance with any “know your customer” or similar identification procedures necessary for the Agent and/or any other Finance Party to complete, the Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Accession Deed appearing on its face to comply with this Agreement, execute that Accession Deed. Each Party (other than the Additional Borrower and the Obligors’ Agent) irrevocably authorises the Agent to execute any duly completed Accession Deed.

32.3	Resignation of a Borrower

(a)	With the prior consent of all the Lenders, the Obligors’ Agent may request that a Borrower ceases to be a Borrower by delivering to the Agent a Resignation Letter.

(b)	The Agent shall accept a Resignation Letter and notify the Obligors’ Agent and the other Finance Parties of its acceptance if:

(i)	the Obligors’ Agent has confirmed that no Event of Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	the Borrower is under no actual or contingent obligations as a Borrower under any Finance Documents; and

(iii)

where the Borrower is also a Guarantor (unless its resignation has been accepted in accordance with Clause 32.5 (Resignation of a Guarantor)), its obligations in its capacity as Guarantor continue to be legal, valid, binding and enforceable and in full force and effect (subject to the Legal Reservations) and the amount guaranteed by it as a Guarantor is not decreased (and the Obligors’ Agent has confirmed this is the case).

(c)

Upon notification by the Agent to the Obligors’ Agent of its acceptance of the resignation of a Borrower, that company shall cease to be a Borrower and shall have no further rights or obligations under the Finance Documents as a Borrower.

32.4	Additional Guarantors

(a)	Subject to compliance with the provisions of paragraphs (c) and (d) of Clause 26.9 (“Know Your Customer” Checks), the Obligors’ Agent may request that any member of the Group become a Guarantor.

(b)

The Obligors’ Agent shall procure that any member of the Group shall become an Additional Guarantor if required in accordance with Clause 28.26 (Guarantors), grant the Transaction Security as contemplated under the Agreed Security Principles and shall accede to the Intercreditor Agreement.

(c)	A member of the Group shall become an Additional Guarantor if:

(i)	the Obligors’ Agent and the proposed Additional Guarantor deliver to the Agent a duly completed and executed Accession Deed; and

(ii)

the Agent has received (or waived the requirement to receive) all of the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent) in relation to that Additional Guarantor, each in form and substance satisfactory to the Agent (acting reasonably).

(d)

The Agent shall notify the Obligors’ Agent and the Lenders promptly upon being satisfied that it has received (in form and substance satisfactory to it) all the documents and other evidence listed in Part 2 of Schedule 2 (Conditions Precedent).

(e)

Other than to the extent that the Majority Lenders notify the Agent in writing to the contrary before the Agent gives the notification described in paragraph (c) above, Lenders authorise (but do not require) the Agent to give that notification. The Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.

(f)

Subject to compliance with any “know your customer” or similar identification procedures necessary for the Agent and/or any other Finance Party to complete, the Agent shall, as soon as reasonably practicable after receipt by it of a duly completed Accession Deed appearing on its face to comply with this Agreement, execute that Accession Deed. Each Party (other than the Additional Borrower and the Obligors’ Agent) irrevocably authorises the Agent to execute any duly completed Accession Deed.

32.5	Resignation of a Guarantor

(a)	The Obligors’ Agent may request that a Guarantor (other than the Parent) ceases to be a Guarantor by delivering to the Agent a Resignation Letter if:

(i)	that Guarantor is being disposed of by way of a Third Party Disposal (as defined in Clause 32.3 (Resignation of a Borrower)) and the Obligors’ Agent has confirmed this is the case; or

(ii)	the Super Majority Lenders have consented to the resignation of that Guarantor; or

(iii)	that Guarantor is the subject of a Permitted Transaction and the Obligors’ Agent has confirmed this is the case.

(b)	The Agent shall accept a Resignation Letter and notify the Obligors’ Agent and the Lenders of its acceptance if:

(i)	the Obligors’ Agent has confirmed that no Event of Default is continuing or would result from the acceptance of the Resignation Letter;

(ii)	no payment is due from the Guarantor under Clause 24.1 (Guarantee and Indemnity); and

(iii)	where the Guarantor is also a Borrower, it is under no actual or contingent obligations as a Borrower and has resigned and ceased to be a Borrower under Clause 32.3 (Resignation of a Borrower).

(c)

In the case of a Third Party Disposal, the Agent may require that the resignation of that Guarantor shall not be effective until the date of the relevant Third Party Disposal at which time that company shall cease to be a Guarantor and shall have no further rights or obligations under the Finance Documents as a Guarantor.

32.6	Repetition of Representations

Delivery of an Accession Deed constitutes confirmation by the relevant member of the Group that the Repeating Representations in relation to it are true and correct in relation to it as at the date of delivery as if made by reference to the facts and circumstances then existing.

32.7	Resignation and Release of Security

(a)

If an Obligor (or any of its respective assets) is or is proposed to be the subject of a Third Party Disposal or there is another permitted disposal of Charged Property or a Permitted Transaction then:

(i)

where an Obligor has created Transaction Security over any of its assets or business or Transaction Security was created over the shares (or equivalent) of an Obligor, in favour of the Security Agent and/or any other Secured Party, the Security Agent may (at the cost and request of the Obligors’ Agent) for and on its own behalf and for and on behalf of the other Secured Parties release those assets, business or shares (or equivalent) and issue certificates of non‑crystallisation;

(ii)

in the case of a Third Party Disposal the Agent may require that any resignation of that Obligor and/or release of Transaction Security referred to in paragraph (i) above shall become effective only on the date of that disposal; and

(iii)

if the disposal of that Obligor or asset is not made, the Resignation Letter of that Borrower or Guarantor and/or the release of Transaction Security referred to in paragraph (i) above shall have no effect and the obligations of the Obligor and the Transaction Security created or intended to be created by or over that Obligor shall continue in such force and effect as if that release had not been effected.

(b)

The Security Agent is permitted, authorised (and shall, at the cost and request of the Obligors’ Agent) for and on its own behalf and for and on behalf of the other Secured Parties enter into amendment agreements and/or the release and re-taking of Transaction Security to the extent necessary under law to implement an Incremental Facility or Structural Adjustment.

Section 10
The Finance Parties

33.	Role of the Agent, the Transaction Arranger, the Issuing Bank and Others

33.1	Appointment of the Agent

(a)	Each of the Transaction Arrangers, the Lenders and the Issuing Bank appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b)

Each of the Transaction Arrangers, the Lenders and the Issuing Bank authorises the Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

33.2	Instructions

(a)	The Agent shall:

(i)

unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Agent in accordance with any instructions given to it by:

(A)	all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision;

(B)	the Super Majority Lenders if the relevant Finance Document stipulates the matter is a Super Majority Lender decision;

(C)	the Incremental Facility Majority Lenders if the relevant Finance Document stipulates the matter is an Incremental Facility Majority Lender decision; and

(D)	in all other cases, the Majority Lenders; and

(ii)	not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.

(b)

The Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.

(c)

Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties save for the Security Agent.

(d)

The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.

(e)	In the absence of instructions, the Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.

(f)

The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document. This paragraph (f) shall not apply to any legal or arbitration proceeding relating to the perfection, preservation or protection of rights under the Transaction Security Documents or enforcement of the Transaction Security or Transaction Security Documents.

33.3	Duties of the Agent

(a)	The Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.

(b)	Subject to paragraph (c) below, the Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(c)

Without prejudice to Clause 30.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Obligors’ Agent) and paragraph (e) of Clause 7.4 (Cash Collateral by Non‑Acceptable L/C Lender and Borrower’s Option to Provide Cash Cover), paragraph (b) above shall not apply to any Transfer Certificate, any Assignment Agreement or any Increase Confirmation.

(d)	Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(e)

If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.

(f)

If the Agent is aware of the non‑payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent, the Transaction Arrangers or the Security Agent) under this Agreement, it shall promptly notify the other Finance Parties.

(g)	The Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).

(h)	The Agent will provide the Lenders with a schedule showing their exposure in any Letters of Credit on a monthly basis (or upon request by any Lender).

33.4	Role of the Transaction Arranger

Except as specifically provided in the Finance Documents, no Transaction Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

33.5	No Fiduciary Duties

(a)	Nothing in any Finance Document constitutes the Agent, a Transaction Arranger or the Issuing Bank as a trustee or fiduciary of any other person.

(b)

None of the Agent, any Transaction Arranger, the Issuing Bank or any Ancillary Lender shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

33.6	Business with the Group

The Agent, each Transaction Arranger, the Issuing Bank and each Ancillary Lender may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

33.7	Rights and Discretions

(a)	The Agent and the Issuing Bank may:

(i)	rely on any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;

(ii)	assume that:

(A)	any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and

(B)	unless it has received notice of revocation, that those instructions have not been revoked; and

(iii)	rely on a certificate from any person:

(A)	as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or

(B)	to the effect that such person approves of any particular dealing, transaction, step, action or thing,

as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.

(b)	The Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:

(i)	no Default has occurred (unless it has actual knowledge of a Default arising under Clause 29.1 (Non‑Payment));

(ii)	any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and

(iii)	any notice or request made by the Obligors’ Agent is made on behalf of and with the consent and knowledge of all the Obligors.

(c)	The Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.

(d)

Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Agent (and so separate from any lawyers instructed by the Lenders) if the Agent in its reasonable opinion deems this to be desirable.

(e)

The Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.

(f)	The Agent may act in relation to the Finance Documents through its officers, employees and agents and the Agent shall not:

(i)	be liable for any error of judgment made by any such person; or

(ii)	be bound to supervise, or be in any way responsible for, any loss incurred by reason of misconduct, omission or default on the part of any such person,

unless such error or such loss was directly caused by the Agent’s gross negligence or wilful misconduct (as determined by a court of competent jurisdiction in a final non‑appealable judgment).

(g)	Unless a Finance Document expressly provides otherwise the Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(h)	Without prejudice to the generality of paragraph (g) above, the Agent:

(i)	may disclose; and

(ii)	on the written request of the Obligors’ Agent or the Majority Lenders shall, as soon as reasonably practicable, disclose,

the identity of a Defaulting Lender to the Obligors’ Agent and to the other Finance Parties.

(i)

Notwithstanding any other provision of any Finance Document to the contrary, none of the Agent, any Transaction Arranger or the Issuing Bank is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

(j)

Notwithstanding any provision of any Finance Document to the contrary, the Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

33.8	Responsibility for Documentation

(a)	None of the Agent, any Transaction Arranger or the Issuing Bank is responsible or liable for:

(i)

the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Agent, the Transaction Arranger or the Issuing Bank, an Ancillary Lender, an Obligor or any other person in or in connection with any Finance Document or the transactions contemplated in the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

(ii)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security; or

(iii)

any determination as to whether any information provided or to be provided to any Finance Party is non‑public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

33.9	No Duty to Monitor

The Agent shall not be bound to enquire:

(a)	whether or not any Default has occurred;

(b)	as to the performance, default or any breach by any Party of its obligations under any Finance Document; or

(c)	whether any other event specified in any Finance Document has occurred.

33.10	Exclusion of Liability

(a)

Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Agent, the Issuing Bank or any Ancillary Lender), none of the Agent, the Issuing Bank nor any Ancillary Lender will be liable (including, without limitation, for negligence or any other category of liability whatsoever) for:

(i)

any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document or the Transaction Security, unless directly caused by its gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final non‑appealable judgment;

(ii)

exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document, the Transaction Security or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with, any Finance Document or the Transaction Security; or

(iii)	without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of:

(A)	any act, event or circumstance not reasonably within its control; or

(B)	the general risks of investment in, or the holding of assets in, any jurisdiction,

including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.

(b)

No Party (other than the Agent, the Issuing Bank or an Ancillary Lender (as applicable)) may take any proceedings against any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender, in respect of any claim it might have against the Agent, the Issuing Bank or an Ancillary Lender or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent, the Issuing Bank or any Ancillary Lender may rely on this Clause subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

(c)

The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Agent if the Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Agent for that purpose.

(d)	Nothing in this Agreement shall oblige the Agent or any Transaction Arranger to carry out:

(i)	any “know your customer” or other checks in relation to any person; or

(ii)	any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender.

on behalf of any Lender and each Lender confirms to the Agent and the Transaction Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Transaction Arranger.

(e)

Without prejudice to any provision of any Finance Document excluding or limiting the Agent’s liability, any liability of the Agent arising under or in connection with any Finance Document or the Transaction Security shall be limited to the amount of actual loss which has been finally judicially determined to have been suffered (as determined by reference to the date of default of the Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Agent at any time which increase the amount of that loss. In no event shall the Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Agent has been advised of the possibility of such loss or damages.

33.11	Lenders’ Indemnity to the Agent

(a)

Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent (otherwise than by reason of the Agent’s gross negligence or wilful misconduct, as determined by a court of competent jurisdiction in a final non‑appealable judgment) (or, in the case of any cost, loss or liability pursuant to Clause 36.11 (Disruption to Payment Systems Etc.), notwithstanding the Agent’s negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) in acting as Agent under the Finance Documents (unless the Agent has been reimbursed by an Obligor pursuant to a Finance Document).

(b)	Subject to paragraph (c) below, the Obligors’ Agent shall immediately on demand reimburse any Lender for any payment that Lender makes to the Agent pursuant to paragraph (a) above.

(c)	Paragraph (b) above shall not apply to the extent that the indemnity payment in respect of which the Lender claims reimbursement relates to a liability of the Agent to an Obligor.

33.12	Resignation of the Agent

(a)	The Agent may resign and appoint one of its Affiliates acting through an office in the United Kingdom as successor by giving notice to the Lenders and the Obligors’ Agent.

(b)

Alternatively the Agent may resign by giving 30 days’ notice to the Lenders and the Obligors’ Agent, in which case the Majority Lenders (after consultation with the Obligors’ Agent) may appoint a successor Agent.

(c)

If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 20 days after notice of resignation was given, the retiring Agent (after consultation with the Obligors’ Agent) may appoint a successor Agent (acting through an office in the United Kingdom).

(d)

If the Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Agent is entitled to appoint a successor Agent under paragraph (c) above, the Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Agent to become a party to this Agreement as Agent) agree with the proposed successor Agent amendments to this Clause 33 and any other term of this Agreement dealing with the rights or obligations of the Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Agent’s normal fee rates and those amendments will bind the Parties.

(e)

The retiring Agent shall make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents. The Obligors’ Agent shall, within three Business Days of demand, reimburse the retiring Agent for the amount of all costs and expenses (including legal fees) properly incurred by it in making available such documents and records and providing such assistance.

(f)	The Agent’s resignation notice shall only take effect upon the appointment of a successor.

(g)

Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (e) above) but shall remain entitled to the benefit of Clause 21.3 (Indemnity to the Agent) and this Clause 33 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(h)

The Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Agent pursuant to paragraph (c) above) if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(i)

the Agent fails to respond to a request under Clause 19.8 (FATCA Information) and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(i)

the information supplied by the Agent pursuant to Clause 19.8 (FATCA Information) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(ii)	the Agent notifies the Parent and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign.

33.13	Replacement of the Agent

(a)

After consultation with the Obligors’ Agent, the Majority Lenders may, by giving 30 days’ notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent (acting through an office in the United Kingdom).

(b)

The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(c)

The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (b) above) but shall remain entitled to the benefit of Clause 21.3 (Indemnity to the Agent) and this Clause 33 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

(d)	Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

33.14	Confidentiality

(a)

In acting as agent for the Finance Parties, the Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.

(b)	If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

33.15	Relationship with the Lenders

(a)

Subject to Clause 30.10 (Pro Rata Interest Settlement), the Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:

(i)	entitled to or liable for any payment due under any Finance Document on that day; and

(ii)	entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day,

unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

(b)

Any Lender may by notice to the Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 38.6 (Electronic Communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address, (or such other information), department and officer by that Lender for the purposes of Clause 38.2 (Addresses) and paragraph (a)(ii) of Clause 38.6 (Electronic Communication) and the Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.

33.16	Credit Appraisal by the Lenders, the Issuing Bank and Ancillary Lenders

Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender, Issuing Bank and Ancillary Lender confirms to the Agent, the Arrangers, the Issuing Bank and each Ancillary Lender that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

(a)	the financial condition, status and nature of each member of the Group;

(b)

the legality, validity, effectiveness, adequacy or enforceability of any Finance Document, the Transaction Security and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(c)

whether that Lender, Issuing Bank or Ancillary Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the Transaction Security, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document or the Transaction Security;

(d)

the adequacy, accuracy or completeness of any information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

(e)

the right or title of any person in or to, or the value or sufficiency of any part of the Charged Property, the priority of any of the Transaction Security or the existence of any Security affecting the Charged Property.

33.17	Deduction from Amounts Payable by the Agent

If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

33.18	Reliance and Engagement Letters

Each Finance Party and Secured Party confirms that each of the Arrangers and the Agent has authority to accept on its behalf (and ratifies the acceptance on its behalf of any letters or reports already accepted by the Arrangers or Agent) the terms of any reliance letter or engagement letters relating to any reports or letters provided by accountants or other report providers in connection with the Finance Documents or the transactions contemplated in the Finance Documents and to bind it in respect of those reports or letters and to sign such letters on its behalf and further confirms that it accepts the terms and qualifications set out in such letters.

33.19	Role of Reference Banks

(a)	No Reference Bank is under any obligation to provide a quotation or any other information to the Agent.

(b)

No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct (as determined by a court of competent jurisdiction in a final non‑appealable judgment).

(c)

No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 33.19 subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

33.20	Third Party Reference Banks

A Reference Bank which is not a Party may rely on Clause 33.19 (Role of Reference Banks), paragraph (a)of Clause 42.4 (Other Exceptions) and Clause 44 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.4 (Third Party Rights) and the provisions of the Third Parties Act.

34.	Conduct of Business by the Finance Parties

No provision of this Agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	except as provided for in Clause 19.4, oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	except as provided for in Clause 19, oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

35.	Sharing Among the Finance Parties

35.1	Payments to Finance Parties

(a)

Subject to paragraph (b) below, if a Finance Party (a “Recovering Finance Party”) receives or recovers any amount from an Obligor other than in accordance with Clause 36 (Payment Mechanics) (a “Recovered Amount”) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery, to the Agent;

(ii)

the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 36 (Payment Mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)

the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 36.6 (Partial Payments).

(b)

Paragraph (a) above shall not apply to any amount received or recovered by the Issuing Bank or an Ancillary Lender in respect of any cash cover or counter‑indemnity provided for the benefit of that Issuing Bank or that Ancillary Lender.

35.2	Redistribution of Payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with Clause 36.6 (Partial Payments) towards the obligations of that Obligor to the Sharing Finance Parties.

35.3	Recovering Finance Party’s Rights

On a distribution by the Agent under Clause 35.2 (Redistribution of Payments) of a payment received by a Recovering Finance Party from an Obligor, as between the relevant Obligor and the Recovering Finance Party, an amount of the Recovered Amount equal to the Sharing Payment will be treated as not having been paid by that Obligor.

35.4	Reversal of Redistribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)

each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”); and

(b)	as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor.

35.5	Exceptions

(a)

This Clause 35 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the relevant Obligor.

(b)

A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified the other Finance Party of the legal or arbitration proceedings; and

(ii)

the other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

35.6	Ancillary Lenders

(a)

This Clause 35 shall not apply to any receipt or recovery by a Lender in its capacity as an Ancillary Lender at any time prior to the Agent exercising any of its rights under Clause 29.18 (Acceleration) or the occurrence of any automatic acceleration pursuant to clause Clause 29.18 (Acceleration).

(b)

Following the exercise by the Agent of any of its rights under Clause 29.18 (Acceleration) or the occurrence of any automatic acceleration pursuant to Clause 29.18 (Acceleration), this Clause 35 shall apply to all receipts or recoveries by Ancillary Lenders except to the extent the receipt or recovery represents a reduction of the Gross Outstandings of a Multi-account Overdraft to or towards an amount equal to its Net Outstandings.

Section 11
Administration

36.	Payment Mechanics

36.1	Payments to the Agent

(a)

On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, excluding a payment under the terms of an Ancillary Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)

Payment shall be made to such account in the principal financial centre of the country of that currency (or, in relation to euro, in a principal financial centre in such Participating Member State or London, as specified by the Agent) and with such bank as the Agent, in each case, specifies.

36.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another Party shall, subject to Clause 36.3 (Distributions to an Obligor) and Clause 36.4 (Clawback and Pre‑Funding) be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that Party in the principal financial centre of the country of that currency (or, in relation to euro, in the principal financial centre of a Participating Member State or London, as specified by that Party).

36.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with Clause 37 (Set‑Off)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

36.4	Clawback and Pre‑Funding

(a)

Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)

Unless paragraph (c) below applies, if the Agent pays an amount to another Party and it proves to be the case that the Agent had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)

If the Agent has notified the Lenders that it is willing to make available amounts for the account of a Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to a Borrower:

(i)	the Borrower to whom that sum was made available shall on demand refund it to the Agent; and

(ii)

the Lender by whom those funds should have been made available or, if that Lender fails to do so, the Borrower to whom that sum was made available, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

36.5	Impaired Agent

(a)

If, at any time, the Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 36.1 (Payments to the Agent) may instead either:

(i)	pay that amount direct to the required recipient(s); or

(ii)

if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest‑bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the “Paying Party”) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the “Recipient Party” or “Recipient Parties”).

In each case such payments must be made on the due date for payment under the Finance Documents.

(b)	All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.

(c)

A Party which has made a payment in accordance with this Clause 36.5 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.

(d)

Promptly upon the appointment of a successor Agent in accordance with Clause 33.13 (Replacement of the Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 36.2 (Distributions by the Agent).

(e)	A Paying Party shall, promptly upon request by a Recipient Party and to the extent:

(i)	that it has not given an instruction pursuant to paragraph (d) above; and

(ii)	that it has been provided with the necessary information by that Recipient Party,

give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.

36.6	Partial Payments

(a)

If the Agent receives a payment for application against amounts due in respect of any Finance Documents that is insufficient to discharge all the amounts then due and payable by an Obligor under those Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(i)

first, in or towards payment pro rata of any unpaid amount owing to the Agent, the Issuing Bank (other than any amount under Clause 7.2 (Claims under a Letter of Credit) or, to the extent relating to the reimbursement of a claim (as defined in Clause 7 (Letters of Credit)), Clause 7.3 (Indemnities)) or the Security Agent under the Finance Documents;

(ii)	secondly, in or towards payment pro rata of any accrued interest, fee or commission due but unpaid under those Finance Documents;

(iii)

thirdly, in or towards payment pro rata of any principal due but unpaid under those Finance Documents and any amount due but unpaid under Clause 7.2 (Claims under a Letter of Credit) and Clause 7.3 (Indemnities); and

(iv)	fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b)	The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (a)(iv) above.

(c)	Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

36.7	Set‑Off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set‑off or counterclaim.

36.8	Business Days

(a)

Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

36.9	Currency of Account

(a)	Subject to paragraphs (b) to (e) below, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)

A repayment of a Utilisation or Unpaid Sum or a part of a Utilisation or Unpaid Sum shall be made in the currency in which that Utilisation or Unpaid Sum is denominated, pursuant to this Agreement, on its due date.

(c)	Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated, pursuant to this Agreement, when that interest accrued.

(d)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

36.10	Change of Currency

(a)	Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

(i)

any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Obligors’ Agent); and

(ii)

any translation from one currency or currency unit to another shall be at the official rate of exchange recognised by the central bank for the conversion of that currency or currency unit into the other, rounded up or down by the Agent (acting reasonably).

(b)

If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Obligors’ Agent) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Market and otherwise to reflect the change in currency.

36.11	Disruption to Payment Systems Etc.

If either the Agent determines (in its discretion) that a Disruption Event has occurred or the Agent is notified by the Obligors’ Agent that a Disruption Event has occurred:

(a)

the Agent may, and shall if requested to do so by the Obligors’ Agent, consult with the Obligors’ Agent with a view to agreeing with the Parent such changes to the operation or administration of the Facilities as the Agent may deem necessary in the circumstances;

(b)

the Agent shall not be obliged to consult with the Obligors’ Agent in relation to any changes mentioned in paragraph (a) above if, in its opinion, it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;

(c)

the Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) above but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;

(d)

any such changes agreed upon by the Agent and the Obligors’ Agent shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 42 (Amendments and Waivers);

(e)

the Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including, without limitation for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 36.11; and

(f)	the Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) above.

36.12	Sanctioned Finance Party

Notwithstanding anything to the contrary in the Finance Documents, no Party shall be required to (and no Finance Party will) make any payment under or in connection with any Finance Document to a Sanctioned Finance Party or in breach of any Sanctions.

37.	Set‑Off

Following the occurrence of an Event of Default that is continuing and the Agent has exercised of any of its rights under Clause 29.21 (Acceleration) or the occurrence of any automatic acceleration pursuant to Clause 29.18 (Acceleration), a Finance Party may, by notice and subject to the Intercreditor Agreement, set off any matured obligation due from an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set‑off.

38.	Notices

38.1	Communications in Writing

Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

38.2	Addresses

The address, email address and, if applicable, fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

(a)	in the case of the Obligors’ Agent or the Borrowers~~, that identified with its name below;~~:[1]

Address:	Second Floor Davidson House, Forbury Square, Reading, Berkshire, United Kingdom RG1 3EU
Email:	domenico.sansalone@expro.com / john.mcalister@expro.com
Attention:	Domenico Sansalone / John McAlister

(b)	in the case of each Lender, the Issuing Bank, each Ancillary Lender or any other Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

(c)	in the case of the Agent or the Security Agent~~, that identified with its name below,~~:

Address:	8th Floor, The Wallbrook Building, 25 Wallbrook, London EC4N 8AF
Email:	CMOA.London@dnb.no
Attention:	Credit Middle Office and Agency

or, in each case, any substitute address, email address, fax number or department or officer as the Obligors’ Agent may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days’ notice.

38.3	Delivery

(a)	Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

(i)	if by way of fax, when received in legible form; or

(ii)	if by way of letter, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

and, if a particular department or officer is specified as part of its address details provided under Clause 38.2 (Addresses), if addressed to that department or officer.

(b)

Any communication or document to be made or delivered to the Agent or the Security Agent will be effective only when actually received by the Agent or Security Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent’s or Security Agent’s signature below (or any substitute department or officer as the Agent or Security Agent shall specify for this purpose).

(c)	All notices from or to an Obligor shall be sent through the Agent.

1 Ashurst note: Expro / STB to confirm notice details.

(d)	Any communication or document made or delivered to the Obligors’ Agent in accordance with this Clause 38.3 will be deemed to have been made or delivered to each of the Obligors.

(e)

Any communication or document which becomes effective, in accordance with paragraphs (a) to (d) above, after 5:00 p.m. in the place of receipt shall be deemed only to become effective on the following day.

38.4	Notification of Address and Fax Number

Promptly upon changing its address or fax number, the Agent shall notify the other Parties.

38.5	Communication when Agent is Impaired Agent

If the Agent is an Impaired Agent the Parties may, instead of communicating with each other through the Agent, communicate with each other directly and (while the Agent is an Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Agent shall be varied so that communications may be made and notices given to or by the relevant Parties directly. This provision shall not apply after a replacement Agent has been appointed.

38.6	Electronic Communication

(a)

Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:

(i)	notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and

(ii)	notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.

(b)

Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.

(c)

Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Agent or the Security Agent only if it is addressed in such a manner as the Agent or Security Agent shall specify for this purpose.

(d)

Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.

(e)	Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 38.6.

38.7	English Language

(a)	Any notice given under or in connection with any Finance Document must be in English.

(b)	All other documents provided under or in connection with any Finance Document must be:

(i)	in English; or

(ii)

if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

39.	Calculations and Certificates

39.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

39.2	Certificates and Determinations

Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

39.3	Day Count Convention and Interest Calculation

(a)	Any interest, commission or fee accruing under a Finance Document will accrue from day to day and the amount of any such interest, commission or fee is calculated:

(i)	on the basis of the actual number of days elapsed and a year of 360 days (or, in any case where the practice in the Relevant Market differs, in accordance with that market practice); and

(ii)	subject to paragraph (b) below, without rounding.

(b)	The aggregate amount of any accrued interest, commission or fee which is, or becomes, payable by an Obligor under a Finance Document shall be rounded to 2 decimal places.

40.	Partial Invalidity

If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

41.	Remedies and Waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party or Secured Party, any right or remedy under a Finance Document shall operate as a waiver of any such right or remedy or constitute an election to affirm any Finance Document. No election to affirm any Finance Document on the part of any Finance Party or Secured Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in each Finance Document are cumulative and not exclusive of any rights or remedies provided by law.

42.	Amendments and Waivers

42.1	Intercreditor Agreement

This Clause 42 is subject to the terms of the Intercreditor Agreement.

42.2	Required Consents

(a)

Subject to Clause 42.3 (All Lender Matters) and Clause 42.4 (Other Exceptions), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Obligors’ Agent and any such amendment or waiver will be binding on all Parties.

(b)	The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 42.

(c)

Without prejudice to the generality of paragraphs (c), (d) and (e) of Clause 33.7 (Rights and Discretions), the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement.

(d)

Each Obligor agrees to any such amendment or waiver permitted by this Clause 42 which is agreed to by the Obligors’ Agent. This includes any amendment or waiver which would, but for this paragraph (d), require the consent of all of the Guarantors.

(e)	Paragraph (c) of Clause 30.10 (Pro Rata Interest Settlement) shall apply to this Clause 42.

42.3	All Lender Matters

Subject to Clause 42.5 (Changes to Reference Rates) and Clause 42.6 (Structural Adjustment), an amendment, waiver or (in the case of a Transaction Security Document) a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(a)	the definition of “Change of Control or Sale”, “Structural Adjustment”, “Majority Lenders”, “Super Majority Lenders” or “Incremental Facility Majority Lenders” in Clause 1.1 (Definitions);

(b)	a change to the Borrowers or Guarantors other than in accordance with Clause 32 (Changes to the Obligors);

(c)	any provision which expressly requires the consent of all the Lenders;

(d)

Clause 2.4 (Finance Parties’ Rights and Obligations), Clause 12 (Illegality) (except that after the relevant illegality has arisen or occurred, only the consent of the relevant Lender to which a payment of any amount under the illegality clause is due to be made is required in respect of its individual right to receive such payment), Clause 13.1 (Change of Control or Sale), Clause 35 (Sharing Among the Finance Parties) and this Clause 42 (to the extent that such amendment, waiver or consent would be materially adverse to the interests of the Lenders);

(e)

(other than as expressly permitted by the provisions of any Finance Document) the nature or scope of the manner in which the proceeds of enforcement of the Transaction Security are distributed (to the extent that such amendment is materially adverse to the interests of the Lenders);

(f)	any amendment to the order of priority or subordination under the Intercreditor Agreement; or

(g)

introducing an additional loan, commitment, tranche or facility which is expressed to be ranking in priority of payment to the Facilities, or ranking pari passu with or in priority to the Facilities from the proceeds of enforcement of the Transaction Security, shall not be made, or given, without the prior consent of all the Lenders and the Obligors’ Agent (in each case except for amendments or waivers consequential on or required to implement or reflect any Structural Adjustment, any Incremental Facility, any matter contemplated by the increase in commitments clause, or any refinancing amendments, or any amendment to the Intercreditor Agreement).

42.4	Other Exceptions

(a)

An amendment or waiver which relates to the rights or obligations of the Agent, any Arranger, the Issuing Bank, the Security Agent or any Ancillary Lender (each in their capacity as such) may not be effected without the consent of the Agent, that Transaction Arranger, the Issuing Bank, the Security Agent or that Ancillary Lender as the case may be. No amendment or waiver of a provision of any Fee Letter or any other side letter relating to the Finance Documents shall require the consent of any Finance Party other than a Finance Party which is a party to such Fee Letter or any other side letter relating to the Finance Documents.

(b)	Any amendment or waiver (other than an amendment or waiver to which Clause 42.6 (Structural Adjustment) applies or would, but for this paragraph (b), apply) which:

(i)	relates only to the rights or obligations applicable to a particular Utilisation, Facility or class of Lender; and

(ii)	does not adversely affect the rights or interests of Lenders in respect of any other Utilisation or Facility or another class of Lender,

may be made in accordance with this Clause 42 but as if references in this Clause 42 to the specified proportion of Lenders (including, for the avoidance of doubt, all the Lenders) whose consent would, but for this paragraph (b), be required for that amendment or waiver were to that proportion of the Lenders participating in that particular Utilisation or Facility or forming part of that particular class.

(c)	No amendment or waiver of a provision of any Ancillary Document shall require the consent of any Finance Party other than the relevant Ancillary Lender.

(d)

Any provision of the Finance Documents (other than any Ancillary Document) may be amended or waived by the Obligors’ Agent and the Agent (or, if applicable, the Security Agent) without the consent of any other Party if that amendment or waiver is:

(i)	to cure defects or omissions, resolve ambiguities or inconsistencies or reflect changes of a minor, technical or administrative nature; or

(ii)	for the benefit of all or (to the extent not materially prejudicial to the interests of any other Lender under the Finance Documents) any of the Lenders.

(e)	Notwithstanding anything to the contrary in the Finance Documents:

(i)

a Finance Party may unilaterally waive, relinquish or otherwise irrevocably surrender or give up all or any of its rights under any Finance Document (including any right to any payment) with the consent of the Obligors’ Agent; and

(ii)

any amendment or waiver of a Finance Document made or effected in accordance with any paragraph of this Clause 42.4, Clause 2.2 (Incremental Facilities) or Clause 2.3 (Increase), or any other provision of any of the Finance Documents shall be binding on all Parties.

(f)

Each Finance Party irrevocably and unconditionally authorises and instructs the Agent (for the benefit of the Agent and the Obligors’ Agent) to execute any documentation relating to a proposed amendment or waiver as soon as the requisite Lender consent is received (or on such later date as may be agreed by the Agent and the Obligors’ Agent).

(g)	Other than:

(i)	pursuant to Clause 32.7 (Resignation and Release of Security);

(ii)	on repayment and cancellation in full of the Facilities;

(iii)	in connection with incurring Indebtedness to refinance the Facility or to implement a Structural Adjustment or an Incremental Facility;

(iv)	in the case of a disposal not prohibited under this Agreement or a Permitted Transaction; or

(v)	where otherwise expressly provided for in the Finance Documents,

where, in each case, approval will be automatic and the Finance Parties shall (on the request and at the cost of the Obligors’ Agent) execute any required release documents, any release of any guarantee and indemnity granted under Clause 24 (Guarantee and Indemnity) or of any Transaction Security created by any of the Transaction Security Documents, any release of all or substantially all of the Transaction Security and/or the release of any Guarantor shall not be made without the prior consent of the Super Majority Lenders. Any amendment, change or waiver of this paragraph (e) shall also require the prior consent of the Super Majority Lenders.

(h)	No member of the Group may designate any “Permitted Senior Financing Debt” under the Intercreditor Agreement without the prior consent of all of the Lenders.

(i)	Any amendment, waiver or a consent of, or in relation to, any term of any Finance Document that has the effect of changing or which relates to:

(i)

the definitions of Anti-Corruption Laws, Relevant Person, Sanctioned Country, Sanctions Authority, Sanctions Laws and Regulations, Sanctions List and Sanctions Restricted Person in Clause 1.1 (Definitions);

(ii)	Clause 25.17 (Anti-Corruption Laws), Clause 25.18 (Sanctions), Clause 28.4 (Anti-Corruption Laws), Clause 28.5 (Sanctions),

shall not be made without the prior consent of the Super Majority Lenders.

42.5	Changes to Reference Rates

(a)

Subject to Clause 42.4 (Other Exceptions), if a Published Rate Replacement Event has occurred in relation to any Published Rate for a currency which can be selected for a Loan, any amendment or waiver which relates to:

(i)	providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and

(ii)	(A) aligning any provision of any Finance Document to the use of that Replacement Reference Rate;

(B)

enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(C)	implementing market conventions applicable to that Replacement Reference Rate;

(D)	providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(E)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(b)

An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of interest on a Compounded Rate Loan under this Agreement to any recommendation of a Relevant Nominating Body which:

(i)	relates to the use of the RFR for that currency on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(ii)	is issued on or after the date of this Agreement,

may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Obligors.

(c)	In this Clause 42.5:

“Published Rate” means:

(a)	an RFR; or

(b)	the Screen Rate for any Quoted Tenor.

“Published Rate Replacement Event” means, in relation to a Published Rate:

(a)	the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders and the Obligors, materially changed;

(b)	(i)

(A)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(B)	the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or

(C)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate;

(ii)

the administrator of that Published Rate publicly announces that it has ceased or will cease to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate;

(iii)	the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued;

(iv)	the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or

(v)	in the case of the Screen Rate for any Quoted Tenor for euro, the supervisor of the administrator of that Screen Rate makes a public announcement or publishes information:

(A)

stating that that Screen Rate for that Quoted Tenor is no longer, or as of a specified future date will no longer be, representative of the underlying market or the economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); and

(B)

with awareness that any such announcement or publication will engage certain triggers for fallback provisions in contracts which may be activated by any such pre-cessation announcement or publication; or

(c)	in the opinion of the Majority Lenders and the Obligors, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a)	formally designated, nominated or recommended as the replacement for a Published Rate by:

(i)	the administrator of that Published Rate (provided that the market or economic reality that such reference rate measures is the same as that measured by that Published Rate); or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Reference Rate” will be the replacement under paragraph (ii) above;

(b)	in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Published Rate; or

(c)	in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Published Rate.

42.6	Structural Adjustment

(a)

A Structural Adjustment shall be approved with the consent of each Lender that is participating in that Structural Adjustment and the Obligors’ Agent and shall not require the consent of any other Lender unless such Structural Adjustment is to (i) increase the Total Commitments or to add an additional tranche or facility which in each case is not otherwise Permitted Financial Indebtedness, or (ii) reduce the tenor of a Facility, in which case such Structural Adjustment shall also require the consent of the Majority Lenders (for which purpose the existing Commitments of each such Lender participating in the relevant Structural Adjustment will be taken into account).

(b)	For the purposes of this Agreement “Structural Adjustment” means an amendment, waiver or variation of the provisions of some or all of the Finance Documents that results or is intended to result in:

(i)

the introduction of an additional tranche, loan, commitment or facility in any currency or currencies into the Finance Documents (provided that any such additional tranche, loan, commitment or facility does not rank on an enforcement or in an insolvency situation pari passu or ahead of other utilisations by virtue of this Agreement, in each case subject to customary exceptions for fees, costs, expenses and other similar amounts, including as contemplated by the provisions of the Intercreditor Agreement);

(ii)	an increase in or addition to a Commitment (other than pursuant to Clause 2.2 (Incremental Facilities) or Clause 2.3 (Increase));

(iii)	any extension of the Availability Period in respect of any Commitment of any Lender;

(iv)	a reduction in any Margin or a reduction in any payment of principal, interest, fees, commission or other amount payable under the Finance Documents;

(v)

an extension to the date of payment of any principal, interest, fees, commission or other amount payable under the Finance Documents (including, for the avoidance of doubt, any amendment to the entitlement to require repayment and cancellation upon the occurrence of a Change of Control or Sale pursuant to Clause 13 (Mandatory Prepayment));

(vi)	a change in currency of payment of any principal, interest, fees, commission or other amount payable under the Finance Documents;

(vii)	re-tranching; and

(viii)

any change (including changes to, the taking of or the release coupled with the retaking of Security that are, in the case of a release and retaking of Security, specifically approved in the vote relating to the structural adjustment) consequential on, incidental to or required to implement anything described above in sub-paragraphs (i) to (vi).

(c)

For the avoidance of doubt no Structural Adjustment shall affect the rights and/or obligations of, or any terms governing the Commitments of, a Lender who has not given their consent to such a Structural Adjustment.

42.7	Excluded Commitments

If any Lender does not accept or reject, in writing, or abstains (whether in writing or by failing to respond) from replying to, a request from the Obligor’ Agent for any consent, amendment, release or waiver under the Finance Document within 10 Business Days of that request being made (or any other period of time specified by the Obligors’ Agent, with the prior agreement of the Agent if less than 10 Business Days) or a Lender becomes a Defaulting Lender, that Lender shall be disregarded and its content shall not be required in order to approve the relevant consent, waiver or amendment and to achieve the required levels of approval for that amendment, waiver or consent.

42.8	Disenfranchisement of Defaulting Lenders

(a)

Unless otherwise agreed by the Obligors’ Agent, for so long as a Lender is a Defaulting Lender that Lender’s participations and Commitments shall not be included when considering whether the approval of the Majority Lenders, the Super Majority Lenders, all Lenders or any class of Lenders (as applicable) has been obtained in respect of any request from any member of the Group (or the Obligors’ Agent or the Agent on behalf of any member of the Group) for any consent, amendment, release or waiver under the Finance Documents.

(b)	For the purposes of this Clause 42.8, the Agent may assume that the following Lenders are Defaulting Lenders:

(i)	any Lender which has notified the Agent that it has become a Defaulting Lender; and

(ii)	any Lender in relation to which it is aware that any of the events or circumstances referred to in the definition of “Defaulting Lender” has occurred,

unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

42.9	Replacement of Lender

(a)	If, at any time:

(i)	any Finance Party becomes or is a Non-Consenting Lender;

(ii)

an Obligor becomes obliged to repay any amount in accordance with Clause 12.1 (Illegality) or to pay additional amounts pursuant to Clause 20.1 (Increased Costs), Clause 19.2 (Tax Gross‑Up) or Clause 19.3 (Tax Indemnity) to any Lender;

(iii)	any Finance Party invokes the benefit of Clause 17.4 (Market disruption);

(iv)	any Finance Party becomes or is a Defaulting Lender,

then the Obligors’ Agent may, by giving five Business Days prior written notice to the Agent and such Lender, (but shall not be obliged) to: (A) replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 30 (Changes to the Lenders) all (and not part only) of its rights and obligations under this Agreement to an Eligible Institution (a “Replacement Lender”) (subject to any fronting Issuing Bank consent unless the transferred liability in respect of a fronted Letter of Credit has been cash collateralised or otherwise repaid or the transfer is to an Eligible Institution with a long term credit rating of at least BBB-/Baa3); (B) prepay (or to procure that another member of the Group prepays) such Lender’s for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender’s participation in the outstanding Utilisations and all accrued interest and/or Letter of Credit fees (to the extent that the Agent has not given a notification under Clause 30.11 (Pro Rata Interest Settlement)), Break Costs and other amounts payable in relation thereto under the Finance Documents; and/or (C) cancel all undrawn Commitments of such Lender.

(b)	The replacement of a Lender pursuant to this Clause 42.8 shall be subject to the following conditions:

(i)	the Obligors’ Agent shall have no right to replace the Agent or Security Agent;

(ii)	neither the Agent nor the Lender shall have any obligation to the Obligors’ Agent to find a Replacement Lender;

(iii)

in the event of a replacement of a Non-Consenting Lender, such replacement shall take place no later than 90 days after the Non-Consenting Lender notifies the Obligors’ Agent and the Agent of its failure to or refusal to give, consent to, or its abstaining from responding to, any request for a waiver, consent or amendment to a Finance Document requested by an Obligors’ Agent;

(iv)	in no event shall the Lender replaced under this Clause 42.8 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and

(v)

the Lender shall only be obliged to transfer its rights and obligations pursuant to paragraph (a) above once it is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer.

(c)

A Lender shall perform the checks described in paragraph (b)(v) above as soon as reasonably practicable following delivery of a notice referred to in paragraph (a) above and shall notify the Agent and the Obligors’ Agent when it is satisfied that it has complied with those checks.

(d)

On payment of the relevant purchase price to the Lender being replaced in accordance with this Clause 42.9 (Replacement of Lender) (or to the Agent on behalf of that Lender), the relevant transfer or transfers shall be given effect for all purposes under the Finance Documents in accordance with the provisions of Clauses 30 (Changes to the Lenders).

(e)	The replacement of a Non-Consenting Lender must take place no later than 120 days after the date on which the Obligors’ Agent is notified of such Lender being a Non-Consenting Lender.

42.10	Certain ERISA Matters

Each Lender (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that at least one of the following is and will be true:

(a)

such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

(i)

(the transaction exemption set forth in one or more PTEs, such as PTE 84‑14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95‑60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90‑1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91‑38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96‑23 (a class exemption for certain transactions determined by in‑house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(ii)

(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84‑14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub‑sections (b) through (g) of Part I of PTE 84‑14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84‑14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iii)	such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.

(b)

In addition, unless either (1) sub‑Clause (i) in the immediately preceding Clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub‑Clause (iv) in the immediately preceding Clause (a), such Lender further (x) represents and warrants, as of the date such person became a Lender party hereto, to, and (y) covenants, from the date such person became a Lender party hereto to the date such person ceases being a Lender party hereto, for the benefit of, the Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Obligor, that the Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

43.	Confidential Information

43.1	Confidentiality

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 43.2 (Disclosure of Confidential Information) and Clause 43.3 (Disclosure to Numbering Service Providers), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

43.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)

to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price‑sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)

to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent or Security Agent and, in each case, to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(ii)

with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub‑participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

(iii)

appointed by any Finance Party or by a person to whom paragraph (b)(i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any person appointed under paragraph (b) of Clause 33.15 (Relationship with the Lenders));

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;

(v)

to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security (or may do so) pursuant to Clause 30.9 (Security Over Lenders’ Rights);

(viii)	who is a Party; or

(ix)	with the consent of the Obligors’ Agent,

in each case, such Confidential Information as that Finance Party shall consider appropriate if:

(A)

in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;

(B)

in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price‑sensitive information;

(C)

in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price‑sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;

(c)

to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Parent and the relevant Finance Party; and

(d)

with the prior written consent of the Obligors’ Agent, to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or the Obligors if the rating agency to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price‑sensitive information.

43.3	Disclosure to Numbering Service Providers

(a)

Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facilities and/or one or more Obligors the following information:

(i)	names of Obligors;

(ii)	country of domicile of Obligors;

(iii)	place of incorporation of Obligors;

(iv)	date of this Agreement;

(v)	Clause 47 (Governing Law);

(vi)	the names of the Agent and any Arranger;

(vii)	date of each amendment and restatement of this Agreement;

(viii)	amounts of, and names of, the Facilities (and any tranches);

(ix)	amount of Total Commitments;

(x)	currencies of the Facilities;

(xi)	type of Facilities;

(xii)	ranking of Facilities;

(xiii)	Maturity Date for Facilities;

(xiv)	changes to any of the information previously supplied pursuant to paragraphs (i) to (xiii) above; and

(xv)	such other information agreed between such Finance Party and the Parent,

to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

(b)

The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facilities and/or one or more Obligors by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.

(c)	The Agent shall notify the Obligors’ Agent and the other Finance Parties of:

(i)	the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Facilities and/or one or more Obligors; and

(ii)	the number or, as the case may be, numbers assigned to this Agreement, the Facilities and/or one or more Obligors by such numbering service provider.

43.4	Entire Agreement

This Clause 43 constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

43.5	Inside Information

Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price‑sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

43.6	Notification of Disclosure

(a)	Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Obligors’ Agent:

(i)

of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 43.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that Confidential Information has been disclosed in breach of this Clause 43.

43.7	Continuing Obligations

The obligations in this Clause 43 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)

the date on which all amounts payable by the Obligors under or in connection with the Finance Documents have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

44.	Confidentiality of Funding Rates and Reference Bank Quotations

44.1	Confidentiality and Disclosure

(a)

The Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b) and (c) below.

(b)	The Agent may disclose:

(i)	any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the relevant Borrower (or the Obligors’ Agent on its behalf) pursuant to Clause 15.5 (Notifications); and

(ii)

any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Agent and the relevant Lender or Reference Bank, as the case may be.

(c)	The Agent and each Obligor may disclose any Funding Rate or any Reference Bank Quotation, to:

(i)

any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price‑sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

(ii)

any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price‑sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;

(iii)

any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price‑sensitive information except that there shall be no requirement to so inform if, in the opinion of the Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and

(iv)	any person with the consent of the relevant Lender or Reference Bank, as the case may be.

(d)

The Agent’s obligations in this Clause 44 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 15.5 (Notifications) provided that (other than pursuant to paragraph (b)(i) above the Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.

44.2	Related Obligations

(a)

The Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price‑sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Agent, any Reference Bank Quotation for any unlawful purpose.

(b)	The Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:

(i)

of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 44.1 (Confidentiality and Disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and

(ii)	upon becoming aware that any information has been disclosed in breach of this Clause 44.

44.3	No Event of Default

No Event of Default will occur under Clause 29.3 (Other Obligations) by reason only of an Obligor’s failure to comply with this Clause 44.

45.	Entire Agreement

This Agreement and the other Finance Documents supersede all previous agreements in relation to the Facilities between the Parties.

46.	Counterparts

Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

Section 12
Governing Law and Enforcement

47.	Governing Law

(a)	This Agreement and any non‑contractual obligations arising out of or in connection with it are governed by English law.

(b)

If a Obligor is incorporated in the Netherlands and is represented by an attorney in connection with the signing and/or execution of this Agreement (including by way of accession to this Agreement) or any other agreement, deed or document referred to in or made pursuant to this Agreement, it is hereby expressly acknowledged and accepted by the other parties to this Agreement that the existence and extent of the attorney’s authority and the effects of the attorney’s exercise or purported exercise of his or her authority shall be governed by the laws of the Netherlands.

48.	Enforcement

48.1	Jurisdiction of the English Courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non‑contractual obligation arising out of or in connection with this Agreement) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

48.2	Service of Process

(a)	Without prejudice to any other mode of service allowed under any relevant law, each Obligor (other than an Obligor incorporated in England and Wales):

(i)

irrevocably appoints the Obligors’ Agent as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document (and the Obligors’ Agent by its execution of this Agreement, accepts that appointment); and

(ii)	agrees that failure by an agent for service of process to notify the relevant Obligor of the process will not invalidate the proceedings concerned.

(b)

If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Parent (on behalf of all the Obligors) must immediately (and in any event within ten days of such event taking place) appoint another agent on terms acceptable to the Agent. Failing this, the Agent may appoint another agent for this purpose.

49.	Bail-In

49.1	Contractual Recognition of Bail-In

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

49.2	Bail-In Definitions

In this Clause 49:

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means:

(a)

in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time;

(b)	in relation to the United Kingdom, the UK Bail-In Legislation; and

(c)

in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Write-down and Conversion Powers” means:

(a)

in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule;

(b)

in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and

(c)	in relation to any other applicable Bail-In Legislation:

(i)

any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

50.	WAIVER OF JURY TRIAL

EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS AGREEMENT OR ANY OTHER FINANCE DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HERBY OR THEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY. EACH PARTY HERETO (A) CERTIFIES THAT NO FINANCE PARTY, ATTORNEY, REPRESENTATIVE OR ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PERSON WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF LITIGATION, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER FINANCE DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS CLAUSE.

51.	Usury Savings Clause

Notwithstanding anything to the contrary contained in any Finance Document, the interest paid or agreed to be paid under the Finance Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (“Maximum Rate”). If the Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Agent or a Lender exceeds the Maximum Rate, such person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, an d(c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the obligations thereunder.

52.	QFC

52.1	Acknowledgment Regarding Any Supported QFCs

To the extent that the Finance Documents provide support, through a guarantee or otherwise, for any Hedging Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd- Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support:

(a)

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Finance Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)	For the purposes of this Clause 50:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

This Agreement has been entered into on the date stated at the beginning of this Agreement.

Schedule 1

The Parties

Part 1
The Original Obligors (as at the 2026 Effective Date)

Name of Original Borrower	Registration number (or equivalent, if any) Original Jurisdiction
Exploration and Production Services (Holdings) Limited	01461021, England and Wales
~~Expro Holdings US Inc.~~	~~4605061, Delaware~~

Name of Original Guarantor	Registration number (or equivalent, if any) Original Jurisdiction
Expro Group Holdings N.V.	34241787, The Netherlands
Exploration and Production Services (Holdings) Limited	01461021, England and Wales
~~Expro Holdings UK 2 Limited~~	~~06491951, England and Wales~~
Expro Holdings UK 3 Limited	06492082, England and Wales
Expro Holdings UK 4 Limited	06417368, England and Wales
Expro Resources Limited	06557795, England and Wales
Expro Eurasia Limited	05043555, England and Wales
Expro North Sea Limited	01108011, England and Wales
~~Coretrax Technology Holding Company Limited~~	~~12262309, England and Wales~~
~~CTL UK Holdco Ltd~~	~~11701470, England and Wales~~
~~CTL UK Pledgeco Ltd~~ 	~~12261203, England and Wales~~
Frank’s International Limited	02015930, England and Wales
Coretrax Global Limited	SC240299, Scotland
Coretrax Technology Limited	SC352403, Scotland
~~Expro Holdings US Inc.~~	~~4605061, Delaware~~
Expro US Holdings, LLC	3760286, Delaware
Expro Americas, LLC	4373590, Delaware
Professional Rental Tools, LLC	40778293K, Louisiana
Frank’s International, LLC	0801824624, Texas

Name of Original Guarantor	Registration number (or equivalent, if any) Original Jurisdiction
Expro International B.V.	37070672, The Netherlands
Expro Worldwide B.V.	34207328, The Netherlands
Expro LP B.V.	88306038, The Netherlands
Expro Gulf Limited	HE 15042, Cyprus
Expro Partners, LLC	10045476, Delaware

Part 2
The Original Lenders (as at the 2026 Effective Date)

Name of Original Lender	Facility A Commitment (USD)	~~Bridge Facility Commitment (USD)~~	Status (Non‑Acceptable L/C Lender: Yes/No)	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)	Lender status confirmation: UK Qualifying Lender / US Qualifying Lender / Dutch Qualifying Lender	UK Non-Bank Lender (Yes/No)
DNB (UK) Limited	~~100,000,000~~125,000,000	~~50,000,000~~	No	N/A	UK Qualifying Lender / US Qualifying Lender / Dutch Qualifying Lender	No
HSBC UK Bank plc	100,000,000	~~-~~	No	N/A	UK Qualifying Lender / US Qualifying Lender / Dutch Qualifying Lender	No
The Royal Bank of Scotland plc	~~75,000,000~~100,000,000	~~25,000,000~~	No	N/A	UK Qualifying Lender / US Qualifying Lender / Dutch Qualifying Lender	No

Name of Original Lender	Facility A Commitment (USD)	~~Bridge Facility Commitment (USD)~~	Status (Non‑Acceptable L/C Lender: Yes/No)	Treaty Passport scheme reference number and jurisdiction of tax residence (if applicable)	Lender status confirmation: UK Qualifying Lender / US Qualifying Lender / Dutch Qualifying Lender	UK Non-Bank Lender (Yes/No)
Wells Fargo Bank, National Association	75,000,000	~~25,000,000~~	No	13/W/61173/DTTP - USA	UK Treaty Lender / US Qualifying Lender / Dutch Qualifying Lender	No
Citibank, N.A. London Branch	50,000,000	~~-~~	No	N/A	UK Qualifying Lender / US Qualifying Lender / Dutch Qualifying Lender	No
TOTAL	~~400,000,000~~450,000,000	~~100,000,000~~

Schedule 2

Conditions Precedent

Part 1
Conditions Precedent to First Utilisation

1.	Obligors

(a)	A copy of the constitutional, incorporation and registry documents, extracts and registers of each Original Obligor and the Third Party Security Provider.

(b)	A copy of a resolution of the board of directors (or equivalent) of each Original Obligor and the Third Party Security Provider:

(i)

approving the terms of, and the transactions contemplated by, the Finance Documents to which it is a party and resolving that it execute, deliver and perform the Finance Documents to which it is a party;

(ii)	authorising a specified person or persons to execute the Finance Documents to which it is a party on its behalf;

(iii)

authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request ~~and Selection Notice~~) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(iv)	in the case of an Obligor other than the Obligors’ Agent, authorising the Obligors’ Agent to act as its agent in connection with the Finance Documents.

(c)	A specimen of the signature of each authorised signatory executing any Finance Documents and related documents.

(d)

If required under local law, a copy of a resolution signed by all the holders of the issued shares in each Original Obligor (other than the Parent), approving the terms of, and the transactions contemplated by, the Finance Documents to which the Original Obligor is a party.

(e)	A certificate of an authorised signatory of each Original Obligor confirming that:

(i)	borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on any Original Obligor to be exceeded; and

(ii)

each copy document relating to it specified in this Part 1 of this Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than Closing Date.

(f)	A certificate of an authorised signatory of the Obligors’ Agent confirming that:

(i)	the Existing RCF will be repaid and terminated on the Closing Date; and

(ii)	all security granted in connection with the Existing RCF will be released and discharged no later than the immediately following business day after the Closing Date.

(g)

If such Original Obligor is a US Obligor, a certificate as to the existence and good standing of such US Obligor from the appropriate governmental authorities in such US Obligors’ jurisdiction of organisation.

(h)	If such Original Obligor is a US Obligor, a solvency certificate signed by an Authorised Officer of such Obligor in form and substances reasonably satisfactory to the Agent.

2.	Finance Documents

(a)	The Intercreditor Agreement executed by the Original Obligors party thereto.

(b)	This Agreement executed by the Original Obligors party thereto.

(c)	The Fee Letters executed by the Obligors’ Agent.

3.	Transaction Security

(a)	The following standalone share security:

(i)	an English law governed share charge by the Parent over the shares of Expro Holdings UK 2 Limited and the shares of the Obligors’ Agent;

(ii)	an English law governed share charge by Frank’s International Operations B.V. over the shares of Frank’s International Limited;

(iii)	a Dutch law governed share pledge by the Parent over the shares of Expro LP B.V.

(iv)	a Scottish law governed share pledge and charge by Coretrax Technology Holding Company Ltd over the shares of Coretrax Technology Limited and the shares of Coretrax Global Limited;

(v)	a Dutch law governed share pledge by Exploration and Production Services (Holdings) Limited over the shares of Expro International B.V.;

(vi)	a Dutch law governed share pledge by Expro International B.V. over the shares of Expro Worldwide B.V.;

(vii)	a US law governed share pledge by the Obligors’ Agent and Expro Holdings UK 4 Limited over the shares of Expro Holdings US Inc.;

(viii)	a US law governed security agreement by Frank’s International LP over the shares of Frank’s International LLC; and

(ix)	a Cypriot law governed share pledge by Exploration and Production Services (Holdings) Limited over the shares of Expro Gulf Limited.

(b)	The following asset security:

(i)

an English law governed fixed and floating charge debenture over material operating bank accounts, material structural long-term intercompany receivables and the equity of Subsidiaries in England and Wales that are Guarantors, by:

(A)	the Obligors’ Agent;

(B)	Expro Holdings UK 2 Limited;

(C)	Expro Holdings UK 4 Limited;

(D)	Exploration and Production Services (Holdings) Limited;

(E)	Expro Eurasia Limited;

(F)	Expro North Sea Limited;

(G)	Expro Resources Limited;

(H)	CTL UK Holdco Ltd;

(I)	CTL UK Pledgeco Ltd;

(J)	Coretrax Technology Holding Company Limited; and

(K)	Frank’s International Limited;

(ii)	a US law governed security agreement over material operating bank accounts, material intercompany receivables and the equity of Subsidiaries in the US that are Guarantors, by:

(A)	Expro Holdings US Inc.;

(B)	Expro US Holdings, LLC;

(C)	Expro Americas, LLC;

(D)	Professional Rental Tools, LLC; and

(E)	Frank’s International LLC;

(iii)	a Scottish law governed fixed and floating security over material operating bank accounts and material structural long-term intercompany receivables by:

(A)	Coretrax Technology Limited; and

(B)	Coretrax Global Limited;

(iv)

a Dutch law governed pledge agreement over material operating bank accounts and material structural long-term intercompany receivables of any Subsidiaries in the Netherlands that are Guarantors (other than the equity of the Parent) by:

(A)	the Parent;

(B)	Expro LP B.V.;

(C)	Expro International B.V.; and

(D)	Expro Worldwide B.V.; and

(v)	a Cyprus law governed fixed and floating debenture over material operating bank accounts and material structural long-term intercompany receivables by Expro Gulf Limited.

(c)

Copies of all notices, acknowledgments, share certificates and transfer forms, shareholder and all other statutory corporate registers, any other document of title, certificates as to solvency, good standing or incumbency, to the extent required to be delivered on the date of any Transaction Security Documents to which an Obligor is party.

4.	Legal Opinions

A customary legal opinion:

(a)	as to English law from Ashurst LLP, counsel to the Arrangers, Agent and Security Agent;

(b)	as to Dutch law from NautaDutilh N.V., counsel to the Arrangers, Agent and Security Agent;

(c)	as to Cypriot law from Elias Neocleous & Co LLC, counsel to the Arrangers, Agent and Security Agent;

(d)	as to Louisiana law from Jones Walker LLP, counsel to the Original Obligors;

(e)	as to New York, Delaware and Texas law from Simpson Thacher & Bartlett LLP, counsel to the Original Obligors; and

(f)	as to Scots law from Shepherd and Weddernburn LLP, counsel to the Arrangers, Agent and Security Agent.

5.	Other Documents and Evidence

(a)	The Group Structure Chart which shows the Group as at the date of this Agreement.

(b)	The Original Financial Statements.

(c)	A financial model in the form agreed between the Obligors’ Agent and the Arrangers.

(d)

Copies of any information and evidence reasonably requested by a Finance Party in relation to the Original Obligors no later than the date of this Agreement and required in order to comply with “know your client”/anti-money laundering requirements under applicable laws.

(e)	If applicable, evidence of appointment of an agent for service of process referred to in Clause 48.2 (Service of Process).

(f)	Customary evidence that all guarantees and security granted in connection with the Existing RCF will be released no later than the immediately following business day after the Closing Date.

(g)

Evidence that the fees then due and payable on Closing Date have been or will by the required time be paid (and this condition may be satisfied, without limitation, by inclusion of such payment as a deduction from the proceeds of a Utilisation).

(h)	PSC Register:

In respect of each Original Obligor incorporated in England and Wales or Scotland over which a charge or pledge of shares will be granted pursuant to the Transaction Security Documents:

(i)	a certificate of an authorised signatory of the Obligors’ Agent confirming that:

(A)	each such Obligor has complied within the relevant timeframe with any notice it has received pursuant to Part 21A of the Act, from that Obligor; and

(B)	no "warning notice" or "restrictions notice" (in each case as defined in Schedule 1B of the Act) has been issued in respect of those shares,

together with a copy of the PSC Register of that Obligor; or

(C)	such Obligor is not a PSC Company.

Part 2
Conditions Precedent Required to be Delivered by an Additional Obligor

1.	An Accession Deed executed by the Additional Obligor and the Obligors’ Agent.

2.	A copy of the constitutional, incorporation and registry documents, extracts and registers of the Additional Obligor.

3.	A copy of a resolution of the board of directors (or equivalent) directors of the Additional Obligor:

(a)

approving the terms of, and the transactions contemplated by, the Accession Deed and the Finance Documents and resolving that it execute, deliver and perform the Accession Deed and any other Finance Document to which it is party;

(b)	authorising a specified person or persons to execute the Accession Deed and other Finance Documents on its behalf;

(c)

authorising a specified person or persons, on its behalf, to sign and/or despatch all other documents and notices (including, in relation to an Additional Borrower, any Utilisation Request ~~or Selection Notice~~) to be signed and/or despatched by it under or in connection with the Finance Documents to which it is a party; and

(d)	authorising the Obligors’ Agent to act as its agent in connection with the Finance Documents.

4.	A specimen of the signature of each authorised signatory executing the Finance Documents and related documents.

5.

If required under local law, a copy of a resolution signed by all the holders of the issued shares of the Additional Guarantor, approving the terms of, and the transactions contemplated by, the Finance Documents to which the Additional Guarantor is a party.

6.	A certificate of an authorised signatory of the Additional Obligor confirming that:

(a)	borrowing or guaranteeing or securing, as appropriate, the Total Commitments would not cause any borrowing, guarantee, security or similar limit binding on it to be exceeded; and

(b)

each copy document listed in this Part 2 of Schedule 2 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of the Accession Deed.

7.

If such Additional Obligor is a US Obligor, a certificate as to the existence and good standing of such US Obligor from the appropriate governmental authority in such US Obligors’ jurisdiction of organisation.

8.	If such Original Obligor is a US Obligor, a solvency certificate signed by an Authorised Officer of such Obligor in form and substances reasonably satisfactory to the Agent.

9.

A copy of any other Authorisation or other document, opinion or assurance (including any works council approval) which is necessary in connection with the entry into and performance of the transactions contemplated by the Accession Deed or for the validity and enforceability of any Finance Document.

10.	If available, the latest audited financial statements of the Additional Obligor.

11.	The following legal opinions:

(a)	A customary legal opinion of the legal advisers to the Agent in England, as to English law.

(b)

If the Additional Obligor is incorporated in a jurisdiction other than England and Wales or is executing a Finance Document which is governed by a law other than English law, a customary legal opinion of the legal advisers to the Agent in the jurisdiction of its incorporation or, as the case may be, the jurisdiction of the governing law of that Finance Document.

(c)

If the Additional Obligor is incorporated in a jurisdiction other than England and Wales, if in accordance with market conventions in the relevant jurisdiction, a customary legal opinion of the legal advisers to the Obligors in the jurisdiction of incorporation of that Additional Obligor as to the capacity (and/or enforceability (as applicable)) of that Additional Obligor to enter into the relevant Finance Documents to which it is a party.

12.

A copy of each Transaction Security Document which, subject to the Agreed Security Principles and consistent with Transaction Security previously granted pursuant to this Agreement, is required by this Agreement to be entered into by the Additional Obligor (provided that the Agent may agree, and shall agree where it is reasonable to do so, that any such Transaction Security Document may be delivered on a date later than the date on which the relevant entity becomes an Additional Obligor), and to the extent they are required to be delivered on the date of execution of such Transaction Security Document, a copy of all notices, certificates and other documents under those Transaction Security Documents.

13.	If applicable, evidence of appointment of an agent for service of process.

14.

If the Additional Obligor is not incorporated in England and Wales, Scotland or Northern Ireland, such documentary evidence as legal counsel to the Agent may require, that such Additional Obligor has complied with any law in its jurisdiction relating to financial assistance or analogous process.

Schedule 3

Requests and Notices

Part 1
Utilisation Request Loans

From:     [Borrower]/[Obligors’ Agent]*

To:         [Agent]

Dated:

To

Expro Group Holdings N.V. ‑ Revolving Facility Agreement
dated [●] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement. This is a Utilisation Request. Terms defined in the Revolving Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to borrow a Loan on the following terms:

(a) Borrower:	[●]

(b) Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

(c) Facility to be utilised:	[Facility A]/[Incremental Facility with an Establishment Date of [●]]]

(d) Currency of Loan:	[●]

(e) Amount:	[●] or, if less, the Available Facility

(f) Interest Period:	[●]

3.	We confirm that each condition specified in Clause 4.2 (Further Conditions Precedent) of the Revolving Facility Agreement is satisfied on the date of this Utilisation Request.

4.	[This Loan is to be made in [whole]/[part] for the purpose of refinancing [identify maturing Loan].]/[The proceeds of this Loan should be credited to [account].]

5.	This Utilisation Request is irrevocable.

Yours faithfully

 …………………………………

authorised signatory for

[the Obligors’ Agent on behalf of [insert name of relevant Borrower]] / [insert name of Borrower]

Part 2
Utilisation Request Letters of Credit

From:     [Borrower]/[ Obligors’ Agent]*

To:         [Agent]

Dated:

Expro Group Holdings N.V. ‑ Revolving Facility Agreement
dated [●] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement. This is a Utilisation Request. Terms defined in the Revolving Facility Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.	We wish to arrange for a Letter of Credit to be issued by the Issuing Bank specified below (which has agreed to do so) on the following terms:

(a)	Borrower:	[●]

(b)	Issuing Bank:	[●]

(c)	Proposed Utilisation Date:	[●] (or, if that is not a Business Day, the next Business Day)

(d)	Facility to be utilised:	[Facility A]/[Incremental Facility with an Establishment Date [●]]

(e)	Currency of Letter of Credit:	[●]

(f)	Amount:	[●] or, if less, the Available Facility in relation to [Facility A]/[Incremental Facility with an Establishment Date [●]]

(g)	Beneficiary:	[●]

(h)	Term:	[●]

3.	We confirm that each condition specified in paragraph (b) of Clause 6.6 (Issue of Letters of Credit) of the Revolving Facility Agreement is satisfied on the date of this Utilisation Request.

4.	We attach a copy of the proposed Letter of Credit.

5.	The purpose of this proposed Letter of Credit is [●].

6.	This Utilisation Request is irrevocable.

7.	[Specify delivery instructions].

Yours faithfully,

 ………………………………

authorised signatory for
[the Obligors’ Agent on behalf of] [insert name of relevant Borrower]] / [insert name of Relevant Borrower]

~~Part 3~~
~~Selection Notice~~

~~From:    [Borrower]/ [Obligors~~’ ~~Agent] ****~~

~~To:         [Agent]~~

~~Dated:~~

~~Expro Group Holdings N.V.~~ ‑ ~~Revolving Facility Agreement~~
~~dated [~~●~~] (the~~ “~~Revolving Facility Agreement~~”~~)~~

~~1.~~

~~We refer to the Revolving Facility Agreement. This is a Selection Notice. Terms defined in the Revolving Facility Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.~~

~~2.~~	~~We refer to the following Bridge Facility Loan[s] in with an Interest Period ending on [~~●~~].~~

~~3.~~	~~[We request that the above Bridge Facility Loan[s] be divided into [~~●~~] Loans with the following Base Currency Amounts and Interest Periods:]~~

~~or~~

~~[We request that the next Interest Period for the above Bridge Facility Loan[s] is [~~●~~]].~~

~~4.~~	~~This Selection Notice is irrevocable.~~

~~Yours faithfully~~

~~………………………………~~

~~authorised signatory for~~
~~the [Borrower]/ [Obligors~~’ ~~Agent] on behalf of~~
~~[name of relevant Borrower]/ [name of Obligors~~’ ~~Agent]~~

Schedule 4

Form of Transfer Certificate

To:         [●] as Agent and [●] as Security Agent

From:     [The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Dated:

Expro Group Holdings N.V. ‑ Revolving Facility Agreement
dated [●] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement and to the Intercreditor Agreement (as defined in the Revolving Facility Agreement). This agreement (the “Agreement”) shall take effect as a Transfer Certificate for the purposes of the Revolving Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 30.6 (Procedure for Transfer) of the Revolving Facility Agreement:

(a)

The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation and in accordance with Clause 30.6 (Procedure for Transfer) of the Revolving Facility Agreement all of the Existing Lender’s rights and obligations under the Revolving Facility Agreement, the other Finance Documents and in respect of the Transaction Security which relate to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Revolving Facility Agreement as specified in the Schedule.

(b)	The proposed Transfer Date is [●].

(c)

The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 38.2 (Addresses) of the Revolving Facility Agreement are set out in the Schedule.

3.

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 30.5 (Limitation of Responsibility of Existing Lenders) of the Revolving Facility Agreement.

4.	The New Lender confirms that it is:

(i)	in respect of Tax imposed by the United Kingdom: ~~[1]~~[2]

(A)         [not a UK Qualifying Lender];

(B)         [a UK Qualifying Lender (other than a UK Treaty Lender)]; or

(C)         [a UK Treaty Lender]; and

(ii)	in respect of Tax imposed by the Netherlands:~~[2]~~[3]

(A)         [not a Dutch Qualifying Lender];

~~1~~2	Delete as applicable ‑ each New Lender is required to confirm which of these three categories it falls within.
~~2~~3	Delete as applicable ‑ each New Lender is required to confirm which of these three categories it falls within.

(B)         [a Dutch Qualifying Lender (other than a Dutch Treaty Lender)]; or

(C)         [a Dutch Treaty Lender]; and

(iii)	in respect of Tax imposed by the United States: ~~[3]~~[4]

(A)         [not a US Qualifying Lender];

(B)         [a US Qualifying Lender (other than a US Treaty Lender)]; or

(C)         [a US Treaty Lender].

5.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]~~[4]~~[5]

6.

[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●]~~[5]~~[6], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Obligors’ Agent notify:

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Revolving Facility Agreement.]~~6~~7

7.	[The New Lender confirms that it [is]/[is not]~~[7]~~[8] a Non‑Acceptable L/C Lender.]~~[8]~~[9]

8.

We refer to clause [21.2] (Change of Senior Lender) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined therein), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

~~3~~4	Delete as applicable ‑ each New Lender is required to confirm which of these three categories it falls within.
~~4~~5	Include if New Lender comes within paragraph (a)(ii) of the definition of “Qualifying Lender” in Clause 18.1 (Definitions).
~~5~~6	Insert Jurisdiction of tax residence.
~~6~~7	Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Revolving Facility Agreement.
~~7~~8	Delete as applicable.
~~8~~9	Include only if the transfer includes the transfer of a Facility A Commitment/a participation in the Facility A.

9.	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.	This Agreement and any non‑contractual obligations arising out of or in connection with it are governed by English law.

11.	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Transfer Certificate may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

The Schedule

Commitment/Rights and Obligations to be Transferred

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

● [Existing Lender] By:	● [New Lender] By:

This Agreement is accepted as a Transfer Certificate for the purposes of the Revolving Facility Agreement by the Agent, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [●].

[Agent] By:	[Security Agent] By:

Schedule 5

Form of Assignment Agreement

To:         [●] as Agent and [●],[●] as Security Agent, [●] as Obligors’ Agent, for and on behalf of each Obligor

From:    [the Existing Lender] (the “Existing Lender”) and [the New Lender] (the “New Lender”)

Dated:

Expro Group Holdings N.V. ‑ Revolving Facility Agreement
dated [●] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement and to the Intercreditor Agreement (as defined in the Revolving Facility Agreement). This is an Assignment Agreement. This agreement (the “Agreement”) shall take effect as an Assignment Agreement for the purposes of the Revolving Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.	We refer to Clause 30.7 (Procedure for Assignment) of the Revolving Facility Agreement:

(a)

The Existing Lender assigns absolutely to the New Lender all the rights of the Existing Lender under the Revolving Facility Agreement, the other Finance Documents and in respect of the Transaction Security which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Revolving Facility Agreement as specified in the Schedule.

(b)

The Existing Lender is released from all the obligations of the Existing Lender which correspond to that portion of the Existing Lender’s Commitment(s) and participations in Utilisations under the Revolving Facility Agreement specified in the Schedule.

(c)	The New Lender becomes a Party as a Lender and is bound by obligations equivalent to those from which the Existing Lender is released under paragraph (b) above.

3.	The proposed Transfer Date is [●].

4.	On the Transfer Date the New Lender becomes:

(a)	Party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)	Party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

5.

The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 38.2 (Addresses) of the Revolving Facility Agreement are set out in the Schedule.

6.

The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations set out in paragraph (c) of Clause 30.5 (Limitation of Responsibility of Existing Lenders) of the Revolving Facility Agreement.

7.	The New Lender confirms that it is:

(iv)	in respect of Tax imposed by the United Kingdom: ~~[9]~~[10]

(A)         [not a UK Qualifying Lender];

(B)         [a UK Qualifying Lender (other than a UK Treaty Lender)]; or

(C)         [a UK Treaty Lender]; and

(v)	in respect of Tax imposed by the Netherlands:~~[10]~~[11]

(A)         [not a Dutch Qualifying Lender];

(B)         [a Dutch Qualifying Lender (other than a Dutch Treaty Lender)]; or

(C)         [a Dutch Treaty Lender]; and

(vi)	in respect of Tax imposed by the United States: ~~[11]~~[12]

(A)         [not a US Qualifying Lender];

(B)         [a US Qualifying Lender (other than a US Treaty Lender)]; or

(C)         [a US Treaty Lender].

8.	[The New Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)	a company resident in the United Kingdom for United Kingdom tax purposes;

(b)	a partnership each member of which is:

(i)	a company so resident in the United Kingdom; or

(ii)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)

a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]~~[12]~~[13]

9.

[The New Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●]~~[13]~~[14], so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Obligors’ Agent notify:

~~9~~10	Delete as applicable ‑ each New Lender is required to confirm which of these three categories it falls within.
~~10~~11	Delete as applicable ‑ each New Lender is required to confirm which of these three categories it falls within.
~~11~~12	Delete as applicable ‑ each New Lender is required to confirm which of these three categories it falls within.
~~12~~13	Include only if New Lender is a UK Non‑Bank Lender i.e. falls within paragraph (a)(ii) of the definition of “Qualifying Lender” in Clause 18.1 (Definitions).
~~13~~14	Insert jurisdiction of tax residence.

(a)	each Borrower which is a Party as a Borrower as at the Transfer Date; and

(b)	each Additional Borrower which becomes an Additional Borrower after the Transfer Date,

that it wishes that scheme to apply to the Revolving Facility Agreement.]~~14~~15

[9/10]	[The New Lender confirms that it [is]/[is not]~~[15]~~[16] a Non‑Acceptable L/C Lender.]~~[16]~~[17]

[10/11]

We refer to clause [21.2] (Change of Senior Lender) of the Intercreditor Agreement. In consideration of the New Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the New Lender confirms that, as from the Transfer Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

[11/12]

This Agreement acts as notice to the Agent (on behalf of each Finance Party) and, upon delivery in accordance with Clause 30.8 (Copy of Transfer Certificate, Assignment Agreement or Increase Confirmation to Obligors’ Agent), to the Obligors’ Agent (on behalf of each Obligor) of the assignment referred to in this Agreement.

[12/13]	This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

[13/14]	This Agreement and any non‑contractual obligations arising out of or in connection with it are governed by English law.

[14/15]	This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:

The execution of this Assignment Agreement may not transfer a proportionate share of the Existing Lender’s interest in the Transaction Security in all jurisdictions. It is the responsibility of the New Lender to ascertain whether any other documents or other formalities are required to perfect a transfer of such a share in the Existing Lender’s Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

~~14~~15	Include if the New Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Revolving Facility Agreement.
~~15~~16	Delete as applicable.
~~16~~17	Include only if the assignment includes the assignment of a Facility A Commitment/a participation in Facility A.

The Schedule

Commitment/Rights and Obligations to be Transferred by Assignment, Release and Accession

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Existing Lender] By:	[New Lender] By:

This Agreement is accepted as an Assignment Agreement for the purposes of the Revolving Facility Agreement by the Agent, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent, and the Transfer Date is confirmed as [●].

Signature of this Agreement by the Agent constitutes confirmation by the Agent of receipt of notice of the assignment referred to in this Agreement, which notice the Agent receives on behalf of each Finance Party.

[Agent] By:	[Security Agent] By:

Schedule 6

Form of Accession Deed

To:          [●] as Agent and [●] as Security Agent for itself and each of the other parties to the Intercreditor Agreement referred to below

From:     [Subsidiary] and [Obligors’ Agent]

Dated:

Expro Group Holdings N.V. ‑ Revolving Facility Agreement
dated [●] (the “Revolving Facility Agreement”)

1.

We refer to the Revolving Facility Agreement and to the Intercreditor Agreement. This deed (the “Accession Deed”) shall take effect as an Accession Deed for the purposes of the Revolving Facility Agreement and as a Debtor Accession Deed for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in paragraphs 1‑[3]/[4] of this Accession Deed unless given a different meaning in this Accession Deed.

2.

[Subsidiary] agrees to become an Additional [Borrower]/[Guarantor] and to be bound by the terms of the Revolving Facility Agreement and the other Finance Documents (other than the Intercreditor Agreement) as an Additional [Borrower]/[Guarantor] pursuant to Clause [32.2 (Additional Borrowers)]/ [Clause 32.4 (Additional Guarantors)] of the Revolving Facility Agreement. [Subsidiary] is a company duly incorporated under the laws of [name of relevant jurisdiction] and is a limited liability company and registered number [●].

3.	[The Obligors’ Agent confirms that no Event of Default is continuing or would occur as a result of [Subsidiary] becoming an Additional Borrower].~~[17]~~[18]

4.	[Subsidiary’s] administrative details for the purposes of the Revolving Facility Agreement and the Intercreditor Agreement are as follows:

Address:

Fax No.:

Attention:

5.

[Subsidiary] (for the purposes of this paragraph [4]/[5], the “Acceding Debtor”) intends to [incur Liabilities under the following documents]/[give a guarantee, indemnity or other assurance against loss in respect of Liabilities under the following documents]:

[Insert details (date, parties and description) of relevant documents]

the “Relevant Documents”.

It is agreed as follows:

(a)	Terms defined in the Intercreditor Agreement shall, unless otherwise defined in this Accession Deed, bear the same meaning when used in this paragraph [4]/[5].

~~17~~18	Include in the case of an Additional Borrower.

(b)	The Acceding Debtor and the Security Agent agree that the Security Agent shall hold:

(i)	[any Security in respect of Liabilities created or expressed to be created pursuant to the Relevant Documents;

(ii)	all proceeds of that Security; and]~~[18]~~[19]

(iii)

all obligations expressed to be undertaken by the Acceding Debtor to pay amounts in respect of the Liabilities to the Security Agent as trustee for or on behalf of the Secured Parties (in the Relevant Documents or otherwise) and secured by the Transaction Security together with all representations and warranties expressed to be given by the Acceding Debtor (in the Relevant Documents or otherwise) in favour of the Security Agent as trustee for or on behalf of the Secured Parties, on trust for or on behalf of the Secured Parties on the terms and conditions contained in the Intercreditor Agreement.

(c)

The Acceding Debtor confirms that it intends to be party to the Intercreditor Agreement as a Debtor, undertakes to perform all the obligations expressed to be assumed by a Debtor under the Intercreditor Agreement and agrees that it shall be bound by all the provisions of the Intercreditor Agreement as if it had been an original party to the Intercreditor Agreement.

(d)

[In consideration of the Acceding Debtor being accepted as an Intra‑Group Lender for the purposes of the Intercreditor Agreement, the Acceding Debtor also confirms that it intends to be party to the Intercreditor Agreement as an Intra‑group Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by an Intra‑group Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement].~~[19]~~[20]

6.         This Accession Deed and any non‑contractual obligations arising out of or in connection with it are governed by English law.

This Accession Deed has been signed on behalf of the Security Agent (for the purposes of paragraph [4]/[5] above only), signed on behalf of the Obligors’ Agent and executed as a deed by [Subsidiary] and is delivered on the date stated above.

~~18~~19	Include to the extent that the Security created in the Relevant Documents is expressed to be granted to the Security Agent as trustee for the Secured Parties.
~~19~~20	Include this paragraph in this Accession Deed if the Subsidiary is also to accede as an Intra‑group Lender to the Intercreditor Agreement.

[Subsidiary]

[Executed as a Deed by: [Subsidiary]	Director
Director/Secretary

Or

[Subsidiary]

[Executed as a Deed By: [Subsidiary] in the presence of: [●]	Signature of Director
Name of Director
Name of witness: Address of witness: Occupation of witness:]

The Obligors’ Agent

[Obligors’ Agent]

By:

The Security Agent

[Full Name of Current Security Agent]

By:

Date:

The Agent

[Full Name of Current Agent]

By:

Date:

Schedule 7

Form of Resignation Letter

To:         [         ] as Agent

From:    [Resigning Obligor] and [Obligors’ Agent]

Dated:

Expro Group Holdings N.V. ‑ Revolving Facility Agreement
dated [●] (the “Revolving Facility Agreement”)

1.         We refer to the Revolving Facility Agreement. This is a Resignation Letter. Terms defined in the Revolving Facility Agreement have the same meaning in this Resignation Letter unless given a different meaning in this Resignation Letter.

2.         Pursuant to [Clause 32.3 (Resignation of a Borrower)]/[Clause 32.5 (Resignation of a Guarantor)] of the Revolving Facility Agreement, we request that [Resigning Obligor] be released from its obligations as a [Borrower]/[Guarantor] under the Revolving Facility Agreement and the Finance Documents (other than the Intercreditor Agreement).

3.         We confirm that:

(a)         no Event Default is continuing or would result from the acceptance of this request; and

(b)         [_].~~20~~21

4.         This Resignation Letter and any non‑contractual obligations arising out of or in connection with it are governed by English law.

[Obligors’ Agent] By:	[Resigning Obligor] By:

~~20~~21 Insert confirmations or conditions required for a resignation under the Revolving Facility Agreement.

Schedule 8

Form of Compliance Certificate

To:         [      ] as Agent

From:    [Parent]

Dated:

Expro Group Holdings N.V. ‑ Revolving Facility Agreement
dated [●] (the “Revolving Facility Agreement”)

1.         We refer to the Revolving Facility Agreement. This is a Compliance Certificate. Terms defined in the Revolving Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.         We confirm that:

(a)         EBITDA for the Relevant Period was [●], and Net Finance Charges for that Relevant Period was [●] and so Interest Cover for such Relevant Period was [●] and the covenant contained in paragraph (a) of Clause 27.2 (Financial Condition) of the Revolving Facility Agreement [has]/[has not] been complied with;

(b)         On the last day of the Relevant Period ending on [●], Total Net Debt was [●] and EBITDA for that Relevant Period was [●] [taking into account Pro Forma Adjustments of [●]] [setting out reasonable detail and related calculations of the amount of Pro Forma Adjustments applicable to such Relevant Period], and so Total Net Leverage for such Relevant Period was [●] and the covenant contained in paragraph (b) of Clause 27.2 (Financial Condition) of the Revolving Facility Agreement [has]/[has not] been complied with;

(c)         [Pro Forma Adjustments are greater than 5 per cent. of the pro forma consolidated EBITDA of the combined Group (taking into account such cost savings and cost synergies), and to our knowledge and with regard to the information reasonably available as at the date of this Compliance Certificate, we verify that such cost synergies and cost savings have been identified in a reasonable manner and are supportable and are capable of being implemented, in each case, during such Relevant Period;]

(d)         the Margin in respect of Facility A is to be [●]%; and

(e)         the Letter of Credit Fee in respect of Facility A is to be [●]%.

3.         [We confirm that no Event of Default is continuing.]~~21~~22

4.         [We confirm that the following companies constitute Material Companies for the purposes of the Revolving Facility Agreement: [●].]~~22~~23

5.         [We confirm that the Guarantor Coverage Test is satisfied.]~~23~~24

~~21~~22 If this statement cannot be made, the certificate should identify any Event Default that is continuing and the steps, if any, being taken to remedy it.

~~22~~23 Include when delivered with the Annual Financial Statements.

~~23~~24 Include when delivered with the Annual Financial Statements.

Signed

Chief Financial Officer of the Group,

Expro Group Holdings N.V.

Schedule 9

Timetables

Part 1
Loans

	Loans in euro	Loans in sterling	Loans in USD	Loans in and other currencies
Agent notifies the Obligors’ Agent if a currency is approved as an Optional Currency in accordance with Clause 4.3 (Conditions Relating to Optional Currencies)	‑	‑	U‑2	U‑3

Delivery of a duly completed Utilisation Request (Clause 5.1 (Delivery of a Utilisation Request)~~) or a Selection Notice (Clause 16.1 (Selection of Interest Periods)~~)	U‑3 11:00 a.m.	U‑3 11:00 a.m.	U‑2 11:00 a.m.	U‑3 11:00 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Loan, if required under Clause 5.4 (Lenders’ Participation) and notifies the Lenders of the Loan in accordance with Clause 5.4 (Lenders’ Participation) (save in relation to Letters of Credit)

	U‑3 2:00 p.m.	U‑3 2:00 p.m.	U‑2 2:00 p.m.	U‑3 2:00 p.m.

Agent receives a notification from a Lender under Clause 9.2 (Unavailability of a Currency)	Quotation Day 9:30 a.m.	‑	Quotation Day 9:30 a.m.	Quotation Day 9:30 a.m.

	Loans in euro	Loans in sterling	Loans in USD	Loans in and other currencies
Agent gives notice in accordance with Clause 9.2 (Unavailability of a Currency)	Quotation Day 5:30 p.m.	‑	Quotation Day 5:30 p.m.	Quotation Day 5:30 p.m.

EURIBOR is fixed	Quotation Day 11.00 a.m. (Brussels time) in respect of EURIBOR	-	-	-

Reference Bank Rate calculated by reference to available quotations in accordance with Clause 17.2 (Calculation of Reference Bank Rate)	11:30 a.m. (Brussels time) on the Quotation Day in respect of EURIBOR	-	-	-

“U”               =         date of utilisation

“U ‑ X”         =         X Business Days prior to date of utilisation

Part 2
Letters of Credit

Letters of Credit
Delivery of a duly completed Utilisation Request (Clause 6.2 (Delivery of a Utilisation Request for Letters of Credit))	U‑5 11:00 a.m.

Agent determines (in relation to a Utilisation) the Base Currency Amount of the Letter of Credit if required under paragraph (d) of Clause 6.6 (Issue of Letters of Credit) and notifies the Issuing Bank of the Letter of Credit in accordance with paragraph (d) of Clause 6.6 (Issue of Letters of Credit).

U‑3

Delivery of duly completed Renewal Request (Clause 6.7 (Renewal of a Letter of Credit))	U‑5

“U”             =         date of utilisation, or, if applicable, in the case of a Letter of Credit to be renewed in accordance with Clause 6.7 (Renewal of a Letter of Credit), the first day of the proposed term of the renewed Letter of Credit

“U‑X”         =         Business Days prior to date of utilisation

Schedule 10

Form of Letter of Credit

To:         [Beneficiary] (the “Beneficiary”)

Date:

Irrevocable Standby Letter of Credit No. [●]

At the request of [●], [Issuing Bank] (the “Issuing Bank”) issues this irrevocable standby Letter of Credit (“Letter of Credit”) in your favour on the following terms and conditions:

1.	Definitions

In this Letter of Credit:

“Business Day” means a day (other than a Saturday or a Sunday) on which banks are open for general business in London.*

“Demand” means a demand for a payment under this Letter of Credit in the form of the Schedule to this Letter of Credit.

“Expiry Date” means [●].

“Total L/C Amount” means [●].

2.	Issuing Bank’s Agreement

(a)         The Beneficiary may request a drawing or drawings under this Letter of Credit by giving to the Issuing Bank a duly completed Demand. A Demand must be received by the Issuing Bank by no later than [●]p.m. (London time) on the Expiry Date.

(b)         Subject to the terms of this Letter of Credit, the Issuing Bank unconditionally and irrevocably undertakes to the Beneficiary that, within [ten] Business Days of receipt by it of a Demand, it must pay to the Beneficiary the amount demanded in that Demand.

(c)         The Issuing Bank will not be obliged to make a payment under this Letter of Credit if as a result the aggregate of all payments made by it under this Letter of Credit would exceed the Total L/C Amount.

3.	Expiry

(a)         The Issuing Bank will be released from its obligations under this Letter of Credit on the date (if any) notified by the Beneficiary to the Issuing Bank as the date upon which the obligations of the Issuing Bank under this Letter of Credit are released.

(b)         Unless previously released under paragraph (a) above, on [●] p.m. (London time) on the Expiry Date the obligations of the Issuing Bank under this Letter of Credit will cease with no further liability on the part of the Issuing Bank except for any Demand validly presented under the Letter of Credit that remains unpaid.

(c)         When the Issuing Bank is no longer under any further obligations under this Letter of Credit, the Beneficiary must return the original of this Letter of Credit to the Issuing Bank.

4.	Payments

All payments under this Letter of Credit shall be made in [●] and for value on the due date to the account of the Beneficiary specified in the Demand.

5.	Delivery of Demand

Each Demand shall be in writing, and, unless otherwise stated, may be made by letter, fax or telex and must be received in legible form by the Issuing Bank at its address and by the particular department or office (if any) as follows:

[●]

6.	Assignment

The Beneficiary’s rights under this Letter of Credit may not be assigned or transferred.

7.	ISP 98

Except to the extent it is inconsistent with the express terms of this Letter of Credit, this Letter of Credit is subject to the International Standby Practices (ISP 98), International Chamber of Commerce Publication No. 590.

8.	Governing Law

This Letter of Credit and any non‑contractual obligations arising out of or in connection with it are governed by English law.

9.	Jurisdiction

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Letter of Credit (including a dispute relating to any non‑contractual obligation arising out of or in connection with this Letter of Credit).

Yours faithfully

[Issuing Bank]

By:

Notes:

*            This may need to be amended depending on the currency of payment under the Letter of Credit.

Schedule

Form of Demand

To:         [Issuing Bank]

Date:

Dears Sirs

Standby Letter of Credit No. [●] Issued in Favour of [Beneficiary] (the “Letter of Credit”)

We refer to the Letter of Credit. Terms defined in the Letter of Credit have the same meaning when used in this Demand.

1.	We certify that the sum of [●] is due [and has remained unpaid for at least [●] Business Days] [under [set out underlying contract or agreement]]. We therefore demand payment of the sum of [●].

2.	Payment should be made to the following account:

Name:

Account Number:

Bank:

3.	The date of this Demand is not later than the Expiry Date.

Yours faithfully

●            For [Beneficiary]

(Authorised Signatory)	(Authorised Signatory)

Schedule 11

Agreed Security Principles

1.	Scope of Security

Pursuant to the Finance Documents and subject to these Agreed Security Principles, the Security to be provided under the Finance Documents shall consist of fixed and floating (to the extent applicable in the relevant jurisdiction) security over:

(a)	all of the equity interests in each Obligor (excluding the Parent);

(b)	all material structural long-term intercompany loans held by any Obligor;

(c)	all material operating bank accounts of each Obligor; and

(d)	with respect to the Obligors incorporated in the United Kingdom or the United States of America a floating charge (or equivalent) over all or substantially all the assets of such Obligors.

2.	General Principles

The Agreed Security Principles embody a recognition by all parties that there may be certain legal and practical difficulties in obtaining effective or commercially reasonable guarantees and/or Security from all relevant members of the Group in each jurisdiction in which it has been agreed that guarantees and Security will be granted by those members. In particular:

(a)

general legal and statutory limitations, regulatory restrictions, financial assistance, corporate benefit, fraudulent preference, equitable subordination, foreign exchange laws or regulations (or analogous restrictions), transfer pricing or thin capitalisation, earnings stripping, controlled foreign corporation, exchange control restrictions and capital maintenance rules, tax restrictions, retention of title claims, employee consultation or approval requirements and similar principles under any applicable law may limit the ability of a member of the Group to provide a guarantee or Security or may require that the guarantee or Security be limited as to amount or otherwise and, if so, the guarantee or Security will be limited to the maximum amount which the relevant member of the Group may provide having regard to applicable law (including any jurisprudence) and tax relief available provided that the relevant member of the Group shall use reasonable endeavours to overcome any such obstacle; additional guarantee limitations may be included in any Accession Deed where required in connection with the accession of a member of the Group as an Additional Obligor;

(b)

a key factor in determining whether or not a guarantee or Security will be taken (and the extent of its perfection and/or registration), which shall conform all other Agreed Security Principles, is the applicable time and cost (including adverse effects on taxes, interest deductibility, stamp duty, registration taxes, registration fees, and notarial costs directly associated with the granting of the guarantee or Security) which will not be disproportionate to the benefit accruing to the Lenders and other Secured Parties of obtaining such guarantee or Security;

(c)

where there is material incremental cost involved in creating security over all assets owned by an Obligor in a particular category the principle stated at paragraph (b) above shall apply and, subject to the Agreed Security Principles, only the material assets in that category shall be subject to security;

(d)

members of the Group will not be required to give guarantees or enter into Transaction Security Documents if it is not within the legal capacity of the relevant members of the Group or if it would conflict with the fiduciary or statutory duties of their directors or contravene any applicable legal, regulatory or a bona fide contractual or corporate prohibition or restriction or would result in a material risk of personal, civil or criminal liability for any director or officer of or for any member of the Group provided that the relevant member of the Group shall use reasonable endeavours to overcome such obstacle;

(e)

any assets subject to third party contracts, leases, licences or other third party arrangements which may prevent or condition those assets from being charged, secured or being subject to the applicable Transaction Security Document or guarantee from being provided (including requiring a consent of any third party, minority shareholders, supervisory board or works council (or equivalent)) in each case, to the extent it would give a third party the right to accelerate, terminate, sue for breach of contract or otherwise amend any rights, benefits and/or obligations of the Group in respect of those assets or require any member of the Group to take any action materially adverse to the interests of the Group or any member thereof) shall be excluded from a guarantee or Transaction Security Document provided that commercially reasonable endeavours to obtain consent to charging or assigning any such assets shall be used by the Group if the Agent determines the relevant asset to be material and (taking into account the Obligors’ Agent’s view on any potential impact on commercial relationships with third parties) reasonably requests the Obligors’ Agent to do so;

(f)

the giving of a guarantee, the granting of Security or the perfection of Security will not be required if it would have a material adverse effect on the ability of the relevant Obligor to conduct its operations and business in the ordinary course as otherwise permitted by the Finance Documents (including dealing with the secured assets and all contractual counterparties or amending, waiving or terminating (or allowing to lapse) any rights, benefits or obligations, in each case prior to the occurrence of an Event of Default which is continuing, and any requirement under the Agreed Security Principles to seek consent of any person or take or not take any other action shall be subject to this paragraph (f);

(g)

the maximum guaranteed and/or secured amount may be limited to minimise stamp duty, notarisation, registration or other applicable fees, taxes and duties where the cost of increasing the guaranteed and/or secured amount is disproportionate in relation to the level of such fees, taxes and duties (and in any event the maximum aggregate amount payable by the Group in respect of fees, costs, expenses, disbursements and VAT or similar tax relating to the provision of guarantees and security shall be limited to an amount to be agreed between the Security Agent and the Obligors’ Agent);

(h)

where a class of assets to be secured includes material and immaterial assets, if the cost of granting Security over the immaterial assets is disproportionate to the benefit of such Security, Security will be granted over the material assets only;

(i)

unless as otherwise necessary under local law or agreed in a Transaction Security Document, there shall be no action required to be taken in relation to the guarantees or Security when any Lender assigns or transfers any of its participation in a Facility to a new Lender, and (except to the extent specifically otherwise required by this Agreement) no Obligor shall bear or otherwise be liable for any taxes, any notarial, registration or perfection fees or any other costs, fees or expenses that result from any assignment or transfer by a Lender;

(j)

to the extent possible, all guarantees and Security will be given in favour of the Security Agent and not the Lenders individually, with the Security Agent to hold one set of Transaction Security Documents for all the Lenders except as otherwise necessary under local law as expressly set forth in the relevant Finance Documents; customary “parallel debt” provisions will be used where necessary (and included in the Intercreditor Agreement and not the individual Transaction Security Documents unless agreed between the Obligors’ Agent and the Security Agent as being required to avoid an amendment to the Intercreditor Agreement);

(k)

no guarantees and Security will be required from or over the assets of, any Joint Venture or similar arrangement, any company in which a member of the Group has a minority interest or any member of the Group that is not wholly owned by another member of the Group;

(l)	no Security may be provided on terms which are inconsistent with the turnover or sharing provisions in the Intercreditor Agreement;

(m)	any Transaction Security Document will only be required to be notarised if required by applicable law in order for the relevant Security to become enforceable or admissible in evidence;

(n)	no title investigations will be required and no title insurance will be required; and

(o)

except as otherwise expressly set forth herein, no notices shall be required to be sent to third parties prior to a request from the Security Agent following the occurrence of an Event of Default that is continuing (save in the case of bank accounts (other than Excluded Accounts) to the extent that such notice is required under local law to validly create the security right as expressly set forth in the relevant Transaction Security Document)

3.	Guarantors and Security

(a)

Each guarantee will, to the extent legally possible and subject to Clause 24 (Guarantee and Indemnity) and these Agreed Security Principles, be an upstream, cross‑stream and downstream guarantee and for all liabilities of the Obligors under the Finance Documents in accordance with, and subject to, local law requirements and the requirements of the Agreed Security Principles in each relevant jurisdiction.

(b)

Transaction Security Documents will, to the extent legally possible and subject to the Agreed Security Principles, incorporate the defined terms used in the Intercreditor Agreement and secure the Secured Obligations (as defined in the Intercreditor Agreement) of the relevant Obligor to the Secured Parties, in each case in accordance with, and subject to, local law requirements and the requirements of the Agreed Security Principles in each relevant jurisdiction and, in no circumstances, shall impose any obligation more onerous than those contained in this Agreement other than to the extent required by local law in order to create, enforce or perfect the security interest expressed to be created thereby.

4.	Governing Law and Scope

(a)

Guarantees and Security will not be required to be provided in any jurisdictions outside the United Kingdom, the United States, The Netherlands, Cyprus, Australia and Luxembourg and any other jurisdiction in which a Borrower is incorporated and any other jurisdiction agreed between the Agent (acting on the instructions of the Majority Lenders) and the Obligors’ Agent (together the “Security Jurisdictions”).

(b)

All Security shall be governed by the law of, and secure only assets located in the jurisdiction of incorporation of the applicable grantor of the Security provided that Security over shares of Obligors shall be governed by the laws of the jurisdiction of incorporation of the pledged Obligor. For the avoidance of doubt, Security over the equity interest in any Obligor organised in the United States of America shall be governed by the laws of the State of New York.

(c)

Subject to (or to the extent permitted by) applicable law and where customary, the terms of the Transaction Security Documents shall secure the obligations secured thereunder as such obligations (and/or this Agreement or other Finance Documents) may be amended, amended and restated, supplemented, replaced, renewed, restructured, extended, refunded, refinanced or otherwise modified from time to time (including, without limitation, where such transactions result in any increases or decreases of the principal amount of the secured obligations, any extensions of maturity, any changes in interest rates or other economic terms, or any changes in the secured parties, lenders or lenders' agents) so as to minimise the need for any additional Transaction Security Documents, amendments, reaffirmations or other actions with respect to such Transaction Security Documents in connection with the foregoing, provided that, in each case, subject to paragraph 2(b) above and the opinion of the Lenders and other Secured Parties, each acting reasonably, the absence of additional Transaction Security Documents, amendments, reaffirmations or other actions with respect to such Transaction Security Documents in connection with the foregoing, will not jeopardise or otherwise adversely impact on the taking, validity, enforceability, admissibility in evidence of, perfection, effectiveness or ranking of any Security granted or purported to be granted pursuant to such Transaction Security Documents or any rights or remedies of any Secured Party under such Transaction Security Documents.

5.	Terms of Transaction Security Documents and Guarantees

The following principles will be reflected in the terms of any Security taken, or guarantee given, in connection with the Facility:

(a)	the Transaction Security will be first ranking, to the extent possible and subject to any Security permitted under the Finance Documents and for so long as such Security remains in place;

(b)	Security will not be enforceable and will not crystalize until the occurrence of an Acceleration Event, and any rights over the Charged Property shall only pass to the Security Agent at such time;

(c)

the Security Agent (and its delegate, receiver or equivalent) will be able to exercise a power of attorney upon notice following the occurrence of an Event of Default which is continuing (including for the avoidance of doubt, an Event of Default resulting from a failure by a Security provider to fulfil a further assurance or a perfection obligation);

(d)

guarantees and Transaction Security Documents shall only operate to create guarantees or security rather than to impose new commercial obligations or to repeat clauses contained in other Finance Documents to the extent such clauses apply to the respective guarantee and/or Transaction Security Document; accordingly:

(i)

they shall not contain additional representations and warranties, conditions, undertakings or indemnities (including, without limitation, in respect of insurance, information, ownership, maintenance or protection of assets or the payment of costs or expenses) unless required under local law for the creation or perfection of such guarantee or Security and, in each case, provided that such provisions are no more onerous than the terms of this Agreement and, in relation to perfection of security no more onerous than the terms in paragraph 2 of this schedule 11; and

(ii)

nothing in any guarantee or Transaction Security Document shall (or will be construed to) prohibit any transaction, matter or other step or dealing in any manner whatsoever in relation to any asset (including all rights, claims, benefits, proceeds and documentation, and contractual counterparties in relation thereto) the subject of the guarantee or Transaction Security Document if not prohibited by the terms of this Agreement;

(e)

each guarantee and Transaction Security Document shall provide that if there is a conflict between the guarantee or Transaction Security Document and this Agreement or with the Intercreditor Agreement then (to the extent permitted by local law and to the extent it would not prejudice the ability of the Security Agent to require creation or perfection steps pursuant to the terms of this schedule 11) the provisions of this Agreement (including the Agreed Security Principles) or the Intercreditor Agreement will take priority over the provisions of the guarantee or Transaction Security Document;

(f)

the Transaction Security Documents will, where possible under local law, automatically create Security over future assets of the same type as those already secured. Where local law requires supplemental security documents to be delivered in respect of future acquired bank accounts or future acquired shares, in order for Security to be created and/or perfected over that future acquired asset, such supplemental pledges will, subject to these Agreed Security Principles, be provided as soon as reasonably practicable following future acquisition of such bank accounts or shares); and

(g)

information, such as lists of bank accounts and intercompany receivables, will be provided if and only to the extent required by local law to create and/or perfect Security and thereafter shall only be provided following request of the Security Agent after the occurrence of an Event of Default that is continuing; provided that, in respect of bank accounts located in the United States, lists of such bank accounts may be required to the extent necessary to differentiate between bank accounts for which control agreements will be required and those for which control agreements will not be required.

6.	Bank Accounts

(a)

An Obligor shall be free to deal with, operate and transact business in relation to bank accounts (including opening and closing accounts) and balances on those accounts until the Security Agent notifies otherwise after the occurrence of an Event of Default which is continuing or the occurrence of any automatic acceleration of the Loans.

(b)

If required by local law to create Security over a bank account, notice of the Security will be served on the account bank (i) on the date of creation of Transaction Security or within 15 Business Days thereof and (ii) in the case of future acquired or opened bank accounts within 15 Business Days after acquiring or opening a future bank account. The grantor of the Security shall use its commercially reasonable endeavours to obtain an acknowledgement from the account bank for a period of 15 Business Days after the notice. If giving of notice would prevent an Obligor from retaining control and using its bank account no notice shall be given until following a request of the Security Agent after the occurrence of an Event of Default which is continuing.

(c)

Except where otherwise agreed in the Transaction Security Documents governed by the laws of the State of New York, no control agreement or similar action by any account bank, or fixed bank account Security, shall be required.

(d)	The following bank accounts shall be “Excluded Accounts”:

(i)	any zero balance bank account;

(ii)	any bank account which is exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of any member of the Group’s employees;

(iii)	any bank accounts used exclusively to segregate contributions to any health or benefit plans for the benefit of any member of the Groups’ employees;

(iv)	any bank account that is an escrow account, a fiduciary account or cash collateral account, other than the cash collateral accounts used pursuant to and/or in connection with the Finance Documents;

(v)	any bank account that is a cash pooling account, a lease or rent deposit account or a collection account in connection with any receivables financings permitted under this Agreement; and

(vi)	any account with a balance of less than USD 100,000 (or its equivalent).

7.	Shares

(a)	Security over shares will be limited to shares in an Obligor (excluding the Parent).

(b)

Until notice from the Security Agent after an Event of Default has occurred and is continuing or the occurrence of any automatic acceleration of the Loans, the legal title of the shares will remain with the relevant grantor of the Security and any grantor of share Security will be permitted to deal with and dispose of any shares and related rights, retain and to exercise voting rights in relation to any shares and other related rights charged by it and receive, own and retain all assets and proceeds in relation thereto without restriction or condition provided that any exercise of voting rights or the amendment of any constitutional documents does not materially and adversely affect the validity or enforceability of the Security over such shares or cause an Event of Default to occur and the entity whose shares are subject to Security will be permitted to pay dividends or distributions upstream on pledged shares to the extent permitted under the Finance Documents.

(c)

Where required under local law to create Security over shares, (i) on the date of the Transaction Security being granted or within 15 Business Days thereof and (ii) in the case of future acquired shares within 15 Business Days after acquiring future shares, the share certificate (or other documents evidencing title to the relevant shares) and a stock transfer form executed in blank (or local law equivalent) and any other deliverables required under the relevant Transaction Security Document will be delivered to the Security Agent. Where required under local law for creation of security the shareholders’ register and the share certificate will be endorsed or written up to annotate the existence of the Security and a notice of the Security will be sent to the company whose shares are subject to the Security. To the extent that any relevant share certificates cannot be located, the relevant member of the Group shall use reasonable efforts to obtain replacements.

(d)

Unless the restriction is required by law or regulation (or as expressly contemplated in any Transaction Security Document), the constitutional documents of the company whose shares have been charged will be amended to remove (i) any restriction on the transfer or the registration of the transfer of the shares on the taking or enforcement of the Transaction Security granted over them; (ii) any lien howsoever arising in respect of such shares while a security interest remains unreleased; or (iii) any pre-emption rights conferred on existing members of that company or any other person by the constitutional documents.

(e)

If required under local law, Transaction Security over shares will be registered in public registers or corporate registers (as applicable) subject to the general principles set out in these Agreed Security Principles.

8.	Intercompany Receivables

(a)

An Obligor shall be free to deal with, dispose, transfer, forgive, capitalise or convert into equity or replace or refinance any intercompany receivables until the Security Agent notifies otherwise after the occurrence of an Event of Default which is continuing.

(b)	Notice and acknowledgment of intercompany receivables security will be given to Obligors on the date of the Transaction Security being granted and within 15 Business Days thereof.

9.	Floating charges

(a)

Each member of the Group shall be free to dispose, transfer, deal with in any manner and grant Permitted Security over any asset, share or undertaking that is subject only to floating charge (or equivalent) (“Floating Security”) until the Security Agent notifies otherwise after the occurrence of an Event of Default which is continuing.

(b)

Floating Security will not be subject to any notification, acknowledgement, listing or identification, registration or any other perfection requirements (other than registration at Companies House (or equivalent)) until the Security Agent notifies otherwise after the occurrence of an Event of Default which is continuing.

Schedule 12

Form of Increase Confirmation

To:         [●] as Agent, [●] as Security Agent, [[●] as Issuing Bank]~~24~~25 and [●] as Obligors’ Agent, for and on behalf of each Obligor

From:    [the Increase Lender] (the “Increase Lender”)

Dated:

Expro Group Holdings N.V. ‑ Revolving Facility Agreement
dated [●] (the “Revolving Facility Agreement”)

1.         We refer to the Revolving Facility Agreement and to the Intercreditor Agreement (as defined in the Revolving Facility Agreement). This agreement (the “Agreement”) shall take effect as an Increase Confirmation for the purpose of the Revolving Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in this Agreement unless given a different meaning in this Agreement.

2.         We refer to Clause 2.3 (Increase) of the Revolving Facility Agreement.

3.         The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the “Relevant Commitment(s)”) as if it had been an Original Lender under the Revolving Facility Agreement in respect of the Relevant Commitment(s).

4.         The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the “Increase Date”) is [●].

5.         On the Increase Date, the Increase Lender becomes:

(a)         party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)         party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

6.         The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 38.2 (Addresses) of the Revolving Facility Agreement are set out in the Schedule.

7.         The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (k) of Clause 2.3 (Increase) of the Revolving Facility Agreement.

8.         The Increase Lender confirms that it is:

(vii)         in respect of Tax imposed by the United Kingdom: ~~25~~26

(A)         [not a UK Qualifying Lender];

(B)         [a UK Qualifying Lender (other than a UK Treaty Lender)]; or

~~24~~25   Only if increase in the Total Revolving Facility Commitments.

~~25~~26    Delete as applicable ‑ each Increase Lender is required to confirm which of these three categories it falls within.

(C)         [a UK Treaty Lender]; and

(viii)         in respect of Tax imposed by the Netherlands:~~26~~27

(A)         [not a Dutch Qualifying Lender];

(B)         [a Dutch Qualifying Lender (other than a Dutch Treaty Lender)]; or

(C)         [a Dutch Treaty Lender]; and

(ix)         in respect of Tax imposed by the United States: ~~27~~28

(A)         [not a US Qualifying Lender];

(B)         [a US Qualifying Lender (other than a US Treaty Lender)]; or

(C)         [a US Treaty Lender].

9.         [The Increase Lender confirms that the person beneficially entitled to interest payable to that Lender in respect of an advance under a Finance Document is either:

(a)         a company resident in the United Kingdom for United Kingdom tax purposes;

(b)         a partnership each member of which is:

(i)         a company so resident in the United Kingdom; or

(ii)         a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)         a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]~~28~~29

10.         [The Increase Lender confirms that it holds a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and is tax resident in [●]~~29~~30, so that interest payable to it by borrowers is generally subject to full exemption from UK withholding tax and requests that the Obligors’ Agent notify:

(a)         each Borrower which is a Party as a Borrower as at the Increase Date; and

(b)         each Additional Borrower which becomes an Additional Borrower after the Increase Date,

that it wishes the scheme to apply to the Revolving Facility Agreement.]~~30~~31

~~26~~27	Delete as applicable ‑ each Increase Lender is required to confirm which of these three categories it falls within.
~~27~~28	Delete as applicable ‑ each Increase Lender is required to confirm which of these three categories it falls within.
~~28~~29	Include only if Increase Lender is a UK Non‑Bank Lender i.e. falls within paragraph (a)(ii) of the definition of “Qualifying Lender” in Clause 18.1 (Definitions).
~~29~~30	Insert jurisdiction of tax residence.
~~30~~31	This confirmation must be included if the Increase Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Revolving Facility Agreement.

11.         [The Increase Lender confirms that it [is]/[is not]~~31~~32 a Non‑Acceptable L/C Lender.]~~32~~33

We refer to clause [21.7] (Creditor Accession Undertaking) of the Intercreditor Agreement. In consideration of the Increase Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), the Increase Lender confirms that, as from the Increase Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

12.         This Agreement may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

13.         This Agreement and any non‑contractual obligations arising out of or in connection with it are governed by English law.

14.         This Agreement has been entered into on the date stated at the beginning of this Agreement.

Note:    The execution of this Increase Confirmation may not be sufficient for the Increase Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of the Increase Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

~~31~~32	Delete as applicable.
~~32~~33	Include only if the increase involves the assumption of a Facility A Commitment.

The Schedule

Relevant Commitment(s)/Rights and Obligations to be Assumed by the Increase Lender

[insert relevant details]

[Facility Office address, fax number and attention details for notices and account details for payments]

[Increase Lender]

By:

This Agreement is accepted as an Increase Confirmation for the purposes of the Revolving Facility Agreement by the Agent [and the Issuing Bank]*, and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent and the Increase Date is confirmed as [●].

Agent

By:

Issuing Bank

By:]*

Security Agent

By:

Note:

*            Only if increase in the Total Revolving Facility Commitments.

Schedule 13

Form of Incremental Facility Notice

To:         [●] as Agent and [●] as Security Agent

From:    [●] as the Obligors’ Agent and the entities listed in the Schedule as Incremental Facility Lenders (the “Incremental Facility Lenders”)

Dated:

Expro Group Holdings N.V. ‑ Revolving Facility Agreement
dated [●] (the “Revolving Facility Agreement”)

1.         We refer to the Revolving Facility Agreement and to the Intercreditor Agreement (as defined in the Revolving Facility Agreement). This is an Incremental Facility Notice. This Incremental Facility Notice shall take effect as an Incremental Facility Notice for the purposes of the Revolving Facility Agreement and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement). Terms defined in the Revolving Facility Agreement have the same meaning in this Incremental Facility Notice unless given a different meaning in this Incremental Facility Notice.

2.         We refer to Clause 10 (Establishment of Incremental Facilities) of the Revolving Facility Agreement.

3.         We request the establishment of an Incremental Facility with the following Incremental Facility Terms:

(a)         Currency:

[The Base Currency]/[Optional Currency:[●]]

(b)         Total Incremental Facility Commitments:

[●]

(c)         [Margin]/[Fronting Fees, Letter of Credit Fees, Issuance Fees and Amendment Fees]:

[●]

(d)         Borrower(s) to which the Incremental Facility is to be made available:

[●]

(e)         Purpose(s) for which all amounts borrowed under the Incremental Facility shall be applied pursuant to Clause 3.1 (Purpose) of the Revolving Facility Agreement:

[●]

(f)         Availability Period:

[●]

(g)         [Incremental Facility Conditions Precedent:

[●]]

(h)         The repayment terms for the Incremental Facility for the purposes of Clause 11.1 (Repayment of Loans) and Clause 6.5 (Term of Letters of Credit) of the Revolving Facility Agreement:

[●]

(i)         Maturity Date:

[●]

4.         The proposed Establishment Date is [●].

5.         The Obligors’ Agent confirms that:

(a)         the Incremental Facility Terms set out above comply with Clause 10.4 (Restrictions on Incremental Facility Terms) of the Revolving Facility Agreement;

(b)         the Incremental Facility Lenders set out in this Incremental Facility Notice comply with Clause 10.1 (Incremental Facility Lenders); and

(c)         each condition specified in Clause 10.5 (Conditions to Establishment) of the Revolving Facility Agreement is satisfied on the date of this Incremental Facility Notice.

6.         Each Incremental Facility Lender agrees to assume and will assume all of the obligations corresponding to the Incremental Facility Commitment set opposite its name in the Schedule as if it had been an Original Lender under the Revolving Facility Agreement in respect of that Incremental Facility Commitment.

7.         On the Establishment Date each Incremental Facility Lender becomes:

(a)         party to the relevant Finance Documents (other than the Intercreditor Agreement) as a Lender; and

(b)         party to the Intercreditor Agreement as a Senior Lender (as defined in the Intercreditor Agreement).

8.         Each Incremental Facility Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in Clause 10.11 (Limitation of Responsibility) of the Revolving Facility Agreement.

9.         We refer to clause [21.7] (Creditor Accession Undertaking) of the Intercreditor Agreement. In consideration of each Incremental Facility Lender being accepted as a Senior Lender for the purposes of the Intercreditor Agreement (and as defined in the Intercreditor Agreement), each Incremental Facility Lender confirms that, as from the Establishment Date, it intends to be party to the Intercreditor Agreement as a Senior Lender, and undertakes to perform all the obligations expressed in the Intercreditor Agreement to be assumed by a Senior Lender and agrees that it shall be bound by all the provisions of the Intercreditor Agreement, as if it had been an original party to the Intercreditor Agreement.

10.         This Incremental Facility Notice is irrevocable.

11.         This Incremental Facility Notice may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Incremental Facility Notice.

12.         This Incremental Facility Notice and any non‑contractual obligations arising out of or in connection with it are governed by English law.

13.         This Incremental Facility Notice has been entered into on the date stated at the beginning of this Incremental Facility Notice.

Note:    The execution of this Incremental Facility Notice may not be sufficient for each Incremental Facility Lender to obtain the benefit of the Transaction Security in all jurisdictions. It is the responsibility of each Incremental Facility Lender to ascertain whether any other documents or other formalities are required to obtain the benefit of the Transaction Security in any jurisdiction and, if so, to arrange for execution of those documents and completion of those formalities.

* Delete as appropriate.

The Schedule

Name of Incremental Facility Lender Incremental Facility Commitment

The Obligors’ Agent

By:

The Incremental Facility Lenders

[●]

This document is accepted as an Incremental Facility Notice for the purposes of the Revolving Facility Agreement by the Agent and as a Creditor Accession Undertaking for the purposes of the Intercreditor Agreement by the Security Agent and the Establishment Date is confirmed as [●].

The Agent

By:

The Security Agent

By:

Schedule 14

Form of Incremental Facility Lender Certificate

To:         [●] as Agent and [●] as Obligors’ Agent

From:    [The Incremental Facility Lender]

Dated:

Expro Group Holdings N.V. ‑ Revolving Facility Agreement
dated [●] (the “Revolving Facility Agreement”)

1.         We refer to the Revolving Facility Agreement and to the Incremental Facility Notice dated [●]. This is an Incremental Facility Lender Certificate. Terms defined in the Revolving Facility Agreement have the same meaning in this Incremental Facility Lender Certificate unless given a different meaning in this Incremental Facility Lender Certificate.

2.         We confirm that we are:

(x)         in respect of Tax imposed by the United Kingdom: ~~33~~34

(A)         [not a UK Qualifying Lender];

(B)         [a UK Qualifying Lender (other than a UK Treaty Lender)]; or

(C)         [a UK Treaty Lender]; and

(xi)         in respect of Tax imposed by the Netherlands:~~34~~35

(A)         [not a Dutch Qualifying Lender];

(B)         [a Dutch Qualifying Lender (other than a Dutch Treaty Lender)]; or

(C)         [a Dutch Treaty Lender]; and

(xii)         in respect of Tax imposed by the United States: ~~35~~36

(A)         [not a US Qualifying Lender];

(B)         [a US Qualifying Lender (other than a US Treaty Lender)]; or

(C)         [a US Treaty Lender].

3.         [We confirm that the person beneficially entitled to interest payable to us in respect of an advance under a Finance Document is either:

(a)         a company resident in the United Kingdom for United Kingdom tax purposes;

~~33~~34    Delete as applicable ‑ each Incremental Facility Lender is required to confirm which of these three categories it falls within.

~~34~~35    Delete as applicable ‑ each Incremental Facility Lender is required to confirm which of these three categories it falls within.

~~35~~36    Delete as applicable ‑ each Incremental Facility Lender is required to confirm which of these three categories it falls within.

(b)         a partnership each member of which is:

(i)         a company so resident in the United Kingdom; or

(ii)         a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account in computing its chargeable profits (within the meaning of section 19 of the CTA) the whole of any share of interest payable in respect of that advance that falls to it by reason of Part 17 of the CTA; or

(c)         a company not so resident in the United Kingdom which carries on a trade in the United Kingdom through a permanent establishment and which brings into account interest payable in respect of that advance in computing the chargeable profits (within the meaning of section 19 of the CTA) of that company.]~~36~~37

4.         [We confirm that we hold a passport under the HMRC DT Treaty Passport scheme (reference number [●]) and are tax resident in [●]~~37~~38, so that interest payable to us by borrowers is generally subject to full exemption from UK withholding tax and request that the Obligors’ Agent notify:

(a)         each Borrower which is a Party as a Borrower as at the Establishment Date of the Incremental Facility requested in the Incremental Facility Notice referenced above; and

(b)         each Additional Borrower which becomes an Additional Borrower after that Establishment Date,

that we wish that scheme to apply to the Revolving Facility Agreement.]~~38~~39

5.         We confirm that we [are]/[are not] a Non‑Acceptable L/C Lender.

6.         The Facility Office and address, fax number and attention details for notices of the Incremental Facility Lender for the purposes of Clause 38.2 (Addresses) of the Revolving Facility Agreement are:

[●].

Incremental Facility Lender

[Incremental Facility Lender]

By:]

~~36~~37    Include if the Incremental Facility Lender comes within paragraph (a)(i)(B) of the definition of “Qualifying Lender” in Clause 18.1 (Definitions).

~~37~~38    Insert jurisdiction of tax residence.

~~38~~39    Include if the Incremental Facility Lender holds a passport under the HMRC DT Treaty Passport scheme and wishes that scheme to apply to the Revolving Facility Agreement.

Schedule 15

Form of Substitute Affiliate Lender Designation Notice

To:         [●] as Agent; and

[●] as Security Agent

for itself and each of the other parties to the Revolving Facility Agreement and the Intercreditor Agreement referred to below.

Cc:         [The Obligors’ Agent]

From:    [Designating Lender] (the “Designating Lender”)

Dated:

Expro Group Holdings N.V. ‑ Revolving Facility Agreement
dated [●] (the “Revolving Facility Agreement”)

1.         We refer to the Revolving Facility Agreement and to the Intercreditor Agreement. Terms defined in the Revolving Facility Agreement have the same meaning in this Designation Notice.

2.         We hereby designate our Affiliate details of which are given below as a Substitute Affiliate Lender in respect of any Utilisations required to be advanced to [specify name of borrower or refer to all borrowers in a particular jurisdiction etc] (“Designated Utilisations”).

3.         The details of the Substitute Affiliate Lender are as follows:

Name: [●]

Facility Office: [●]

Fax Number: [●]

Attention: [●]

Jurisdiction of Incorporation: [●]

4.         By countersigning this notice below the Designated Affiliate Lender agrees to become a Designated Affiliate Lender in respect of Designated Utilisations as indicated above and agrees to be bound by the terms of the Revolving Facility Agreement and the Intercreditor Agreement accordingly.

5.         This Designation Notice and any non‑contractual obligations arising out of or in connection with it are governed by English law.

For and on behalf of
[Designating Lender]

We acknowledge and agree to the terms of the above.

For and on behalf of
[Substitute Affiliate Lender]

We acknowledge the terms of the above.

For and on behalf of
The [Agent] and the [Security Agent]

Dated

Schedule 16

Reference Rate Terms

Part 1
Dollars

CURRENCY:	US Dollars

Cost of funds as a fallback

Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Backstop Rate Switch Date:	30 June 2023.

Break Costs:	None.

Business Day Conventions (definition of “Month” and Clause 16.2 (Non‑Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)         subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)         If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	(a) The short‑term interest rate target set by the US Federal Open Market Committee as published by the Federal Reserve Bank of New York from time to time; or

(b)         if that target is not a single figure, the arithmetic mean of:

(i)         the upper bound of the short‑term interest rate target range set by the US Federal Open Market Committee and published by the Federal Reserve Bank of New York; and

(ii)         the lower bound of that target range.

Central Bank Rate Adjustment:

In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees with the Obligors’ Agent and the Agent to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) of:

(a)         the RFR for that RFR Banking Day; and

(b)         the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Credit Adjustment Spread:	Zero.

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

(a) the RFR for that RFR Banking Day; or

(b)         if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)         the Central Bank Rate prevailing at close of business on that RFR Banking Day; and

(ii)         the applicable Central Bank Rate Adjustment; or

(c)       if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)         the most recent Central Bank Rate for a day which is no more than 5 RFR Banking Days before that RFR Banking Day; and

(ii)         the applicable Central Bank Rate Adjustment,

rounded, in any case, to five decimal places and if, in any case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero.

Lookback Period:	Five RFR Banking Days.

Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Credit Adjustment Spread.

Relevant Market:	The market for overnight cash borrowing collateralised by US Government securities.

Reporting Day:	The Business Day which follows the day which is the Lookback Period prior to the last day of the Interest Period.

RFR:

The secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate).

RFR Banking Day:

Any day other than:

(a)       a Saturday or Sunday; and

(b)       a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities.

Published Rate Contingency Period:	30 days.

Interest Periods

Periods capable of selection as Interest Periods (paragraph (~~e~~d) of Clause 16.1 (Selection of Interest Periods)):	One, three or six Months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 17.4 (Market Disruption)	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 17.5 (Cost of Funds)

Close of business on the date falling one Business Day after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Part 2
Sterling

CURRENCY:	Sterling

Cost of funds as a fallback

Cost of funds will not apply as a fallback.

Definitions

Additional Business Days:	An RFR Banking Day.

Break Costs:	None.

Business Day Conventions (definition of “Month” and Clause 16.2 (Non‑Business Days)):	(a) If any period is expressed to accrue by reference to a Month or any number of Months then, in respect of the last Month of that period:

(i)         subject to paragraph (iii) below, if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

(ii) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and

(iii) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end.

(b)         If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time.

Central Bank Rate Adjustment:

In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the 20 per cent trimmed arithmetic mean (calculated by the Agent, or by any other Finance Party which agrees with the Obligors’ Agent and the Agent to do so in place of the Agent) of the Central Bank Rate Spreads for the five most immediately preceding RFR Banking Days for which the RFR is available.

Central Bank Rate Spread:

In relation to any RFR Banking Day, the difference (expressed as a percentage rate per annum) calculated by the Agent (or by any other Finance Party which agrees to do so in place of the Agent) of:

(a)         the RFR for that RFR Banking Day; and

(b)         the Central Bank Rate prevailing at close of business on that RFR Banking Day.

Credit Adjustment Spread:	Zero.

Daily Rate:	The “Daily Rate” for any RFR Banking Day is:

(a) the RFR for that RFR Banking Day; or

(b)         if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i)         the Central Bank Rate prevailing at close of business on that RFR Banking Day; and

(ii)         the applicable Central Bank Rate Adjustment; or

(c)        if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i)         the most recent Central Bank Rate for a day which is no more than 5 RFR Banking Days before that RFR Banking Day; and

(ii)         the applicable Central Bank Rate Adjustment,

rounded, in any case, to five decimal places and if, in any case, the aggregate of that rate and the applicable Credit Adjustment Spread is less than zero, the Daily Rate shall be deemed to be such a rate that the aggregate of the Daily Rate and the applicable Credit Adjustment Spread is zero.

Lookback Period:	Five RFR Banking Days.

Market Disruption Rate:	The percentage rate per annum which is the aggregate of: (a) the Cumulative Compounded RFR Rate for the Interest Period of the relevant Loan; and (b) the applicable Credit Adjustment Spread.

Relevant Market:	The Sterling wholesale market.

Reporting Day:	The day which is the Lookback Period prior to the last day of the Interest Period or, if that day is not a Business Day, the immediately following Business Day.

RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.

RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.

Published Rate Contingency Period:	30 days.

Interest Periods

Periods capable of selection as Interest Periods (paragraph (~~e~~d) of Clause 16.1 (Selection of Interest Periods)):	One, three or six Months.

Reporting Times

Deadline for Lenders to report market disruption in accordance with Clause 17.4 (Market Disruption)	Close of business in London on the Reporting Day for the relevant Loan.

Deadline for Lenders to report their cost of funds in accordance with Clause 17.5 (Cost of Funds)

Close of business on the date falling one Business Days after the Reporting Day for the relevant Loan (or, if earlier, on the date falling three Business Days before the date on which interest is due to be paid in respect of the Interest Period for that Loan).

Schedule 17

Daily Non‑Cumulative Compounded RFR Rate

The “Daily Non‑Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during an Interest Period for a Compounded Rate Loan is the percentage rate per annum (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;

“UCCDRi‑1” means in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Interest Period;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Interest Period is the result of the below calculation (without rounding, to the extent reasonably practicable for the Finance Party performing the calculation, taking into account the capabilities of any software used for that purpose):

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Interest Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to five decimal places) calculated as set out below:

where:

“do” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

“i” means a series of whole numbers from one to do, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei.LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” has the meaning given to that term above; and

“tni” has the meaning given to that term above.

Schedule 18

Cumulative Compounded RFR Rate

The “Cumulative Compounded RFR Rate” for any Interest Period for a Compounded Rate Loan is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Compounded Daily Rate” in Schedule 17 (Daily Non‑Cumulative Compounded RFR Rate)) calculated as set out below:

where:

“do” means the number of RFR Banking Days during the Interest Period;

“i” means a series of whole numbers from one to do, each representing the relevant RFR Banking Day in chronological order during the Interest Period;

“DailyRatei.LP” means, for any RFR Banking Day “i” during the Interest Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Days;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

“d” means the number of calendar days during that Interest Period.

Signatures

[not amended or restated from the original dated agreement]

~~The Parent~~

~~By: EXPRO GROUP HOLDINGS N.V.~~
~~/s/~~
~~Name: John McAlister Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Borrowers~~

~~By: EXPLORATION AND PRODUCTION SERVICES (HOLDINGS) LIMITED~~
~~/s/~~
~~Name: John McAlister Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Borrowers for and on behalf of EXPRO HOLDINGS US INC. by:~~
~~/s/~~
~~Name: Jordan La Raia Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors  By: EXPRO GROUP HOLDINGS N.V.~~

~~/s/~~
~~Name: John McAlister~~
~~Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: EXPRO LP B.V.~~	~~/s/ Name: Jacobus Schouten  Title: Authorised Signatory~~

~~/s/~~
~~Name: Erik Bert Ottens Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: EXPRO INTERNATIONAL B.V.~~

~~/s/~~
~~Name: Jacobus Schouten Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: EXPRO WORLDWIDE B.V.~~

~~/s/~~
~~Name: Jacobus Schouten Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: EXPLORATION AND PRODUCTION SERVICES (HOLDINGS) LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Director~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: EXPRO HOLDINGS UK 3 LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Director~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: EXPRO HOLDINGS UK 2 LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Director~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

 ~~The Original Guarantors~~

~~By: EXPRO HOLDINGS UK 4 LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Director~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: EXPRO RESOURCES LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Director~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: EXPRO EURASIA LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Director~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: EXPRO NORTH SEA LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Director~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: CTL UK HOLDCO LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Director~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: CTL UK PLEDGECO LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Director~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: CORETRAX TECHNOLOGY HOLDING COMPANY LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Director~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: FRANK’S INTERNATIONAL LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Director~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: CORETRAX TECHNOLOGY LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Director~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: CORETRAX GLOBAL LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Director~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: EXPRO HOLDINGS US INC.~~

~~/s/~~
~~Name: Jordan La Raia Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: EXPRO US HOLDINGS, LLC~~

~~/s/~~
~~Name: Jordan La Raia Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: EXPRO AMERICAS, LLC~~

~~/s/~~
~~Name: Jordan La Raia Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: PROFESSIONAL RENTAL TOOLS, LLC~~

~~/s/~~
~~Name: Jordan La Raia Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: FRANK’S INTERNATIONAL, LLC~~

~~/s/~~
~~Name: Jordan La Raia Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Guarantors~~

~~By: EXPRO GULF LIMITED~~

~~/s/~~
~~Name: John McAlister Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Issuing Bank~~

~~DNB Bank ASA, London Branch as Original Issuing Bank~~	~~/s/ Name: Kelly Sage Title: Authorised Signatory~~
~~/s/ Name: Craig Ramsay Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Coordinators~~

~~DNB (UK) Limited as Coordinator~~	~~/s/ Name: Kelly Sage Title: Authorised Signatory~~
~~/s/ Name: Craig Ramsay Title: Authorised Signatory~~

~~The Coordinators~~

~~HSBC UK Bank plc as Coordinator~~ 	~~/s/ Name: Scott Syme Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Arrangers~~

~~Citibank, N.A. London Branch as Arranger~~	~~/s/ Name: Ranjeet Kapur  Title: Authorised Signatory~~
~~/s/ Name: Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Arrangers~~

~~DNB (UK) Limited as Arranger~~	~~/s/ Name: Kelly Sage Title: Authorised Signatory~~

~~/s/ Name: Craig Ramsay Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Arrangers~~

~~HSBC UK Bank plc as Arranger~~	~~/s/ Name: Scott Syme Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Arrangers~~

~~The Royal Bank of Scotland plc  as Arranger~~	~~/s/ Name: David Amos Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Arrangers~~

~~Wells Fargo Bank, National Association as Arranger~~	~~/s/ Name: Justyn Thomas Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Lenders~~

~~Citibank, N.A. London Branch as Lender~~	~~/s/ Name: Ranjeet Kapur  Title: Authorised Signatory~~
~~/s/ Name: Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Lenders~~

~~DNB (UK) Limited as Lender~~	~~/s/ Name: Kelly Sage  Title: Authorised Signatory~~

~~/s/ Name: Craig Ramsay Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Original Lenders~~

~~HSBC UK Bank plc as Lender~~	~~/s/ Name: Scott Syme  Title: Authorised Signatory~~

~~The Original Lenders~~

~~The Royal Bank of Scotland plc  as Lender~~	~~/s/ Name: David Amos  Title: Authorised Signatory~~

~~The Original Lenders~~

~~Wells Fargo Bank, National Association as Lender~~	~~/s/ Name: Justyn Thomas  Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Ancillary Lender~~

~~HSBC UK Bank plc  as Lender~~	~~/s/ Name: Scott Syme  Title: Authorised Signatory~~

~~[Project Cicadas – Signature page to the Revolving Facility Agreement]~~

~~The Agent~~

~~DNB Bank ASA, London Branch~~	~~/s/ Name: Kelly Sage Title: Authorised Signatory~~
~~/s/ Name: Craig Ramsay Title: Authorised Signatory~~

[Project Cicadas – Signature page to the Revolving Facility Agreement]

~~The Security Agent~~

~~DNB Bank ASA, London Branch~~	~~/s/ Name: Kelly Sage Title: Authorised Signatory~~
~~/s/ Name: Craig Ramsay Title: Authorised Signatory~~

[Project Cicadas – Signature page to the Revolving Facility Agreement]

Signatures to the Amendment Letter

The Obligors' Agent

EXPRO HOLDINGS UK 3 LIMITED as Obligors’ Agent

By:     /s/ John McAlister

Name: John McAlister

Title: Director

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

DNB BANK ASA, LONDON BRANCH as Agent

By:     /s/ Kelly Kouros

Name: Kelly Kouros

Title: Authorised signatory

By:     /s/ Craig Ramsay

Name: Craig Ramsay

Title: Authorised signatory

DNB BANK ASA, LONDON BRANCH as Security Agent

By:     /s/ Kelly Kouros

Name: Kelly Kouros

Title: Authorised signatory

By:     /s/ Craig Ramsay

Name: Craig Ramsay

Title: Authorised signatory

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

Acknowledged and Agreed

EXPRO GROUP HOLDINGS N.V.

By:     /s/ John McAlister

Name: John McAlister

Title: Authorised signatory

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

EXPLORATION AND PRODUCTION SERVICES (HOLDINGS) LIMITED

By:     /s/ John McAlister

Name: John McAlister

Title: Director

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

EXPRO HOLDINGS UK 4 LIMITED

By:     /s/ John McAlister

Name: John McAlister

Title: Director

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

EXPRO RESOURCES LIMITED

By:     /s/ John McAlister

Name: John McAlister

Title: Director

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

EXPRO EURASIA LIMITED

By:     /s/ John McAlister

Name: John McAlister

Title: Director

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

EXPRO NORTH SEA LIMITED

By:     /s/ John McAlister

Name: John McAlister

Title: Director

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

FRANK’S INTERNATIONAL LIMITED

By:     /s/ John McAlister

Name: John McAlister

Title: Director

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

CORETRAX GLOBAL LIMITED

By:     /s/ John McAlister

Name: John McAlister

Title: Director

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

CORETRAX TECHNOLOGY LIMITED

By:     /s/ John McAlister

Name: John McAlister

Title: Director

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

EXPRO US HOLDINGS, LLC

By:     /s/ Josh Hancock

Name: Josh Hancock

Title: Vice President of Expro Partners, LLC, sole member of Expro US Holdings, LLC

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

EXPRO AMERICAS, LLC

By:     /s/ Leandro Sotero

Name: Leandro Sotero

Title: Treasurer

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

PROFESSIONAL RENTAL TOOLS, LLC

By:     /s/ Michael Bentham

Name: Michael Bentham

Title: Director

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

FRANK’S INTERNATIONAL, LLC

By:     /s/ Michael Bentham

Name: Michael Bentham

Title: Chief Financial Officer

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

EXPRO INTERNATIONAL B.V.

By:     /s/ Jacobus Schouten

Name: Jacobus Schouten

Title: Director

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

EXPRO WORLDWIDE B.V.

By:     /s/ Jacobus Schouten

Name: Jacobus Schouten

Title: Director

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

EXPRO LP B.V.

By:     /s/ Erik Ottens

Name: Erik Ottens

Title: Managing Director A

By:     /s/ Jacobus Schouten

Name: Jacobus Schouten

Title: Managing Director B

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

EXPRO GULF LIMITED

By:     /s/ John McAlister

Name: John McAlister

Title: Director

[Signature Page – Expro – Amendment Letter (RCF Upsize)]

EXPRO PARTNERS, LLC

By:     /s/ Josh Hancock

Name: Josh Hancock

Title: Vice President

[Signature Page – Expro – Amendment Letter (RCF Upsize)]